As filed with the Securities and Exchange Commission on January 19, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

flyExclusive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4522	86-1740840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
2860 Jetport Road
Kinston, North Carolina 28504
(252)
208-7715
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas James Segrave, Jr.
Chief Executive Officer and Chairman
2860 Jetport Road
Kinston, North Carolina 28504
(252)
208-7715
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Donald R. Reynolds, Esq.
Alexander M. Donaldson, Esq.
Shin Y. Song, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919)
781-4000
Approximate date of commencement of proposed offer to the public:
From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 19, 2024

flyExclusive, Inc.

5,805,544 SHARES OF CLASS A COMMON STOCK UNDERLYING OUR PUBLICLY TRADED WARRANTS

15,545,274 SHARES OF CLASS A COMMON STOCK BY THE SELLING STOCKHOLDERS

4,333,333 PRIVATE PLACEMENT WARRANTS BY THE SELLING STOCKHOLDERS

4,333,333 SHARES OF CLASS A COMMON STOCK UNDERLYING PRIVATE PLACEMENT WARRANTS BY THE SELLING STOCKHOLDERS

59,930,000 SHARES OF CLASS A COMMON STOCK UNDERLYING LGM COMMON UNITS BY THE SELLING STOCKHOLDERS

This prospectus relates to (A) the issuance by flyExclusive, Inc., a Delaware corporation (“flyExclusive,” the “Company,” “PubCo,” “we” or “us”), of up to an aggregate of shares of 5,805,544 Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon the exercise of our publicly traded warrants with an exercise price of $11.50 per share, and (b) the resale by the selling stockholders named in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) from time to time of (i) up to an aggregate of 15,545,274 outstanding shares of Class A Common Stock, (ii) 4,333,333 private placement warrants with an exercise price of $11.50 per share (the “private placement warrants”), (iii) up to an aggregate of 4,333,333 Class A Common Stock issuable upon the exercise of the private placement warrants, and (iv) up to an aggregate of 59,930,000 shares of Class A Common Stock issuable upon the exercise of LGM common units (the “LGM Common Units”).

On December 27, 2023, we completed the business combination (the “Business Combination”) contemplated by the Equity Purchase Agreement, dated as of October 17, 2022 (as amended on April 21, 2023, the “Equity Purchase Agreement”), by and among EG Acquisition Corp. (“EGA”), LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”) and the parent company of Exclusive Jets, LLC, the existing equityholders of LGM (the “Existing Equityholders”), EG Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Thomas James Segrave, Jr. (“Segrave”) in his capacity as Existing Equityholder Representative. Upon completion of the Business Combination, we issued on a private placement basis the 9,923,054 shares of Class A Common Stock and the LGM Common Units. The private placement warrants were issued by us on a private placement basis to the Sponsor simultaneously with the closing of our initial public offering on May 28, 2021 (the “IPO”). In connection with the IPO, we are obligated to issue and deliver, on a private placement basis and within five business days of the filing of the registration statement of which this prospectus constitutes a part 300,000 shares of Class A Common Stock to BTIG, LLC, the underwriter representative of the IPO, all of which are covered under this prospectus.

Segrave and Sponsor are subject to contractual lock-up restrictions that prohibit them from selling Class A Common Stock at this time. See the section entitled “Plan of Distribution.”

We will receive the proceeds from any exercise of the warrants for cash, but not from the resale by the Selling Stockholders of the shares of Class A Common Stock, the private placement warrants or the sale of the shares underlying the private placement warrants or the LGM Common Units.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock and the private placement warrants. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock and private placement warrants.

Our shares of Class A Common Stock are listed on The NYSE American LLC (“NYSE”) under the symbol “FLYX.” On January 18, 2024, the closing sale price per share of our Class A Common Stock was $6.62. Our public warrants are listed on NYSE under the symbol “FLYXWS.” On January 18, 2024, the closing sale price per warrant of our publicly traded warrants was $0.25.

Investing in our Securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, the following references in this prospectus mean:

•	“A&R Registration Rights Agreement” refers to the Amended and Restated Registration Rights Agreement by and between the Existing Holders and the New Holders.

•	“Bridge Note Lenders” refers to the lender parties to the Bridge Notes.

•	“Bridge Notes” refers to the senior subordinated convertible note, dated October 17, 2022, and Incremental Amendment, dated October 28, 2022, by and among LGM and the Bridge Note Lenders.

•	“BTIG” refers to BTIG, LLC, EGA’s financial advisor with respect to the Business Combination.
•	“Closing” refers to the closing of the Business Combination.

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“Contribution Amount” refers to the consideration EGA will contribute to LGM for the transactions set forth in the Equity Purchase Agreement, which consists of the amount held in the Trust Fund, less the amount of cash required to fund the EGA Stock Redemption, plus the aggregate proceeds received from any potential PIPE investment, plus the aggregate proceeds received by LGM on or about October 17, 2022 and October 28, 2022 from the funding of the Bridge Notes (which will be deemed to have been contributed by EGA to LGM), less the deferred underwriting commission payable to BTIG.

•	“Converted Shares” refers to the 5,624,000 shares of EGA Class A Common Stock issued in connection with the Conversion.

•

“Conversion” refers to Sponsor’s conversion of 5,624,000 of the 5,625,000 Founder Shares into shares of EGA Class A Common Stock, following the approval of the amendment to EGA’s organizational documents.

•	“EGA Class A Common Stock” refers to the outstanding shares of class A common stock, par value $0.0001 per share, of EGA.

•	“EGA Class B Common Stock” refers to the outstanding shares of class B common stock, par value $0.0001 per share, of EGA.

•	“EGA Common Stock” refers collectively to EGA Class A Common Stock and EGA Class B Common Stock.

•	“EGA Public Warrants” refers to EGA Warrants held by the public.

•	“EGA Stock Redemption” refers to the redemption of EGA Class A Common Stock held by eligible stockholders who elect to have their shares redeemed in connection with the Closing.

•	“EGA Warrant” refers to a warrant to purchase one whole share of EGA Class A Common Stock.

•

“Equity Purchase Agreement” refers to the equity purchase agreement, by and among EGA, LGM, the Existing Equityholders, Sponsor, and the Existing Equityholder Representative, as amended on April 21, 2023 and as it may be further amended and/or restated from time to time.

•	“Existing Equityholder Representative” refers to Thomas James Segrave, Jr.

•	“Existing Equityholders” refers to the existing equityholders of LGM.

•	“Existing Holders” refers to PubCo and Sponsor.

•	“Founder Shares” refer to the shares of EGA Class B Common Stock held by Sponsor.

•	“LGM Common Units” refers to the units of ownership interest in LGM which entitle the holder thereof to the distributions, allocations, and other rights set forth in the Operating Agreement.

•	“Lock-up Shares” refers to the shares of PubCo Common Stock owned by the Existing Equityholders that are subject to a one-year lock-up period pursuant to the Stockholders’ Agreement.

•	“New Holders” refers to the parties listed under “New Holders” on the signature page to the A&R Registration Rights Agreement.

•	“Public Stockholder” refers to a holder of EGA Class A Common Stock, other than the Converted Shares.

•	“TRA Holder Representative” refers to Segrave.

•	“Trust Account” refers to the account in which the Trust Fund is held.

•	“Trust Fund” refers to the trust fund established for the benefit of EGA stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus contains forward-looking statements. When contained in this prospectus, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	risks that the Business Combination disrupts our current plans and operations and potential difficulties in employee retention as a result of the Business Combination;

•	costs related to being a public company;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	limited liquidity and trading of our securities;

•	the outcome of any legal proceedings, including any legal proceedings related to the Equity Purchase Agreement or the Business Combination;

•	the ability to maintain the listing of our securities on the NYSE or any other national securities exchange;

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that the price of our securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industry in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and any changes in our capital structure;

•	the risks associated with our indebtedness including the Senior Note and its potential impact on our business and financial condition;

•	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

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the risk of downturns in the aviation industry, including due to increases in fuel costs including in light of the war in Ukraine, the Israel and Hamas conflict in Gaza and other global political and economic issues;

•	a changing regulatory landscape in the highly competitive aviation industry;

•	risks associated with the overall economy, including recent and expected future increases in interest rates and the potential for recession; and

•	other risks and uncertainties set forth under the section entitled “Risk Factors.”

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Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and might not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “flyExclusive,” the “Company,” “PubCo,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named EG Acquisition Corp., after giving effect to the Business Combination, and as renamed flyExclusive, Inc., and where appropriate, our consolidated subsidiaries, Exclusive Jets, LLC, Jetstream Aviation, LLC and LGM Enterprises, LLC.

Our Company

We are a premier owner/operator of private jet aircraft to provide jet passengers experiences dedicated to surpassing expectations for quality, convenience and safety. We are the fifth largest private jet operator in North America, based on 2022 flight hours. We are headquartered in Kinston, North Carolina with services provided across North America, the Caribbean, Central America, South America, and Europe. Our mission is to be the world’s most vertically integrated private aviation company, offering a full range of industry services.

On December 27, 2023 (the “Closing Date”), EG Acquisition Corp., a Delaware corporation (“EGA”), completed a business combination (the “Business Combination”) pursuant to that certain Equity Purchase Agreement, dated as of October 17, 2022 (as amended on April 21, 2023, the “Equity Purchase Agreement”), with LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”) and the parent company of Exclusive Jets, LLC d/b/a “flyExclusive” (“flyExclusive”), the existing equityholders of LGM (the “Existing Equityholders”), EG Sponsor LLC, a Delaware limited liability company (“Sponsor”) and Thomas James Segrave, Jr. (“Segrave”) in his capacity as Existing Equityholder Representative.

As a result of the Business Combination, our Company is organized in an umbrella partnership-C corporation (“Up-C”) structure in which substantially all of our operating assets are held by LGM, and our Company’s only assets are its equity interests in LGM. LGM is a North Carolina limited liability company. The members of LGM are EGA, Segrave and Segrave as custodian for his four children. The managing member of LGM is EGA. Pursuant to the Amendment and Restated Operating Agreement, dated December 27, 2023 (the “Operating Agreement”), by and among LGM, EGA and the other members of LGM, the business and affairs of LGM are managed by and under our Company’s direction. We have full, exclusive discretion to manage and control the business and affairs of LGM. No member of LGM, as such, other than our Company, will take part in the day-to-day management and operation of LGM.

Pursuant to the Operating Agreement, we may not transfer all or any part of our ownership interest in LGM without the consent of the other members of LGM holding at least a majority of the aggregate LGM Common Units then outstanding and held by such members. In addition, to the fullest extent permitted by law, the members of LGM are restricted from transferring all or any part of such member’s ownership interests in LGM without the prior written consent of our Company, which consent may be given or withheld in our sole discretion. However, members of LGM may transfer their shares to certain permitted persons.

Summary Risk Factors

Our business and securities are subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A Common Stock and result in a loss of all or a portion of your investment.

•	We might not be able to successfully implement our growth strategies;

•	We are exposed to the risk of a decrease in demand for private aviation services;

•	The loss of key personnel upon whom we depend on to operate our business or the inability to attract additional qualified personnel could adversely affect our business;

•	The supply of pilots to the airline industry is limited and may negatively affect our operations and financial condition;

•	Increases in our labor costs, which constitute a substantial portion of our total operating costs, may adversely affect our business, results of operations and financial condition;

•	Pilot attrition may negatively affect our operations and financial condition;

•	Significant reliance on third-party aircraft engine manufacturers and engine management companies poses risks to our owned and leased aircraft and operations;

•	We are exposed to operational disruptions due to maintenance;

•	Our transition to in-house maintenance, repair and overhaul activities could prove unsuccessful or impact key relationships;

•	Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations;

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We identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected;

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There can be no assurance that we will be able to comply with the continued listing standards of NYSE, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions;

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If securities or industry analysts do not publish or cease publishing research or reports about our Company, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline; and

•	Substantial future sales of our Class A Common Stock by the Selling Stockholders could cause the market price of our Class A Common Stock to decline.

Corporate Information

We were formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. As such, we were a blank check company. On December 27, 2023, we merged with LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”). LGM was formed on October 3, 2011. LGM became fully operational in April of 2015 upon the expiration of Segrave’s non-compete agreement with Delta Airlines. flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. Our subsidiary, Exclusive Jets, LLC, was formed as a limited liability company in North Carolina on June 4, 2013.

Our address is 2860 Jetport Road, Kinston, North Carolina 28504 and our telephone is (252) 208-7715.

Use of Proceeds

All of the shares of Class A Common Stock and private placement warrants that are being offered for resale by the Selling Stockholders will be sold for their respective accounts. As a result, all proceeds from such sales will go to the Selling Stockholders and we will not receive any proceeds from the resale of those shares of Class A Common Stock or private placement warrants by the Selling Stockholders.

We may receive up to a total of $116,597,086 in gross proceeds if all of the publicly traded warrants and private placement warrants are exercised hereunder for cash. However, as we are unable to predict the timing or amount of potential exercises of those warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis, and should a Selling Stockholder elect to exercise on a cashless basis we will not receive any proceeds upon the cashless exercise of a warrant.

We will incur all costs associated with this registration statement and prospectus.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Emerging Growth Company and Controlled Company

In April 2012, Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our audited financial statements might not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We have chosen to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We may remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,”

our annual gross revenue equals or exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” prior to the end of such five-year period.

By virtue of the combined voting power of the Existing Equityholders of more than 50% of the total voting power of the shares of our capital stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

We are relying on certain of these exemptions. As a result, we will not be required to have a compensation committee consisting entirely of independent directors and we will not be required to have a nominating/corporate governance committee that is composed entirely of independent directors. We may also rely on the other exemptions so long as we qualify as a “controlled company.” To the extent we rely on any of these exemptions, holders of our Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

The Offering

This prospectus relates to (A) the issuance of up to an aggregate of 5,805,544 Class A Common Stock, issuable upon the exercise of our publicly traded warrants, and (b) the resale by the Selling Stockholders from time to time of (i) up to an aggregate of 15,545,374 outstanding shares of Class A Common Stock, (ii) 4,333,333 private placement warrants, (iii) up to an aggregate of 4,333,333 Class A Common Stock issuable upon the exercise of the private placement warrants, and (iv) up to an aggregate of 59,930,000 shares of Class A Common Stock issuable upon the exercise of LGM Common Units.

If all of the warrants and LGM Common Units were to be exercised, the number of shares of Class A Common Stock outstanding would be:

Class A Common Stock offered by the selling stockholders	79,808,607
Class A Common Stock outstanding before the offering (1)	17,224,976
Class A Common Stock to be outstanding after the offering	87,293,853
Class A Common Stock NYSE Symbol	FLYX

(1)	Based on the number of shares outstanding as of December 31, 2023. Includes 15,545,274 shares of Class A Common Stock being offered by the Selling Stockholders in this offering.

Dividend Policy

We have never paid any cash dividends on our Class A Common Stock. The payment of cash dividends by us in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends will be within the discretion of our board of directors and the board of directors will consider whether or not to institute a dividend policy. The board of directors currently anticipates that we will retain all or our earnings, if any, for use in our business and operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the private commercial aviation industry. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our Class A Common Stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Industry

We might not be able to successfully implement our growth strategies.

Our growth strategies include, among other things, expanding our addressable market by opening up private aviation to non-members through our marketplace, expanding into new domestic and international markets and developing adjacent businesses. We face numerous challenges in implementing our growth strategies, including our ability to execute on market, business, product/service and geographic expansions. Our strategies for growth are dependent on, among other things, our ability to expand existing products and service offerings and launch new products and service offerings. Although we devote significant financial and other resources to the expansion of our products and service offerings, including increasing our access to available aircraft supply, these efforts might not be commercially successful or achieve the desired results. Our financial results and our ability to maintain or improve our competitive position will depend on our ability to effectively gauge the direction of our key marketplaces and successfully identify, develop, market and sell new or improved products and services in these changing marketplaces. Our inability to successfully implement our growth strategies could have a material adverse effect on our business, financial condition and results of operations and any assumptions underlying estimates of expected cost savings or expected revenues may be inaccurate.

Our operating results are expected to be difficult to predict based on a number of factors that also will affect our long-term performance.

We expect our operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our operating results might not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:

•	we may fail to successfully execute our business, marketing and other strategies;

•	we may experience the detrimental effects of the ongoing COVID-19 pandemic such as outbreaks of disease that affect travel behaviors;

•	we may be unable to attract new customers and/or retain existing customers;

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we may be unable to obtain the foreign authorizations and permits necessary to operate in some international markets, and we are limited by international cabotage laws from operating point-to-point within most countries, including the European Union and the United Kingdom;

•	we may be impacted by changes in consumer preferences, perceptions, spending patterns and demographic trends;

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we may require additional capital to finance strategic investments and operations, pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available or at reasonable prices and terms;

•	our historical growth rates might not be reflective of our future growth;

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our business and operating results may be significantly impacted by actual or potential changes to the international, national, regional and local economic, business and financial conditions, the health of the global private aviation industry and risks associated with our aviation assets including recession, inflation and higher interest rates;

•	litigation or investigations involving us could result in material settlements, fines or penalties and may adversely affect our business, financial condition and results of operations;

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existing or new adverse regulations or interpretations thereof applicable to our industry may restrict our ability to expand or to operate our business as we wish and may expose us to fines and other penalties;

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the occurrence of geopolitical events such as war, terrorism, civil unrest, political instability, environmental or climatic factors, natural disaster, pandemic or epidemic outbreak, public health crisis and general economic conditions may have an adverse effect on our business;

•	some of our potential losses might not be covered by insurance, and we may be unable to obtain or maintain adequate insurance coverage; and

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we are potentially subject to taxation-related risks in multiple jurisdictions, and changes in tax laws could have a material adverse effect on our business, cash flow, results of operations or financial condition.

In order to achieve our projected growth rate, we will require additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

To grow at the rate of our projections, we will need to acquire and pay for the additional aircraft we have on order, of which up to approximately 20% will become due for payment before the end of the first half of 2024. Our growth strategy assumes that we will raise sufficient capital to support our projections and provide the necessary working capital needed to grow per our projections. However, we currently do not have the available cash to provide us with adequate liquidity for the purchase of the additional aircraft. There is no assurance that we will be able to raise this additional capital or generate sufficient future cash flow to fund the purchases of these additional aircraft. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to add the number of planes needed under our projections, we might not achieve our projected growth rate.

Our ability to obtain necessary financing, whether in the form of equity, debt (asset-backed or otherwise) and/or hybrid financings, may be impaired by factors such as the health of and access to capital markets and our limited track record as a public company, and may be on terms that are unfavorable to us, if available at all. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

We might not be able to grow our complementary products and service offerings through opportunistic acquisitions or otherwise as part of our growth strategy. Any failure to adequately integrate future acquisitions into our business could have a material adverse effect on us.

From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our products and service offerings or technology, expand the breadth of our markets or customer base, or advance our business strategies. Any such transaction could be material to our business and could take any number of forms, including mergers, joint ventures and the purchase of equity interests. The consideration for such transactions may include, among other things, cash, common stock or our equity interests, and in conjunction with a transaction we might incur indebtedness. If we elect to pursue an acquisition, our ability to successfully implement such transaction would depend on a variety of factors. If we need to obtain any third parties’ consent prior to an acquisition, they may refuse to provide such consent or condition their consent on our compliance with additional restrictive covenants that limit our operating flexibility.

Acquisition transactions involve risks, including, but not limited to:

•	insufficient revenue to offset liabilities assumed;

•	inadequate return of capital;

•	regulatory or compliance issues, including securing and maintaining regulatory approvals;

•	unidentified issues not discovered in due diligence;

•	those associated with integrating the operations or (as applicable) separately maintaining the operations;

•	financial reporting;

•	managing geographically dispersed operations resulting from an acquisition;

•	the diversion of management’s attention from current operations;

•	potential unknown risks associated with an acquisition;

•	unanticipated expenses related to acquired businesses or technologies and their integration into our existing business or technology;

•	the potential loss of key employees, customers or partners of an acquired business; or

•	the tax effects of any such acquisitions.

We might not successfully integrate any future acquisitions and might not achieve anticipated revenue and cost benefits relating to any such transactions. Realizing the benefits of acquisitions depends in part on the integration of operations and personnel. If we do not complete an announced acquisition transaction or integrate an acquired business successfully and in a timely manner, we might not realize the benefits of the acquisition to the extent anticipated, and in certain circumstances an acquisition could harm our financial position. In addition, strategic transactions may be expensive, time consuming and may strain our resources. Such transactions might not be accretive to our earnings and may negatively impact our results of operations as a result of, among other things, the incurrence or assumption of indebtedness, or the impairment or write-off of goodwill and intangible assets. Furthermore, strategic transactions that we may pursue could result in dilutive issuances of equity securities. As a result of the risks inherent in such transactions, we cannot guarantee that any future transaction will be completed successfully or that it will ultimately result in the realization of our anticipated benefits or that it will not have a material adverse impact on our business, financial condition and results of operations. If we were to complete such an acquisition, investment or other strategic transaction, we may require debt financing that could result in significant indebtedness and debt service obligations.

We are exposed to the risk of a decrease in demand for private aviation services.

If demand for private aviation services were to decrease, this could result in slower jet club growth, members declining to renew their memberships and reduced interest in the fractional and partnership programs, all of which could have a material adverse effect on our business, financial condition and results of operations. In addition, our customers may consider private air travel through our products and services to be a luxury item, especially when compared to commercial air travel. As a result, any general downturn in economic, business and financial conditions which has an adverse effect on our customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than our products and services. In addition, in cases where significant hours of private flight are needed, many of the companies and high-net-worth individuals to whom we provide products and services have the financial ability to purchase their own aircraft or operate their own corporate flight department should they elect to do so.

The private aviation industry is subject to competition.

Many of the markets in which we operate are competitive as a result of the expansion of existing private aircraft operators, expanding private aircraft ownership and alternatives such as luxury commercial airline service. We compete against a number of private aviation operators with different business models, and local and regional private operators. Factors that affect competition in our industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions and investment requirements. There can be no assurance that our competitors will not be successful in capturing a share of our present or potential customer base. The materialization of any of these risks could adversely affect our business, financial condition and results of operations.

The outbreak and global spread of COVID-19 has adversely impacted certain aspects of our business. The duration, severity and persistence of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, including financial condition and liquidity.

The COVID-19 outbreak, along with the measures governments and private organizations worldwide implemented in an attempt to contain the spread of this pandemic, resulted in an overall decline in demand for air travel, which decline was severe in late spring and early summer of 2020. In response to the pandemic, we implemented certain initiatives and safety measures to limit the spread of COVID-19. Such initiatives and measures resulted in increased costs to our business and while the recent abatement of the COVID-19 pandemic has allowed us to return to substantially pre-pandemic operations, outbreaks of variants of COVID-19 in the future could require us to re-implement such initiatives and safety measures.

Outbreaks of variants of COVID-19 have also disrupted our operations and accentuated other risks to our business, such as the availability of qualified flight personnel see“—The loss of key personnel upon whom we depend on to operate our business or the inability to attract additional qualified personnel could adversely affect our business” and reliance on our third-party service providers see “—Significant reliance on certain third- party aircraft engine manufacturers and engine management companies poses risks to our owned and leased aircraft and operations.” Such an outbreak of COVID-19 or similar disease could result in significant downtime of our aircraft and result in material and adverse effects on our business, operating results, financial condition and liquidity.

In response to the sharp decline in private air travel during late spring and early summer 2020, we availed ourselves of governmental assistance under the CARES Act, see “—We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act” and implemented certain cost saving initiatives, including offering voluntary furloughs to our employees, implementing a mandatory reduction in all work schedules and delaying certain previously planned initiatives and internal investments. While the severity, magnitude and duration of the COVID-19 pandemic remain uncertain, there can be no assurance that these actions will be sufficient and that other similar measures might not be required during the pendency of the COVID-19 pandemic or future outbreaks of variants of COVID-19.

In response to the COVID-19 pandemic, federal, state and local government authorities implemented directives, orders and regulations intended to mitigate the spread of COVID-19, and in response, we have modified our practices, policies and procedures, as appropriate. For example, for a period of time, we used a sanitizer specifically developed for the aviation industry to clean our aircraft. We instituted a vaccination policy for our employees, including a frequently asked questions guide to proactively respond to employees regarding the policy. In addition, COVID-19 and related restrictions may have a material and adverse impact on other aspects of our business, including enhanced risk of delays or defaults in payments by customers, delays and difficulties in completing maintenance work on certain aircraft and delays or shortages in our supply chain.

The full extent of the ongoing impact of COVID-19 on our future operational and financial performance will depend on future developments, many of which are outside our control, including the severity, magnitude, duration and spread of COVID-19, including any recurrence of the pandemic, and related travel advisories, restrictions and future government action, all of which are highly uncertain and cannot be predicted. At this time, we are also not able to predict whether the COVID-19 pandemic will result in long-term changes to business practices and consumer behavior, with such changes including but not limited to a long-term reduction in travel as a result of increased usage of “virtual” and “teleconferencing” products or a general reluctance to travel by consumers.

In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could adversely impact our business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.

We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act.

flyExclusive applied for government assistance under the Payroll Support Program (“PSP”) maintained and administered by the U.S. Department of Treasury (“Treasury”) as directed by the CARES Act and was awarded a total of $16.34 million to support ongoing operations, all of which has been received and subsequently deployed. In addition, Sky Night, LLC (“Sky Night”) had separately applied for assistance under the PSP, and was awarded an aggregate of $0.74 million, all of which has been received and subsequently deployed. The PSP awards are governed by the terms and conditions of the CARES Act and three consecutive Payroll Support Program Agreements (“PSAs”) with the Treasury. Neither we, nor Sky Night, were required to issue equity or other form of security to the Treasury in connection with such awards.

While we believe that we are fully compliant with all requirements of the CARES Act and the PSAs, including the requirement to use the awards only for payment of certain employment costs (i.e. wages, salaries and benefits), if we were found to be not in compliance with such requirements, the Treasury has sole discretion to impose any remedy it deems appropriate, including requiring full repayment of the awards with appropriate interest. The imposition of any such remedy could have a material and adverse effect on our financial condition.

Between April 2020 and May 2021, each of LGM, flyExclusive and Sky Night also received loans (the “PPP Loans”) from two lenders under the Paycheck Protection Program (“PPP”). The PPP Loans are subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration (“SBA”) under the CARES Act, which is subject to revisions and changes by the SBA and Congress. The PPP Loans have all been forgiven by the SBA. We believe that we satisfied all eligibility criteria for the PPP Loan, and that each of LGM’s, flyExclusive’s and Sky Night’s receipt of the PPP Loan was consistent with the broad objectives of the PPP of the CARES Act. The SBA has up to six years after the date of forgiveness of a certain PPP Loan to pursue an audit of such loan. Given that flyExclusive received more than $2.0 million under its PPP Loans, it is likely that it will be subject to an SBA audit. If, despite our good-faith belief that each of LGM, flyExclusive and Sky Night satisfied all eligibility requirements for the PPP Loans, any of the PPP Loans are later determined to have violated any of the applicable laws or governmental regulations related to the PPP Loans or it is otherwise determined that LGM, flyExclusive and/or Sky Night was ineligible to receive the PPP Loans, we could be subject to civil, criminal and administrative penalties or adverse publicity. Any such events could consume significant financial and management resources and could have a material adverse effect on our business, results of operations and financial condition.

The loss of key personnel upon whom we depend on to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel, particularly our founder and Chief Executive Officer, Segrave, and our Interim Chief Financial Officer, Billy Barnard. We compete against commercial and private aviation operators, including the major U.S. airlines for pilots, mechanics and other skilled labor and some of the airlines may offer wage and benefit packages which exceed ours. As we grow our fleet and/or more pilots approach retirement age, we may be affected by a pilot shortage. See “— Pilot attrition may negatively affect our operations and financial condition.” We might not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

The supply of pilots to the airline industry is limited and may negatively affect our operations and financial condition. Increases in our labor costs, which constitute a substantial portion of our total operating costs, may adversely affect our business, results of operations and financial condition.

Our pilots are subject to stringent pilot qualification and crew member flight training standards (“FAA Qualification Standards”), which among other things require minimum flight time for pilots and mandate strict rules to minimize pilot fatigue. The existence of such requirements effectively limits the supply of qualified pilot candidates and increases pilot salaries and related labor costs. A shortage of pilots would require us to further increase our labor costs, which would result in a material reduction in our earnings. Such requirements also impact pilot scheduling, work hours and the number of pilots required to be employed for our operations.

In addition, we are in the process of transitioning the majority of our pilot-training in-house and our operations and financial condition may be negatively impacted if we are unable to train pilots in a timely manner. Due to an industry-wide shortage of qualified pilots, driven by the flight hours requirements under the FAA Qualification Standards and attrition resulting from the hiring needs of other industry participants, pilot training timelines have significantly increased and stressed the availability of flight simulators, instructors and related training equipment. Future changes to FAA regulations and requirements could also prohibit or materially restrict our ability to train pilots in-house. As a result of the foregoing, the training of our pilots might not be accomplished in a cost-efficient manner or in a manner timely enough to support our operational needs.

Due to the flexibility on the types of aircraft and routes we offer, we might not have access to a qualified pilot at the departure location for a particular flight. We rely on commercial airlines to fly our pilots to the departure location when our pilots come onto a work rotation or when there is a grounded aircraft or other maintenance event where there is a need for a pilot to switch planes. Any disruption to such commercial airline activity may cause us to delay or cancel a flight and could adversely affect our reputation, business, results of operation and financial condition. Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; any of which could have a material adverse effect on our business, results of operations and financial condition.

Pilot attrition may negatively affect our operations and financial condition.

In recent years, we have experienced significant volatility in our attrition, including volatility resulting from training delays, pilot wage and bonus increases at other industry participants and the growth of cargo, low-cost and ultra-low-cost airlines. In prior periods, these factors, at times, caused our pilot attrition rates to be higher than our ability to hire and retain replacement pilots. If our attrition rates are higher than our ability to hire and retain replacement pilots, our operations and financial results could be materially and adversely affected.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs and the unionization of our pilots, maintenance workers and inflight crewmembers could result in increased labor costs.

Our business is labor intensive and while our employees, particularly our pilots and our maintenance workers, are not currently represented by labor unions, we may, in the future, experience union organizing activities of our pilots, maintenance workers or other crewmembers. Such union organization activities could lead to work slowdowns or stoppages, which could result in loss of business. In addition, union activity could result in demands that may increase our operating expenses and adversely affect our business, financial condition, results of operations and competitive position. Any of the different groups or classes of our crewmembers could unionize at any time, which would require us to negotiate in good faith with the crew member group’s certified representative concerning a collective bargaining agreement. In addition, we may be subject to disruptions by unions protesting the non-union status of our other crewmembers. Any of these events would be disruptive to our operations and could harm our business.

We may never realize the full value of our intangible assets or our long-lived assets, causing us to record impairments that may materially adversely affect our financial conditions and results of operations.

In accordance with applicable accounting standards, we are required to test our indefinite-lived intangible assets for impairment on an annual basis, or more frequently where there is an indication of impairment. In addition, we are required to test certain of our other assets for impairment where there is any indication that an asset may be impaired, such as our market capitalization being less than the book value of our equity.

We may be required to recognize losses in the future due to, among other factors, extreme fuel price volatility, tight credit markets, government regulatory changes, decline in the fair values of certain tangible or intangible assets, such as aircraft, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties.

We can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period. The value of our aircraft could also be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from the grounding of aircraft. See also “— The residual value of our aircraft may be less than estimated in our depreciation policies.”

An impairment loss could have a material adverse effect on our financial condition and operating results.

The residual value of our aircraft may be less than estimated in our depreciation policies.

As of September 30, 2023, we had $267.6 million of property and equipment and related assets, net of accumulated depreciation, of which $235.6 million relates to aircraft. In accounting for these long-lived assets, we make estimates about the expected useful lives of the assets, the expected residual values of certain of these assets, and the potential for impairment based on the fair value of the assets and the cash flows they generate. Factors indicating potential impairment include, but are not limited to, significant decreases in the market value of the long-lived assets, a significant change in the condition of the long-lived assets and operating cash flow losses associated with the use of the long-lived assets. In the event the estimated residual value of any of our aircraft types is determined to be lower than the residual value assumptions used in our depreciation policies, the applicable aircraft type in our fleet may be impaired and may result in a material reduction in the book value of applicable aircraft types we operate or we may need to prospectively modify our depreciation policies. An impairment on any of the aircraft types we operate or an increased level of depreciation expense resulting from a change to our depreciation policies could result in a material negative impact to our financial results.

Significant reliance on Textron aircraft and spare parts poses risks to our business and prospects.

As part of our business strategy, we have historically flown primarily Textron Aviation (“Textron”) and Gulfstream Aerospace (“Gulfstream”) aircraft. A majority of the aircraft we currently operate are the product of those two manufacturers. We have negotiated preferred rates with Textron for line maintenance services, certain component repair services and to purchase and exchange parts. Parts and services from Gulfstream and Textron are subject to their product and workmanship warranties. If either Gulfstream or Textron fails to adequately fulfill its obligations towards us or experiences interruptions or disruptions in production or provision of services due to, for example, bankruptcy, natural disasters, labor strikes or disruption of its supply chain, we may experience a significant delay in the delivery of or fail to receive previously ordered aircraft and parts, which would adversely affect our revenue and results of operations and could jeopardize our ability to meet the demands of our program participants. Although we could choose to operate aircraft of other manufacturers or increase our reliance on third-party operators, such a change would involve substantial expense to us and could disrupt our business activities.

Significant reliance on certain third-party aircraft engine manufacturers and engine management companies poses risks to our owned and leased aircraft and operations.

As part of our business strategy, we have historically relied on Pratt & Whitney Canada, Corp. (“Pratt & Whitney”), Williams International (“Williams”) and Rolls-Royce plc (“Rolls-Royce”) aircraft engines to power substantially all of our owned and leased aircraft. If any of Pratt &Whitney, Williams or Rolls-Royce fail to adequately fulfill their obligations towards us or experience interruptions or disruptions in production or provision of services due to, for example, bankruptcy, natural disasters, labor strikes or disruption of its supply chain, we may experience a significant delay in the delivery of or fail to receive previously ordered aircraft engines and parts, which would adversely affect our revenue and profitability and could jeopardize our ability to meet the demands of our program participants.

We have entered into engine program agreements with various third-party providers, including Jet Support Services, Inc., Pratt & Whitney, Rolls-Royce, Textron and Williams, whom we rely on to provide engine related maintenance and services. If such third-party providers terminate their contracts with us, do not provide timely or consistently high-quality service or increase pricing to terms we do not believe to be reasonable, we might not be able to replace them in a cost-efficient manner or in a manner timely enough to support our operational needs, which could have a material adverse effect on our business, financial condition and results of operations.

We may incur substantial maintenance costs as part of our leased aircraft return obligations.

Our aircraft lease agreements may contain provisions that require us to return aircraft airframes and engines to the lessor in a specified condition or pay an amount to the lessor based on the actual return condition of the equipment. These lease return costs are recorded in the period in which they are incurred. Any unexpected increase in maintenance return costs may negatively impact our financial position and results of operations.

We are exposed to operational disruptions due to maintenance.

Our fleet requires regular maintenance work, which may cause operational disruption. Our inability to perform timely maintenance and repairs can result in our aircraft being underutilized which could have an adverse impact on our business, financial condition and results of operations. On occasion, airframe manufacturers and/or regulatory authorities require mandatory or recommended modifications to be made across a particular fleet which may mean having to ground a particular type of aircraft. This may cause operational disruption to and impose significant costs on us. Furthermore, our operations in remote locations, where delivery of components and parts could take a significant period of time, could result in delays in our ability to maintain and repair our aircraft. We often rely on commercial airlines to deliver such components and parts. Any such delays may pose a risk to our business, financial condition and results of operations. See “— Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; any of which could have a material adverse effect on our business, results of operations and financial condition.” Moreover, as our aircraft base increases and our fleet ages, our maintenance costs could potentially increase. Additionally, certain parts may no longer be produced and adversely affect our ability to perform necessary repairs.

Our transition to in-house maintenance, repair and overhaul activities could prove unsuccessful or impact key relationships.

We entered the Maintenance, Repair, and Overhaul (“MRO”) business in the second quarter of 2021 with the opening of our electrostatic painting and coating facility. Subsequently, in the third quarter of 2021, we officially launched the MRO operation, offering a complete line of interior and exterior refurbishment services to third-party aircraft in addition to maintaining our own fleet. We began installing avionics in our mid-size fleet in the second quarter 2022. In October of 2022, we opened a new 48,000 square foot hangar dedicated to our growing MRO division. We plan to add additional facilities at our headquarters location in Kinston, North Carolina, and potentially other geographical locations in the future, to complement our growing MRO operations.

We may be unsuccessful in such MRO efforts, which could have an adverse effect on our future business and results of operations. Additionally, the successful execution of our MRO strategy could adversely affect our relationships with vendors historically providing MRO services to us, from whom we expect to continue to require maintenance and other services. In addition, performing such services in-house would internalize the risks and potential liability for the performance of such MRO services. If maintenance is not performed properly this may lead to significant damage to aircraft, loss of life, negative publicity and legal claims against us.

Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations.

Fuel is essential to the operation of our aircraft and to our ability to carry out our transport services. Fuel costs are a significant component of our operating expenses. A significant increase in fuel costs may negatively impact our revenue, operating expenses and results of operations. The majority of our contractual service obligations allow for rate adjustments to account for changes in fuel prices. Our jet club and guaranteed revenue (“GRP”) programs generally adjust incrementally on a sliding scale based on changes in jet fuel prices. Wholesale rates are non-contractual, so rates are adjusted on an ad-hoc basis. Given our contractual ability to pass on increased fuel costs, in whole or in part, to certain of our customers and mitigate the risk with others, we do not maintain hedging arrangements for the price of fuel. However, increased fuel surcharges may affect our revenue and retention if a prolonged period of high fuel costs occurs. Additionally, participants in the most recent version of our jet club agreement introduced on June 20, 2023 are subject to fixed rates for the first 12 months of the program. A significant increase in fuel costs could have a material adverse effect on our business, financial condition and results of operations in the interim until we are able to make such jet fuel rate adjustments.

In addition, potential increased environmental regulations that might require new fuel sources (e.g., sustainable aircraft fuel) could lead to increased costs. To the extent there is a significant increase in fuel costs that affects the amount our customers choose to fly with us, it may have a material adverse effect on our business, financial condition and results of operations.

Our insurance may become too difficult or expensive to obtain. If we are unable to maintain sufficient insurance coverage, it may materially and adversely impact our results of operations and financial position.

Hazards are inherent in the aviation industry and may result in loss of life and property, potentially exposing us to substantial liability claims arising from the operation of aircraft. We carry insurance for aviation hull, aviation liability, premises, hangar keepers, product, war risk, general liability, workers compensation, and other insurance customary in the industry in which we operate. Insurance underwriters are required by various federal and state regulations to maintain minimum levels of reserves for known and expected claims. However, there can be no assurance that underwriters have established adequate reserves to fund existing and future claims. The number of accidents, as well as the number of insured losses within the aviation and aerospace industries, and the impact of general economic conditions on underwriters may result in increases in premiums above the rate of inflation. To the extent that our existing insurance carriers are unable or unwilling to provide us with sufficient insurance coverage, and if insurance coverage is not available from another source (for example, a government entity), our insurance costs may increase and may result in our being in breach of regulatory requirements or contractual arrangements requiring that specific insurance be maintained, which may have a material adverse effect on our business, financial condition and results of operations.

Our self-insurance programs may expose us to significant and unexpected costs and losses.

Since April 1, 2022, we have maintained employee health insurance coverage on a self-insured basis. We do maintain stop loss coverage which sets a limit on our liability for both individual and aggregate claim costs. Prior to April 1, 2022, we maintained such coverage on a fully insured basis. We record a liability for our estimated cost of claims incurred and unpaid as of each balance sheet date. Our estimated liability is recorded on an undiscounted basis and includes a number of significant assumptions and factors, including historical trends, expected costs per claim, actuarial assumptions and current economic conditions. Our history of claims activity for all lines of coverage has been and will be closely monitored, and liabilities will be adjusted as warranted based on changing circumstances. It is possible, however, that our actual liabilities may exceed our estimates of loss. We may also experience an unexpectedly large number of claims that result in costs or liabilities in excess of our projections, and therefore we may be required to record additional expenses. For these and other reasons, our self-insurance reserves could prove to be inadequate, resulting in liabilities in excess of our available insurance and self-insurance. If a successful claim is made against us and is not covered by our insurance or exceeds our policy limits, our business may be negatively and materially impacted.

If our efforts to continue to build our strong brand identity and improve member satisfaction and loyalty are not successful, we might not be able to attract or retain customers, and our operating results may be adversely affected.

We must continue to build and maintain strong brand identity for our products and services, which have expanded over time. We believe that strong brand identity will continue to be important in attracting customers.

If our efforts to promote and maintain our brand are not successful, our operating results and our ability to attract members and other customers may be adversely affected. From time to time, our members and other customers may express dissatisfaction with our products and service offerings, in part due to factors that could be outside of our control, such as the timing and availability of aircraft and service interruptions driven by prevailing political, regulatory or natural conditions. To the extent dissatisfaction with our products and services is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain customers may be adversely affected. In connection with any expansion into additional markets, we will also need to establish our brand and to the extent we are not successful, our business in such new markets would be adversely impacted.

Any failure to offer high-quality customer support may harm our relationships with our customers and could adversely affect our reputation, brand, business, financial condition and results of operations.

Through our marketing, advertising, and communications with our customers, we set the tone for our brand as one based on a high-quality of customer service and we strive to create high levels of customer satisfaction through the experience provided by our team and representatives. The ease and reliability of our offerings, including our ability to provide high-quality customer support, helps us attract and retain customers. Customers depend on our services team to resolve any issues relating to our products and services, such as scheduling changes and other updates to trip details and assistance with certain billing matters. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain skilled employees who can support our customers and are sufficiently knowledgeable about our product and services. As we continue to grow our business and improve our platform, we will face challenges related to providing quality support at an increased scale. Any failure to provide efficient customer support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, brand, business, financial condition and results of operations.

A delay or failure to identify and devise, invest in and implement certain important technology, business and other initiatives could have a material impact on our business, financial condition and results of operations.

In order to operate our business, achieve our goals, and remain competitive, we continuously seek to identify and devise, invest in, implement and pursue technology, business and other important initiatives, such as those relating to aircraft fleet structuring, MRO operations, business processes, information technology, initiatives seeking to ensure high quality service experience and others.

Our business and the aircraft we maintain and operate are characterized by changing technology, introductions and enhancements of models of aircraft and services and shifting customer demands, including technology preferences. Our future growth and financial performance will depend in part upon our ability to develop, market and integrate new services and to accommodate the latest technological advances and customer preferences. In addition, the introduction of new technologies or services that compete with our product and services could result in our revenues decreasing over time. If we are unable to upgrade our operations or fleet with the latest technological advances in a timely manner, or at all, our business, financial condition and results of operations could be negatively impacted.

We rely on third-party internet, mobile, and other products and services to deliver our mobile and web applications and flight management system offerings, and any disruption of, or interference with, our use of those services could adversely affect our business, financial condition, results of operations and customers.

Our customer-facing technology platform’s continuing and uninterrupted performance is critical to our success. That platform is dependent on the performance and reliability of internet, mobile and other infrastructure services that are not under our control. For example, we currently host our platform, including our mobile and web-based applications, and support our operations using a third-party provider of cloud infrastructure services. While we have engaged reputable vendors to provide these products or services, we do not have control over the operations of the facilities or systems used by our third-party providers. These facilities and systems may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, human error, terrorist attacks, power outages, pandemics and similar events or acts of misconduct. In addition, any changes in one of our third- party service provider’s service levels may adversely affect our ability to meet the requirements of our customers or needs of our employees.

We have experienced, and expect that in the future our systems will experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions, capacity constraints or external factors beyond our control. While we are in the process of developing reasonable backup and disaster recovery plans, until such plans are finalized, we may be particularly vulnerable to such disruptions. Sustained or repeated system failures would reduce the attractiveness of our offerings and could disrupt our customers’, suppliers’, third-party vendors and aircraft providers’ businesses. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand our products and service offerings. Any negative publicity or user dissatisfaction arising from these disruptions could harm our reputation and brand, may adversely affect the usage of our offerings, and could harm our business, financial condition and results of operation.

We rely on third parties maintaining open marketplaces to distribute our mobile and web applications and to provide the software we use in certain of our products and offerings. If such third parties interfere with the distribution of our products or offerings, with our use of such software, or with the interoperability of our platform with such software, our business would be adversely affected.

Our platform’s mobile applications rely on third parties maintaining open marketplaces, including the Apple App Store and Google Play, which make applications available for download. There can be no assurance that the marketplaces through which we distribute our applications will maintain their current structures or that such marketplaces will not charge us fees to list our applications for download.

We rely upon certain third-party software and integrations with certain third-party applications, including Salesforce.com, Amazon and Microsoft and others, to provide our platform and products and service offerings. As our offerings expand and evolve, we may use additional third-party software or have an increasing number of integrations with other third-party applications, software, products and services. Third-party applications, software, products and services are constantly evolving, and we might not be able to maintain or modify our platform, including our mobile and web-based applications, to ensure its compatibility with third-party offerings following development changes. Moreover, some of our competitors or technology partners may take actions which disrupt the interoperability of our offerings with their own products or services, or exert strong business influence on our ability to operate our platform and provide our products and service offerings to customers.

In addition, if any of our third-party providers cease to provide access to the third-party software that we use, do not provide access to such software on terms that we believe to be attractive or reasonable, do not provide us with the most current version of such software, modify their products, standards or terms of use in a manner that degrades the functionality or performance of our platform or is otherwise unsatisfactory to us or gives preferential treatment to competitive products or services, we may be required to seek comparable software from other sources, which may be more expensive and/or inferior, or might not be available at all. Any of these events could adversely affect our business, financial condition and results of operations.

We may incur increased costs to comply with privacy and data protection laws, regulations, and industry standards and, to the extent we fail to comply, we could be subject to government enforcement actions, private claims and litigation, and adverse publicity.

As part of our day-to-day business operations and the services we provide, including through our website and mobile application, we receive, collect, store, process, transmit, share, and use various kinds of personal information pertaining to our employees, members and other travelers, aircraft owners and buyers, and business partners. A variety of federal, state, local, and foreign laws, regulations, and industry standards apply, or could in the future apply as our business grows and expands, to our processing of that information. The California Consumer Privacy Act of 2018, for example, requires covered companies that process personal information about California residents to make specific disclosures about their data collection, use, and sharing practices, and to allow consumers to opt out of certain types of data sharing with third parties, among other obligations. We are required to comply with the Payment Card Industry Data Security Standard (“PCI DSS”), a set of technical and operating requirements issued by payment card brands designed to protect cardholder data because we accept debit and credit cards for payment.

These laws, regulations, and industry standards are continually evolving and are subject to potentially differing interpretations, including as to their scope and applicability to our business. The interpretation of these laws, regulations, and standards can be uncertain, and they may be applied inconsistently from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices might not have complied or might not comply in the future with all such laws, regulations, and industry standards.

Compliance with current and future privacy and data protection laws, regulations, and industry standards can be costly and time-consuming, and may necessitate changes to our business practices with respect to the collection, use, and disclosure of personal information, which may adversely affect our business and financial condition. Any failure, or perceived failure, by us to comply with these laws, regulations, and industry standards could have a materially adverse impact to our reputation and brand, and may result in government investigations and enforcement actions, as well as claims for damages and other forms of relief by affected individuals, business partners, and other third parties. Any such investigations, enforcement actions, or claims could require us to change our operations, incur substantial costs and expenses in an effort to comply, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors, result in the imposition of monetary penalties, and otherwise adversely affect our business, financial condition, and results of operations.

Any failure to maintain the security of personal or other confidential information that is stored in our information technology systems or by third parties on our behalf, whether as the result of cybersecurity breaches or otherwise, could damage our reputation, result in litigation or other legal actions against us, cause us to incur substantial additional costs, and materially adversely affect our business and operating results.

Our information technology systems, and those of our third-party service providers and business partners, contain personal financial and other sensitive information relating to our customers, employees, and other parties, as well as proprietary and other confidential information related to our business. Attacks against these systems, including but not limited to ransomware, malware, and phishing attacks, create a risk of data breaches and other cybersecurity incidents. Some of our systems and third-party service providers’ systems have experienced security incidents or breaches, and although those incidents did not have a material adverse effect on our operating results, there can be no assurance of a similar result in the future.

Any compromise of our information systems or of those of businesses with which we interact that results in personal information or other confidential information being accessed, obtained, damaged, disclosed, destroyed, modified, lost, or used by unauthorized persons could harm our reputation and expose us to regulatory actions, customer attrition, remediation expenses, and claims from customers, employees, and other persons. Moreover, a security compromise could require us to devote significant management resources to address the problems created by the issue and to expend significant additional resources to upgrade our security measures, and could result in a disruption of our operations. To the extent a cybersecurity breach or other data security incident affects payment card information that we maintain, or we otherwise fail to comply with PCI DSS, we could also be subject to costly fines or additional fees from the payment card brands whose cards we accept or could lose the ability to accept those payment cards, which could have a material adverse effect on our business, financial condition, and results of operations.

Privacy and data protection laws can also impose liability for security and privacy breaches that affect personal information we maintain. Among other obligations, breaches affecting personal information may trigger obligations under federal and state laws to notify affected individuals, government agencies, and the media. Such breaches could also subject us to fines, sanctions, and other legal liability and harm our reputation.

Our obligations in connection with our indebtedness and other contractual obligations could impair our liquidity and thereby harm our business, results of operations and financial condition.

We have significant long-term lease obligations primarily relating to our aircraft fleet. On September 30, 2023, we had 43 aircraft under operating leases, with an average remaining lease term of approximately 3.01 years. As of September 30, 2023, future minimum lease payments due under all long-term operating leases were approximately $63.8 million. Additionally, in connection with 26 aircraft leases, third parties have been granted a put option, which, if exercised, requires us to purchase the leased aircraft at the end of the lease term based on a pre-determined exercise price. As of September 30, 2023, we were subject to up to $80.5 million in future aggregate contractual put obligations. Our ability to pay our contractual obligations will depend on our operating performance, cash flow and our ability to secure adequate financing, which will in turn depend on, among other things, the success of our current business strategy, U.S. and global economic conditions, the availability and cost of financing, as well as general economic and political conditions and other factors that are generally beyond our control.

Additionally, as of September 30, 2023, we had approximately $222.9 million in total long-term debt outstanding. The majority of our long-term debt was incurred in connection with the acquisition of aircraft. During the six months ended September 30, 2023, our principal payments of long-term debt totaled $32.5 million.

Although our cash flows from operations and our available capital, including the proceeds from financing transactions, have been sufficient to meet our obligations and commitments to date, our liquidity has been, and may in the future be, negatively affected by the risk factors discussed herein. If our liquidity is materially diminished, our cash flow available to fund working capital requirements, capital expenditures and business development efforts may be materially and adversely affected.

Our existing indebtedness, potential for a non-investment grade credit ratings and the availability of our assets as collateral for future loans or other indebtedness, which available collateral would be reduced under other future liquidity-raising transactions, may make it difficult for us to raise additional capital if we are required to meet our liquidity needs on acceptable terms, or at all.

We cannot be assured that our operations will generate sufficient cash flow to make any required payments, or that we will be able to obtain financing to make capital expenditures that we believe are necessary to fulfill our strategic directives. The amount of our fixed obligations could have a material adverse effect on our business, results of operations and financial condition.

Our ability to obtain financing or access capital markets may be limited.

There are a number of factors that may limit our ability to raise financing or access capital markets in the future, including future debt and future contractual obligations, our liquidity and credit status, our operating cash flows, the market conditions in the aviation industry, U.S. and global economic conditions, the general state of the capital markets and the financial position of the major providers of aircraft and other aviation industry financing. We cannot assure you that we will be able to source external financing for our capital needs, and if we are unable to source financing on acceptable terms, or unable to source financing at all, our business could be materially adversely affected. To the extent we finance our activities with debt, we may become subject to financial and other covenants that may restrict our ability to pursue our business strategy or otherwise constrain our growth and operations.

We face a concentration of credit risk.

We maintain our cash and cash equivalent balances at financial or other intermediary institutions. The combined account balances at each institution typically exceeds Federal Deposit Insurance Corporation (“FDIC”) insurance coverage of $250,000 per depositor, and, as a result, we face a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. As of September 30, 2023, substantially all of our cash and cash equivalent balances held at financial institutions exceeded FDIC insured limits. Any event that would cause a material portion of our cash and cash equivalents at financial institutions to be uninsured by the FDIC could have a material adverse effect on our financial condition and results of operations.

Additionally, as of June 27, 2023, one customer, Wheels Up Partners, LLC (“WUP”) accounted for $15.7 million in receivables, which was a significant majority of total receivables at that time. When the agreement with WUP was terminated on June 30, 2023 the receivable balances were eliminated, as allowable under relevant accounting standards, by being applied against existing deposits held under the agreement.

Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; any of which could have a material adverse effect on our business, results of operations and financial condition.

Like other aviation companies, our business is affected by factors beyond our control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, and/or new or changing travel-related taxes. Factors that cause flight delays frustrate passengers, increase operating costs and decrease revenues, which in turn could adversely affect profitability. Any general reduction in flight volumes could have a material adverse effect on our business, results of operations and financial condition. In the United States, the federal government singularly controls all U.S. airspace, and aviation operators are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The expansion of our business into international markets will result in a greater degree of interaction with the regulatory authorities of the foreign countries in which we may operate. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel aviation operators to fly inefficient, indirect routes resulting in delays and increased operational cost. In addition, there are currently proposals before Congress that could potentially lead to the privatization of the U.S. air traffic control system, which could adversely affect our business. Further, implementation of the Next Generation Air Transport System by the FAA would result in changes to aircraft routings and flight paths that could lead to increased noise complaints and lawsuits, resulting in increased costs.

Extreme weather, natural disasters and other adverse events could have a material adverse effect on our business, results of operations and financial condition.

Adverse weather conditions and natural disasters, such as hurricanes, winter snowstorms or earthquakes, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect us to a greater degree than our competitors who may be able to recover more quickly from these events, and therefore could have a material adverse effect on our business, results of operations and financial condition to a greater degree than other air carriers. Any general reduction in passenger traffic could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.

Climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize certain aspects of our operations, purchase carbon offsets, or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect our operations, infrastructure, and financial results. Operational impacts, such as the delay or cancellation of flights, could result in loss of revenue. In addition, certain of our fixed base operators are in locations susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

Our business is primarily focused on certain targeted geographic regions making us vulnerable to risks associated with having geographically concentrated operations.

While our customer base is located throughout the continental United States, approximately 70% of our flight demand is within two flight hours of our headquarters in Kinston, North Carolina. As a result, our business, financial condition and results of operations are susceptible to certain regional factors, including state regulations and severe weather conditions, catastrophic events or other disruptions.

The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.

The operation of aircraft is subject to various risks, including catastrophic disasters, crashes, mechanical failures and collisions, which may result in loss of life, personal injury and/or damage to property and equipment.

We may experience accidents in the future. These risks could endanger the safety of our customers, our personnel, third parties, equipment, cargo and other property (both ours and that of third parties), as well as the environment. If any of these events were to occur, we could experience loss of revenue, termination of customer contracts, higher insurance rates, litigation, regulatory investigations and enforcement actions (including potential grounding of our fleet and suspension or revocation of our operating authorities) and damage to our reputation and customer relationships. In addition, to the extent an accident occurs with an aircraft we operate or charter, we could be held liable for resulting damages, which may involve claims from injured passengers and survivors of deceased passengers. There can be no assurance that the amount of our insurance coverage available in the event of such losses would be adequate to cover such losses, or that we would not be forced to bear substantial losses from such events, regardless of our insurance coverage. Moreover, any aircraft accident or incident, even if fully insured, and whether involving us or other private aircraft operators, could create a public perception that we are less safe or reliable than other private aircraft operators, which could cause our customers to lose confidence in us and switch to other private aircraft operators or other means of transportation. In addition, any aircraft accident or incident, whether involving us or other private aircraft operators, could also affect the public’s view of industry safety, which may reduce the amount of trust by our customers.

We incur considerable costs to maintain the quality of (i) our safety program, (ii) our training programs and (iii) our fleet of aircraft. We cannot guarantee that these costs will not increase. Likewise, we cannot guarantee that our efforts will provide an adequate level of safety or an acceptable safety record. If we are unable to maintain an acceptable safety record, we might not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations. Failure to comply with regulatory requirements related to the maintenance of our aircraft and associated operations may result in enforcement actions, including revocation or suspension of our operating authorities in the United States and potentially other countries.

Any damage to our reputation or brand image could adversely affect our business or financial results.

Maintaining a good reputation is critical to our business. Our reputation or brand image could be adversely impacted by, among other things, any failure to maintain high ethical, social and environmental sustainability practices for all of our operations and activities, our impact on the environment, any failure to provide consistent and high-quality customer service, public pressure from investors or policy groups to change our policies, customer perceptions of our advertising campaigns, sponsorship arrangements or marketing programs, customer perceptions of our use of social media, or customer perceptions of statements made by us, our employees and executives, agents or other third parties. In addition, we operate in a highly visible industry that has significant exposure on social media. Negative publicity, including as a result of misconduct by our customers, vendors or employees, can spread rapidly through social media. Should we not respond in a timely and appropriate manner to address negative publicity, our brand and reputation may be significantly harmed. Damage to our reputation or brand image or loss of customer confidence in our services could adversely affect our business and financial results as well as require additional resources to rebuild or repair our reputation.

We could suffer losses and adverse publicity stemming from any accident involving our aircraft models operated by third parties.

Certain aircraft models that we operate have experienced accidents while operated by third parties. If other operators experience accidents with aircraft models that we operate, obligating us to take such aircraft out of service until the cause of the accident is determined and rectified, we might lose revenues and might lose customers. It is also possible that the FAA or other regulatory bodies in another country could ground the aircraft and restrict it from flying. In addition, safety issues experienced by a particular model of aircraft could result in customers refusing to use that particular aircraft model or a regulatory body grounding that particular aircraft model. The value of the aircraft model might also be permanently reduced in the secondary market if the model were to be considered less desirable for future service. Such accidents or safety issues related to aircraft models that we operate could have a material adverse effect on our business, financial condition and results of operations.

Terrorist activities or warnings have dramatically impacted the aviation industry and will likely continue to do so.

The terrorist attacks of September 11, 2001, and their aftermath have negatively impacted the aviation business in general. If additional terrorist attacks are launched against the aviation industry, there will be lasting consequences of the attacks, which may include loss of life, property damage, increased security and insurance costs, increased concerns about future terrorist attacks, increased government regulation and airport delays due to heightened security. We cannot provide any assurance that these events will not harm the aviation industry generally or our operations or financial condition in particular.

We identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Our management conducted an evaluation of the effectiveness of internal control over financial reporting based on the framework in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Under auditing standards established by the U.S. Public Company Accounting Oversight Board, a material weakness is a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

In connection with the audit of our financial statements for the years ended December 31, 2022, 2021 and 2020, we identified material weaknesses in our internal control over financial reporting. As of December 31, 2022, 2021, and 2020, we did not effectively apply the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, or the COSO framework, due primarily to an insufficient complement of personnel possessing the appropriate accounting and financial reporting knowledge and experience. Additionally, we did not maintain effective controls relating to accounting for variable interest entities, related party transactions, and property and equipment.

Although management is working to remediate the material weaknesses by hiring additional qualified accounting and financial reporting personnel, and further evolving our accounting processes and systems, we cannot provide assurance that these measures will be sufficient to remediate the material weaknesses that have been identified or prevent future material weaknesses or significant deficiencies from occurring.

We may identify future material weaknesses in our internal controls over financial reporting or fail to meet the demands that will be placed upon us as a public company, including the requirements of SOX, and we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. We cannot provide assurance that our existing material weaknesses will be remediated or that additional material weaknesses will not exist or otherwise be discovered, any of which could adversely affect our reputation, financial condition and results of operations.

We lease our corporate headquarters and operations facilities from third-party affiliates and a failure to renew such leases could adversely affect our business.

Certain subsidiaries of LGM Ventures, LLC (“LGMV”), which is owned by Segrave, lease to us a substantial portion of our headquarters and maintenance and operations facilities. During the nine months ended September 30, 2023, rental payments under the leases related to LGMV were $1,442 thousand. While the majority of these leases have terms greater than 10 years we have no assurance that these related parties will renew the lease agreements after expiration or that any renewal offered to us will be on terms that we find acceptable. If we cannot renew the leases, we will be required to move a substantial portion of our headquarters and operations, which may adversely affect our reputation, financial condition and results of operation.

On June 30, 2023, we terminated our agreement with Wheels Up that accounted for a significant portion of our total revenues the past two years. Such termination could have an adverse effect on our business, results of operations and financial condition if we fail to materially replace the revenue derived from Wheels Up moving forward as expected.

For the years ended December 31, 2022 and 2021, WUP has accounted for 39% and 23% of total revenue, respectively, and for the nine months ended September 30, 2023 and 2022, WUP has accounted for 28% and 39% of total revenue, respectively. On June 30, 2023, we terminated our agreement with WUP. Subsequently, on July 5, 2023, WUP initiated a lawsuit against us, see the section entitled “Other Information About LGM — Legal Proceedings” for more information about such lawsuit.

Although the termination of the agreement with WUP will be material to our total revenues for the year ended December 31, 2023, we had already expected the percentage of total revenue concentrated in WUP to continue to decrease over the next few years and had already planned to scale down business with WUP relative to our other revenue streams prior to terminating our agreement with WUP (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LGM — Key Factors Affecting Results of Operations — Wheel’s Up (“WUP”) Termination”). However, a failure to materially replace the revenue derived from WUP in the future may adversely affect our financial condition and results of operations.

Additionally, as of June 27, 2023, WUP accounted for $15.7 million in receivables, which was a significant majority of total receivables at that time. When the agreement with WUP was terminated on June 30, 2023, the receivable balances were eliminated, as allowable under relevant accounting standards, by being applied against existing deposits held under the agreement.

It may ultimately be determined that we did not qualify for the Employee Retention Credit and we may be required to repay the ERC amounts received, which could have a material adverse effect on our business, results of operations and financial condition.

As of September 30, 2023, LGM had applied for $9.5 million and received the Employee Retention Credit (“ERC”) in the total amount of $9.0 million. Our legal counsel has issued a legal opinion that we, more likely than not, qualified for the ERC. However, it remains uncertain whether we meet the qualifications required to receive the ERC. If we are ultimately required to repay the ERC it may materially adversely affect our financial condition and results of operations.

Legal and Regulatory Risks Relating to Our Business

We are subject to significant governmental regulation and changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

All FAA certified air carriers, including us, are subject to regulation by the DOT, the FAA and other governmental agencies, including the DHS, the TSA, the CBP and others. The laws and regulations enforced by these and other agencies impose substantial costs on us, may reduce air travel demand, and also may restrict the manner in which we conduct our business now or in the future, resulting in a material adverse effect on our operations. The FAA recently issued a proposed rulemaking that, when finalized, would expand the requirement for a safety management system to all certificate holders operating under FAA Part 135, which will likely increase our regulatory compliance costs. We also incur substantial costs in maintaining our current certifications and otherwise complying with the laws to which we are subject. An adverse decision by a federal agency may have a material adverse effect on our operations, such as an FAA decision to ground, or require time consuming inspections of or maintenance on, all or any of our aircraft. Our business may also be affected if government agencies shut down for any reason or if there is significant automation or another operational disruption, such as those attributed to Air Traffic Control or weather.

In addition, as described under the caption entitled “—Foreign Ownership,” we are also subject to restrictions imposed by federal law on the maximum amount of foreign ownership of U.S. airlines and oversight by the DOT in maintaining our status as a “citizen of the United States” (as defined at 49 U.S.C. Section 40102(a)(15) and administrative interpretations thereof issued by the DOT or its predecessor or successors, or as the same may be from time to time amended). A failure to comply with or changes to these restrictions may materially adversely affect our business and force a divesture of any foreign investment in excess of the applicable thresholds.

Foreign Ownership

Under DOT regulations and federal law, we must be owned and controlled by U.S. citizens. The restrictions imposed by federal law and regulations currently require that at least 75% of our voting stock must be owned and controlled, directly and indirectly, by persons or entities who are U.S. citizens, as defined in the Federal Aviation Act, that our president and at least two-thirds of the members of our Board of Directors and other managing officers be U.S. citizens, and that we be under the actual control of U.S. citizens. In addition, at least 51% of our total outstanding stock must be owned and controlled by U.S. citizens and no more than 49% of our stock may be held, directly or indirectly, by persons or entities who are not U.S. citizens and are from countries that have entered into “open skies” air transport agreements with the U.S. which allow unrestricted access between the United States and the applicable foreign country and to points beyond the foreign country on flights serving the foreign country. We are currently in compliance with these ownership provisions. As of September 30, 2023, we are 100% U.S. citizen owned.

Revocation of permits, approvals, authorizations and licenses.

Our business also requires a variety of federal, state and local permits, approvals, authorizations and licenses. Our business depends on the maintenance of such permits, approvals, authorizations and licenses. Our business is subject to regulations and requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or if changes in applicable regulations or requirements occur.

We are subject to various environmental and noise laws and regulations, which could have a material adverse effect on our business, results of operations and financial condition.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise, including those relating to emissions to the air, discharges (including storm water and de-icing fluid discharges) to surface and subsurface waters, safe drinking water and the use, management, disposal and release of, and exposure to, hazardous substances, oils and waste materials.

We are or may be subject to new or proposed laws and regulations that may have a direct effect (or indirect effect through our third-party relationships or airport facilities at which we operate) on our operations. Any such existing, future, new or potential laws and regulations could have an adverse impact on our business, results of operations and financial condition.

Similarly, we are subject to environmental laws and regulations that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under certain laws, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us.

Environmental regulation and liabilities, including new or developing laws and regulations, or our initiatives in response to pressure from our stakeholders may increase our costs of operations and adversely affect us.

In recent years, governments, customers, suppliers, employees and other of our stakeholders have increasingly focused on climate change, carbon emissions, and energy use. Laws and regulations that curb the use of conventional energy or require the use of renewable fuels or renewable sources of energy, such as wind or solar power, could result in a reduction in demand for hydrocarbon-based fuels such as oil and natural gas. In addition, governments could pass laws, regulations or taxes that increase the cost of such fuels, thereby decreasing demand for our services and also increasing the costs of our operations. Other laws or pressure from our stakeholders may adversely affect our business and financial results by requiring, or otherwise causing, us to reduce our emissions, make capital investments to modernize certain aspects of our operations, purchase carbon offsets or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs. More stringent environmental laws, regulations or enforcement policies, as well as motivation to maintain our reputation with our key stakeholders, could have a material adverse effect on our business, financial condition and results of operations.

The issuance of operating restrictions applicable to one of the fleet types we operate could have a material adverse effect on our business, results of operations and financial condition.

Our owned and leased fleet is comprised of a limited number of aircraft types, including the Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore / Encore+, Citation Sovereign, Citation X, Gulfstream GIV- SP aircraft. The issuance of FAA or manufacturer directives restricting or prohibiting the use of any one or more of the aircraft types we operate could have a material adverse effect on our business, results of operations and financial condition.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including employment, commercial, product liability, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and enforcement proceedings. Such matters can be time-consuming, divert management attention and resources, cause us to incur significant expenses or liability and/or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, the results of any of these actions may have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Our Organization and Structure

Our only significant asset is our ownership interest in LGM and such ownership might not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership of LGM. We depend on LGM for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Class A Common Stock or any payments we are required to pay under the Tax Receivable Agreement. The financial condition and operating requirements of LGM may limit our ability to obtain cash from LGM. The earnings from, or other available assets of, LGM might not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on the Common Stock or satisfy our other financial obligations.

We are a “controlled company” within the meaning of the NYSE listing standards and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

As of the date of this prospectus, the Existing Equityholders hold a majority of the PubCo Class B Common Stock and as a result, control a majority of the voting power of PubCo. As a result of the Existing Equityholders’

holdings, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/ corporate governance committee that is composed entirely of independent directors.

We rely on certain of these exemptions. As a result, we do not be required to have a compensation committee consisting entirely of independent directors and we do not have a nominating/corporate governance committee that is composed entirely of independent directors. We may also rely on the other exemptions so long as we qualify as a “controlled company.” To the extent we rely on any of these exemptions, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

The multi-class structure of our Common Stock has the effect of concentrating voting power with our Chief Executive Officer, which will limit other stockholders’ ability to influence the outcomes of important transactions, including a change of control.

As of December 31, 2023, Segrave beneficially holds approximately 68.89% the PubCo Class A Common Stock and 100% of the PubCo Class B Common Stock outstanding, representing a combined voting power of approximately 68.89%, assuming that all LGM Common Unit, Public Warrants and Private Placement Warrants are exercised or exchanged for one share of PubCo Class A Common Stock and that such shares are deemed issued and outstanding. Accordingly, Segrave is able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organization documents. Segrave may have interests that differ from those of the other stockholders and may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change of control of PubCo, could deprive PubCo stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and might ultimately affect the market price of shares of our Class A Common Stock. For information about our securities, see the section entitled “Description of Capital Stock.”

We cannot predict the impact our multi-class structure may have on the stock price of our Class A Common Stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices.

Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is possible that these policies may depress valuations compared to those of other similar companies that are included in such indices. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A Common Stock less attractive to other investors. As a result, the market price of shares of our Class A Common Stock could be adversely affected.

We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the SOX, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders might not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three year period. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the SOX, the Dodd- Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

We have identified material weaknesses in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our management carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation, we concluded that our disclosure controls and procedures were not effective as of June 30, 2023, due to the restatements of our May 28, 2021 and June 30, 2021 financial statements (the “restatements”) regarding the classification of redeemable EGA Class A Common Stock, the improper recognition of stock based compensation expense, and the improper recognition of fees related to an agreement, and that these constitute material weaknesses in our internal control over financial reporting. In light of these material weaknesses we performed additional analysis as deemed necessary to ensure that those unaudited interim financial statements were prepared in accordance with U.S. GAAP. Accordingly, management believes that EGA’s financial statements included in this proxy statement present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

Management has implemented remediation steps to improve our internal control over financial reporting. Specifically, we expanded and improved our review process for complex securities, material agreements and related accounting standards. We plan to further improve this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals.

Our efforts to remediate these material weaknesses might not be effective or prevent any future material weaknesses or significant deficiency in our internal control over financial reporting. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence and cause the market price of our securities to decline.

Risks Related to Our Securities

There can be no assurance that we will be able to comply with the continued listing standards of NYSE, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on NYSE. However, we cannot assure you that our securities will continue to be eligible for listing on NYSE in the future. If NYSE delists our securities from trading and we are not able to list our securities on another national securities exchange, our securities could be quoted on an over-the-counter-market, and we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that the Class A Common Stock is a “penny stock” which will require brokers trading in the Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about our Company, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about our Company, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on our Company. If no securities or industry analysts commence coverage of our Company, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover our Company change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about its competitors, the price of our shares of common stock would likely decline. If any analyst who may cover our Company were to cease coverage of our Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Substantial future sales of our Class A Common Stock by the Selling Stockholders could cause the market price of our Class A Common Stock to decline.

The securities registered pursuant to the registration statement that includes this prospectus represent approximately 91% of our total shares of Class A Common Stock outstanding on a fully diluted basis. The shares of Class A Common Stock beneficially owned by Segrave, our CEO and Chairman, are subject to a one-year lock-up period subject to the terms and conditions of the Stockholders’ Agreement. The 5,625,000 shares of Class A Common Stock beneficially owned by EG Sponsor LLC (representing the former Founder Shares) are subject to a three-year lock-up period subject to the terms of the letter agreement executed in connection with the initial public offering of EG Acquisition Corp.

For Selling Stockholders who are not subject to contractual lock-up restrictions, and for Segrave and EG Sponsor LLC once their respective lock-up periods expire, after the registration statement that includes this prospectus is effective and until such time that it is no longer effective, the resale of these securities will be permitted pursuant to such registration statement. The resale, or expected or potential resale, of a substantial number of our shares of Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock and make it more difficult for you to sell your shares of Class A Common Stock at such times and at such prices that you deem desirable. Furthermore, we expect that because there will be a large number of securities registered pursuant to the registration statement that includes this prospectus, Selling Stockholders will continue to offer the securities covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement that includes this prospectus may continue for an extended period of time. In addition, the market reaction to such sales of our Class A Common Stock could also negatively affect the price of our publicly traded warrants and the private placement warrants. See the section entitled “Plan of Distribution.”

USE OF PROCEEDS

All of the shares of Class A Common Stock and private placement warrants that are being offered for resale by the Selling Stockholders will be sold for their respective accounts. As a result, all proceeds from such sales will go to the Selling Stockholders and we will not receive any proceeds from the resale of those shares of Class A Common Stock or private placement warrants by the Selling Stockholders.

We may receive up to a total of $116,597,086 in gross proceeds if all of the publicly traded warrants and private placement warrants are exercised hereunder for cash. However, as we are unable to predict the timing or amount of potential exercises of those warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis, and should a Selling Stockholder elect to exercise on a cashless basis we will not receive any proceeds upon the cashless exercise of a warrant.

We will receive any proceeds from the exercise of the publicly traded warrants and private placement warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon such exercise.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS

Market Information

Prior to December 27, 2023, our publicly traded units, Class A Common Stock and publicly traded warrants were listed on NYSE under the symbols “EGGFU,” “EGGF,” and “EGGFW,” respectively. Upon the Closing on December 27, 2023, our Class A Common Stock and publicly traded warrants are now listed on NYSE under the symbols “FLYX” and “FLYX WS,” respectively. Our publicly traded units automatically separated into their component securities upon the Closing, and as a result, no longer trade as a separate security and were delisted from NYSE.

As of December 31, 2023, there were 5,805,544 publicly traded warrants, 4,333,333 private placement warrants, and 59,930,000 LGM Common Units outstanding, which are convertible into an aggregate of 70,068,877 shares of our Class A Common Stock.

On January 18, 2024, the closing price of our Class A Common Stock was $6.62 and the closing price of our publicly traded warrants was $0.25.

Holders of our Securities

As of December 31, 2023, there were 11 holders of record of our Class A Common Stock and 2 holders of record of our publicly traded warrants. However, because many of the shares of our Class A Common Stock and our publicly traded warrants are held by brokers and other institutions on behalf of stockholders, we believe there are substantially more beneficial holders of our Class A Common Stock and our publicly traded warrants than record holders.

Dividend Policy

We have never paid any cash dividends on our Class A Common Stock. The payment of cash dividends by us in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends will be within the discretion of our board of directors and the board of directors will consider whether or not to institute a dividend policy. The board of directors currently anticipates that we will retain all or our earnings, if any, for use in our business and operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.”

The unaudited pro forma condensed combined financial information is based on the historical audited financial statements of EGA and the historical audited consolidated financial statements of LGM, as adjusted to give effect to the Transactions and Material Events. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Transactions and Material Events as if they had occurred on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are assumed to have been made on January 1, 2022 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are assumed to have been made on January 1, 2022 for the purpose of adjusting the pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical audited financial statements of EGA for the year ended December 31, 2022, and the historical unaudited financial statements of EGA as of and for the nine months ended September 30, 2023, and the related notes included elsewhere in this proxy statement;

•

the historical audited consolidated financial statements of LGM for the year ended December 31, 2022, and the historical unaudited financial statements of LGM as of and for the nine months ended September 30, 2023, and the related notes included elsewhere in this proxy statement;

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EGA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LGM;” and

•	the other financial information relating to EGA and LGM included elsewhere in this proxy statement.

Description of the Business Combination

Pursuant to the Equity Purchase Agreement, following the Closing of the Business Combination, PubCo is organized in an umbrella partnership — C corporation (“Up-C”) structure, in which substantially all of the assets of the combined company are held by LGM, and PubCo’s only assets are its equity interests in LGM. At the Closing:

•

A series of transactions occurred including the following: (a) EGA amended and restated its Amended and Restated Certificate of Incorporation to: (i) changed its name to “flyExclusive, Inc.,” (ii) converted all then-outstanding Founder Shares into shares of PubCo Class A Common Stock, and (iii) authorized the issuance to the Existing Equityholders of PubCo Class B Common Stock, which carries one vote per share but no economic rights, and (b) replaced the Existing Bylaws with the PubCo Bylaws;

•	The Existing Equityholders, LGM and PubCo, entered into the Operating Agreement to: restructure the capitalization of LGM to (i) authorize the issuance of the number of LGM Common Units equal to the number of outstanding shares of PubCo Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of EGA Class A Common Stock and the conversion of the Bridge Notes to PubCo Class A Common Stock); and (ii) reclassify the existing LGM Common Units held by the Existing Equityholders into LGM Common Units;

•

As consideration for issuing LGM Common Units to PubCo, PubCo contributed (or, in the case of the Bridge Note proceeds received by LGM, is deemed to have contributed) the Closing Date Cash Contribution Amount to LGM. Immediately after the contribution of the Closing Date Cash Contribution Amount, LGM paid the Transaction Expenses by wire transfer out of immediately available funds on behalf of LGM and EGA to those persons to whom such amounts are owed;

•

Without any action on the part of any holder of an EGA Warrant, each EGA Warrant that was issued and outstanding immediately prior to the Closing was converted into a PubCo Warrant, exercisable for PubCo Class A Common Stock in accordance with its terms.

Agreements Entered into at Closing

At the Closing, LGM, PubCo and the Existing Equityholders entered into the Operating Agreement.

At the Closing, PubCo, LGM, the Existing Equityholders and the TRA Holder Representative entered into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, PubCo is generally required to pay the Existing Equityholders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the tax group realizes, or is deemed to realize, as a result of certain tax attributes, including:

•

tax basis adjustments resulting from taxable exchanges of LGM Common Units (including any such adjustments resulting from certain payments made by PubCo under the Tax Receivable Agreement) acquired by PubCo from an Existing Equityholder pursuant to the terms of the Operating Agreement; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.

In addition, at the Closing, the Existing Equityholders, Sponsor and PubCo entered into the Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, among other things, the Existing Equityholders and Sponsor respectively agreed to vote each of their respective securities of PubCo that may be voted in the election of PubCo’s directors in accordance with the provisions of the Stockholders’ Agreement. At the Closing, the PubCo Board initially consists of seven directors. The equityholders of PubCo nominated directors as follows: the Sponsor, and its permitted transferees, by a majority of shares held by them, nominated, and the PubCo Board and the Existing Equityholders, and their permitted transferees, appointed and voted for, two members of the PubCo Board, initially designated pursuant to the Stockholders’ Agreement as Gregg S. Hymowitz and Gary Fegel, and thereafter as designated by the Sponsor, and its permitted transferees, by a majority of shares held by them.

In addition, at the Closing, PubCo, the Existing Holders, and the New Holders entered into an A&R Registration Rights Agreement, pursuant to which PubCo granted the Existing Holders and New Holders certain registration rights with respect to the registrable securities of PubCo. Among other things, the A&R Registration Rights Agreement requires PubCo to register the shares of PubCo Class A Common Stock being issued in connection with the Closing of the Business Combination and any shares of PubCo Class A Common Stock issued upon the redemption of any LGM Common Units. Pursuant to the A&R Registration Rights Agreement, the Existing Holders holding at least a majority interest of the then-outstanding number of registrable securities held by the Existing Holders, or the New Holders holding at least a majority interest of the then-outstanding number of registrable securities held by the New Holders are entitled to, among other things, make a demand registration. Under no circumstances shall PubCo be obligated to effect more than an aggregate of three registrations pursuant to a demand registration by the Existing Holders, or more than an aggregate of five registrations pursuant to a demand registration by the New Holders, with respect to any or all registrable securities held by such holders. In addition, the Existing Holders and the New Holders are entitled to “piggy-back” registration rights to certain registration statements filed following the Business Combination. PubCo bears all of the expenses incurred in connection with the filing of any such registration statements.

Bridge Notes and Conversion of Bridge Notes into Equity in connection with the Closing of the Business Combination

In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a senior subordinated convertible note with an investor and, for certain limited provisions thereof, EGA, pursuant to which LGM borrowed an aggregate principal amount of $50.0 million at a rate of 10% per annum, payable in kind in additional shares of PubCo upon the Closing of the Business Combination. Interest is paid-in-kind (“PIK”) as an addition to the principal balance on each anniversary of October 17, 2022, and upon the termination of the Equity Purchase Agreement in accordance with its terms.

On October 28, 2022, LGM entered into an Incremental Amendment with the Bridge Note Lenders on the same terms for an aggregate principal amount of $35.0 million, bringing the total principal amount of the Bridge Notes to $85.0 million in the aggregate.

Concurrently with the Closing, the Bridge Notes automatically converted into 9,550,274 shares of PubCo Class A Common Stock calculated as the quotient of (a) the total amount owed by LGM under the Bridge Notes (including accrued PIK interest of $10,502,740) of $95,502,740 divided by (b) $10.00 (subject to adjustment in certain instances, as described in the Bridge Notes). Unless otherwise consented to by the Bridge Note Lenders, the proceeds of the Bridge Notes were to be used primarily for the acquisition of additional aircraft and payment of expenses related thereto.

Material Events and Background Relevant to Material Events

On June 30, 2023, LGM served one of its customers, Wheels Up Partners, LLC (“WUP”), with a notice of termination of the parties’ Fleet Guaranteed Revenue Program Agreement, dated November 1, 2021 (the “GRP Agreement”) following material breaches of the GRP Agreement by WUP, including WUP’s failure to pay outstanding amounts owed to flyExclusive under the GRP Agreement.

LGM’s historical revenues for the last two fiscal years and subsequent interim period, both with and without revenue from WUP, are reflected in the table below.

(In thousands)	LGM Historical Revenue	Removal of GRP Revenue	Adjusted LGM Historical Revenue
Year Ended December 31, 2021	$208,277	$(20,960)	$187,317
Year Ended December 31, 2022	$320,042	$(123,104)	$196,938
Nine Months Ended September 30, 2023	$239,397	$(66,916)	$172,481

As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment, charter aviation services, and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Refer to the section of this proxy titled, “Risks Relating to LGM” as well as Note 17 of LGM’s historical condensed consolidated financial statements for the nine months ended September 30, 2023 for additional information regarding the termination of the GRP Agreement with WUP.

On October 2, 2023, October 27, 2023 and November 28, 2023 EGA received $0.2 million, $0.2 million, and $0.4 million, respectively from the Sponsor under promissory notes. The notes did not bear interest and were payable in full on the earlier of (i) December 28, 2023 or (ii) the date on which an initial business combination is consummated. On December 18, 2023, the Sponsor entered into a promissory note with LGM, pursuant to which LGM has promised to pay (i.e., “assumed”) the aggregate principal amount of $3.6 million owed initially by EGA to the Sponsor under the Sponsor and EGA promissory notes. The aggregate principal amount of $3.6 million under the promissory note between LGM and the Sponsor bears interest at a rate of 8.0% per annum payable by LGM on the eighteenth day of each month from January 1, 2024 through September 18, 2024.

In accordance with Schedule 4.10 of the Company Disclosure Schedules to the Equity Purchase Agreement, on December 15, 2023, LGM transferred 100% of the equity interests of its wholly-owned subsidiary, JS Longitude, LLC (“JS Longitude”), to LGM Ventures, LLC (“LGM Ventures”), an entity with the same ownership structure as LGM. JS Longitude’s sole asset is a 2022 Cessna Longitude aircraft (and the debt related to the purchase of such aircraft) which has previously been used as flyExclusive’s corporate jet. The transfer of JS Longitude was effectuated in two separate steps: (i) LGM assignment and transfer of 100% of the equity interests of JS Longitude to the Existing Equityholders and (ii) the Existing Equityholders subsequently assigning and transferring the JS Longitude equity interests to LGM Ventures. Pursuant to the terms of Mr. Segrave’s employment agreement (see “Employment Agreement between LGM Enterprises, LLC and Thomas James Segrave, Jr., effective April 1, 2023.”), flyExclusive will continue to lease the corporate jet from JS Longitude at a rate of $200,000 per month and will pay for the fixed and variable costs related to the operation of the corporate jet. The corporate jet will continue to be for Mr. Segrave’s business and personal use.

During November 2023, LGM purchased an aircraft for total consideration of $9.5 million (the “Aircraft 1”). In connection with the purchase, LGM entered into a secured promissory note with a third-party, pursuant to which LGM borrowed an aggregate principal amount of $7.6 million with an interest rate of 9.45% per annum. The note specifies that monthly payments of principal and interest are due up until the initial maturity date of November 22, 2033. Debt issuance costs associated with the note totaled $15 thousand.

During December 2023, LGM entered into the Senior Note with an affiliate of the Sponsor, pursuant to which LGM borrowed an aggregate principal amount of $15.7 million with an interest rate of 14.0% per annum. The Note has an initial maturity date of December 1, 2024 and is subject to a non-refundable back-end fee of 1.0% of the initial principal balance, or $0.2 million. The outstanding principal, accrued and unpaid interest, and accrued and unpaid fees are due and payable on the maturity date. Debt issuance costs associated with the note totaled $0.7 million.

During December 2023, LGM utilized the proceeds received from the issuance of the Senior Note to repay, in full, the secured promissory note associated with the Aircraft 1 purchase. Additionally, during December 2023, LGM utilized the proceeds received from the issuance of the Senior Note to repay, in full, the secured promissory note associated with the purchase of an aircraft by LGM in September 2023 (the “Aircraft 2”).

During December 2023, LGM borrowed $3.0 million under its line of credit for working capital purposes.

Subsequent to September 30, 2023, and through December 27, 2023 (the “Closing Date”), EGA’s marketable securities held in trust account earned an additional $0.5 million in interest income.

The unaudited pro forma condensed combined financial information gives effect to the accumulation of PIK interest subsequent to September 30, 2023, through the Closing Date. The accumulation of PIK interest is reflected as an adjustment in the unaudited pro forma condensed combined balance sheet as of September 30, 2023.

On December 26, 2023, LGM, through a broker, purchased 75,000 shares of EGA Class A Common Stock for a total purchase price of $0.8 million. Simultaneously with the Closing of the Business Combination, all 75,000 shares of the then converted PubCo Class A Common Stock were granted to employees of LGM and deemed to be fully vested.

On December 26, 2023 and December 27, 2023, EGA and certain holders (the “Warrant Holders”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) entered into Warrant Exchange Agreements (the “Warrant Exchange Agreements”), which were privately negotiated with the holders’ party thereto. The Public Warrants were previously issued pursuant to the Company’s public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus dated May 25, 2021. Pursuant to the Warrant exchange Agreements, the Warrant Holders agreed to exchange Public Warrants for shares of Pubco Class A Common Stock. As a result of the warrant exchange under the Warrant Exchange Agreements, a total of 1,694,456 EGA Public Warrants were exchanged for 372,780 shares of PubCo Class A Common Stock.

On December 26, 2023, EGA, LGM, and Mr. Segrave, Jr. entered into an agreement (the “Non-Redemption Agreement”) with an unaffiliated third party pursuant to which such third party agreed not to redeem its shares of Class A common stock subject to possible redemption. In exchange for the foregoing commitment not to redeem such common stock, Mr. Segrave agreed to transfer to such investor an aggregate of 70,000 shares of Class A common stock of the Company, which were issued to Mr. Segrave upon the redemption of 70,000 LGM common units in connection with the Closing of the Business Combination. The redemption of 70,000 LGM common units immediately triggered the cancelation of 70,000 shares of voting, non-economic PubCo Class B Common Stock.

On December 27, 2023, the agreement for the fee to be paid to the underwriter in EGA’s initial public offering upon the Closing of the Business Combination was amended. Under the original terms of the Underwriting Agreement, the underwriter was due $7.9 million in cash, which equated to 3.5% of the gross proceeds of the initial public offering. The amended terms of the Underwriting Agreement updated the consideration payable to underwriter to $500,000 in cash, which was paid at Closing, and 300,000 shares of PubCo Class A Common Stock, to be delivered in book-entry form no later than five (5) business days following the initial filing with the SEC of a registration statement subject to share registration within 60 days of the business combination. If the registration statement has not been declared effective by the SEC within 60 business days after the Closing of the Business Combination, then the amount of stock to be received by the underwriter shall be increased by 50,000 shares of Pubco Class A Common Stock per month on the first business day of each month until the registration statement is declared effective by the SEC.

Additionally, pursuant to a financial advisory engagement letter, BTIG was owed $1.5 million (the “Success Fee”) payable to BTIG at Closing. At Closing, the parties agreed in principle that the Success Fee would be paid within 60 days of Closing (along with other amendments, including the addition of certain rights of first refusal).

The Company is in the process of finalizing a $25.0 million senior secured revolving credit facility (the “Credit Facility”) a vehicle managed by EnTrust Global Partners, LLC. The Credit Facility will have a fixed interest rate of 13% per annum and mature two years from the date the initial funding of the loan is received. The Credit Facility calls for an upfront fee of 3% to be paid prior to the closing date of the credit facility, as well as a 3% commitment fee to be paid monthly based on the undrawn loan amount. Upon closing of the Credit Facility, $15.0 million will be funded to the Company. The purpose of the Credit Facility is to finance aircraft deposits, equity portions of aircraft purchases, and the purchase of whole Aircraft (the “Subject Assets”) to be sold in the fractional ownership program. The Company will be able to pay down the Credit Facility and redraw funds as needed in order to support and grow the fractional ownership program, provided that at no point shall the outstanding balance of the Credit Facility exceed $25.0 million. 100.0% of the net proceeds from the sale of the fractional ownership stake in any Subject Assets is to be used to pay down the Credit Facility, or for the delivery of new aircraft. As of the date of the filing of this registration statement, the Company has yet to execute the Credit Facility. The Credit Facility is expected to be executed shortly after the filing of this registration statement and therefore the unaudited pro forma condensed combined financial information includes this transaction in accordance with Article 11-01(a)(8) of Regulation S-X.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes		Other Transaction Accounting Adjustments	Notes		PubCo Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$455	$10,265	$345	3	(bb)	$46,153	3	(a)	$32,459
	—	—	(1,904)	3	(dd)	(282)	3	(n)	—
	—	—	15,000	3	(ee)	(31,899)	3	(e)	—
	—	—	(15,235)	3	(ff)	(1,600)	3	(g)	—
	—	—	3,000	3	(gg)	(4,130)	3	(i)	—
	—	—	(818)	3	(jj)	—			—
	—	—	(500)	3	(ll)	—			—
	—	—	13,609	3	(mm)	—			—
Accounts receivable, net	—	719	—			—			719
Account receivable related party- short term	—	1,511	—			—			1,511
Other receivables	—	4,075	—			—			4,075
Prepaid engine overhauls, current	—	14,110	—			—			14,110
Notes receivable - noncontrolling interests, current portion	—	296	—			—			296
Inventory	—	6,636	—			—			6,636
Investment in available-for-sale securities	—	71,148	—			—			71,148
Prepaid expenses and other current assets	65	7,298	—			(4,033)	3	(g)	5,847
	—	—	—			2,517	3	(i)	—

Total current assets	520	116,058	13,497			6,726			136,801

Marketable securities held in Trust Account	45,161	—	480	3	(bb)	(46,153)	3	(a)	—
	—	—	512	3	(hh)	—			—
Forward purchase derivative asset	—	—	—			—			—
Notes receivable - noncontrolling interests, non-current portion	—	27,713	—			—			27,713
Non-current accounts receivable from related parties	—	2,683	—			—			2,683
Property and equipment, net	—	267,628	(22,931)	3	(cc)	—			254,204
	—	—	9,507	3	(dd)	—			—
Operating lease right-of-use assets	—	75,536	8,246	3	(cc)	—			83,782
Intangible assets, net	—	2,295	—			—			2,295
Prepaid engine overhauls, non-current	—	36,881	—			—			36,881
Other long-term assets	—	557	1,391	3	(mm)	—			1,948

Total assets	$45,681	$529,351	$10,702			$(39,427)			$546,307

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes		Other Transaction Accounting Adjustments	Notes		PubCo Pro Forma Balance Sheet
LIABILITIES, REDEEMABLE EQUITY, AND STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,123	$21,895	$—			$2,092	3	(g)	$25,471
	—	—	—			(1,639)	3	(i)	—
Excise tax payable	1,871	—	—			319	3	(d)	2,190
Long-term notes payable, current portion	—	84,839	(1,488)	3	(cc)	—			80,932
	—	—	478	3	(dd)	—			—
	—	—	(2,897)	3	(ff)	—			—
Due to related parties	282	—	—			(282)	3	(n)	—
Deferred revenue, current	—	76,641	—			—			76,641
Operating lease liability, current portion	—	16,018	2,320	3	(cc)	—			18,338
Accrued expenses and other current liabilities	—	28,809	—			971	3	(g)	29,780
Short-term notes payable	—	14,325	15,000	3	(ee)	2,517	3	(i)	36,342
	—	—	3,000	3	(gg)	—			—
	—	—	1,500	3	(ll)	—			—
Income taxes payable	576	—	—			(576)	3	(b)	—
Promissory note-related party	2,810	—	825	3	(bb)	—			3,635

Total current liabilities	8,662	242,527	18,738			3,402			273,329

Long-term notes payable, non-current portion	—	222,861	2,119	3	(aa)	(94,483)	3	(f)	125,427
	—	—	(14,887)	3	(cc)	—			—
	—	—	7,125	3	(dd)	—			—
	—	—	(12,308)	3	(ff)	—			—
	—	—	15,000	3	(mm)	—			—
Operating lease liability, non-current portion	—	60,426	5,926	3	(cc)	—			66,352
Deferred revenue, non-current	—	7,676	—			—			7,676
Derivative liability	—	4,548	—			(4,548)	3	(l)	—
Other non-current liabilities	—	10,899	—			—			10,899
Warrant liabilities	2,021	—	(289)	3	(ii)	—			1,732
Deferred underwriting discount	7,875	—	(7,875)	3	(ll)	—	3	(i)	—

Total liabilities	18,558	548,937	13,549			(95,629)			485,415

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes		Other Transaction Accounting Adjustments	Notes		PubCo Pro Forma Balance Sheet
Temporary equity-Class A Common Stock subject to possible redemption, 4,231,829 and 22,500,000 shares at approximately $10.53 and $10.10 as of September 30, 2023 and December 31, 2022, respectively	44,561	—	—			(12,662)	3	(h)	—
	—	—	—			(31,899)	3	(e)	—
Redeemable noncontrolling interest	—	—	—			(15,277)	3	(j)	(15,277)
Stockholders’/members’ equity (deficit):
LGM Enterprises, LLC members’ equity (deficit)	—	(51,909)	(6,556)	3	(cc)	58,465	3	(m)	—
Accumulated other comprehensive loss	—	(811)	—			—			(811)
Non-controlling interests	—	33,134	—			—			33,134
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 5,624,000 and 0 shares issued and outstanding (excluding 4,231,829 and 22,500,000 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	—	—	—			—	3	(c)	—
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 1,000 and 5,625,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—	—			—	3	(c)	—
PubCo Class A Common Stock, $0.0001 par value	—	—	—	3	(ii)	—	3	(h)	1
	—	—	—	3	(kk)	—	3	(c)	—
	—	—	—			1	3	(f)	—
PubCo Class B Common Stock, $0.0001 par value	—	—	—	3	(kk)	6	3	(k)	6
Additional paid-in capital	—	—	322	3	(ii)	(5,840)	3	(g)	104,183
	—	—	96	3	(jj)	12,662	3	(h)	—
	—	—	5,875	3	(ll)	(1,172)	3	(i)	—
	—	—	—			95,502	3	(f)	—
	—	—	—			15,277	3	(j)	—
	—	—	—			(18,539)	3	(k)	—
Accumulated deficit	(17,438)	—	(2,119)	3	(aa)	(319)	3	(d)	(60,344)
	—	—	—	3	(ee)	(58,465)	3	(m)	—
	—	—	(30)	3	(ff)	(1,319)	3	(i)	—
	—	—	512	3	(hh)	(1,020)	3	(f)	—
	—	—	(33)	3	(ii)	4,548	3	(l)	—
	—	—	(914)	3	(jj)	576	3	(b)	—
	—	—	—			18,533	3	(k)	—
	—	—	—			(2,856)	3	(g)	—

Total stockholders’/members’ equity (deficit)	(17,438)	(19,586)	(2,847)			116,040			76,169

Total liabilities, redeemable equity (deficit), and stockholders’/members’ equity (deficit)	$45,681	$529,351	$10,702			$(39,427)			$546,307

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share data)

			Actual Redemptions
	Year Ended December 31, 2022	Year Ended December 31, 2022	Transaction Accounting Adjustments
(In thousands, except per share and weighted-average share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes		Other Transaction Accounting Adjustments	Notes		PubCo Pro Forma Statement of Operations
Revenues*	$—	$320,042	$—			$—			$320,042
Operating costs and expenses:
Formation and operating costs	4,078	—	—			—			4,078
Cost of revenue	—	255,441	—			—			255,441
Selling, general and administrative	—	53,794	700	4	(aa)	2,856	4	(f)	62,100
	—	—	914	4	(ff)	3,836	4	(f)	—
Depreciation and amortization	—	23,114	102	4	(aa)	—			23,759
	—	—	543	4	(bb)	—			—

Total costs and expenses	4,078	332,349	2,259			6,692			345,378

Operating loss	(4,078)	(12,307)	(2,259)			(6,692)			(25,336)
Other income (expense):
Interest income (expense)	—	(8,291)	260	4	(aa)	1,816	4	(c)	(12,513)
	—	—	(3,102)	4	(hh)	(62)	4	(f)	—
	—	—	(218)	4	(ee)	—			—
	—	—	(2,916)	4	(cc)	—			—
Gain on sale of aircraft held for sale	—	15,333	—			—			15,333
Gain on leased right-of-use assets	—	143	—			—			143
Change in fair value of derivative liability	—	470	—			(470)	4	(e)	—
Change in fair value of warrants	5,100	—	(33)	4	(gg)	—			5,067
Trust interest income (loss)	3,245	—	—			(3,245)	4	(a)	—
Gain (loss) on extinguishment of debt	—	—	(30)	4	(dd)	(1,020)	4	(d)	3,498
	—	—	—			4,548	4	(h)	—
Other income	—	500	—			—			500

Total other income (expense)	8,345	8,155	(6,039)			1,567			12,028

Income (loss) before income taxes	4,267	(4,152)	(8,298)			(5,125)			(13,308)
Income tax benefit (expense)	(601)	—	—			2,160	4	(g)	2,160
	—	—	—			601	4	(i)	—

Net income (loss)	3,666	(4,152)	(8,298)			(2,364)			(11,148)

Net loss attributable to redeemable noncontrolling interest	—	—	—			(739)	4	(b)	(739)
Net loss attributable to noncontrolling interest	—	(10,200)	—			—			(10,200)

Net income (loss) attributable to EGA/LGM/PubCo	$3,666	$6,048	$(8,298)			$(1,625)			$(209)

Basic and diluted earnings per share, PubCo Class A Common Stock									$(0.01)
Basic and diluted weighted-average shares outstanding, PubCo Class A Common Stock									16,925,000	4	(j)

*

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the proforma impact on operating loss and net loss cannot be quantified.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2023

(In thousands, except share and per share data)

			Actual Redemptions
	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2023	Transaction Accounting Adjustments
(In thousands, except per share and weighted- average share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes		Other Transaction Accounting Adjustments	Notes		PubCo Pro Forma Statement of Operations
Revenues*	$—	$239,397	$—			$—			$239,397
Operating costs and expenses:
Formation and operating costs	2,213	—	—			—			2,213
Cost of revenue	—	193,564	—			—			193,564
Selling, general and administrative	—	51,957	1,800	4	(aa)	—			53,757
Depreciation and amortization	—	20,176	241	4	(aa)	—			20,824
	—	—	407	4	(bb)	—			—

Total costs and expenses	2,213	265,697	2,448			—			270,358

Operating income (loss)	(2,213)	(26,300)	(2,448)			—			(30,961)
Other income (expense):
Interest income	—	2,989	—			—			2,989
Gain on forgiveness of CARES Act Loan	—	339	—			—			339
Interest expense	—	(15,601)	915	4	(aa)	6,567	4	(c)	(10,224)
	—	—	(2,105)	4	(cc)	—			—
Gain on aircraft sold	—	12,435	—			—			12,435
Change in fair value of warrants	263	—	—			—			263
Trust interest income (loss)	4,962	—	—			(4,962)	4	(a)	—
Change in fair value of derivative liability	—	(3,577)	—			3,577	4	(e)	—
Other expense	—	(736)	—			—			(736)

Total other income (expense)	5,225	(4,151)	(1,190)			5,182			5,066

Income (loss) before income taxes	3,012	(30,451)	(3,638)			5,182			(25,895)
Income tax benefit (expense)	(1,011)	—	—			1,011	4	(i)	591
	—	—	—			591	4	(g)	—

Net income (loss)	2,001	(30,451)	(3,638)			6,784			(25,304)

Net loss attributable to redeemable noncontrolling interest	—	—	—			(14,463)	4	(b)	(14,463)
Net loss attributable to non-controlling interests	—	(6,762)	—			—			(6,762)

Net income (loss) attributable to EGA/LGM/PubCo	$2,001	$(23,689)	$(3,638)			$21,247			$(4,079)

Basic and diluted net loss per share, PubCo Class A Common Stock									$(0.24)
Basic and diluted weighted-average shares outstanding, PubCo Class A Common Stock									16,925,000	4	(j)

*

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the proforma impact on operating loss and net loss cannot be quantified.

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the transactions (the “Transactions”).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions and Material Events are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions and Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing of the Business Combination. EGA and LGM have not had any historical financial relationship prior to the Closing of the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations or financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

The unaudited pro forma condensed combined financial information has been prepared based on actual net redemptions of 2,924,907 shares of EGA common stock for an aggregate redemption price of $31.9 million out of the EGA trust account (the “Trust Account”). The aggregate redemption price paid equates to a redemption price of $10.91 per share.

Upon the Closing, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

(Shares in thousands)	Number of Shares Owned	Ownership%
LGM Equity Holders holding LGM Common Units / Class B Common Stock	59,930	78.0%
Public stockholders holding Class A Common Stock	1,306	1.7%
EGA Sponsor holding Class A Common Stock	5,625	7.3%
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327	10.8%
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224	1.6%
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70	0.1%
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373	0.5%

Total	76,855	100.0%

2.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, EGA is treated as the acquired company for accounting purposes, whereas LGM is treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination is treated as the equivalent of LGM issuing shares for the net assets of EGA, accompanied by a recapitalization. The net assets of LGM are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination are those of LGM. LGM has been determined to be the accounting acquirer for purposes of the Business Combination based on the following:

•	The Existing Equityholders of LGM have a majority of the voting interest in PubCo.

•	The single stockholder with the largest voting share in PubCo is an Existing Equityholder of LGM.

•	The Chief Executive Officer of LGM serves as the chairman of PubCo’s governing body and appointed a majority of the members of the governing body.

•	The senior management of LGM has been designated to serve as the senior management of PubCo.

•	LGM’s operations will comprise the ongoing operations of PubCo.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Adjustments for Material Events:

aa)

Reflects an increase of $2.1 million of long-term notes payable, non-current portion and accumulated deficit as a result of the accumulation of PIK interest on the Bridge Notes subsequent to September 30, 2023 through December 27, 2023.

bb)

Reflects the receipts of $0.2 million, $0.2 million, and $0.4 million on October 2, 2023, October 27, 2023 and November 28, 2023, respectively, from the Sponsor under promissory notes. Of these receipts, approximately $0.5 million went into the Trust Account and approximately $0.3 million went into cash and cash equivalents.

cc)

Reflects the removal of the net book value of the corporate jet of $22.9 million and the related debt of $16.4 million. The net book value of the jet and related debt are removed because 100% of the equity interests in the entity holding the jet and debt, JS Longitude, LLC, are distributed to the Existing Equityholders and then contributed to LGM Ventures, LLC, which is an entity outside of the LGM consolidated group. As the entity holding the jet and debt is distributed to the Existing Equityholders, the difference between the net book value of the jet and the value of the debt is recorded as a distribution of $6.5 million. This entry also reflects the recognition of an operating lease right-of-use asset of $8.2 million, a short-term lease liability of $2.3 million, and a long-term lease liability of $5.9 million for the lease of the corporate jet between JS Longitude, LLC and Exclusive Jets, LLC. Exclusive Jets, LLC is in the LGM consolidated group both before and after the Material Events described in Schedule 4.10 (see section above titled, “Material Events and Background Relevant to Material Events”) The lease assets and liabilities must be recognized in the transaction accounting adjustment because JS Longitude, LLC is no longer in the LGM consolidated group after the distribution of its equity interests to the Existing Equityholders and contribution of these interests to LGM Ventures, LLC, which is outside of the consolidated group. Prior to the distribution and contribution, the lease between JS Longitude, LLC and Exclusive Jets, LLC was an intercompany transaction between two members of the LGM consolidated group (JS Longitude, LLC and Exclusive Jets, LLC) and was thus not recorded in LGM’s historical consolidated financial statements.

dd)

Reflects the purchase of Aircraft 1 in November 2023 for total consideration of $9.5 million, $7.6 million of which was borrowed through a secured promissory note entered into in November 2023 and the remaining $1.9 million was paid in cash.

ee)

Reflects the issuance of the Senior Note in December 2023. This adjustment reflects an increase of $15.0 million in the carrying value of short-term notes payable and a corresponding increase in cash. The $15.0 million carrying value of the debt is comprised of a $15.7 million principal balance, net of $0.7 million of debt issuance costs.

ff)

Reflects the December 2023 repayment of the $7.6 million debt associated with Aircraft 1 purchased in November 2023 and the repayment of the $7.6 million debt associated with Aircraft 2 purchased in September 2023.

gg)	Reflects a $3.0 million increase in short-term notes payable and a corresponding increase in cash due to additional borrowings under the LGM line of credit during December 2023.

hh)

Reflects an increase of $0.5 million in the EGA Trust Account from the accrued interest income earned on the investments held in the EGA Trust Account from October 1, 2023 through the Closing of the Business Combination.

ii)

Reflects the exchange of 1,694,456 EGA Public Warrants for 372,780 shares of PubCo Class A Common Stock in connection with the Warrant Exchange Agreements. This adjustment increases accumulated deficit by $33 thousand as the EGA Public Warrants are remeasured based on their publicly quoted market price at the Closing. In addition, this adjustment increases additional paid-in capital by $0.3 million. The adjustment to additional paid-in capital is calculated as the fair value of the shares issued of $4.5 million, net of $4.2 million, which is the difference of the fair value of shares issued of $4.5 million less the fair value of the EGA Public Warrants of $0.3 million. The $4.2 million is recorded as a reduction to additional paid-in capital because the exchange of EGA Public Warrants for shares is considered a specific incremental cost directly attributable to the offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A).

jj)

Reflects the purchase of 75,000 shares of Pubco Class A Common Stock and grant of these shares to employees of LGM upon Closing of the Business Combination. The shares were fully vested on the grant date, with the net impact of the share purchase and subsequent grant resulting in a decrease of cash of $0.8 million, an increase to selling, general and administrative expense of $0.9 million, and a decrease to additional paid-in capital of $0.1 million related to the difference between the purchase price of the shares and the grant date fair value. The adjustment does not reflect any impact to treasury stock as the purchase of the shares increases treasury stock and the immediate subsequent grant of shares to employees reduces treasury stock by the same amount. The 75,000 shares of Pubco Class A Common Stock are presented within the Public Stockholders holding Class A Common Stock line of the ownership table presented above.

kk)

Reflects Mr. Segrave, Jr.’s redemption of 70,000 LGM common units for 70,000 shares of PubCo Class A Common Stock. The redemption triggers the cancelation of 70,000 shares of PubCo Class B Common Stock. In connection with the redemption, Mr. Segrave, Jr. immediately transferred the 70,000 shares of PubCo Class A Common Stock to an unaffiliated third party in accordance with the Non-Redemption Agreement (see section above titled, “Material Events and Background Relevant to Material Events”).

The adjustment decreases PubCo Class B Common Stock for an immaterial amount based on its par value and increases PubCo Class A Common Stock for an immaterial amount based on its par value. The 70,000 shares of PubCo Class A Common Stock are recorded at their fair value upon issuance on the Closing Date as an increase to additional paid-in capital. However, the cost of issuing these shares is considered a specific incremental cost directly attributable to the offering of securities in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) and as such results in an offsetting decrease to additional paid-in capital for the fair value of the shares issued. Therefore, the issuance of these shares has no net impact on additional paid-in capital.

ll)

Reflects the removal of the $7.9 million non-current liability for the deferred underwriting discount in accordance with the amended fee agreement with the underwriter. The adjustment also reflects a cash payment of $0.5 million to the underwriter, an increase of $1.5 million in short-term notes payable (payable to the underwriter), and an increase to additional paid-in capital of $5.9 million. The 300,000 shares of PubCo Class A Common Stock contingently issuable to the underwriter within 5 days of the SEC declaring effectiveness of a registration statement were evaluated under Accounting Standards Codification (“ASC”) 815-40 to determine whether they met the derivative scope exception of being considered indexed to the entity’s own stock as well as the additional criteria required for classification within stockholders’ equity.[1] Management is still in the process of finalizing its accounting analysis for the shares to be issued under the amended fee agreement. With respect to the shares to be issued, management preliminarily determined that the contingent commitment to issue the 300,000 shares of PubCo Class A Common Stock was considered indexed to the entity’s own stock and met the additional criteria required for classification within stockholders’ equity. Therefore, the fair value of 300,000 shares of PubCo Class A Common Stock as of the date and time (Closing) of the agreement on the amended fee were recorded as an increase to additional paid-in capital. In addition, as the terms of payment of the deferred underwriting fee were required to be settled via the amended fee agreement prior to Closing, this fee is considered to be a specific incremental cost directly attributable to the offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) and as such results in an offsetting decrease to additional paid-in capital for the fair value as of the Closing of 300,000 shares of PubCo Class A Common Stock. Therefore, the issuance of these shares has no net impact on additional paid-in capital. The $7.9 million reduction of the non-current liability (described above) less the $0.5 million reduction of cash (described above) and less $1.5 million increase in short-term notes payable (described above) is recorded as a $5.9 million increase to additional paid-in capital because the settlement of the deferred underwriting fee is considered to be a specific incremental cost directly attributable to the

(1)

Management preliminarily determined that the probability of not having a registration statement declared effective by the SEC within 60 business days of Closing was remote. As such, it was preliminarily determined that it was not necessary to consider any scenario whereby more than 300,000 shares would be issued (see discussion above regarding increasing the 300,000 shares by 50,000 shares per month on the first business day of the month until the registration statement is declared effective).

offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) (as described above).

mm)

Reflects the receipt of the $15.0 million advance upon closing of the Credit Facility, less $1.4 million in debt issuance costs. The adjustment increases cash and cash equivalents by $13.6 million, increases other long-term assets by $1.4 million, and increases long-term notes payable, non-current portion by $15.0 million.

Pro forma Transaction Accounting Adjustments:

a)	Reflects the release of the Trust Account to cash and cash equivalents.

b)	Reflects the removal of EGA’s income taxes payable as this liability is incurred due to the trust interest income, which is eliminated (see Note 4(a)).

c)

Reflects the conversion of 1,000 shares of EGA Class B Common Stock held by the EGA Sponsor into PubCo Class A Common Stock and the conversion of 5,624,000 shares of nonredeemable EGA Class A Common Stock into PubCo Class A Common Stock in connection with the Closing of the Business Combination.

d)

Reflects the excise tax liability resulting from the actual redemptions of EGA Class A common stock. The excise tax liability is calculated as 1) the fair value of the 2,924,907 shares redeemed (see Note 3(e)) 2) multiplied by the excise tax rate of 1.0%.

e)

Reflects the redemption of 2,924,907 shares of EGA Class A Common Stock subject to possible redemption prior to the Closing of the Business Combination at a redemption price per share of $10.91 for an aggregate redemption price of $31.9 million.

f)

Reflects the automatic conversion of the entire principal balance of the Bridge Notes into shares of PubCo Class A Common Stock upon the Closing of the Business Combination. The principal converted into shares is inclusive of additions to the principal as a result of the accumulation of PIK interest (see Note 3(aa)). The adjustment decreases notes payable, non-current by $94.5 million and increases additional paid-in capital, accumulated deficit, and PubCo Class A common stock by $95.5 million, $1.0 million, and $1 thousand, respectively. The increase to accumulated deficit of $1.0 million is a result of the write-off of unamortized debt issuance costs associated with the Bridge Notes.

g)

Reflects a payment of $1.6 million for LGM transaction costs. Additionally, the adjustment reflects advisory, legal, and other professional fees of $5.8 million that are specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination, as well as transaction costs of $2.9 million that were incurred in connection with the Business Combination but that are not directly attributable to the offering of securities. The $5.8 million in costs that are specific incremental costs directly attributable to the offering of securities is recorded as a reduction to additional paid-in capital and the $2.9 million in costs that are not directly attributable to the offering of securities is recorded as an addition to the accumulated deficit. The adjustment reduces prepaid expenses by $4.0 million, increases accounts payable by $2.1 million, and increases accrued expenses and other current liabilities by $1.0 million.

h)

Reflects the reclassification of 1,306,922 shares of EGA Class A Common Stock subject to possible redemption into PubCo Class A Common Stock. PubCo’s common stock issued as part of the reclassification of EGA Class A Common Stock was recorded at the par value of $0.0001 to PubCo Class A Common Stock in the amount of less than $1 thousand and additional paid-in capital in the amount of $12.7 million.

i)

Reflects a total payment of $4.1 million for EGA transaction costs. Additionally, the adjustment reflects advisory, legal, and other professional fees of $1.2 million that are specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination, as well as transaction costs of $1.3 million that were incurred in connection with the Business Combination but that are not directly attributable to the offering of securities and are non-recurring items. The $1.2 million in costs that are specific incremental costs directly attributable to the offering of securities is recorded as a reduction to additional paid-in capital and the $1.3 million that are not directly attributable to the offering of securities is recorded as an addition to the accumulated deficit. The adjustment decreases accounts payable by $1.6 million, increases prepaid expenses and other current assets by $2.5 million, and increases short-term notes payable by $2.5 million.

j)

Reflects the allocation of LGM’s net assets to the redeemable noncontrolling interest due to retained interests held by LGM’s Existing Equityholders. The noncontrolling interest represents approximately 78.0% of the ownership interests retained by the Existing Equityholders after actual redemptions of $31.9 million.

Upon the first anniversary of the Closing of the Business Combination, the LGM Common Units comprising the noncontrolling interest can be redeemed for shares of PubCo Class A Common Stock or cash. While PubCo determines whether redemption settlement is for cash or shares, settlement is not considered within the sole control of PubCo as the holders of PubCo Class B Common Stock will designate a majority of the members of the PubCo Board. Since redemption for cash is not considered within the sole control of PubCo, the noncontrolling interest is classified as temporary equity in accordance with ASC 480-10-S99-3(A)(2).

For periods when the noncontrolling interest is probable of becoming redeemable (but is not currently redeemable), management will accrete changes in its redemption value from the date it becomes probable that it will become redeemable (Closing of Business Combination) to its earliest redemption date (first anniversary of Closing of Business Combination). This measurement method is in accordance with ASC 480-10-S99-3(A)15a. As the noncontrolling interest only becomes probable of becoming redeemable upon the Closing of the Business Combination, no pro forma adjustment to redemption value is necessary because none of the one-year accretion period has lapsed as of the Closing of the Business Combination.

k)	Reflects the recapitalization of LGM in connection with the Closing of the Business Combination and the issuance of 60,000,000 shares of PubCo Class B Common Stock.

l)

Reflects the removal of the derivative liability associated with the Bridge Notes as the Bridge Notes are converted upon the Closing of the Business Combination and the derivative liability is extinguished in connection with the conversion of the notes.

m)	Reflects the reclassification of LGM Enterprises, LLC members’ deficit to accumulated deficit.

n)	Reflects payment to the Sponsor for office space, utilities, and administrative support.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and the Year Ended December 31, 2022

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the pro forma impact on operating loss and net loss cannot be quantified.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Adjustments for Material Events:

aa)

Reflects the removal of all amounts on the statements of operations related to JS Longitude, LLC’s operation of the corporate jet as JS Longitude, LLC is no longer in the LGM consolidated group after the transactions described in Schedule 4.10 (see section above titled, “Material Events and Background Relevant to Material Events” for additional information).

In addition, this adjustment also reflects lease expense and amortization of the operating lease right-of-use asset for the lease between JS Longitude, LLC and Exclusive Jets, LLC. These lease-related amounts must be recognized in the transaction accounting adjustment because JS Longitude, LLC is no longer in the LGM consolidated group after the distribution of its equity interests to the Existing Equityholders and contribution of these interests to LGM Ventures, LLC, which is outside of the consolidated group. Prior to the distribution and contribution, the lease between JS Longitude, LLC and Exclusive Jets, LLC was an intercompany transaction between two members of the LGM consolidated group (JS Longitude, LLC and Exclusive Jets, LLC) and was thus not recorded in LGM’s historical consolidated financial statements.

bb)	Reflects depreciation expense on Aircraft 1 as if it had been acquired on January 1, 2022.

cc)	Reflects interest expense, amortization of debt issuance costs, commitment fee, and agency fee due under the Credit Facility as if it had been entered into as of January 1, 2022.

dd)

Reflects a loss on extinguishment of debt for Aircraft 1 and Aircraft 2 as it is assumed that these debts were repaid on January 1, 2022 for purposes of the unaudited pro forma condensed combined statement of operations.

ee)	Reflects the interest expense on the promissory note between LGM and an affiliate of the Sponsor as if it had been issued on January 1, 2022.

ff)	Reflects the stock-based compensation expense related to the 75,000 shares of Pubco Class A Common Stock issued to employees upon the Closing of the Business Combination.

gg)	Reflects the remeasurement of the warrant liability for the 1,694,456 EGA Public Warrants exchanged for 372,780 shares of Pubco Class A Common Stock.

hh)	Reflects the interest expense and amortization of debt issuance costs (to interest expense) on the Secured Note as if it had been issued on January 1, 2022.

Pro forma Transaction Accounting Adjustments:

a)	Reflects the elimination of interest income earned on investments held in the EGA Trust Account.

b)	Reflects the allocation of net income/(loss) to the noncontrolling interests due to the interests retained in LGM by the Existing Equityholders as reflected in the table below:

(In thousands, except for percentages)	Actual Redemptions
Year Ended December 31, 2022
Pro forma Net loss	$(11,148)
Less: Net loss attributable to noncontrolling interest of LGM (Historical)	(10,200)

Pro forma Net loss adjusted	(948)

Redeemable noncontrolling interest percentage	78.0%
Net loss attributable to redeemable noncontrolling interest	(739)
Total net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(10,939)

Net loss attributable to PubCo	$(209)

(In thousands, except for percentages)	Actual Redemptions
Nine Months Ended September 30, 2023
Pro forma Net loss	$(25,304)
Less: Net loss attributable to noncontrolling interest of LGM (Historical)	(6,762)

Pro forma Net loss adjusted	(18,542)

Redeemable noncontrolling interest percentage	78.0%
Net loss attributable to redeemable noncontrolling interest	(14,463)
Total net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(21,225)

Net loss attributable to PubCo	$(4,079)

c)	Reflects the elimination of PIK interest expense on LGM’s Bridge Notes as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

d)

Reflects the write-off of the unamortized debt issuance costs associated with the Bridge Notes as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

e)

Reflects the elimination of the change in fair value of the derivative liability embedded in the Bridge Notes, as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

f)

Reflects transaction costs for LGM and EGA for accounting, auditing, and other professional fees incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination. The adjustment includes amortization of a deferred charge for directors and officers insurance recorded in Prepaid expenses and other current assets (see Note 3(i)) as well as interest expense related to the financing of the insurance premiums.

g)	Reflects an adjustment to income taxes as a result of the tax impact of the pro forma adjustments at the estimated combined statutory tax rate of 24.1%.

h)	Reflects the write-off of the derivative liability embedded in the Bridge Notes, as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

i)	Reflects the removal of EGA’s income tax expense as this expense is due to the trust interest income, which is eliminated (see Note 4(a)).

j)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of PubCo shares outstanding at the Closing of the Business Combination, assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 were made on January 1, 2022.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2022
Weighted-average shares calculation - basic and diluted	Actual Redemptions
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(11,148)
Less: pro forma net loss attributable to redeemable noncontrolling interest	(739)
Less: pro forma net loss attributable to noncontrolling interest	(10,200)

Pro forma net loss attributable to holders of Class A Common Stock	$(209)

Denominator:
Public stockholders holding Class A Common Stock	1,306
EGA Sponsor holding Class A Common Stock	5,625
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373

Pro forma weighted-average shares outstanding—basic and diluted	16,925

Pro forma basic and diluted net loss per share(1)(2)	$(0.01)

Nine Months Ended September 30, 2023
Weighted-average shares calculation - basic and diluted	Actual Redemptions
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(25,304)
Less: pro forma net loss attributable to redeemable noncontrolling interest	(14,463)
Less: pro forma net loss attributable to noncontrolling interest	(6,762)

Pro forma net loss attributable to holders of Class A Common Stock	$(4,079)

Denominator:
Public stockholders holding Class A Common Stock	1,306
EGA Sponsor holding Class A Common Stock	5,625
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373
Pro forma weighted-average shares outstanding—basic and diluted	16,925

Pro forma basic and diluted net loss per share(1)(2)	$(0.24)

1)

Shares of PubCo Class B Common Stock do not participate in the earnings or losses of PubCo and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of PubCo Class B Common Stock under the two-class method has not been presented.

2)

As the exercise price of $11.50 for the public warrants and the private placement warrants to purchase EGA Class A Common Stock is above the average EGA Class A Common Stock price of approximately $9.76 for the year ended December 31, 2022, and approximately $10.26 for the nine months ended September 30, 2023, these warrants are excluded from the calculation of pro forma diluted earnings per share because it is assumed that they would not be exercised since the exercise price exceeds the price of the underlying stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. Our actual results could differ materially from those discussed in these forward-looking statements as a result of several factors, including those set forth under the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus. Please refer to the section of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview of Our Business

FlyExclusive is a premier owner and operator of curated private aviation experiences dedicated to surpassing passenger expectations for quality, convenience, and safety. Our mission is to be the world’s most vertically integrated private aviation company through capital-efficient program growth, an industry-leading pricing model, optimal dispatch availability, in-house training, and a controlled premium customer experience on modernized aircraft. As of September 30, 2023, we had 100 aircraft in our owned and leased fleet that includes light, midsize, super-midsize, and large jets. As one of the nation’s largest Citation operators, flyExclusive has curated a versatile fleet of Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore / Encore+, Citation Sovereign, and Citation X aircraft. Gulfstream jets round out our Company fleet of large aircraft. We have a long track record of success and growth across a full range of industry services. Our core competitive advantage is the purpose-built, in-house control of decisions and processes needed to operate a successful private aviation company through a range of market environments.

We have a diversified and evolving business model generating charter revenue through our jet club membership program, our guaranteed revenue program (“GRP”), our fractional program, and our maintenance, repair, and overhaul (“MRO”) program. Our chief operating decision maker, our chief executive officer, reviews our financial information presented on a consolidated basis, and accordingly, we operate under one reportable segment, which is charter aviation services.

Jet club revenue is generated from flight operations as well as membership fees. Jet club members are guaranteed access to our fleet of light, midsize and super-midsize aircraft. New members pay a minimum deposit of $100 thousand up to a maximum of $500 thousand depending on their level of membership. Membership levels determine the daily rate a member is charged for future flights. Membership and incidental fees are also applied against a member’s account. The initial and all subsequent deposits to replenish the member’s account are non-refundable.

GRP revenue is derived from contracts with wholesale customers whereby the customer commits to utilize a specified minimum number of hours per quarter in exchange for guaranteed access to aircraft. Each aircraft requires a deposit that is recorded on the balance sheet. Revenue is billed weekly and guaranteed based on contract rates for light, midsize, and super-midsize aircraft. Contract terms allow us to bill for ancillary services based on the circumstances of a flight. Rates are assessed each quarter to account for changes in fuel cost.

Fractional ownership members purchase a fractional ownership interest in an aircraft for a contractual term of up to five years, which grants the member access to our light, midsize and super mid-size fleets. Fractional members pay daily and hourly rates for each flight. The first stage of the fractional revenue stream is the pre-owner stage where the member signs a letter of intent and interim use agreement, which may be before the aircraft is available. At this time, the member pays two deposits, one deposit is towards the purchase of the fractional interest and the second deposit is to have the ability to use the fleet in the interim period prior to owning the fractional interest. Upon completion of enrollment in the program, fractional members who purchase new aircraft obtain ownership when the aircraft is delivered, expected to be approximately one year from when the aircraft is ordered from the manufacturer. Fractional members have the ability to advance ownership if they purchase an interest in one of our pre-owned fractional aircraft. Once the transfer of interest in the aircraft is complete, the member becomes a fractional owner in the aircraft. With the transfer of interest, flyExclusive is still able to utilize these aircraft to service other channels, providing us with another capital-light way to grow our fleet.

Our MRO program services include 24/7 maintenance and interior and exterior refurbishment services to third parties in addition to maintaining our own fleet. MRO revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided. Any billing for MRO services that exceeds revenue earned to date is included in deferred revenue on the consolidated balance sheets.

Key Factors Affecting Results of Operations

We believe that the following factors have affected our financial condition and results of operations and are expected to continue to have a significant effect:

Economic Conditions

If demand for private aviation services were to decrease, this could result in slower jet club growth, members declining to renew their memberships and reduced interest in the fractional and partnership programs, all of which could have a material adverse effect on our business, financial condition and results of operations. In addition, our customers may consider private air travel through our products and services to be a luxury item, especially when compared to commercial air travel or not traveling by air at all. As a result, any general downturn in economic, business and financial conditions which has an adverse effect on our customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than our products and services. In addition, in cases where significant hours of private flight are needed, many of the companies and high-net-worth individuals to whom we provide products and services have the financial ability to purchase their own aircraft or operate their own corporate flight department should they elect to do so.

Competition

Many of the markets in which we operate are competitive as a result of the expansion of existing private aircraft operators, expanding private aircraft ownership and alternatives such as luxury commercial airline service. We compete against a number of private aviation operators with different business models, and local and regional private charter operators. Factors that affect competition in our industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions and investment requirements. Our competitors might capture a share of our present or potential customer base, which could adversely affect our business, financial condition and results of operations.

Pilot Availability and Attrition

In recent years, we have experienced significant volatility in our attrition, including volatility resulting from training delays, pilot wage and bonus increases at other industry participants and the growth of cargo, low-cost and ultra-low-cost airlines. In prior periods, these factors, at times, caused our pilot attrition rates to be higher than our ability to hire and retain replacement pilots. If our attrition rates are higher than our ability to hire and retain replacement pilots, our operations and financial results could be materially and adversely affected.

Wheels Up (“WUP”) Termination

On June 30, 2023, we served WUP a Notice of Termination of the parties’ Fleet Guaranteed Revenue Program Agreement, dated November 1, 2021 (the “GRP Agreement”). As a result of the termination, we do not believe that the GRP program will generate revenue following the date of the GRP Agreement’s termination, which will have a material impact on the financial statements for the year ending December 31, 2023. For some time prior to the termination of the GRP Agreement we were planning, for the strategic reasons of avoiding excessive reliance on a single customer and shifting towards focusing on wholesale and contractual retail customers, to scale down business with WUP, and we had already reflected scaled down revenue accordingly in our publicly disclosed projections, with GRP revenue expected to total only 1.5% of total forecasted revenue for fiscal year 2024. However, the termination of the GRP Agreement will have a material impact on the financial statements beyond 2023 until we are able to successfully effectuate this planned strategic shift and replace the revenue lost from the termination of the GRP Agreement. Additionally, as of June 27, 2023, WUP accounted for $15.7 million in receivables, which was a significant majority of total receivables at that time. When the agreement with WUP was terminated on June 30, 2023 the receivable balances were eliminated, as allowable under relevant accounting standards, by being applied against existing deposits held under the agreement. Please see the section entitled “Risk Factors — Risks Relating to LGM — On June 30, 2023, we terminated our agreement with Wheels Up that accounted for a significant portion of our total revenues the past two years. Such termination could have an adverse effect on our business, results of operations and financial condition if we fail to materially replace the revenue derived from Wheels Up moving forward as expected” and Note 17 “Commitments and Contingencies” of the notes to the consolidated financial statements included elsewhere in this prospectus, for more information on the WUP termination.

Business Impact of COVID-19

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. During the first half of 2020, in order to minimize the adverse impact of the COVID-19 pandemic on our operating costs and cash flows we took a number of temporary actions, including offering voluntary furloughs to our employees, implementing a mandatory reduction in all work schedules and delaying certain planned initiatives and internal investments. Since that time, we have reduced or eliminated the majority of these temporary actions. However, as a result of the increased rate of COVID-19 spread during a portion of the fourth quarter of 2021 and into the first quarter of 2022, flight volumes were negatively impacted, primarily due to a combination of customer cancellations, access to third-party supply and reduced crew availability resulting from COVID-19 exposure. These negative impacts could increase again at any time. Moving forward, however, we believe that COVID-19 pandemic has led to a shift in consumer prioritization of wellness and safety, with private aviation viewed increasingly by those in the addressable market as a health-conscious decision rather than a discretionary luxury. We believe this will translate into an increase in flight demand over time.

CARES Act

On March 27, 2020, the CARES Act was signed into law. The CARES Act provided the airline industry with up to (i) $25.0 billion in grants with assurances the support is to be used exclusively for employee salaries, wages and benefits, and (ii) $25.0 billion in secured loans.

We applied to the Treasury for assistance under the Payroll Support Program and the Paycheck Protection Program as established by the CARES Act. We were awarded $23.6 million to support ongoing operations, all of which has been received.

The CARES Act support payments were conditioned, including certain restrictions on executive and other employee compensation and severance through April 1, 2023, and certain ongoing reporting obligations through April 1, 2023. While we believe that we are fully compliant with all requirements of the CARES Act and the Payroll Support Program Agreements, including the requirement to use the awards only for payment of certain employment costs (i.e. wages, salaries and benefits), if we were found to be not in compliance with such requirements, the Treasury has sole discretion to impose any remedy it deems appropriate, including requiring full repayment of the awards with appropriate interest. The imposition of any such remedy could have a material and adverse effect on our financial condition.

The CARES Act also provides an Employee Retention Credit (“ERC”) program. The goal of the ERC program is to encourage employers to retain and continue paying employees during periods of pandemic-related reduction in business volume even if those employees are not actually working, and therefore, are not providing a service to the employer. Under the Act, eligible employers could take credits up to 70% of qualified wages with a limit of $7 thousand per employee per quarter for the first three quarters of calendar year 2021. In order to qualify for the ERC in 2021, organizations generally have to experience a more than 20% decrease in gross receipts in the quarter compared to the same quarter in calendar year 2019 or its operations are fully or partially suspended during a calendar quarter due to “orders from an appropriate governmental authority limiting commerce, travel, or group meetings (for commercial, social, religious, or other purposes)” due to COVID-19. The credit is taken against our share of Social Security Tax when our payroll provider files, or subsequently amends the applicable quarterly employer tax filings.

As of September 30, 2023, we had applied for $9.5 million and received $9.0 million of ERC. Our legal counsel has issued a legal opinion that we, more likely than not, qualified for the ERC. However, it remains uncertain whether we meet the qualifications required to receive the ERC. Therefore, the balance was included in accrued expenses and other current liabilities in the consolidated balance sheets should we be required to potentially repay the ERC.

Non-GAAP Financial Measures

In addition to our results of operations below, we report certain key financial measures that are not required by, or presented in accordance with, GAAP.

These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors about us. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures might not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA

We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) depreciation and amortization, (iii) public company readiness expenses, and (iv) gain on forgiveness of CARES Act Loan.

We include Adjusted EBITDA as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts and for the following:

•	Strategic internal planning, annual budgeting, allocating resources and making operating decisions.

•	Historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and expenses and revenue unrelated to our core ongoing business.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021
Net income (loss)	$(30,451)	$8,951	$(4,152)	$2,242
Add (deduct):
Interest income	(2,989)	(553)	(782)	(597)
Interest expense	15,601	4,342	8,291	4,218
Depreciation and amortization	20,176	16,823	23,114	17,353
Public company readiness expenses(1)	7,506	—	1,660	—
Gain on forgiveness of CARES Act Loan	(339)	—	—	(11,153)

Adjusted EBITDA	$9,504	$29,563	$28,131	$12,063

(1)	Includes costs primarily associated with compliance and consulting in advance of transitioning to a public company.

Key Operating Metrics

In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business.

The following table summarizes our key operating metrics:

	As of September 30,		As of December 31,
	2023	2022	2022	2021
Ending aircraft on certificate	100	90	91	78

	Nine months ended September 30,		Years Ended December 31,
	2023	2022	2022	2021
Members contributing to revenues*	836	604	684	405
Active members*	747	578	670	393
Average aircraft on certificate	94	85	90	70
Aircraft contributing to revenues	98	89	91	78
Total flight hours**	40,561	43,126	58.207	47,922
Total hours per aircraft***	431.1	506.6	646.0	687.4
Members per aircraft*	8.5	6.8	7.5	5.2

*

Members contributing to revenues are defined as the number of contractual retail members — club, fractional, and partnership members — that contributed to revenues during the reporting period. GRP customers do not represent contractual retail, and thus are not considered “members”.

**

LGM’s historical flight hours for the last two fiscal years and subsequent interim period, without flight hours derived from GRP are as follows: 44,336 hours for the year ended December 31, 2021, 37,971 hours for the year ended December 31, 2022, 28,581 hours for the nine months ended September 30, 2022 and 32,706 hours for the nine months ended September 30, 2023.

***

LGM’s historical hours per aircraft for the last two fiscal years and subsequent interim period, without flight hours derived from GRP are as follows: 636.0 hours per aircraft for the year ended December 31, 2021, 421.4 hours per aircraft for the year ended December 31, 2022, 335.7 hours per aircraft for the nine months ended September 30, 2022 and 347.6 hours per aircraft for the nine months ended September 30, 2023.

Members contributing to revenues

We define members contributing to revenues as the number of club, fractional, and partnership members that contributed to revenues during the reporting period. We believe that membership growth is strategically correlated to aircraft additions, and the evolution of our business from non-contractual wholesale customers prior to 2020 to contractually committed members provides greater revenue visibility. Due to the nature of our business, we have periods of time in which not every member utilizes our services.

Active Members

We define active members as members that have taken at least one flight during the reporting period.

Average aircraft on certificate

We define average aircraft on certificate as the average number of airworthy aircraft in our fleet as certified by the Federal Aviation Administration (“FAA”) deeming the aircraft operational. We believe that our growth has been fueled by a disciplined, strategic approach to adding aircraft, either via ownership in whole or in part or via lease from a third party. The time between the purchase or lease of an aircraft and the aircraft’s certification is critical because revenue cannot be earned on the aircraft until it is certified. Thus, we use average aircraft on certificate as a key operating metric within a given reporting period.

Ending aircraft on certificate

We define ending aircraft on certificate as the number of airworthy aircraft in our fleet as certified by the FAA at the end of a given reporting period. We use ending aircraft on certificate to measure fleet growth in comparison to historical periods.

Aircraft contributing to revenues

We define aircraft contributing to revenues as the number of aircraft on certificate that completed a customer flight leg during the reporting period. Aircraft contributing to revenues during a given reporting period is lower than the number of aircraft on certificate due to unavailable aircraft resulting from maintenance or refurbishment.

Total flight hours

We define total flight hours as the actual flight time from the moment of aircraft lift-off at the departure airport until it touches ground at the end of a flight. We believe total flight hours are a useful metric to measure the usage of our programs and the scale of our fleet and revenue growth.

Total hours per aircraft

We define total hours per aircraft as the total flight hours divided by the average number of aircraft on our operating certificates during the year. We use total hours per aircraft to assess operational efficiency as it pertains to aircraft utilization and mitigation of downtime, which can result from maintenance and crew availability.

Members per aircraft

We define members per aircraft as members contributing to revenues divided by aircraft contributing to revenues. We use members per aircraft to control the customer experience through the management of our customer to aircraft ratio. In the third quarter of 2023, 99.2% of our customers were fulfilled on our fleet without the high-cost of reliance of third parties to meet demand. An optimal customer to aircraft ratio allows us to gain a competitive advantage by having sufficient aircraft available to meet member demand and be flexible to backfill unused aircraft for wholesale use.

Components of Results of Our Operations

The key components of our results of operations include:

Revenue

We derive revenue from charter flights, which include our jet club, GRP and fractional programs, and from our MRO services.

Customers prepay us in advance for member flights based on contractual rates depending on the type of flight. We then recognize revenue from these prepayments upon departure of a flight.

Jet club members pay an initial non-refundable flight deposit where the amount of the flight deposit impacts the contractual rates paid. We recognize this kind of revenue and membership fees monthly as the Company stands ready to provide flight services as requested by the customer, thereby satisfying our related performance obligation. Revenue for flights and related services is recognized when such services are provided to the customers. Fluctuations in revenue during any given period in the flights and related services portion of our jet club program are directly correlated to customer demand.

We derive GRP revenue from contracts with wholesale customers whereby the customer commits to purchase a specified minimum number of hours per quarter in exchange for guaranteed access to specific aircraft. The customer pays daily and hourly rates depending upon aircraft type as well as other incidental fees. Although the customer is committed to a minimum number of flight hours per aircraft and a minimum number of aircraft, actual GRP revenue is highly variable as the customer controls the timing, frequency and total volume of usage, sometimes resulting in significant revenue above the contractual minimum. We recognize the monthly minimum as revenue ratably over time and any variable consideration generated from flight services above the minimum in the period of performance.

We recognize fractional revenue from the sales of fractional ownership interests in aircraft over the five-year term of the agreement. In certain contracts the customer can require us to repurchase the interest after a fixed period of time but prior to the contractual termination date of the contract. This is accounted for as a right of return. The consideration from the fractional ownership interest, as adjusted for any customer right of return, is recognized over the term of the contract on a straight-line basis. Variable consideration generated from flight services is recognized in the period of performance.

MRO services are comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs and inspections. MRO revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided. Any billing for MRO services that exceeds revenue earned to date is included in deferred revenue on the consolidated balance sheets.

Costs and expenses

Cost of revenue

Cost of revenue primarily consists of direct expenses incurred to provide flight services and facilitate operations, including aircraft lease costs, fuel, payroll expenses including wages and employee benefits for employees directly providing and facilitating flight services, crew travel, insurance, maintenance, subscriptions, and third-party flight costs.

Selling, general and administrative

Selling, general and administrative expense primarily consists of non-flight related employee compensation wages and benefits in our finance, executive, human resources, legal and other administrative functions, employee training, third-party professional fees, corporate travel, advertising, and corporate related lease expenses.

Depreciation and amortization

Depreciation and amortization expense primarily consists of depreciation of capitalized aircraft. Depreciation and amortization expense also includes amortization of capitalized software development costs.

Other income (expense)

Interest income

Interest income consists of interest earned on municipal bond funds and treasury bills.

Interest expense

Interest expense primarily consists of interest paid or payable and the amortization of debt discounts and deferred financing costs on our loans.

Gain on forgiveness of CARES Act Loan

Consists of amounts related to loan forgiveness granted under the Payroll Protection Program and Payroll Support Program.

Gain (loss) on aircraft sold

Consists of aircraft sales in excess (gain) or below (loss) their net book value.

Gain on leased right-of-use asset

Consists of gains resulting from right-of-use asset impairments or lease terminations prior to the end of the lease term, net of any similar losses.

Change in fair value of derivative liability

Change in fair value of derivative liability reflects the non-cash change in the fair value of our embedded derivatives attributed to our convertible notes.

Other income

Other income consists of dividend income, realized gain/loss on sales of investment securities, and state tax payments.

Results of Operations

Results of Our Operations for the Nine Months Ended September 30, 2023 Compared to the Nine Months Ended September 30, 2022

The following table sets forth our results of operations for the nine months ended September 30, 2023 and 2022 (in thousands, except percentages):

	Nine Months Ended September 30,		Change in
	2023	2022	$	%
Revenue	$239,397	$237,629	$1,768	1%
Costs and expenses:
Cost of revenue	193,564	186,262	7,302	4%
Selling, general and administrative	51,957	36,082	15,875	44%
Depreciation and amortization	20,176	16,823	3,353	20%

Total costs and expenses	265,697	239,167	26,530	11%

Loss from operations	(26,300)	(1,538)	(24,762)	1,610%
Other income (expense):
Interest income	2,989	553	2,436	441%
Interest expense	(15,601)	(4,342)	(11,259)	259%
Gain on aircraft sold	12,435	14,321	(1,886)	(13)%
Change in fair value of derivative liability	(3,577)	—	(3,577)	(100)%
Cares Act grant	339	—	339	100%
Other expense	(736)	(43)	(693)	1,612%

Total other income (expense)	(4,151)	10,489	(14,640)	(140)%

Net (loss) income	(30,451)	8,951	(39,402)	(440)%
Net loss attributable to noncontrolling interest	(6,762)	(6,632)	(130)	2%

Net income (loss) attributable to LGM Enterprises, LLC	$(23,689)	$15,583	$(39,272)	(252)%

Revenue

	Nine Months Ended September 30,		Change
(In thousands)	2023	2022	Amount	%
Jet club and charter	$166,168	$145,329	$20,839	14%
Guaranteed revenue program	66,916	91,413	(24,497)	(27)%
Fractional ownership	3,281	78	3,203	4,106%
Maintenance, repair, and overhaul	3,032	809	2,223	275%

Total revenue	$239,397	$237,629	$1,768	1%

Jet club and charter revenue increased by $20.8 million, or 14%, to $166.2 million for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022, 81.5% of the increase in jet club and charter revenue was attributable to an increase in flight hours, while an increase in effective hourly rates contributed to 18.5% of the increase during the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022.

GRP revenue decreased by $24.5 million, or 27%, to $66.9 million for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022. The decrease was due to the termination of the

WUP agreement that occurred on June 30, 2023, resulting in no GRP revenue during the third quarter of 2023. Due to the termination of the GRP Agreement with WUP, our sole GRP customer, we do not expect GRP generated revenue beyond the nine months ended September 30, 2023.

Fractional ownership revenue increased by $3.2 million for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 as the fractional ownership program was not introduced until the second quarter of 2022 and generated an immaterial amount of revenue through the nine months ended September 30, 2022.

Maintenance, repair, and overhaul revenue increased by $2.2 million for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 as the MRO program was launched in the third quarter of 2021, but the Company did not start performing substantial services for outside customers until the second half of 2022.

We expect our revenue to increase over time as a result of adding aircraft to our fleet and forecasted membership growth.

Costs and expenses

Cost of revenue

Cost of revenue increased by $7.3 million, or 4%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily due to:

•	An increase of $9.8 million for salaries & wage related expense;

•	An increase of $5.6 million for aircraft repair & maintenance;

•	An increase of $2.8 million for aircraft lease expense;

•	An increase of $1.2 million for affiliate lift expense;

•

A decrease of $10.6 million for cost of fuel mainly due to a national decrease in fuel prices, which was slightly offset by an overall increase in our aircraft usage for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022;

•	A decrease of $0.5 million for engine program expense;

•	A decrease of $0.5 million for insurance expense; and

•	A decrease of $0.4 million for ground expenses.

The remaining fluctuations were not individually significant.

Selling, general and administrative

Selling, general and administrative expenses increased by $15.9 million, or 44%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The increase in selling, general and administrative expenses was primarily attributable to:

•	$11.6 million increase in professional fees, advertising, and marketing costs;

•	$3.3 million increase in personnel-related expenses, as we expanded our headcount to serve our growing customer base; and

•	$1.0 million in software costs.

The remaining fluctuations were not individually significant.

Depreciation and amortization

Depreciation and amortization expenses increased by $3.4 million, or 20%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The increase was primarily due to an increase in depreciation expense resulting from newly purchased aircraft.

Other Income (Expense)

Gain on forgiveness of CARES Act Loan

Gain on forgiveness of CARES Act Loan reflects payroll protection program forgiveness. We did not access those programs in 2022 to support the operations of our business, whereas they resulted in $0.3 million in grant income during the nine months ended September 30, 2023. We do not expect significant grant income in the future.

Interest income

Interest income increased by $2.4 million, or 441%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily as a result of an increase in interest income on treasury bills.

Interest expense

Interest expense increased by $11.3 million, or 259%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. This increase in interest expense was primarily attributable to an increase in the outstanding principal balance on notes payable, and an increase in the interest rate on our variable rate loans.

Gain (loss) on aircraft sold

Gain on aircraft sold decreased by $1.9 million, or 13%, as a result of the favorable environment for selling aircraft for the nine months ended September 30, 2022 as compared to the nine months ended September 30, 2023.

Change in fair value of derivative liability

Change in fair value of derivative liability changed by $3.6 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022 due to the identification and measurement of an embedded derivative related to our convertible notes in 2023. There was no comparable activity in 2022.

Other expense

Other expense changed by $0.7 million, or 1,612%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily as a result of a $0.5 million increase in state taxes, $0.1 million increase on realized losses related to marketable securities and $0.1 million increase in customer refunds.

Results of Our Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

The following table sets forth our results of operations for the year ended December 31, 2022 and 2021 (in thousands, except percentages):

	Years Ended December 31,		Change in
	2022	2021	$	%
Revenue	$320,042	$208,277	$111,765	54%
Costs and expenses:
Cost of revenue	255,441	159,238	96,203	60%
Selling, general and administrative	53,794	34,390	19,404	56%
Depreciation and amortization	23,114	17,353	5,761	33%

Total costs and expenses	332,349	210,981	121,368	58%

Loss from operations	(12,307)	(2,704)	(9,603)	(355)%
Other income (expense):
Gain on forgiveness of CARES Act Loan	—	11,153	(11,153)	(100)%
Interest expense	(8,291)	(4,218)	(4,073)	(97)%
Gain (loss) on aircraft sold	15,333	(2,297)	17,630	768%
Gain on leased right-of-use asset	143	1	142	14,200%
Change in fair value of derivative liability	470	—	470	100%
Other income	500	307	193	63%

Total other income (expense)	8,155	4,946	3,209	65%

Net (loss) income	(4,152)	2,242	(6,394)	(285)%
Net loss attributable to noncontrolling interest	(10,200)	(5,844)	(4,356)	(75)%

Net income attributable to LGM Enterprises, LLC	$6,048	$8,086	$(2,038)	(25)%

Revenue

	Year Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Jet club and charter	$194,874	$187,317	$7,557	4%
Guaranteed revenue program	123,104	20,960	102,144	487%
Fractional ownership	508	—	508	100%
Maintenance, repair, and overhaul	1,556	—	1,556	100%

Total revenue	$320,042	$208,277	$111,765	54%

Jet club and charter revenue increased by $7.6 million, or 4%, to $194.9 million for the year ended December 31, 2022 as compared to the year ended December 31, 2021. The increase in revenue was wholly attributable to increases in effective hourly rates. An increase in jet club flight hours was offset by a decrease in charter flight hours, which resulted from the Company shifting these flight hours to the GRP program.

GRP revenue increased by $102.1 million, or 487%, to $123.1 million for the year ended December 31, 2022 as compared to the year ended December 31, 2021 as the GRP was launched in November 2021.

Fractional ownership revenue increased by $0.5 million for the year ended December 31, 2022 as compared to the year ended December 31, 2021 as the fractional ownership program was not introduced until the second quarter of 2022. No comparable activity in 2021.

Maintenance, repair, and overhaul revenue increased by $1.6 million for the year ended December 31, 2022 as compared to the year ended December 31, 2021 as the MRO program was launched in the third quarter of 2021, but the Company did not start performing services until 2022. No comparable activity in 2021.

We expect our revenue to increase over time as a result of adding aircraft to our fleet and forecasted membership growth.

Costs and expenses

Cost of revenue

Cost of revenue increased by $96.2 million, or 60%, for the year ended December 31, 2022 compared to the year ended December 31, 2021 primarily due to:

•

An increase of $37.3 million for cost of fuel mainly due to a national increase in fuel prices as well as an overall increase in our aircraft usage for the year ended December 31, 2022 compared to the year ended December 31, 2021;

•	An increase of $29.4 million for salaries & wage related expense;

•	An increase of $14.8 million for aircraft repair & maintenance;

•	An increase of $4.0 million for engine program expense;

•	An increase of $3.2 million for aircraft lease expense;

•	An increase of $2.7 million for aircraft ground fees;

•	An increase of $2.0 million for aircraft information technology & WIFI expense;

•	An increase of $1.9 million for non-employee related insurance expense; and

The remaining fluctuations were not individually significant.

Selling, general and administrative

Selling, general and administrative expenses increased by $19.4 million, or 56%, for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase in selling, general and administrative expenses was primarily attributable to:

•	$7.6 million increase in personnel-related expenses, as we expanded our headcount to serve our growing customer base;

•	$3.8 million increase in professional fees, advertising, and marketing costs;

•	$2.5 million increase in healthcare claims;

•	$1.6 million increase in training, hiring, and recruiting expenses; and

•	$1.0 million in software costs.

The remaining increases were not individually significant.

Depreciation and amortization

Depreciation and amortization expenses increased by $5.8 million, or 33%, for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase was primarily due to an increase in depreciation expense resulting from newly purchased aircraft.

Other Income (Expense)

Gain on forgiveness of CARES Act Loan

Gain on forgiveness of CARES Act Loan reflects government assistance received under the CARES Act programs, including the payroll protection program forgiveness and the payroll support program. We did not access those programs in 2022 to support the operations of our business, whereas they resulted in $11.2 million in grant income in 2021. We do not expect significant grant income in the future.

Interest expense

Interest expense increased by $4.1 million, or 97%, for the year ended December 31, 2022 compared to the year ended December 31, 2021. This increase in interest expense was primarily attributable to an increase in the outstanding principal balance on notes payable, and an increase in the interest rate on our variable rate loans.

Gain (loss) on aircraft sold

Gain on aircraft sold increased by $17.6 million, as a result of the continued favorable environment for selling aircraft for the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Gain on leased right-of-use asset

Gain on leased right-of-use asset increased by $0.1 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. This increase is the result of a right-of-use asset termination that occurred during the year ended December 31, 2022 that resulted in a $0.1 million gain.

Change in fair value of derivative liability

Change in fair value of derivative liability increased by $0.5 million for the year ended December 31, 2022 compared to the year ended December 31, 2021 due to the identification and measurement of an embedded derivative related to our convertible notes in 2022. No comparable activity in 2021.

Other income

Other income increased by $0.2 million, or 63%, for the year ended December 31, 2022 compared to the year ended December 31, 2021 primarily as a result of a $0.3 million increase for interest and dividend income earned on municipal bond funds and a $0.3 million decrease in state tax payments. These increases were partially offset by a $0.4 million decrease on realized gains related to marketable securities for the year ended December 31, 2022 compared to the year ended December 31, 2021.

Liquidity and Capital Resources

Sources and Uses of Liquidity

Our principal sources of liquidity have historically consisted of financing activities, including proceeds from equity of the owner, notes payable, and operating activities, primarily from the increase in deferred revenue associated with prepaid flights. As of September 30, 2023, we had $10.3 million of cash and cash equivalents, $71.1 million in short-term investments in securities and $2.4 million available borrowing capacity under the term loan. As of September 30, 2023, we had $3.5 million of available borrowing capacity under the revolving line of credit. Our cash equivalents primarily consist of liquid money market funds, and our investments primarily consist of fixed-income securities including corporate bonds, government bonds, municipal issues, and U.S. treasury bills.

We have consistently maintained a working capital deficit, in which our current liabilities exceed our current assets. We believe that this is common within the private aviation industry and is due to the nature of our deferred revenue, primarily related to prepaid flights, which are performance obligations generally for future flights. Our primary needs for liquidity are to fund working capital, debt service requirements, lease and purchase obligations, capital expenditures, and for general corporate purposes. Our cash needs vary from period to period, primarily based on the timing and costs of aircraft engine overhauls, repairs, and maintenance and the timing of any aircraft purchases.

We believe factors that could affect our liquidity include our rate of revenue growth, changes in demand for our services, competitive pricing pressures, other growth initiatives, our ability to keep increases in operating expenses in line with growth in revenues, and overall economic conditions. To the extent that our current liquidity is insufficient to fund future activities, we would need to raise additional funds. In the future, we may attempt to raise additional capital through the sale of equity securities or through debt financing arrangements. If we raise additional funds by issuing equity securities, the ownership of existing shareholders will be diluted. The incurrence of additional debt financing would result in debt service obligations, and any such debt could include operating and financing covenants that could restrict our operations. In the event that additional funds are required from outside sources, we might not be able to raise it on terms acceptable to us or at all.

We believe that our existing cash on hand, cash generated from operations and available borrowings under our term loan will enable us to secure refinancing as needed to meet our obligations as they become due within the next 12 months. If we are not able to refinance, our liquidity and business would be materially adversely impacted.

Cash Requirements

Our material cash requirements include the following contractual and other obligations:

Short Term Notes Payable

We have entered into multiple short-term loan agreements with various lenders for the purpose of financing the purchase of aircraft. The loan agreements have varying interest rates, maturity dates and-lender imposed restrictions.

Credit Facility

In August 2018, we entered into a term loan agreement with a maximum borrowing capacity of $12.3 million. We have since entered into amended term loan agreements which have raised the maximum borrowing capacity to $32.3 million as of September 30, 2023.

The current iteration of the term loan agreement matures September 2024 and allows the option to elect an interest rate equal to the SOFR-Based Rate or the Prime-Based Rate.

Convertible Notes

In connection with the Equity Purchase Agreement, we issued an aggregate principal amount of $50.0 million of the Bridge Notes to an investor, which facility had the ability to increase to $85.0 million. In October 2022, we requested and received the additional $35.0 million from two other investors, bringing the total aggregate principal amount to $85.0 million.

The Bridge Notes accrue interest daily at annual rate of 10% prior to the occurrence of the termination of the Equity Purchase Agreement (the “De-SPAC Termination Event”) and 15% after the De-SPAC Termination Event. Before the De-SPAC Termination Event, interest is payable in kind, with accrued interest added to the outstanding principal balance and deemed to be paid. In the event of a De-SPAC Termination Event, the outstanding principal amount, plus payable in-kind interest, becomes payable in a monthly amount equal to outstanding obligation divided by 24 months. The maturity date is the earlier of a) the Closing Date and b) the two-year anniversary of the first De-SPAC Termination Event that occurs subsequent to October 17, 2022.

Credit Facility (Revolving Line of Credit)

In March 2023, the Company entered into a revolving uncommitted line of credit loan (the “Master Note”). The Master Note provides a line of credit of up to $60.0 million. At the Company’s option, the annual interest rate on term loans drawn from the Master Note is equal to either the Prime-Based Rate, defined as the greater of 1.25% or the prime rate minus 1.88%, or the Daily Simple SOFR-Based Rate, defined as the greater of 1.25% or the Daily Simple SOFR plus 1.25%. The maturity date of the Master Note is March 9, 2024.

In October 2023, the Company drew down an additional $3.0 million of principal under the Master Note with the selected interest option of SOFR plus 1.25%.

Senior Secured Notes

In December 2023, we issued $15.7 million in principal amount of senior secured notes due in December 2024 in a private offering. The notes were issued with a stated rate of 14% and interest is payable monthly in arrears. The senior secured notes will mature one year from closing date, in which the full principal amount will be due, along with any accrued unpaid interest. The Company will use the proceeds from the issuance to fund aircraft purchases.

Long-Term Loan Agreement

In connection with the acquisition of a new aircraft in November 2023, we entered into a long-term promissory note agreement with a principal amount of $7.6 million. The note bears a fixed interest rate of 9.45% and has a maturity date ten years from the note agreement date. The note was fully repaid in December 2023.

See Note 13 “Debt” to our financial statements included elsewhere in this filing for further information of our debt arrangements.

Leases

We have entered into various lease arrangements for vehicles, hangars, office space and aircraft. In addition to leases of aircraft, we are obligated to pay into aircraft reserve programs.

The duration of our leases varies from two to 30 years and the leases are generally non-cancellable operating leases. Our vehicle leases are typically month-to-month and are classified as short-term leases.

See Note 11 “Leases” to our financial statements included elsewhere in this filing for further detail of our lease arrangements.

Capital Expenditures

We currently anticipate that cash required for capital expenditures for the next 12 months is approximately $165.8 million, which includes accounts payable of $21.9 million, accrued expenses and other current liabilities of $28.8 million, short-term notes payable of $14.3 million, short-term debt contractual principal payments due of $84.8 million and non-cancellable lease payments of $16.0 million. We plan to refinance contractual principal payments that comprise the short-term debt liability as they become due. As stated above, we have maintained a positive relationship with our debtholders and have not historically had any difficulty refinancing our debt obligations. Based on our historical experience and the fact that we have not suffered any decline in creditworthiness, we expect that our cash on hand and cash earnings will enable us to secure the necessary refinancing. The accounts payable, accrued expenses, and lease liabilities will be settled using a combination of cash generated by operations, sale of investments and incremental borrowing activity, if necessary.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors — Risks Related to Our Business and Industry.”

Cash Flows

The following table summarizes our cash flows for the periods indicated (in thousands):

	Nine months ended September 30,		Years Ended December 31,
	2023	2022	2022	2021
Net cash (used in) provided by:

Operating activities	$3,617	$33,800	$45,639	$57,212
Investing activities	(44,113)	(73,625)	(167,266)	(70,793)
Financing activities	27,582	36,758	123,675	21,208

Net (decrease) increase in cash and cash equivalents	$(12,914)	$(3,067)	$2,048	$7,627

Cash Flow from Operating Activities

Net cash provided by operating activities for the nine months ended September 30, 2023 was $3.6 million, resulting from a $20.2 million cash inflow in depreciation and amortization, a $0.6 million change in amortization of contract costs, a $12.5 million change in non-cash lease expense, a $5.1 million net change in non-cash interest expense, a $4.4 million cash inflow from net changes in operating assets and liabilities, a $3.6 million loss on change in the fair value of the derivative liability and a $0.2 million loss on investment in equity securities, partially offset by our net loss of $30.5 million and a $12.4 million gain on the sale of property and equipment. The $4.4 million cash inflow provided by operating assets and liabilities is primarily due to a $23.7 million cash inflow from deferred revenue, $13.4 million cash inflow from accounts receivable, a $6.9 million cash inflow from other non-current liabilities, a $5.8 million cash inflow from other current liabilities, a $1.4 million cash inflow to related parties, a $0.9 million cash inflow from other receivable, a $0.9 million cash inflow from accounts payable and a $0.8 million cash inflow from prepaid expenses and other current assets, partially offset by a $37.5 million cash outflow from customer deposits, a $11.1 million cash outflow from right-of-use-assets and a $0.8 million cash outflow from aircraft inventory. We will continue to evaluate our capital requirements for both short-term and long-term liquidity needs, which could be affected by various risks and uncertainties, including, but not limited to, the effects of rising interest rates, rising aircraft fuel prices, and other risks detailed in the section entitled “Risk Factors — Risks Relating to LGM.”

Net cash provided by operating activities for the nine months ended September 30, 2022 was $33.8 million, resulting from our net income of $9.0 million, a $16.8 million cash inflow from depreciation and amortization, a $0.5 million change in amortization of contract costs, a $9.8 million change in non-cash lease expense, a $11.7 million cash inflow from net changes in operating assets and liabilities and a $0.3 million cash inflow from non-cash interest expense, partially offset by a $14.3 million gain on the sale of property. The $11.7 million cash inflow provided from operating assets and liabilities is primary due to a $12.5 million cash inflow from customer deposits, a $18.2 million cash inflow from deferred revenue, $4.6 million cash inflow from accounts payable, a $4.5 million cash inflow from other current liabilities and a $2.4 million cash inflow from other non-current liabilities, partially offset by a $13.1 million cash outflow from accounts receivable and related party receivables, a $9.5 million cash outflow from right-of-use assets, a $5.6 million cash outflow from prepaid expenses and other current assets, a $1.0 million cash outflow from other receivables, a $1.0 million cash outflow from aircraft inventory and a $0.3 million cash outflow from other assets.

Net cash provided by operating activities for the year ended December 31, 2022 was $45.6 million resulting from a $36.8 million cash inflow from depreciation and amortization, including amortization of contract costs and right-of-use assets, and a $26.2 million cash inflow from net changes from operating assets and liabilities partially offset by a $15.3 million gain on sale of property and equipment and our net loss of $4.2 million. The $26.2 million cash inflow provided from operating assets and liabilities is primarily due to a $27.8 million cash inflow from deferred revenue, a $12.5 million cash inflow from customer deposits, and a $4.4 million cash inflow from accounts payable and accrued expenses due to the differences and timing of disbursements during 2022 compared to 2021, partially offset by a $12.8 million net cash outflow from our operating leases and a $6.3 million cash outflow from accounts receivable.

Net cash provided by operating activities for the year ended December 31, 2021 was $57.2 million resulting from our net income of $2.2 million, a $28.4 million cash inflow from depreciation and amortization, including amortization of contract costs and right-of-use assets, and a $24.1 million cash inflow from net changes from operating assets and liabilities. The $24.1 million cash inflow provided from operating assets and liabilities is primarily due to a $25.0 million cash inflow from customer deposits, a $10.9 million cash inflow from accounts payable and accrued expenses due to the differences and timing of disbursements during 2021 compared to 2020, and a $7.9 million cash inflow from deferred revenue. This is partially offset by a $11.2 million gain on forgiveness of the CARES Act Loans and a $10.0 million net cash outflow from our operating leases.

Cash Flow from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2023 was $44.1 million, primarily due to purchases of investments of $68.8 million, purchases of property and equipment of $67.0 million, purchases of engine overhauls of $14.5 million and capitalized development costs of $0.6 million. Partially offsetting the increase in net cash used in investing activities were proceeds from the sale of investments of $68.7 million and proceeds from the sale of property and equipment of $38.1 million.

Net cash used in investing activities for the nine months ended September 30, 2022 was $73.6 million, primarily due to purchases of property and equipment of $99.2 million, purchases of engine overhauls of $16.2 million, purchases of investments of $3.4 million and capitalized development costs of $0.4 million. Partially offsetting the increase in net cash used in investing activities were proceeds from the sale of property and equipment of $42.8 million and proceeds from the sale of investments of $2.7 million.

Net cash used in investing activities for the year ended December 31, 2022 was $167.3 million primarily due to purchases of property and equipment of $146.0 million, purchases of investments of $70.5 million, and purchases of engine overhauls of $21.1 million. Partially offsetting the increase in net cash used in investing activities were proceeds from sales of property and equipment of $60.5 million and proceeds from sales of investments of $10.2 million.

Net cash used in investing activities for the year ended December 31, 2021 was $70.8 million. Purchases of property and equipment of $64.3 million, purchases of engine overhauls of $14.4 million, and purchases of investments of $10.3 million were partially offset by proceeds from sales of property and equipment of $19.8 million.

Cash Flow from Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2023 was $27.6 million, resulting primarily from proceeds from debt of $97.8 million to fund purchases of property and equipment, investments, and engine overhauls and proceeds from the issuance of notes receivable of $0.2 million. Partially offsetting the increase in net cash provided by financing activities were net cash distributions of $36.2 million, repayments of debt of $32.5 million, payments of deferred financing costs of $1.5 million and payments of debt issuance costs of $0.2 million.

Net cash provided by financing activities for the nine months ended September 30, 2022 was $36.8 million, primarily resulting from proceeds from debt of $64.6 million to fund purchases of property and equipment, investments, and engine overhauls, net cash contribution of $0.3 million and proceeds from the issuance of notes receivable of $0.2 million. Partially offsetting the increase in net cash provided by financing activities were repayments of debt of $28.0 million and repayments of debt issuance costs of $0.4 million.

Net cash provided by financing activities for December 31, 2022 was $123.7 million primarily resulting from proceeds from debt of $88.2 million, proceeds from issuance of convertible notes of $85.0 million, and net cash contributions of $2.4 million, partially offset by repayments of debt of $52.0 million.

Net cash provided by financing activities for December 31, 2021 was $21.2 million primarily resulting from proceeds from debt of $43.3 million, proceeds from CARES Act Grant of $11.2 million, and proceeds from notes receivable to non-controlling interest of $2.8 million, partially offset by repayments of debt of $35.3 million.

Contractual Obligations, Commitments and Contingencies

Our principal commitments consist of contractual cash obligations under our borrowings with banks, and operating leases for certain controlled aircraft, corporate headquarters, and operational facilities, including aircraft hangars. Our obligations under our borrowing arrangements are described in Note 13 “Debt” and for further information on our leases, see Note 11 “Leases” of the accompanying consolidated financial statements included elsewhere in this proxy statement.

From time to time, we are involved in various litigation matters arising in the ordinary course of business. We believe that we have meritorious arguments in our current litigation matters and that any outcome, either individually or in the aggregate, will not be material to our financial position or results of operations.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of our operations is based on our consolidated financial statements and accompanying notes, which have been prepared in accordance with GAAP. Certain amounts included in or affecting the consolidated financial statements presented in this proxy statement and related disclosure must be estimated, requiring management to make assumptions with respect to values or conditions which cannot be known with certainty at the time the consolidated financial statements are prepared. Management believes that the accounting policies set forth below comprise the most important “critical accounting policies” for the company. A “critical accounting policy” is one which is both important to the portrayal of our financial condition and results of operations and that involves difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management evaluates such policies on an ongoing basis, based upon historical results and experience, consultation with experts and other methods that management considers reasonable in the particular circumstances under which the judgments and estimates are made, as well as management’s forecasts as to the manner in which such circumstances may change in the future. We have reviewed our critical accounting estimates with the audit committee of our Board of Directors.

Revenue Recognition

Revenue is recognized when the promised services are performed and in an amount that reflects the consideration we expect to be entitled to in exchange for those services using the following steps:

•	1) identification of the contract, or contracts, with a customer.

•	2) identification of performance obligations in the contract.

•	3) determination of the transaction price.

•	4) allocation of the transaction price to the performance obligations in the contract; and,

•	5) recognition of revenue when or as the performance obligations are satisfied.

Determining the transaction price may require significant judgement and is determined based on the consideration we expect to be entitled to in exchange for transferring services to the customer, excluding amounts collected on behalf of third parties such as sales taxes.

During the nine months ended September 30, 2023 and 2022, we earned revenue primarily from the programs below:

Jet Club Membership

Jet Club members are guaranteed access to our fleet of light, midsize and super-midsize aircraft in exchange for a monthly fee. New members pay a minimum deposit of $100 thousand up to a maximum of $500 thousand depending on their level of membership. Membership levels are available to members, which determines the daily rates a member is charged for future flights. Incidental fees are also applied against a member’s account. The initial and any subsequent deposits are non-refundable and must be used for the monthly membership fee or for future flight services. These customer deposits are included in deferred revenue on the condensed consolidated balance sheets until used by the customer. The membership services performance obligation is satisfied over time on a monthly basis. Revenue for flights and related services is recognized when such services are provided to the customer at a point in time.

Guaranteed Revenue Program

We launched a guaranteed revenue program with a single customer on November 1, 2021. Under this program, we served as an on-demand charter air carrier and guaranteed the services of a specified fleet of aircraft as directed by the customer. We required a deposit of $1,250 per reserved aircraft. These deposits were included within other non-current liabilities on the condensed consolidated balance sheets. The customer was charged hourly rates for flight services depending on aircraft type in addition to incidental fees. The customer was committed to a minimum number of flight hours per aircraft and a minimum number of aircraft. Revenue was recognized using the right-to-invoice practical expedient. The guaranteed minimum was enforceable and billable on a quarterly basis. The term of the agreement was for a minimum of 28 months, which included a drawdown period of 10 months if the agreement was terminated, which we did on June 30, 2023. See “Legal Proceedings” for more information on the termination and subsequent litigation.

Fractional Ownership

The fractional revenue stream involves a customer purchasing a fractional ownership interest in an aircraft for a contractual term of up to five years. Customers have the right to flight and membership services from a fleet of aircraft, including the aircraft they have fractionally purchased. Customers are charged for flight services as incurred based on agreed upon daily and hourly rates in addition to the upfront fractional ownership purchase price. At the end of the contractual term, we have the unilateral right to repurchase the fractional interest. In certain contracts the customer can require us to repurchase their ownership interest after a fixed period of time but prior to the contractual termination date of the contract. The repurchase price, whether at the contractual termination date or at the specified earlier date, is calculated as follows: 1) the fair market value of the aircraft at the time of repurchase, 2) multiplied by the fractional ownership percentage, 3) less a remarketing fee. At the time of repurchase, all fractional ownership interests revert to us, and all rights to flight and membership services are relinquished. We assessed whether these repurchase agreements results in a lease contract under the scope of ASC 842 but determined that they are revenue contracts under the scope of ASC 606 since the repurchase price is lower than the original selling price, and the customer does not have a significant economic incentive to exercise the put option. Further, the fractional ownership sales are accounted for as containing a right of return and the resulting liability is included within other non-current liabilities on the condensed consolidated balance sheet.

The consideration from the fractional ownership interest, as adjusted for any related customer right of return, is included in deferred revenue on the condensed consolidated balance sheets and recognized over the term of the contract on a straight-line basis as the membership services are provided. Variable consideration generated from flight services is recognized in the period of performance.

Maintenance Repair and Overhaul

We separately provide maintenance and repair services for aircraft owners and operators at certain facilities. MRO ground services are comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs and inspections. MRO revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided. Any billing for MRO services that exceeds revenue earned to date is included in deferred revenue on the condensed consolidated balance sheets.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents and investments in securities are carried at fair value in Level 1 or Level 2, determined according to the fair value hierarchy described above. The carrying values of the Company’s accounts receivable, other receivables, inventory, accounts payable and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments.

The Company’s convertible note, as discussed in Note 13 “Debt”, contains an embedded derivative feature that was required to be bifurcated and remeasured to fair value at each reporting period based on significant inputs not observable in the market, and is classified as a Level 3 measurement according to the fair value hierarchy described above. The carrying amounts of the Company’s convertible notes approximate their fair values as the interest rates of the convertible notes are based on prevailing market rates.

See Note 3 “Fair Value Measurements” for further discussion on the Company’s assets and liabilities carried at fair value.

Convertible Note and Embedded Derivative Feature

We elected to account for our convertible note at its carrying value, which we believe approximates fair value as the interest rate of the convertible note is based on prevailing market rates. Our convertible note contains a conversion feature that was identified as an embedded derivative feature that was required to be bifurcated and remeasured to fair value at each reporting period, with changes in the fair value of the embedded derivative liability recognized as a component of other income (expense).

The fair value of the embedded conversion derivative feature was estimated using the Monte Carlo Simulation (“MCS”), where the value of the embedded derivative was estimated using Level 3 inputs. The MCS analysis contains inherent assumptions related to expected stock price, volatility, estimated de-SPAC date, risk-free interest rate, estimated market yield and the probability of a successful transaction. Due to the use of significant unobservable inputs, the overall fair value measurement of the embedded derivative is classified as Level 3. If any of the assumptions used in the MCS changes significantly, the embedded derivative may differ materially from that recorded in the current period.

Impairment of Long-Lived Assets

Long-lived assets include aircraft, property and equipment, finite-lived intangible assets, and operating lease right-of-use assets. We review the carrying value of long-lived assets for impairment when events or circumstances indicate that the carrying value might not be recoverable based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The circumstances that would indicate potential impairment may include, but are not limited to, a significant change in the manner in which an asset is being used or losses associated with the use of an asset. We review long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified and measured. If the carrying amount of a long-lived asset or asset group is determined not to be recoverable, an impairment loss is recognized and a write-down to fair value is recorded.

Leases

ASU 2016-02, Leases (Topic 842), as amended, was adopted on January 1, 2019 utilizing a modified retrospective approach. We adopted the package of practical expedients available at transition that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. Contracts entered into prior to adoption were not reassessed for leases or embedded leases. Upon adoption, we did not use hindsight in determining lease term and impairment. For lease and non-lease components, we have elected to account for both as a single lease component. We have elected the practical expedient not to recognize leases with an initial term of 12 months or less on our consolidated balance sheets and lease expense is recognized on a straight-line basis over the term of the short-term lease. Variable lease payments are recognized as lease expense as they are incurred.

We determine if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current on the consolidated balance sheets. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease right-of-use assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most of our leases do not provide an explicit borrowing rate, management uses our incremental borrowing rate based on information available at the commencement date, or at the date of transition for leases transitioned to Topic 842 in determining the present value of the lease payments.

The operating lease right-of-use assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Leases sometimes include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Recently Issued/Adopted Accounting Standards

Refer to the section titled “Recently Issued Accounting Standards Not Yet Adopted” in Note 2 “Summary of Significant Accounting Policies” of the notes to the consolidated financial statements included elsewhere in this prospectus for more information.

Quantitative and Qualitative Disclosures About Market Risk

In the ordinary course of operating our business, we are exposed to market risks. Market risk represents the risk of loss that may impact our financial position or results of operations due to adverse changes in financial market prices and rates. Our principal market risks are related to interest rates and aircraft fuel costs.

Interest Rates

We are subject to market risk associated with changing interest rates on certain of our borrowings, which are variable rate debt. Interest rates applicable to our variable rate debt could potentially rise and increase the amount of interest expense incurred. Through September 30, 2023, we had not purchased any derivative instruments to protect against the effects of changes in interest rates.

As of September 30, 2023, we had $102.9 million of variable rate debt, excluding VIE debt, including current maturities. The variable rate debt balance as of September 30, 2023 excluded VIE related borrowings. A hypothetical 100-basis points increase in market interest rates for the period would have resulted in approximately $0.2 million of additional interest expense in our consolidated results of operations for the nine months ended September 30, 2023.

We also hold a portfolio of fixed income available for sale securities that are interest rate sensitive. These investments are subject to decreases in value as a result of increases in interest rates. As a result, for the nine months ended September 30, 2023, we had aggregate unrealized losses of $335 thousand, which is included in other comprehensive income. Should we not be able to assert our intent and ability to hold the securities until recovery, we will have to recognize losses on these investments in earnings.

Aircraft Fuel

We are subject to market risk associated with changes in the price and availability of aircraft fuel. Aircraft fuel expense for the nine months ended September 30, 2023 represented approximately 27% of our total cost of revenue. A hypothetical 10.0% increase in the average price per gallon of aircraft fuel would have increased fuel expense by approximately $5.2 million for the nine months ended September 30, 2023. Through September 30, 2023, we had not purchased any derivative instruments to protect against the effects of changes in fuel, although we are somewhat protected from increases because our variable agreements allow for rate adjustments for changes in fuel prices. See “Risk Factors — Risks Relating to LGM — Risks Relating to Our Business and Industry — Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations” for additional information.

JOBS Act Accounting Election

In April 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our audited financial statements might not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We have chosen to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We may remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue equals or exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” prior to the end of such five-year period.

BUSINESS

Overview of the Business

We are a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. Our mission is to be the world’s most vertically integrated private aviation company, offering a full range of industry services.

Since 2015, flyExclusive has grown from two LGM/partner owned jets to 100 owned and leased aircraft and is the fifth largest private jet operator in North America (based on 2022 flight hours). We operate a selected fleet of Cessna Citation and Gulfstream aircraft to service customers flying domestically and internationally. As one of the nation’s largest Citation operators, flyExclusive has curated a versatile fleet of Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore / Encore+, Citation Sovereign, Citation X aircraft. The introduction of Gulfstream aircraft into flyExclusive’s fleet in 2020, opened up the opportunity for flyExclusive to expand its footprint internationally. flyExclusive’s purposeful focus on the acquisition of only Cessna and Gulfstream aircraft enables flyExclusive to operate and maintain fewer types of aircraft than most competitors. Our maintenance crews are more efficient given the recurrent nature of their work, which in turn improves dispatch availability of our fleet.

Operations are centered at our corporate headquarters in Kinston, North Carolina. Located within the North Carolina Global TransPark (NCGTP), flyExclusive leases approximately 145,000 square feet of office and hangar space from the NCGTP’s 2,500-acre multimodal industrial park, which boasts an 11,500-foot runway. Kinston is within two hours of approximately 70% of flyExclusive flights. So our location is ideal for organizational synergy and for cost-effective, strategic growth.

In the second half of 2020, flyExclusive launched its jet club, which earned the Robb Report’s “Best of the Best” in 2022. With its efficient pricing model and bespoke, customer-centered approach, the jet club has experienced significant growth, offering multi-tiered membership options.

Consistent with our vertical integration mission in the private aviation industry, flyExclusive officially launched its Maintenance, Repair, and Overhaul (“MRO”) operation in the third quarter of 2021, offering interiors and exterior refurbishment services to third parties in addition to maintaining its own fleet. flyExclusive began installing avionics in its mid-size fleet in second quarter of 2022. This affected a significant reduction in aircraft-on-ground due to avionics-related issues which was the primary reason for grounded aircraft. We plan to install avionics in our entire fleet on an as-needed basis.

Management’s vision for a capital-efficient, asset-light channel to complete customer offerings became a reality in the second quarter of 2022 with the introduction of flyExclusive’s fractional ownership program. Fractional members purchase or place a deposit towards a fractional share and have immediate access to flyExclusive’s light, mid and super-mid fleets through separate operating deposits. Under the fractional program we realize a profit on the sale, amortized over the life of the contract, while maintaining control of the aircraft and providing a superior customer experience with no monthly management fees, no blackout dates, and minimal peak days.

With the introduction of the fractional program in Q2 2022, we ordered five CJ3+ aircraft from Textron Aviation with options to purchase up to 25 additional CJ3+. Following that, in Q4 of 2022, we entered into an aircraft purchase agreement to purchase up to 14 additional aircraft, expanding our order into the mid and super-mid aircraft categories, anticipating delivery from 2024 to 2027. All of these aircraft are expected to be operated under flyExclusive’s fractional ownership program. Also, in Q3 of 2022, flyExclusive opened a new 48,000 square foot hangar, dedicated to its growing MRO division, that substantially expanded its avionics, maintenance, paint, and interior work.

Our Values:

The culture at flyExclusive is based on a commitment to safety that permeates our values:

1.

Safety First — flyExclusive is committed to delivering safety beyond the industry standard, with conscientious crew training, meticulous jet maintenance, and third-party safety consultant verification, operating an Aviation Research Group United States (“ARGUS”) Platinum Rated fleet and exceeding all FAA standards.

2.	Minutes Matter — we demand safety, efficiency, cost control, and accuracy throughout all operations, with a dedicated focus on making employee minutes matter to make moments matter for customers.

3.

Team of Humble Professionals — Professionals at flyExclusive use decades of flying experience, private aviation industry knowledge, and fleet logistics expertise to deliver premium experiences for customers. flyExclusive teams strive to collaborate and communicate effectively and efficiently; our success is attributable to all department levels from support to management.

4.	Winning Attitude — Within the private aviation competitive space, we continuously pursue excellence through hard work, hustle, and a commitment to achieve with an “all-in,” winning attitude.

5.

Part of a Larger Cause — we dedicate time, talents, and resources to provide relief to a variety of local, regional, and national organizations. flyExclusive professionals deliver premium experiences not only to customers, but also to neighbors and communities in need.

Strategy

Our vertical integration mission is to strategically grow into a full-service private aviation company with essentially all its operations based in Kinston, North Carolina. Key initiatives include the following:

1.

Program Growth — flyExclusive maintains an industry-leading private aviation platform with 99%+ of customers’ flights fulfilled by the flyExclusive fleet. Affiliate lift is an expensive solution to aircraft availability in the private jet charter industry. Most operators are unable to fulfill their demand using their fleets alone, so they must outsource flights to a third party, which can be costly. flyExclusive has had very little affiliate lift (less than 1%) since we maximize efficiency around scheduling — requiring 4 or 5 days of advance trip notice instead of hours as do many of our competitors. Our customers can still schedule with only a few hours’ notice, but they pay a premium to do so.

2.

Aircraft Control — With the introduction of fractional ownership and continued development of the jet club and its unique, industry leading pricing model, flyExclusive can meet a variety of customer needs using capital-efficient programs.

3.

Dispatch Availability — In 2021, flyExclusive opened an MRO facility to paint, refurbish and maintain aircraft. The MRO initiative addresses consistent maintenance shortages industry-wide caused by high demand, and flyExclusive has modeled a transition from approximately 20% in-house maintenance to a targeted 80% in-house maintenance, improving reliability, efficiency, and substantially reducing costs. The MRO initiative also provides a new revenue stream from third parties for future growth.

4.

Modernized Fleet — With an on-site paint facility and refurbishment center, flyExclusive works to ensure a modernized, uniform exterior and interior of its aircraft, providing customers a better overall experience on a consistently branded and upgraded aircraft. flyExclusive controls the entire customer experience with our consistent brand of jets, exteriors, interiors, and pilots.

5.

In-House Pilot Training — On-campus pilot training and new simulator facilities will ensure the timing and availability of both new pilot hires and recurring training. While our competitors are subject to third-party availability for training classes, we will be in control of our training program needs that can produce consistent, reliable results, aimed to remove what we believe is the greatest bottleneck to growth within the aviation industry, resulting in faster on-boarding of pilots by reducing training wait times and lowering costs.

flyExclusive’s charter business has evolved from primarily ad hoc non-contractual wholesale business prior to 2020 to a focus on serving retail customers. flyExclusive’s wholesale and retail ad-hoc customers are non-contractual and have decreased as a percentage of total charter revenue with the increase of flyExclusive’s GRP, jet club, Fractional and Partner contracts. The evolution of flyExclusive’s charter business from non-contractual wholesale operations to servicing contractual retail customers provides LGM with significant customer and revenue visibility.

Most flight revenue is pre-paid and is recognized upon completion of the flight. Contractual programs outline pricing premiums for peak and high demand days, and for reservation notices within the agreed to number of days.

flyExclusive’s required flight notice periods for contractual members and partners are purposefully designed to be longer in length than industry standards. The increased notice period allows flyExclusive to dispatch its aircraft more efficiently. Flights are scheduled logistically according to geographical location to minimize repositioning of aircraft and maximize revenue-producing legs. flyExclusive leverages this multi-day lead time to optimize scheduling, reduce the need to use third-party affiliate aircraft, and maintain a lean customer-to-aircraft ratio. We fly 99%+ of our customers on the flyExclusive fleet, establishing what we believe is the industry- leading customer experience.

Competitive Advantages and Strengths

We believe flyExclusive has an optimal business model that differentiates flyExclusive from its competitors. The following points outline management’s view on flyExclusive’s key competitive advantages and strengths:

1.

Asset Growth — flyExclusive focuses on aircraft acquisition versus operator acquisition. With the launching of the fractional program in 2022 and signing the Textron aircraft acquisition agreement, we plan to expand our fleet with brand new aircraft that’s fully leased and purchased at the end of the lease. The repurchase opens a second opportunity to sell the aircraft to owners/partners. We also plan to continue acquiring used aircraft that can be fully renovated with our value-add process, and then sold to owners/partners at market rates. These dual channels will maximize our consistent, organic growth.

2.

Customer Fulfillment — 99%+ of our customers fly on flyExclusive’s fleet, avoiding the need for us to rely on third-party operators to fulfill demand. flyExclusive maintains a sharp focus on managing a lean customer-to-aircraft ratio, which contributes to operational efficiencies and what we believe is an industry-leading customer experience.

3.

Operational Profitability — flyExclusive has been EBITDA positive since its second year of operations. flyExclusive invests heavily in aircraft, infrastructure, technology and people to deliver a premium experience for customers, while executing with efficient operations to drive consistent profitability.

4.

Aircraft Control — With a mix of owned and leased aircraft in its fleet, flyExclusive structures partnerships to maintain operational control of its aircraft. We operate our “floating fleet” to minimize non-revenue producing flights. FlyExclusive’s dispatch availability metric is not dependent on other operators’ fleets to fulfill customer flight demand.

5.

Customer Experience — When a customer flies with flyExclusive, they can depend on its jets, pilots, interiors, and exteriors to ensure a leading customer experience. Our proprietary customer and pilot apps are designed to ensure the customers’ experience is as convenient and flawless as possible.

6.

Customer/Jet Ratio — flyExclusive maintains the lowest customer-to-aircraft ratio among its direct competitors. This number is key to the success of the business as flyExclusive’s leadership is able to use and forecast membership growth to plan aircraft acquisition with foresight into capacity. This stands in clear opposition to our competitors who are regularly challenged to fulfill over-committed demand with flights on third-party aircraft.

7.

Maintenance / Refurbishment — With the launch of its MRO operations, flyExclusive is able to transition to a higher percentage of in-house maintenance as opposed to relying on third parties for more costly work and extended wait times. Our MRO operations also provide a revenue stream from third-party fleet operators. Our in-house refurbishment capabilities offer a value-add opportunity for used aircraft purchased, added to the fleet and then sold to our partner/owners.

8.

Jet Branding — flyExclusive’s aggressive branding campaign to refurbish its entire fleet shows a commitment to providing a reliable and enhanced experience for customers who show appreciation with positive feedback, continued business, and referrals.

9.

Location — Headquartered in Kinston, North Carolina, the cost of our geographical footprint, labor, and overall operations are lower than competitors who maintain fragmented locations in higher-cost areas. flyExclusive’s position on the vast acreage at the NCGTP allows not only for cost efficiency, but also for organizational synergy and the opportunity for additional strategic infrastructure projects to continue LGM’s vertical integration mission within the private aviation industry.

10.

Spend — flyExclusive spends money on its fleet, customers and IT initiatives dedicated to improving the private jet experience. Sales are largely generated based on referrals, and flyExclusive’s marketing budget is lean and not spent on brand or “sizzle” in comparison to other competitors in the industry.

11.

Lead Time — four-to-five-day lead times are contractual among flyExclusive’s partners, jet club, and fractional members. flyExclusive leverages this opportunity to position its fleet according to geographical location, maintenance, and crew availability to meet demand and optimize dispatch availability. Wholesale and ad-hoc retail bookings are scheduled based on the same qualifications, but with advance notice that flyExclusive uses to backfill demand at higher rates as opposed to competitors who may be challenged to fulfill trips within hours of notice.

12.

Pilot Training — Private aviation consistently views pilot hiring as one of the biggest bottlenecks to the industry, whereas flyExclusive management maintains that outsourcing pilot training is the largest hurdle. When pilots are hired, they onboard and often wait for weeks before they are able to train and fly. flyExclusive plans to bring the majority of its training in-house in 2024 with a new facility and simulators. This strategic initiative is expected to result in cost savings and efficient scheduling with minimal delay, contributing to more uptime for our aircraft and increased dispatch availability.

Product

Charter Channels

Wholesale and Retail Ad Hoc Customers

Wholesale customers are third-party affiliates who need aircraft to service their own customers’ flight needs. Retail ad hoc customers are individuals or entities who are not members in any of flyExclusive’s programs and who book their private air travel directly with flyExclusive. Typically sold within three days of the flight, wholesale and retail ad-hoc sales are used to optimize revenue through the use of available and otherwise unused aircraft. These services are also used to reposition aircraft to locations where other customers have reserved flights, improving operational efficiencies. Wholesale and retail ad hoc customers are quoted and pay based on a proprietary pricing model that considers daily and hourly rates, plus incidental costs.

Jet Club

Since its inception in 2020, flyExclusive’s jet club has experienced significant membership growth. Typically requiring reservations be made four days in advance of the flight, flyExclusive’s jet club is divided into five different program types, with the most recent program introduced in June 2023.

Jet Club Program Types:

Fly Club and Exclusive Club are two legacy jet club programs that are no longer sold. However, existing customers can elect to add funds to their account to prepay their travel costs, and continue their membership under these programs. The Fly Club rates are calculated hourly with segment length minimums and there is no annual fee. The Exclusive Club rates are calculated hourly with segment length minimums plus an annual fee.

Jet club I and jet club II are also legacy clubs that are no longer sold. However, existing customers can elect to add funds to their account to prepay their travel costs, and continue their membership under these programs. Jet club flight revenue is calculated based on daily and hourly rates with a monthly fee. Jet club I and jet club II rates are calculated based on the North American Jet Fuel A price per barrel at contract signing. Rate adjustments are calculated in increments based on a sliding scale according to jet fuel pricing and adjust (if applicable) on January 1st and July 1st of each year.

Jet club III was introduced in May of 2022. Customers pay for memberships in deposits based on four different levels with monthly fees. Rates are calculated based on the North American Jet Fuel A price per barrel at contract signing. Rate adjustments are calculated in increments based on a sliding scale according to jet fuel pricing and adjust (if applicable) monthly.

Under the Platinum jet club program that was introduced in March of 2023, customers pay for memberships in deposits based on two different levels. Rates are fixed with a longer call-out period, no peak or high-demand days, and a $0 membership fee. Platinum jet club memberships have a 12-month term.

The most recent jet club program, jet club IV, was announced in June of 2023. Customers pay a deposit based on which of the three membership levels they choose. In addition to daily and hourly rates, members pay a monthly membership fee. The membership has a 24-month term, with rates adjusted after the first anniversary based on changes in aircraft operating costs and fuel prices.

Partner

flyExclusive’s partnership program provides a valuable service to aircraft owners while cost-effectively growing the fleet. flyExclusive purchases and upfits the aircraft, then sells it at a premium and leases it back thereby retaining control of the aircraft. flyExclusive assumes responsibility for maintenance and operations via a triple net lease. Partner benefits include tax depreciation and flights at owner’s rates, which can optimize cash flow for owners. Partner travel is typically sold within five days of a flight at which time partners are quoted, agree to and then pay based on partner rates plus incidentals or other additional costs according to individual contracts. In some cases, partners elect to receive flight credits in lieu of lease payments.

GRP

GRP revenue is a contractual agreement for flyExclusive to provide a certain number of aircraft to another charter business. The program is based on contract rates for light, mid, and super-mid aircraft. Revenue is billed weekly and guaranteed based on the number of designated aircraft flying at a minimum number of hours per aircraft for each aircraft assigned to the GRP customer over a minimum number of days per quarter to allow for maintenance of the aircraft. Each designated aircraft requires a deposit that is recorded in other non-current liabilities on the balance sheet. Contract terms allow for ancillary revenue to be billed or reduced based on given circumstances of a flight. Hourly rates are revised each quarter to account for changes in fuel cost.

Fractional

Fractional ownership is sold in percentage increments. Owners have the option to pay for their portion of the aircraft as a partial deposit or full payment. Fractional members pay separate deposits for the use of flight services.

MRO

flyExclusive has invested heavily in its maintenance, paint, interiors, and avionics program through the launch of its MRO program and facilities. Key components of the MRO operation include multiple shifts of 24/7 maintenance and the build out of on-site infrastructure dedicated to reducing downtime and improving uptime for the fleet, and to generate third-party revenue.

Other

LGM also receives income in the form of aircraft sales commissions, the gain/(loss) on sales of investments, and charter services.

Government Regulation

We are subject to government regulation at local, state, federal and international levels. The scope of these regulations is broad, covering a wide range of subjects that include, but are not limited to, those summarized below.

Principal Domestic Regulatory Authorities

The following paragraphs summarize the roles of some of the most prominent domestic regulators of our business.

The Federal Aviation Administration (“FAA”) is the principal regulator of civil aviation safety matters. As applied to our business, flyExclusive possesses an air carrier certificate issued by the FAA in accordance Title 14 of the Code of Federal Regulations (“14 C.F.R.”) Part 119, an and possesses Operations Specification issued pursuant to 14 C.F.R. Part 135, authorizing flyExclusive to engage in on-demand air-taxi operations and a Repair Station Operator certificate issued pursuant to 14 C.F.R. Part 145, authorizing flyExclusive to perform maintenance, repair, paint, interior, and avionics services on aircraft. The FAA’s regulations touch on many aspects of civil aviation, including:

•	Certification and oversight of air carriers;

•	Aircraft inspection, maintenance, repair, and registration;

•	Flight crewmember and maintenance technician training, certification, and surveillance;

•	Monitoring drug and alcohol testing for safety-sensitive personnel;

•	Airport and airport facility design, construction, and maintenance;

•	Air traffic control system oversight, management, training, and maintenance;

There are many FAA regulations that may impact our operations and business. They include but are not limited to the following Parts found in Title 14 of the C.F.R.

“Part 43” contains the regulations for aircraft maintenance, preventative maintenance, rebuilding, and alteration. This Part prescribes the requirements to perform all aircraft maintenance, including the documentation, inspection, and applicable processes and standards.

“Part 91” contains the general operating rules for flight safety. These rules govern all flight operations, including private and commercial operations, except to the extent that the commercial operations are subject to additional rules found in other parts of the FAA regulations.

“Part 119” contains rules that govern air carriers. This Part prescribes air carrier certificate requirements, requirements for management personnel employed by an air carrier (i.e. Director of Operations, Director of Maintenance, etc.), and it states which operations are not required to be conducted under Part 135.

“Part 120” contains drug and alcohol testing requirements for Part 135 air carriers and Part 145 repair stations. This Part also contains requirements for record keeping and addressing positive alcohol and drug testing results.

“Part 135” contains additional rules that apply to commercial “on-demand” operations, including crew member rest and duty requirements. “On-demand” operations include flights where the departure location, departure time, and arrival location are specifically negotiated with the customer or the customer’s representative.

“Part 145” contains the rules that govern aircraft maintenance, repair, and overhaul (“MRO”) operations at certificated repair stations. These repair stations are also referred to as MRO facilities. This Part prescribes the requirements to receive Part 145 certification, facility requirements for performing inspection and maintenance work, personnel qualifications, and the type of repair or inspection work that the facility is authorized to conduct.

As the operator of our nation’s air traffic control system, the FAA is responsible for air traffic management. From time to time, the FAA may restrict certain airspace for safety or national security concerns. For example, the FAA may implement a Temporary Flight Restriction (“TFR”) after a natural disaster to reserve certain airspace for emergency response aircraft. TFRs and other airspace restrictions may impact our ability to takeoff or land at certain airports and may also require us to select alternate flight routes. Most TFRs and other airspace restrictions are temporary and have little to no impact on our flight operations.

The U.S. Department of Transportation (“DOT”) is the principal regulator of economic matters in the aviation industry. DOT oversees the operations of flyExclusive, which operates as an air taxi with under a DOT 14 C.F.R. Part 298 exemption that provides certain exemptions from some economic regulatory provisions of Subtitle VII of Title 49, and provides regulations related to various consumer protections applicable to flyExclusive. These regulations include economic authority to conduct business as an air carrier, as well as consumer protection and insurance requirements that apply to our air carrier business operations.

DOT also enforces U.S. laws governing the citizenship of air carriers. We must ensure that we meet DOT’s citizenship requirements so that flyExclusive can maintain its air carrier certificate. This means that flyExclusive must be under the actual control of U.S. citizens (as defined in 49 U.S.C. Section 40102(a)(15)), and must satisfy certain other requirements, including that its president/chief executive officer and at least two-thirds of its board of directors and other managing officers are U.S. citizens, and that at least 75% of its voting stock is owned and controlled, directly and indirectly, by U.S. citizens. The amount of non-voting stock that may be owned or controlled by non-U.S. citizens is limited as well.

National Transportation Safety Board (“NTSB”) is an independent agency that oversees aircraft accident investigations. NTSB regulations governing accident notification are contained in 14 CFR Part 830. NTSB does not regulate aviation, but it does have the authority to issue subpoenas in conjunction with accident investigations. NTSB may, at its discretion, delegate accident investigation duties to the FAA.

The Transportation Security Administration (“TSA”) is an agency under the Department of Homeland Security (“DHS”). TSA is the principal regulator of security in aviation. This includes security in commercial air transportation and at airports. Because of the type of aircraft that we operate and because we operate under Part 135, our passengers undergo security screening by flyExclusive. We are required to have twelve-five standard security program which is reviewed and accepted by TSA. TSA may require us to make certain updates to our security program from time to time. Because of security considerations, we are prohibited from disclosing the contents of our program.

Customs and Border Protection (“CBP”), also an agency of DHS, is the principal regulator of customs and immigration matters. CBP also enforces certain public health matters affecting the aviation industry. When our operations include an international flight, we must provide CBP with an advance disclosure of passenger information, facilitate CBP’s inspection of baggage, and help ensure the proper disposal of any foreign-originating refuse on the aircraft. CBP also oversees entry and clearance into the U.S. This includes importing a foreign-based aircraft into the U.S. for purchase, issuing international arrival clearances for landing in the U.S., and issuing overflight permits for certain international flight arrivals.

The Occupational Safety and Health Administration (“OSHA”) is the principal federal regulator of safety in the workplace. OSHA governs safety requirements in our aircraft maintenance operations. For example, employees may be required to wear a safety harness and certain personal protective equipment when performing maintenance-related tasks.

The International Civil Aviation Organization (“ICAO”) was founded by the Chicago Convention (1944) and is funded and directed by 193 national governments, including the U.S. While it is not a global regulator, it does adopt standards once a diplomatic consensus is reached among its stakeholders. On October 7, 2022, ICAO adopted a long-term global aspirational goal of net-zero carbon emissions by 2050. On September 23, 2022, U.S. Secretary of Energy Jennifer M. Granholm announced the Sustainable Aviation Fuel Grand Challenge Roadmap, a comprehensive plan that outlines a government-wide strategy for scaling up new technologies to produce sustainable aviation fuels (SAFs) across the U.S. airline industry. This project includes collaboration with the Environmental Protection Agency (“EPA”) and the FAA, and will enable the U.S. to meet President Biden’s clean energy goal of a net-zero carbon economy by 2050. In January 2021, the EPA promulgated new rules relating to the greenhouse gas emissions from carbon fuels used in aircraft engines. These areas of regulation are not yet settled and are subject to change based on domestic and foreign political considerations and advancements in technology, making it impossible to say how these developments might impact our business in the future.

Most airports where we operate are owned and operated by state and local government entities. These airport authorities have the right to impose certain safety, security, and other regulations so long as they do not conflict with federal law. Airport authorities also have extensive property rights that empower them to impose conditions on airport facility use and airport property and building leases, including passenger facility charges and related fees. Airports that accept federal funds are required to adhere to certain grant assurance requirements (contracts) with the federal government. Airport tenants are required to adhere to certain grant assurance requirements, and sometimes terms in airport lease agreements are less favorable than would be customary for real estate or other transactions outside of an airport environment.

Foreign Regulatory Authorities

Most foreign countries have their own regulatory authorities that parallel those found in the U.S. The complexity of interaction with the foreign regulators can be magnified by differences in language, culture, legal and social norms, tax and budgetary practices, and perspective on economic development and competition.

Privacy and Data Protection

As part of our day-to-day business operations and the services we provide, including through our website and mobile application, we receive collect, store, process, transmit, share, and use various kinds of personal information pertaining to our employees, members and other travelers, aircraft owners and buyers, and business partners. A variety of federal, state, local, and foreign laws and regulations apply, or could in the future apply as our business grows and expands, to our processing of that personal information, depending on the nature of the information we process and the locations of the individuals to whom it pertains, among other factors.

These laws and regulations are continually evolving and are subject to potentially differing interpretations, including as to their scope and applicability to our business. They may include, but are not limited to, comprehensive consumer privacy and data protection laws such as the California Consumer Privacy Act of 2018 and the European Union’s General Data Protection Regulation and state data security and data breach notification laws that apply to certain sensitive categories of personal information, such as government-issued identification numbers and personal financial and health information.

When and to the extent these laws and regulations apply they can impose a range of obligations on our business. Those obligations can include, among other requirements, providing individuals with privacy notices and giving them an opportunity to opt in or out of our processing or sharing of their personal information; offering, and fulfilling individuals’ requests to exercise, various rights with respect to our use, disclosure, and retention of the personal information we maintain; implementing physical, technical, and organizational security measures to safeguard personal information; and notifying individuals and regulatory authorities in the event personal information is subject to unauthorized access or disclosure. Violations of these laws and regulations can give rise to enforcement actions by governmental agencies, and to private lawsuits for damages and other forms of relief.

MANAGEMENT

Executive Officers and Directors

Our business and affairs are managed by or under the direction of our Board. Our Board and executive management consist of the following individuals:

Name	Age	Position
Executive Officers Thomas James Segrave Jr.(3)	52	Chief Executive Officer and Chairman of the Board
Billy Barnard	68	Interim Chief Financial Officer
Michael Guina	64	Chief Operating Officer

Non-Employee Directors Gary Fegel	49	Director
Michael S. Fox(1)	59	Director
Frank B. Holding Jr.(1)(2)(3)	61	Director
Gregg S. Hymowitz	57	Director
Peter B. Hopper(1)(2)(3)	58	Director
Thomas J. Segrave, Sr.(2)(3)	72	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Executive Officers

Thomas James Segrave Jr. Thomas James Segrave Jr. serves as our Chief Executive Officer and as Chairman of our Board since the Business Combination. Mr. Segrave is LGM’s founder and served as its Chief Executive Officer since its inception in 2011. Mr. Segrave has a proven record of entrepreneurial business success over the years. Prior to founding LGM, Mr. Segrave served as the founder and Chief Executive Officer of Segrave Aviation, Inc., an aircraft charter company based in Kinston, North Carolina, from 1993 until its sale to Delta Air Lines in 2010. Mr. Segrave is also the founder of LGMV, which operates three fixed base operations at eastern North Carolina airports, the largest daycare center in Kinston, North Carolina, and a restaurant and bar in Atlantic Beach, North Carolina. Mr. Segrave serves as a member of the Board of Trustees of East Carolina University, the Executive Board of L Harvey & Son, one of North Carolina’s oldest privately held businesses, and the Industrial Advisory Board Embry-Riddle Aeronautical University. Mr. Segrave is an accomplished professional pilot with over 10,000 hours of flight time, an Airline Transport Pilot License, type ratings in seven different jets and a commercial helicopter rating. Our Board believes that Mr. Segrave’s history and involvement with flyExclusive and his extensive knowledge of and experience in the aviation industry make him a valuable member of our Board.

Billy Barnard. Billy Barnard serves as our Interim Chief Financial Officer since the Business Combination. He held that same at LGM since October 2023. Mr. Barnard joined LGM in 2018 where he served as a consultant to LGM, responsible for preparing financial and tax documents and reports for LGM and Segrave. From 2020 until August of 2022, Mr. Barnard served as the Chief Financial Officer of LGM where he was responsible for overseeing the accounting and finance functions of LGM. From September 2022 until September 2023, Mr. Barnard served as the Chief Business Officer of LGM. Mr. Barnard earned his Bachelor of Science degree in English from the East Carolina University in December of 1977.

Michael Guina. Michael (“Mike”) Guina serves as our Chief Operating Officer since the Business Combination. He held that same position at LGM since April 2015. Prior to joining LGM, Mr. Guina spent 11 years as Executive Vice President of Delta Private Jets where his responsibilities included oversight of all aspects of operations, sales, product development and revenue management. Prior to his time with Delta Private Jets, Mr. Guina spent ten years with Air Partner PLC where he ultimately served as President of US Operations. Mr. Guina is type rated on the Citation Excel and CJ aircraft and frequently serves as a pilot on LGM charter flights.

Non-Employee Directors

Gary Fegel. Gary Fegel became a member of our Board upon the Closing. Mr. Fegel is a seasoned global investor and operator who has deep investment experience across the technology, logistics, healthcare, real estate, and commodities sectors. Mr. Fegel was a Senior Partner at Glencore Plc, one of the world’s largest commodity trading and mining companies. He was responsible for the firm’s global aluminum business, where he led a team of over 120 people worldwide. In such capacity, Mr. Fegel established an extensive global network, ranging from governmental entities and conglomerates to private enterprises. Mr. Fegel helped take Glencore public at a $50 billion valuation and exited the company upon its merger with Xstrata Plc, which valued the combined entity at over $80 billion. Following Glencore, Mr. Fegel founded GMF Capital in 2013 as a global investment platform focusing on private equity, real estate and alternative investments. In 2015 Mr. Fegel co-founded GMF Real Estate, an asset management business primarily focused on investing in real estate and healthcare. Since inception, GMF Capital and GMF Real Estate have executed over 100 real estate, private equity and credit transactions. Prior to Glencore, Mr. Fegel worked as a trader for UBS and Credit Suisse First Boston in their derivatives departments, based in Zurich, London, and New York. Mr. Fegel is currently employed by GMF Holding AG, as President and Chairman of the Board Directors. GMF Holding AG is an investment holding company headquartered in Switzerland and is the ultimate parent of GMF Capital LLC. Mr. Fegel has held this position for over six years. For the avoidance of doubt, it is not affiliated with our Company. Mr. Fegel serves on the board of several private companies, including Videri Inc., MyskySA, and Swiss Properties AG. Mr. Fegel holds an M.B.A. from the University of St. Gallen. Our Board believes that Mr. Fegel’s wealth of investment and business experience make him a valuable member of our Board.

Michael S. Fox. Michael S. Fox became a member of our Board upon the Closing. Mr. Fox has thirty years of extensive experience as an attorney representing public, private and government clients on a variety of legal issues. Since 2002, Mr. Fox has been an attorney and director at the law firm of Tuggle Duggins, based in Greensboro, North Carolina. Mr. Fox also brings over twenty years of extensive experience and service in the transportation industry, including serving as the Chairman of the North Carolina Board of Transportation, upon appointment by North Carolina Governor Roy Cooper, since 2017. Since 2020, Mr. Fox has served on the North Carolina Railroad Board of Directors. Mr. Fox has also served on the Piedmont Authority for Regional Transit Board of Directors since 2017 and on the GoTriangle Board of Directors since 2018. Mr. Fox has also previously served on the NC-Virginia High Speed Rail Compact, City of Greensboro Planning and USS North Carolina Battleship boards of directors. In addition to transportation-related experience, Mr. Fox has a history of extensive civic engagement including service on the boards of directors of the Salvation Army and Boys and Girls Club. Mr. Fox has been listed in the “Best Lawyers in America” publication since 2007 in the area of Land Use and Zoning, Litigation Law. Mr. Fox earned his B.A. degree from Appalachian State University and his J.D. degree from the University of North Carolina School of Law. Our Board believes that Mr. Fox’s legal background, experience in and knowledge of the transportation industry make him a valuable member of our Board.

Frank B. Holding Jr. Frank B. Holding, Jr. became a member of our Board upon the Closing. Mr. Holding has extensive financial and management experience, as well as a deep commitment to service within the community. Since 2009, Mr. Holding has served as the Chief Executive Officer and Chairman of the Board of Directors of First Citizens Bank and its parent company First Citizens BancShares, Inc., one of the largest family-controlled banks in the United States. Mr. Holding earned his undergraduate Bachelor of Science degree from the University of North Carolina at Chapel Hill and he also holds an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Holding currently serves on the BlueCross BlueShield of North Carolina Board of Trustees and is a former Chairman of the board. Mr. Holding is also a member of the Mount Olive Pickle Company, Inc. board of directors and a past chairman of the North Carolina Chamber. Our Board believes that Mr. Holding’s financial expertise and public company experience make him a valuable member of our Board.

Peter B. Hopper. Peter B. Hopper became a member of our Board upon the Closing. Mr. Hopper is a seasoned veteran of the investment banking and private equity sector with more than 20 years of professional experience advising high growth companies on strategies for equity value creation and balance sheet optimizations. Mr. Hopper has extensive experience analyzing and underwriting investments in high growth areas. Additionally, Mr. Hopper possesses deep knowledge of capital markets as well as advising management on dealing with the challenges of high growth businesses. Mr. Hopper received a Bachelor of Science in Finance from Lehigh University in 1986. From 1990 to 1999, Mr. Hopper served as the Vice President of New Business Development for Helicon Cable Communication, leading business development efforts for a privately held top twenty Cable TV MSO (multiple-system operator). From October of 1999 to December of 2000, Mr., Hopper served as the Chief Executive Officer of DURO Communication, Inc., one of the largest privately held ISP/CLECs in the United States. In his capacity as CEO of DURO, Mr. Hopper was chiefly responsible for acquisitions, capital raising operations and senior leadership hiring, overseeing the completion of nearly 50 acquisitions. Following DURO, Mr. Hopper founded and served as Chief Executive Officer of DH Capital, LLC form March 2020 until December 2020. At DH Capital, Mr. Hopper primarily led business origination efforts, headed deal execution on DH Capital’s largest transactions and oversaw the hiring and management of the firm’s investment banking team. From April 2020 until August 2021, Mr. Hopper served as a partner of Abry Partners, a Boston-based private equity firm where he focused on investments in the data center industry, overseeing new deal origination, financial analysis on potential investments and portfolio management on existing investments. Since February of 2022, Mr. Hopper has served as Managing Director, DigitalBridge Investment Management, at DigitalBridge Group, Inc. Mr. Hopper is primarily responsible for overseeing deal origination and analysis for investments being considered for both the Digital Bridge Strategic Assets Fund and Digital Bridge’s flagship growth equity funds, DBPI and DBPII. Our Board believes that Mr. Hopper’s financial experience and expertise and his experience with capital markets make him a valuable member of our Board.

Gregg S. Hymowitz. Gregg S. Hymowitz became a member of our Board upon the Closing and will serve as a member of the PubCo Board. Mr. Hymowitz is Chairman and Chief Executive Officer of EnTrust Global and Chair of EnTrust Global’s Investment Committee, Compensation Committee and Financial Controls Committee, and is a member of the Management Committee and the “Blue Ocean” Executive Committee. He is also the Chairman of the Board of Directors of Purus Marine Holdings LP, the environmentally-focused shipping company launched by EnTrust’s Blue Ocean 4Impact strategy. Mr. Hymowitz is a Founder and has been the Managing Partner of EnTrust Global since its founding (as EnTrust Capital) in April 1997. Prior to EnTrust Global, Mr. Hymowitz was Vice President at Goldman, Sachs & Co., which he joined in 1992. For the preceding two years, Mr. Hymowitz was an attorney in the Mergers & Acquisitions practice at Skadden, Arps, Slate, Meagher & Flom. Mr. Hymowitz is a former board member of the Board of Trustees of Montefiore Medical Center and served two terms as a Trustee of the Riverdale Country Day School. Mr. Hymowitz received his J.D. degree from Harvard Law School and his B.A. degree from the State University of New York at Binghamton. Mr. Hymowitz was the 1985 Harry S. Truman Scholar from New York, the 1987 British Hansard Society Scholar and the 2004 recipient of the Governor’s Committee on Scholastic Achievement Award. Our Board believes that Mr. Hymowitz’s legal background and business experience make him a valuable member of our Board.

Thomas J. Segrave, Sr. Thomas J. Segrave, Sr. became a member of our Board upon the Closing. Mr. Segrave has extensive experience in the aviation industry and serving on the boards of directors of various companies. From 1985 until 1999, Mr. Segrave served as the Chairman and Chief Executive Officer of American Coatings Technologies, Inc. Mr. Segrave was also involved with the capital formation of Segrave Aviation, Inc. in 1991 and served as the Chief Financial Officer of Segrave Aviation from 2000 to 2010. From 1995 to 2000, Mr. Segrave served as the Chairman of the Board of Directors of Carver Machine Works, Inc., a renowned metal fabricator specializing in welding, precision machining and mechanical assembly. Since 2010, Mr. Segrave has served as a consultant for Advance Concrete, LLC. Our Board believes that Mr. Segrave’s extensive experience in the aviation industry makes him a valuable member of our Board

Thomas J. Segrave, Sr. is the father of Thomas James Segrave Jr.

Director Independence

By virtue of the combined voting power of the Existing Equityholders of more than 50% of the total voting power of the shares of outstanding capital stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee composed entirely of independent directors and (iii) we have a nominating/corporate governance committee composed entirely of independent directors.

We are relying on all three of these exemptions. As a result, our Board does not consist of a majority of independent directors, we do not have a compensation committee consisting entirely of independent directors, and we do not have a nominating/corporate governance committee that is composed entirely of independent directors. Going forward, we may also rely on the other exemptions so long as we qualify as a “controlled company.” Due to our reliance on these exemptions, holders of our Class A Common Stock do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our principal executive officer and our two other most highly compensated persons serving as executive officers as of December 31, 2023. These executives, who continue to serve in these positions, are referred to as the “named executive officers.” We paid no compensation to our directors in 2023 or 2022. EGA paid no compensation to its executive officers or its directors in 2023 or 2022.

In fiscal year 2023, LGM’s “named executive officers” and their positions were as follows:

•	Thomas James (“Jim”) Segrave, Jr., Founder, Chairman of the Board and Chief Executive Officer (the “CEO”);

•	Billy Barnard, Interim Chief Financial Officer;

•	Michael (“Mike”) Guina, Chief Operating Officer; and

•	Brent Smith, Former Chief Financial Officer, who resigned as of September 27, 2023.

Summary Compensation Table

The table below shows compensation of LGM’s named executive officers for the years ended December 31, 2023 and 2022.

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)		Total ($)
Jim Segrave, Founder, Chairman of the Board and Chief Executive Officer	2023	—	—	$8,770,917	(1)	$8,770,917
	2022	—	—	$9,219,645	(2)	$9,219,645

Billy Barnard, Interim Chief Financial Officer	2023	$370,000	$100,000	$24,159	(3)	$494,159
	2022	$360,000	—	$19,108	(4)	$379,108

Mike Guina, Chief Operating Officer	2023	$342,500	$1,210	$19,138	(5)	$362,848
	2022	$300,000	—	$66,147	(6)	$366,147

Brent Smith, Former Chief Financial Officer(7)	2023	$277,083	$175,000	$21,111	(8)	$473,194

(1)

Reflects $8,500,000 in distributions from LGM to Mr. Segrave in lieu of salary for his service as CEO in 2023, $25,684 in tuition payments for Mr. Segrave’s children, $220,139 incremental cost to LGM with respect to Mr. Segrave’s use of 120.4 hours of flight time on LGM’s aircraft in fiscal year 2023 and $25,094 for health and life insurance related benefits.

(2)

Reflects $9,037,000 in distributions from LGM to Mr. Segrave in lieu of salary for his service as CEO in 2022 and $182,645 of incremental cost to LGM with respect to Mr. Segrave’s use of 114.2 hours of flight time on LGM’s aircraft in fiscal year 2022.

(3)	Reflects $13,200 in contributions by LGM to Mr. Barnard’s 401(k) plan and $10,959 for health and life insurance related benefits.
(4)	Reflects $11,550 in contributions by LGM to Mr. Barnard’s 401(k) plan and $7,558 for health and life insurance related benefits.
(5)	Reflects $6,089 in payments and per diems related to Mr. Guina’s service as a pilot for LGM from time to time and $13,049 in health and life insurance related benefits.
(6)	Reflects $46,973 in payments and per diems related to Mr. Guina’s service as a pilot for LGM from time to time and $19,174 for health and life insurance related benefits.
(7)	Mr. Smith resigned as of September 27, 2023.
(8)	Reflects $21,033 in cash-out of accrued paid time off and $78 in health and life insurance related benefits.

Narrative to Summary Compensation Table

Base Salaries.

The named executive officers receive their respective base salaries to compensate them for services rendered to LGM (other than in 2022 and 2023 with respect to Mr. Segrave, who received distributions from LGM in lieu of a base salary). The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2023 base salaries for Messrs. Barnard, Guina and Smith were $370,000, $342,500 and $277,083, respectively. Mr. Segrave received distributions from LGM in the amount of $8,500,000.

Annual Incentive Cash Bonuses.

From time to time, LGM pays cash bonuses to its named executive officers for the achievement of certain objective and/or subjective performance goals, in the discretion of Mr. Segrave.

Long-Term Equity Incentives.

None of LGM’s named executive officers received any stock options or other incentive equity awards in fiscal year 2022 or 2023.

Other Elements of Compensation

Retirement Plan

The named executive officers are eligible to participate in a 401(k) retirement savings plan maintained by LGM. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2022, contributions made by participants, including the named executive officers, in the 401(k) plan were 50% matched by LGM up to 8% of the employee’s compensation. These matching contributions are generally unvested as of the date on which the contribution is made, and vest 20% over a five-year period, subject to continued service. We anticipate that, following consummation of the Business Combination, our named executive officers will continue to participate in the 401(k) plan on the same terms as other full-time employees.

Employee Benefits

LGM provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death insurance, and dismemberment insurance; and disability insurance.

Aircraft Use

LGM’s executive officers use its aircraft for flights directly related to their business duties. LGM also allows some executive officers to use its aircraft for personal benefit. Certain executive officers are allocated a specific number of flight hours on an annual basis while other executive officers are granted flight hours from time to time at the discretion of Mr. Segrave. Flight hours granted to executives may be used by the executive and their immediate family members. The aggregate incremental cost to LGM of Mr. Segrave’s personal use of its aircraft was $182,645 and $220,139 for 2022 and 2023, respectively. LGM determines the incremental cost of the personal use of its aircraft based on the variable operating costs to LGM, which includes (i) landing, ramp and parking fees and expenses, (ii) crew travel expenses, (iii) aircraft fuel expenses per hour of flight and (iv) incidental expenses. Primarily, LGM’s aircraft are used for business purposes; therefore, fixed costs that do not change based on each usage, such as pilot and crew salaries, lease or purchase costs of aircraft and maintenance costs, are not included in the formula for determining incremental cost. The executive officers incur taxable income for the usage of their granted flight time, calculated in accordance with the tax Standard Industry Fare Level. LGM does not grant bonuses to its executive officers to cover or “gross-up” any income tax owed for use of flight hours for personal benefit. Certain executive officers may also pay for additional flight time in excess of the flight hours allocated to them, based on discounted hourly rates that cover the incremental costs to LGM. Executive officers’ use of personal flight hours is also subject to certain conditions and restrictions, such as minimum notice periods, peak days and minimum daily flight times.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, there are no outstanding equity awards held by any of the named executive officers.

Employment Agreements with Our Named Executive Officers

LGM entered into an executive employment agreement with Mr. Segrave, Jr., effective April 1, 2023, with an initial term of five years. Pursuant to his employment agreement, Mr. Segrave, Jr. receives an annual base salary of $8,500,000, which is subject to annual review by the PubCo board of directors (the “PubCo Board”) to determine whether an increase (but not decrease) is warranted. Mr. Segrave, Jr. is eligible to receive an annual cash bonus of up to 100% of his base salary, as determined by the PubCo Board in its sole discretion, based on the achievement during the applicable year of (i) objectives for LGM as a whole established by the PubCo Board at the beginning of the applicable year and (ii) objectives for Mr. Segrave, Jr. agreed by the PubCo Board and Mr. Segrave, Jr. at the beginning of the applicable year. Mr. Segrave, Jr. must be employed by LGM through December 31 of the applicable year to earn the annual bonus for such year, which bonus (if any) will be paid no later than the following March 15. Mr. Segrave, Jr. is also eligible to participate in all employee benefit plans that LGM makes available to its senior executives from time to time. The foregoing description of Mr. Seagrove, Jr.’s executive employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the executive employment agreement, a form of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

LGM entered into an executive employment agreement with Mr. Guina, effective April 21, 2023, with an initial term of two years. Pursuant to his employment agreement, Mr. Guina receives an annual base salary of $360,000, which is subject to annual review by LGM’s CEO to determine whether an increase is warranted. Mr. Guina is eligible to receive an annual cash bonus of up to 50% of his base salary, as determined by LGM’s CEO in his sole discretion, based on the achievement, during the applicable year of (i) objectives for LGM as a whole established by the LGM CEO at the beginning of the year and (ii) objectives for Mr. Guina, agreed by the LGM CEO and Mr. Guina at the beginning of the applicable year. Mr. Guina must be employed by LGM through December 31 of the applicable year to earn the annual bonus for such year, which bonus (if any) will be paid no later than the following March 15. Mr. Guina is also eligible to participate in all employee benefit plans that LGM makes available to its senior executives from time to time. In addition, Mr. Guina’s employment agreement subjects him to customary provisions regarding invention assignment and use of LGM’s confidential information. The foregoing description of Mr. Guina’s executive employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the executive employment agreement, a form of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) authorizes the issuance of 325,000,000 shares, of which 200,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 100,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, and 25,000,000 shares are shares of preferred stock, par value $0.0001 per share. The number of authorized shares of Class A Common Stock will automatically increase by the number of shares of Class A Common Stock issuable upon (x) the exchange of all outstanding LGM Common Units for Class A Common Stock, as a result of redemptions pursuant to the applicable provisions of Article 11 of the Operating Agreement (including for this purpose any Class A Common Stock issuable upon the exercise of any options, warrants or similar rights to acquire Class A Common Stock) and (y) in connection with the exercise of all outstanding options, warrants, exchange rights (other than redemptions pursuant to clause (x)), conversion rights or similar rights for Class A Common Stock. The number of authorized shares of Class B Common Stock will automatically increase by the number of shares of Class B Common Stock issuable upon the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock.

As of December 31, 2023, there were 17,224,976 shares of Class A Common Stock, publicly traded warrants to purchase 5,805,544 shares of Class A Common Stock, private placement warrants to purchase 4,333,333 shares of Class A Common Stock and 59,930,000 shares of Class B Common Stock issued and outstanding, and 59,930,000 LGM Common Units issued and outstanding (excluding LGM Common Units held by our Company).

Common Stock

Voting

Pursuant to our Charter, holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval.

Notwithstanding such voting rights, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to our Charter (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our Charter (including any certificate of designation filed with respect to any series of preferred stock).

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock will not have any right to receive dividends other than stock dividends (as described in (A) below) consisting of shares of Class B Common Stock, in each case paid proportionally with respect to each outstanding share of Class B Common Stock.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) be declared or made on any class of Common Stock unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding such prohibition, we may (A) declare a stock dividend on the Class A Common Stock only in the event that such stock dividend is made in connection with the issuance of LGM Common Units by LGM to us in exchange for additional capital contributions made by us to LGM, and (B) declare a stock split or stock dividend in connection with the repurchase of shares of Class A Common Stock such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend, in each of case (A) and (B), without any corresponding Stock Adjustment to the other classes of Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Redemption, Transferability and Exchange

Subject to the terms of our Charter, the members of LGM (other than our Company) may from time to time cause LGM to redeem any or all of their LGM Common Units in exchange for, at our election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock in an amount equal to the number of LGM Common Units being redeemed (the “Existing Equityholder Share Settlement”). At our election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by our Company for the redeemed LGM Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of LGM Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration.

We may not issue Class B Common Stock such that after the issuance of Class B Common Stock the holder of such stock does not hold an identical number of LGM Common Units, as applicable, and shares of Class B Common Stock.

A holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee (as defined in the Operating Agreement) of such holder, and only if such holder also simultaneously transfers an equal number of such holder’s LGM Common Units to such Permitted Transferee in compliance with the Operating Agreement. Any purported transfer of shares of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by our Company, our Company’s transfer agent or the Secretary of our Company.

In the event that a share of Class A Common Stock is issued as a result of any redemption or Existing Equityholder Direct Exchange of a LGM Common Units outstanding as of the effective date of the Operating Agreement, a share of Class B Common Stock held by the holder of such LGM Common Units in its sole discretion will automatically and without further action on the part of our Company or the holder thereof be transferred to our Company for no consideration and thereupon we shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by us.

Other Provisions

None of the Class A Common Stock or Class B Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock. Our Board will be authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class B Common Stock, which could have a negative impact on the market price of the Class A Common Stock. We have no current plan to issue any shares of preferred stock.

Redeemable Warrants

Publicly Traded Warrants

Each whole publicly traded warrant entitles the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after December 27, 2023. Pursuant to the warrant agreement, a holder of warrants may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after December 27, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to file and maintain an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, and to cause such registration statement to maintain its effectiveness and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise its redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant agent. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to it if we do not need the cash from the exercise of the warrants. If the Company calls its warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of PubCo Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of EGA Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, (i) if the holders of the Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class A Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Class A Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Charter or as a result of the repurchase of shares of Class A Common Stock by the Company) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the issued and outstanding shares of Class A Common Stock, the holder of a warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible.

In addition, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EGA. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or wire payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the publicly traded warrants, including as to exercise price, exercisability and exercise period. The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until three years after December 27, 2023 (except, among other limited exceptions, to EGA’s officers and directors and other persons or entities affiliated with the Sponsor) and they are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the publicly traded warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exclusive Forum

Our Charter and Bylaws provide that, to the fullest extent permitted by law, and unless the Company provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to the Company or its stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

The provisions of our Charter and Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of our Class A Common Stock.

Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board.

These provisions include:

Advance Notice Procedures. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or the chairperson of the meeting or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which our Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of LGM Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that our Company is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter will limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL. Our Charter and Bylaws will provide that the Company, to the fullest extent permitted by the DGCL, will provide the Company’s directors and officers with customary indemnification and advancement and prepayment of expenses. We have entered into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Registration Rights Agreement

On December 27, 2023, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, we, Sponsor and the New Holders entered into the A&R Registration Rights Agreement pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the holders of the Founder Shares, Converted Shares, private placement warrants and publicly traded warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and publicly traded warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares), Class A Common Stock issued upon the redemption of any LGM Common Units, and Class A Common stock issued upon conversion of the Bridge Notes is entitled to registration rights pursuant to A&R Registration Rights Agreement, requiring us to register such securities for resale. Pursuant to the A&R Registration Rights Agreement, the Existing Holders holding at least a majority in interest of the then-outstanding number of registrable securities held by the Existing Holders, or the New Holders holding at least a majority-in-interest of the then-outstanding number of registrable securities held by the New Holders will be entitled to, among other things, make a Demand Registration for registration under the Securities Act of all or part of their shares of Class A Common Stock. Under no circumstances shall the Company be obligated to effect more than an aggregate of three registrations pursuant to a Demand Registration by the Existing Holders, or more than an aggregate of five registrations pursuant to a Demand Registration by the New Holders, with respect to any or all registrable securities held by such holders. In addition, the Existing Holders and the New Holders will be entitled to “piggy-back” registration rights to certain registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statements.

Listing of Class A Common Stock and Warrants

Our shares of Class A Common Stock are listed on NYSE under the symbol “FLYX.” On January 18, 2024, the closing sale price per share of our Class A Common Stock was $6.62. Our public warrants are listed on NYSE under the symbol “FLYXWS.” On January 18, 2024, the closing price of our publicly traded warrants was $0.25.

Transfer Agent

The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

We have listed shares of our Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on NYSE in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding beneficial ownership of our Class A Common Stock as of December 31, 2023, following the consummation of the Business Combination by:

•	each person known by us to be the beneficial owner of more than 5% of outstanding shares of PubCo Common Stock;

•	each of our executive officers and directors that beneficially owns our shares of common stock; and

•	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A Common Stock and shares of Class B Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Currently, all of the shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis.

The ownership percentages in the table below are calculated based on (i) 16,924,976 outstanding shares of Class A Common Stock, (ii) 59,930,000 outstanding shares of Class B Common Stock, (iii) 59,930,000 outstanding LGM Common Units, (iv) 5,805,544 outstanding publicly traded warrants, and (v) 4,333,333 outstanding private placement warrants, in each case as of December 31, 2023. As explained in footnote (2) below, for purposes of determining the percentage of Class A Common Stock beneficially owned by each holder, the table assumes that all LGM Common Units, publicly traded warrants and private placement warrants are exercised or exchanged for one share of Class A Common Stock and that such shares are deemed issued and outstanding and included in the denominator for all holders (to avoid a distorted and potentially misleading presentation of percentage share ownership by holder). The shares of Class A Common Stock beneficially owned by Jim Segrave are subject to a one-year lock-up period subject to the terms and conditions of the Stockholders’ Agreement. The 5,625,000 shares of Class A Common Stock beneficially owned by EG Sponsor LLC (representing the former Founder Shares) are subject to a three-year lock-up period subject to the terms of the letter agreement executed in connection with the initial public offering of EG Acquisition Corp.

The number of shares owned by each of the 5% owners, executive officers and directors in the table below is based on information available to the Company as of December 31, 2023. There are no known arrangements which may at a subsequent date result in a change in control of the Company.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name and Address of Beneficial Owner	Number	%	Number	%
Executive Officers and Directors(3)
Jim Segrave(4)	59,930,000	68.89%	59,930,000	100%	68.89%
Mike Guina	—	—	—	—	—
Billy Barnard	—	—	—	—	—
Gary Fegel	—	—	—	—	—
Gregg Hymowitz(5)	18,285,045	21.02%	—	—	21.02%
Mike Fox	—	—	—	—	—
Peter Hopper	—	—	—	—	—
Frank Holding, Jr.	—	—	—	—	—
Tom Segrave	—	—	—	—	—
All Executive Officers and Directors as a Group (9 individuals)(6)	78,215,045	89.91%	59,930,000	100%	89.91%
Principal Holders of Class A Common Stock
EG Sponsor LLC(6)	9,958,333	11.45%	—	—	11.45%
EnTrust Emerald (Cayman) LP(7)	5,517,808	6.34%	—	—	6.34%
ETG Omni LLC(8)	2,808,904	3.23%	—	—	3.23%
EnTrust Magnolia Partners LP(9)	1,123,562	1.29%	—	—	1.29%

(1)

Includes 10,138,877 shares of Class A Common Stock issuable upon the exercise of the 5,805,544 outstanding publicly traded warrants and 4,333,333 private placement warrants as if such warrants were exercised on December 31, 2023.

(2)

For purposes of determining the percentage of Class A Common Stock beneficially owned by each holder, the table assumes that all LGM Common Unit, publicly traded warrants and private placement warrants are exercised or exchanged for one share of Class A Common Stock and that such shares are deemed issued and outstanding and included in the denominator for all holders (to avoid a distorted and potentially misleading presentation of percentage share ownership by holder).

(3)

Unless otherwise noted, the business address of each of the directors and executive officers listed (other than Gregg Hymowitz) is c/o flyExclusive, Inc., 2860 Jetport Road, Kinston, NC 28504 and the business address of Gregg Hymowitz and each of the entities listed is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152.

(4)

Class A Common Stock holdings consist of 59,930,000 LGM Common Units, which are exchangeable on a one-for-one basis of Class A Common Stock. Of these LGM Common Units, (i) 57,530,000 LGM Common Units are held directly by Segrave and (ii) 600,000 LGM Common Units are held by each of the following through a custodial account established pursuant to the Uniform Transfer to Minor Act for which the Reporting Person is custodian: (a) Thomas James Segrave, Jr. as Custodian for Laura Grace Segrave, (b) Thomas James Segrave, Jr. as Custodian for Madison Lee Segrave, (c) Thomas James Segrave, Jr. as Custodian for Lillian May Segrave and (d) Thomas James Segrave, Jr. as Custodian for Thomas James Segrave, III (collectively, the “Trusts”). In addition, Segrave beneficially owns an aggregate of 59,930,000 shares of Class B Common Stock, which is comprised of the same ownership amounts for Segrave and the Trusts as the LGM Common Units. From and after December 27, 2024, Segrave may redeem or exchange one LGM Common Unit for one share of Class A Common Stock or, under certain circumstances, a cash payment based on the value of Class A Common Stock. At the time of any such redemption or exchange, Segrave would forfeit an equivalent number of shares of Class B Common Stock to the Company. Each share of our Class A Common Stock carries one vote per share and each share of Class B Common Stock carries one vote per share and no economic rights.

(5)	Represents shares beneficially owned by Sponsor, EnTrust Emerald (Cayman) LP and ETG Omni LLC. See footnotes (6), (7) and (8) below.
(6)

EnTrust Global Management GP LLC is the managing member of the Sponsor and as such has voting and investment discretion with respect to the Class A Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership (along with EnTrust Global Management GP LLC, GH Onshore GP LLC and our Sponsor) of the Class A Common Stock held directly by the Sponsor. Gregg Hymowitz, one of our directors, is the sole and managing member of GH Onshore GP LLC, which is the managing member of EnTrust Global Management GP LLC, and as a result, may be deemed to have shared beneficial ownership of the common stock held directly by the Sponsor. Each of EnTrust Global Management GP LLC, GH Onshore GP LLC and Gregg Hymowitz disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. An affiliate of GMF Capital has an approximately 50% membership interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(7)

Gregg Hymowitz serves as the Founder and Chief Executive Officer of EnTrust Global, an affiliate of which serves as the general partner of EnTrust Emerald (Cayman) LP, and may be deemed to be the beneficial owner of such shares held by EnTrust Emerald (Cayman) LP. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(8)

Gregg Hymowitz serves as the Founder and Chief Executive Officer of EnTrust Global, an affiliate of which serves as the general partner of ETG Omni LLC, and may be deemed to be the beneficial owner of such shares held by ETG Omni LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(9)	Of these shares, FE Manager LLC (which is not an affiliate of our Company) has sole voting and dispositive power.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of (i) up to an aggregate of 10,223,054 shares of our Class A Common Stock, (ii) 4,333,333 private placement warrants with an exercise price of $11.50 per share, (iii) up to an aggregate of 4,333,333 Class A Common Stock issuable upon the exercise of the private placement warrants with an exercise price of $11.50 per share, and (iv) up to an aggregate of 59,930,000 shares of Class A Common Stock issuable upon the exercise of LGM Common Units set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Class A Common Stock or private placement warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, and the aggregate number of shares of Class A Common Stock and the private placement warrants that the Selling Stockholders may offer pursuant to this prospectus.

	Before the Offering				After the Offering
Name of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Class B Common Stock		Combined Voting Power
								Number	%
EG Sponsor LLC(1)	9,958,333	4,333,333	9,958,333	4,333,333	-0-	—	-0-	—	—	—
Entrust Emerald (Cayman) LP (2)	5,517,808		5,517,808		-0-	—		—	—	—
ETG FE LLC(3)	100,000		100,000		-0-	—		—		—
ETG OMNI LLC(4)	2,808,904		2,808,904		-0-	—		—	—	—
EnTrust Magnolia Partners LP(5)	1,123,562		1,123,562		-0-	—		—	—	—
Thomas James Segrave, Jr.(6)	59,930,000		59,930,000		-0-	—		-0-	0%	0	%(8)
Third Point LLC(7)	1,022,000		70,000		952,000	1.1%		—	—	—
BTIG, LLC(9)	300,000		300,000		-0-	—		—	—	—

*	less than 1%
(1)

EnTrust Global Management GP LLC is the managing member of the Sponsor and as such has voting and investment discretion with respect to the Class A Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership (along with EnTrust Global Management GP LLC, GH Onshore GP LLC and our Sponsor) of the Class A Common Stock held directly by the Sponsor. Gregg Hymowitz, one of our directors, is the sole and managing member of GH Onshore GP LLC, which is the managing member of EnTrust Global Management GP LLC, and as a result, may be deemed to have shared beneficial ownership of the common stock held directly by the Sponsor. An affiliate of GMF Capital has an approximately 50% membership interest in the Sponsor. The address of EG Sponsor LLC is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152. Pursuant to the terms of the letter agreement executed in connection with the initial public offering of EG Acquisition Corp., EG Sponsor LLC may not transfer shares of Class A Common Stock or warrants to purchase shares of Class A Common Stock until December 27, 2026, subject to certain exceptions.

(2)

Gregg Hymowitz, one of our directors, serves as the Founder and Chief Executive Officer of EnTrust Global, an affiliate of which serves as the general partner of EnTrust Emerald (Cayman) LP, and may be deemed to be the beneficial owner of such shares held by EnTrust Emerald (Cayman) LP. The address of EnTrust Emerald (Cayman) LP is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152.

(3)	The address of ETG FE LLC is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152.
(4)

Gregg Hymowitz serves as the Founder and Chief Executive Officer of EnTrust Global, an affiliate of which serves as the general partner of ETG Omni LLC, and may be deemed to be the beneficial owner of such shares held by ETG Omni LLC. The address of ETG OMNI LLC is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152.

(5)

FE Manager LLC (which is not an affiliate of the Company) has sole voting and dispositive power of EnTrust Magnolia Partners LP. The address of EnTrust Magnolia Partners LP is c/o EnTrust Global, 375 Park Avenue, 24th Floor, New York, NY 10152.

(6)

Comprised of an aggregate of 59,930,000 LGM Common Units, which consists of the following: (i) 57,530,000 LGM Common Units held directly by Segrave and (ii) 600,000 LGM Common Units held by each of the following through a custodial account established pursuant to the Uniform Transfer to Minor Act for which the Reporting Person is custodian: (a) Thomas James Segrave, Jr. as Custodian for Laura Grace Segrave, (b) Thomas James Segrave, Jr. as Custodian for Madison Lee Segrave, (c) Thomas James Segrave, Jr. as Custodian for Lillian May Segrave and (d) Thomas James Segrave, Jr. as Custodian for Thomas James Segrave, III (collectively, the “Trusts”). In addition, Segrave beneficially owns an aggregate of 59,930,000 shares of Class B Common Stock, which is comprised of the same ownership amounts for Segrave and the Trusts as the LGM Common Units. From and after December 27, 2024, Segrave may redeem or exchange one LGM Common Unit for one share of Class A Common Stock or, under certain circumstances, a cash payment based on the value of Class A Common Stock. At the time of any such redemption or exchange, Segrave would forfeit an equivalent number of shares of Class B Common Stock to the Company. Each share of our Class A Common Stock carries one vote per share and each share of Class B Common Stock carries one vote per share and no economic rights. The address of Segrave is c/o flyExclusive, Inc., 2860 Jetport Road, Kinston, NC 28504. Segrave is our Chief Executive Officer and Chairman. Pursuant to the Stockholders Agreement, dated December 27, 2023, Segrave may not transfer shares of Class A Common Stock or warrants to purchase shares of Class A Common Stock until December 27, 2024, subject to certain exceptions.
(7)

Third Point LLC holds its interests in the shares of common stock listed herein through the following funds managed and/or advised by Third Point LLC: Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P. Third Point LLC serves as investment manager to each of Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P. Daniel S. Loeb is the Chief Executive Officer of Third Point LLC. As a result of the relationships described in this footnote, Third Point LLC and Mr. Loeb may be deemed to have voting and investment power over the shares of common stock listed herein as owned by such funds. Each of Third Point LLC, Mr. Loeb, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P. disclaims beneficial ownership of the shares of common stock listed herein except to the extent of their respective pecuniary interest therein. The business address of each of Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point LLC and Mr. Loeb is c/o Third Point LLC, 55 Hudson Yards, New York, NY 10001.

(8)	Pursuant to the Operating Agreement, Segrave’s ownership of Class B Common Stock will be reduced on a one-for-one basis for each LGM Common Unit redeemed for Class A Common Stock.
(9)	The address for BTIG, LLC is 65 East 55th Street, New York, NY 10022.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Class A Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Stockholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

EGA’s Related Party Transactions

Founder Shares

On January 29, 2021, we issued an aggregate of 5,750,000 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In March 2021, EGA effected a stock dividend resulting in an increase in the total number of shares of EGA Class B Common Stock outstanding from 5,750,000 to 7,187,500. On May 25, 2021, the Sponsor surrendered an aggregate of 718,750 shares of EGA Class B Common Stock for no consideration, which were cancelled, resulting in an aggregate of 6,468,750 shares of EGA Class B Common Stock outstanding and held by the Sponsor. In July 2021, 843,750 of the Founder Shares were forfeited because the underwriters’ over-allotment was not exercised, resulting in a decrease in the total number of shares of EGA Class B Common Stock outstanding to 5,625,000, such that the total number of Founder Shares represented 20% of the total number of shares of EGA Common Stock outstanding. On May 19, 2023, EGA’s stockholders approved a proposal to amend EGA’s organizational documents to extend the deadline by which EGA’s initial business combination must be completed up to five times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Board). Following the approval of the amendment to EGA’s organizational documents, Sponsor elected to convert 5,624,000 of the 5,625,000 Founder Shares into the Converted Shares, such that the total number of Founder Shares and Converted Shares held by Sponsor represents 57% of the total number of shares of EGA Common Stock outstanding. The Founder Shares (including the EGA Class A Common Stock issuable upon conversion thereof) and Converted Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

Our Sponsor purchased an aggregate of 4,333,333 private placement warrants at a price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of our IPO. As such, our Sponsor’s interest in this transaction is valued at $6,500,000. Each private placement warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until three years after the completion of our initial business combination, except, (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, as well as affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the Letter Agreement and by the same agreements entered into by our Sponsor with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions), and they are not redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Pursuant to the Letter Agreement, we will provide a right of first offer to our Sponsor if, in connection with or prior to the Closing, we propose to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities (other than warrants in respect of working capital loans as described above or to any seller in such business combination).

Related Party Loans

Our Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of our IPO. The Company paid the promissory note in full on June 30, 2021. On June 14, 2022, the Sponsor agreed to loan the Company $400,000 pursuant to a new promissory note (the “June 2022 Promissory Note”). On October 6, 2022, the Sponsor agreed to loan the Company $420,000 pursuant to a new promissory note (the “October 2022 Promissory Note”). On December 14, 2022, the Sponsor agreed to loan the Company $330,000 pursuant to a new promissory note (the “December 2022 Promissory Note”). On March 2, 2023, the Sponsor agreed to loan the Company $250,000 pursuant to new promissory note (the “March 2023 Promissory Note”). On May 8, 2023, the Sponsor agreed to loan the Company $250,000 pursuant to a new promissory note (together with the June 2022 Promissory Note, October 2022 Promissory Note, December 2022 Promissory Note, and March 2023 Promissory Note, the “Promissory Notes”). The Promissory Notes are non-interest bearing and payable on the earlier of: (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination.

On June 1, 2023, the Company issued an unsecured promissory note (the “June 2023 Promissory Note”) in the principal amount of $240,000 to the Sponsor for general corporate purposes. The June 2023 Promissory Note bears no interest and is payable in full on the earlier of: (i) November 28, 2023 or (ii) the date on which the Company consummates an initial business combination. On June 1, 2023, the Company issued the June Extension Promissory Note in the principal amount of $160,000 to the Sponsor. The June Extension Promissory Note bears no interest and is payable in full on the date on which the Company consummates an initial business combination. On July 3, 2023, the Company issued the July Extension Promissory Note in the principal amount of $160,000 to the Sponsor. The July Extension Promissory Note bears no interest and is payable in full on the earlier of: (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination. On August 3, 2023, the Company issued the August Extension Promissory Note in the principal amount of $270,000 to the Sponsor, of which $110,000 was for general corporate purposes. The August Extension Promissory Note bears no interest and is payable in full on the earlier of: (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination. On September 1, 2023, the Company issued an unsecured promissory note (the “September 2023 Promissory Note”) in the principal amount of $170,000 to the Sponsor for general corporate purposes. On September 1, 2023 the Company issued the September Extension Promissory Note in the principal amount of $160,000 to the Sponsor. On October 2, 2023, the Company issued an unsecured promissory note (the “October 2023 Promissory Note”) in the principal amount of $75,000 to the Sponsor for general corporate purposes. On October 2, 2023 the Company issued the October Extension Promissory Note in the principal amount of $160,000 to the Sponsor. The September 2023 Promissory Note, the September Extension Promissory Note and the October Extension Promissory Note bear no interest and are payable in full on the earlier of (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination. On October 27, 2023, the Company issued an unsecured promissory note (the “November 2023 Promissory Note,” and together with the Promissory Notes, the June 2023 Promissory Note, the June Extension Promissory Note, the July Extension Promissory Note, the August Extension Promissory Note, the September 2023 Promissory Note, the September Extension Promissory Note, the October 2023 Promissory Note, the October Extension Promissory Note, and the November Extension Promissory Note, the “Company Promissory Notes”) in the principal amount of $80,000 to the Sponsor for general corporate purposes. On October 27, 2023, the Company issued the November Extension Promissory Note, in the principal amount of $160,000 to the Sponsor. The November 2023 Promissory Note and the November Extension Promissory Note bear no interest and are payable in full on the earlier of (i) December 28, 2023 and (ii) the date on which the Company consummates an initial business combination.

As of the date of this proxy statement, there is $3,285,000 outstanding under the Company Promissory Notes.

On August 25, 2023, the Company and the Sponsor entered into an amendment to an existing loan facility pursuant to which the Sponsor had previously agreed to loan the Company up to $1,000,000 to fund the Company’s ongoing expenses related to the extension of the Company’s existence. Pursuant to the amendment, the Sponsor agreed to (i) increase the amount of the loan facility by $500,000, from $1,000,000 to $1,500,000 in the aggregate, and (ii) extend the expiration date of the Sponsor’s commitment under the loan facility by one month, to October 28, 2023. On September 28, 2023 the Company and the Sponsor entered into an agreement further extending Sponsor’s commitment under the loan facility until the earlier of (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination.

Bridge Notes

In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a senior subordinated convertible note with an investor and, for certain limited provisions thereof, EGA, pursuant to which LGM borrowed an aggregate principal amount of $50,000,000 at a rate of 10% per annum, payable in kind in additional shares of our Company upon the Closing. On October 28, 2022, LGM also entered into an Incremental Amendment with the Bridge Note Lenders on the same terms for an aggregate principal amount of $35,000,000, bringing the total principal amount of the Bridge Notes to $85,000,000 in the aggregate.

Concurrently with the Closing, the Bridge Notes automatically converted into the number of shares of Class A Common Stock equal to the quotient of (a) the total amount owed by LGM under the Bridge Notes (including accrued PIK interest) divided by (b) $10.00 (subject to adjustment in certain instances, as described in the Bridge Notes). Unless otherwise consented to by the Bridge Note Lenders, the proceeds of the Bridge Notes are to be used primarily for the acquisition of additional aircraft and payment of expenses related thereto.

Tax Receivable Agreement

At the Closing, we, LGM, the Existing Equityholders and the TRA Holder Representative entered into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, PubCo will generally be required to pay the Existing Equityholders 85% of the amount of savings, if any, in U.S. federal, state, local and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., our Company and applicable consolidated, unitary, or combined subsidiaries (as defined in the Tax Receivable Agreement)) realizes, or is deemed to realize, as a result of certain Tax Attributes, including:

•

tax basis adjustments resulting from the repurchase by LGM of LGM Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) in accordance with the terms of the Equity Purchase Agreement;

•

tax basis adjustments resulting from taxable exchanges of LGM Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from an Existing Equityholder pursuant to the terms of the Operating Agreement; and

•

tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent). The IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the Existing Equityholders will not be required to reimburse us for any excess payments previously made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such Existing Equityholder will be applied against and reduce any future cash payments otherwise required to be made by us to the applicable Existing Equityholders under the Tax Receivable Agreement, if any, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group might not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and we could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement defines each of the following events as an Early Termination Event:

(i)	we exercise our early termination rights under the Tax Receivable Agreement,

(ii)	certain changes of control of our Company or LGM occur (as described in the Operating Agreement),

(iii)

we, in certain circumstances, fail to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 30 days following such final payment date, unless certain liquidity related or restrictive covenant related exceptions apply, or

(iv)

we materially breach (or are deemed to materially breach) any of our material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), unless certain liquidity related or restrictive covenant related exceptions apply.

Upon an Early Termination Event, our obligations under the Tax Receivable Agreement will accelerate (except in certain limited circumstances, if the TRA Holder Representative so elects in the case of clauses (ii)- (iv)) and we will be required to make a lump-sum cash payment to all the Existing Equityholders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement. This lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all LGM Common Units that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that we may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Event occurs).

Stockholders’ Agreement

At the Closing, the Existing Equityholders, Sponsor and we entered into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the Existing Equityholders and our Sponsor will agree to vote their respective securities of our Company that may be voted in the election of our directors in accordance with the provisions of the Stockholders’ Agreement.

Our Board consists of seven directors. Our equityholders has the right to nominate directors as follows: the Sponsor, and its permitted transferees, by a majority of shares held by them, shall have the right to nominate, and our Board and the Existing Equityholders, and their permitted transferees, will appoint and vote for, two members of our Board, initially designated pursuant to the Stockholders’ Agreement as Gregg S. Hymowitz and

Gary Fegel, and thereafter as designated by the Sponsor, and its permitted transferees, by a majority of shares held by them.

Each Existing Equityholder also agreed to a one-year lock-up period following the Closing with respect to the shares of Common Stock received by the Existing Equityholder in the Business Combination and certain other shares owned by the Existing Equityholder (the “Lock-up Shares”). However, prior to the expiration of the lock-up period, any Existing Equityholder is permitted to transfer the Lock-up Shares through (i) a pledge of up to 25% of each individual Existing Equityholder’s Lock-up Shares in connection with a bona fide transaction with a lender and disclosed in writing to our Board or (ii) a liquidation, merger, stock exchange, reorganization, or tender offer approved by our Board or a duly authorized committee thereof or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date.

The Stockholders’ Agreement also contains certain provisions intended to maintain, following the Closing, our qualification as a “controlled company” for purposes of compliance with certain NYSE and SEC rules.

A&R Registration Rights Agreement

At the Closing, we and the Selling Stockholders entered into the A&R Registration Rights Agreement. The Selling Stockholders are the Existing Holders and the New Holders. The A&R Registration Rights Agreement covers the Class A Common Stock issued to the Selling Stockholders at the Closing and the shares of Class A Common Stock issuable upon the exercise of the private placement warrants and the LGM Common Units and requires us to register such securities for resale. Pursuant to the A&R Registration Rights Agreement, the Existing Holders holding at least a majority in interest of the then-outstanding number of registrable securities held by the Existing Holders, or the New Holders holding at least a majority-in-interest of the then-outstanding number of registrable securities held by the New Holders will be entitled to, among other things, make a Demand Registration for registration under the Securities Act of all or part of their shares of Class A Common Stock. Under no circumstances shall we be obligated to effect more than an aggregate of three registrations pursuant to a Demand Registration by the Existing Holders, or more than an aggregate of five registrations pursuant to a Demand Registration by the New Holders, with respect to any or all registrable securities held by such holders. In addition, the Existing Holders and the New Holders will be entitled to “piggy-back” registration rights to certain registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statements.

LGM’s Related Party Transactions

The following is a summary of each transaction or series of similar transactions since January 1, 2022 to which LGM was or is a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, director nominees or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Related Entities

•

LGMV is an entity with the same ownership structure as LGM’s ownership structure prior to the Business Combination. Segrave, in his individual capacity, owns 96% of LGMV and LGM, and Segrave, as custodian for Laura Grace Segrave, Madison Lee Segrave, Lillian May Segrave, and Thomas James Segrave III, owns an aggregate of 4% of LGMV and LGM. Carolina Air Center, LLC, Crystal Coast Aviation, LLC, and Kinston Jet Center, LLC are wholly-owned subsidiaries of LGMV and sellers of fuel. In 2022, LGM purchased a total of $2.2 million in fuel from subsidiaries of LGMV at a cost of $4.47 per gallon, representing approximately 2.6% of LGM’s total 2022 fuel purchases to date. In 2023, LGM has purchased a total of $1.3 million in fuel from subsidiaries of LGMV at a cost of $4.16 per gallon.

•

LGM leases its headquarters and two aircraft hangars (Hangar 1 and Hangar 2) from Kinston Jet Center, LLC, a wholly-owned subsidiary of LGMV, pursuant to a lease between the parties dated January 1, 2021. In 2022, LGM paid Kinston Jet Center, LLC $720,000 pursuant to this lease, with $9 million in rent remaining as of January 1, 2023.

•

LGM leases an aircraft hangar (Hangar 4) from Kinston Jet Center, LLC, a wholly-owned subsidiary of LGMV, pursuant to a lease between the parties dated May 1, 2022. In 2022, LGM paid Kinston Jet Center, LLC $360,000 pursuant to this lease, with $15.7 million in rent remaining as of January 1, 2023.

•

LGM leases a house from Kinston Jet House, LLC, a wholly-owned subsidiary of LGMV, pursuant to a lease between the parties dated September 1, 2018. In 2022, LGM paid Kinston Jet House, LLC $30,000 pursuant to this lease, with $20,000 in rent remaining as of January 1, 2023.

•

LGM leases an aircraft from Juliette Lima Bravo, LLC, of which Laura Harvey Ball (Thomas Segrave, Jr.’s mother) owns approximately 33%. In 2022, LGM paid Juliette Lima Bravo, LLC $441,300.00 pursuant to this lease, with $525,000.00 in rent remaining as of January 1, 2023.

•

LGM Auto, LLC, a wholly-owned subsidiary of LGMV, leases multiple automobiles to flyExclusive. In 2022, flyExclusive paid LGM Auto, LLC an aggregate of $124,704.00 pursuant to such leases, with an aggregate of $70,502.00 made through June 30, 2023.

•

Peter Hopper, a proposed director of LGM, owns 50% of the outstanding equity of DH Aviation, LLC, an entity that, until September 25, 2023, owned a 50% interest in N401JS, an aircraft leased to flyExlcusive. In 2022, the total aircraft lease payments made from flyExclusive to DH Aviation, LLC equaled $192,500 (which Mr. Hopper elected to receive in the form of flight hour credits), with $96,250.00 (which Mr. Hopper elected to receive in the form of flight hour credits) made through June 30, 2023. Mr. Hopper also entered into a side letter with flyExclusive in concurrence with the execution of the aforementioned plane lease. Pursuant to such side letter, Mr. Hopper was granted flight hour credits totaling $82,500 in 2022, with $20,625.00 in flight credits being paid to Mr. Hopper through June 30, 2023.

•

Peter Hopper, a proposed director of LGM, owns 50% of the outstanding equity of PHBL, LLC, an entity that leases an aircraft to flyExclusive. In 2022, the total lease payments made from flyExclusive to PHBL, LLC equaled $414,996.00, with $207,498.00 made through June 30, 2023.

•

LGM is a guarantor to that certain Term Note, dated January 29, 2021, by and between Sea Jay, LLC (“Sea Jay”) and The Northern Trust Company, in the amount of $11.9 million. Sea Jay is wholly owned by Segrave.

•	On September 28, 2023, flyExclusive sold 5 trainer aircraft to Crystal Coast Training, LLC, a wholly owned subsidiary of LGMV, for a total purchase price of $2,481,840.

Related Person Transactions Policy

We have adopted a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We also have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee will have the responsibility to review related party transactions.

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in he over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	any other method permitted by applicable law; and

•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such shares of our Class A Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Stockholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Class A Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

We are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

Lock-Up Agreements

Pursuant to the terms of the Stockholders’ Agreement, the shares of Class A Common Stock issuable to Segrave upon conversion of the Class B Common Stock are subject to a one-year lock-up period that ends on December 27, 2024, subject to certain exceptions.

The private placement warrants (including the Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until three years after December 27, 2023, the date that we completed our business combination, subject to certain limited exceptions.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of EG Acquisition Corp. as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to substantial doubt about the ability of EG Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are included in reliance upon such report given on authority of such firm as experts in accounting and auditing.

The consolidated financial statements of LGM Enterprises, LLC as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their reports thereon included herein by reference, and have been included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

EGA
Audited Financial Statements
I. EGA’s Financial Statements As of and for the Years Ended December 31, 2022 and December 31, 2021
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2022 and December 31, 2021	F-3
Statements of Income for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021	F-4
Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021	F-5
Statements of Cash Flows for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021	F-6
Notes to Financial Statements	F-7

II. EGA’s Financial Statements As of and for the Nine Months Ended September 30, 2023 and 2022
EG Acquisition Corp. Condensed Balance Sheets as of September 30, 2023 and December 31, 2022	F-27
EG Acquisition Corp. Condensed Statements of Income (Unaudited) for the three and nine months ended September 30, 2023 and September 30, 2022	F-28
EG Acquisition Corp. Condensed Statements of Changes in Stockholders’ Deficit (Unaudited) for the three and nine months ended September 30, 2023 and September 30, 2022	F-29
EG Acquisition Corp. Condensed Statements of Cash Flows (Unaudited) for the nine months ended September 30, 2023 and September 30, 2022	F-30
EGA Acquisition Corp. Notes to Condensed Financial Statements (Unaudited)	F-31

LGM
Audited Financial Statements
III. LGM’s Financial Statements for the Years Ended December 31, 2022, 2021 and 2020
Report of Independent Registered Public Accounting Firm	F-55
Consolidated Balance Sheets	F-56
Consolidated Statements of Operations and Comprehensive Income	F-57
Consolidated Statements of Members’ Equity	F-58
Consolidated Statements of Cash Flows	F-59
Notes to Consolidated Financial Statements	F-61

IV. LGM’s Financial Statements for the Nine Months Ended September 30, 2023 and 2022
Condensed Consolidated Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	F-93
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the nine months ended September 30, 2023, and 2022 (unaudited)	F-94
Condensed Consolidated Statements of Members’ Equity for the nine months ended September 30, 2023, and 2022 (unaudited)	F-95
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2023, and 2022 (unaudited)	F-96
Notes to Condensed Consolidated Financial Statements	F-97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
EG Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of EG Acquisition Corp. (the “Company”) as of December 31, 2022 and December 31, 2021, the related statements of income, stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 for the period from January 28, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY
April 12, 2023
PCAOB ID Number 688

EG ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2022	2021
Assets:
Cash	$87,853	$319,220
Prepaid expenses	191,667	463,959

Total current assets	279,520	783,179
Prepaid expenses, non-current	—	179,998
Marketable securities held in Trust Account	228,254,077	225,008,593

Total Assets	$228,533,597	$225,971,770

Liabilities and Stockholders’ Deficit
Accounts payable and accrued expenses	$2,409,171	$285,181
Income taxes payable	600,701	—
Due to related party	191,935	71,935
Promissory note—related party	1,150,000	—

Total current liabilities	4,351,807	357,116
Warrant liabilities	2,283,833	7,383,583
Deferred underwriting commissions	7,875,000	7,875,000

Total Liabilities	14,510,640	15,615,699

Commitments and Contingencies (Note 6)
Temporary equity—Class A common stock subject to possible redemption, 22,500,000 shares at approximately $10.10 and $10.00 as of December 31, 2022 and December 31, 2021 , respectively	227,255,633	225,008,593
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding (excluding 22,500,000 shares subject to possible redemption) as of December 31, 2022 and December 31, 2021	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,625,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021	563	563
Additional paid-in capital	—	—
Accumulated deficit	(13,233,239)	(14,653,085)

Total stockholders’ deficit	(13,232,676)	(14,652,522)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$228,533,597	$225,971,770

The accompanying notes are an integral part of the financial statements.

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3

EG ACQUISITION CORP.
STATEMENTS OF INCOME

		For the Period
		from January 28,
		2021
	For the Year	(Inception)
	Ended	Through
	December 31,	December 31,
	2022	2021

Formation and operating costs	$4,077,647	$1,001,433

Loss from operations	(4,077,647)	(1,001,433)
Other income (expense)
Change in fair value of warrants	5,099,750	3,301,678
Change in fair value of over-allotment liability	—	228,557
Warrant issuance costs	—	(391,110)
Trust interest income	3,245,484	8,593

Total other income, net	8,345,234	3,147,718
Income before provision for income taxes	4,267,587	2,146,285
Provision for income taxes	(600,701)	—

Net income	$3,666,886	$2,146,285

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	22,500,000	14,531,250

Basic and diluted net income per share	$0.13	$0.11

Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,625,000	5,625,000

Basic and diluted net income per share	$0.13	$0.11

The accompanying notes are an integral part of the financial statements.

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4

EG ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE
PERIOD JANUARY 28, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 28, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	6,468,750	647	24,353	—	25,000
Proceeds received in excess of fair value of private placement warrants	—	—	—	—	2,583,564	—	2,583,564
Stock-based compensation	—	—	—	—	208,250	—	208,250
Remeasurement of Class A common stock to redemption value	—	—	—	—	(2,816,251)	(16,799,370)	(19,615,621)
Forfeiture of 843,750 Class B shares	—	—	(843,750)	(84)	84	—	—
Net income	—	—	—	—	—	2,146,285	2,146,285

Balance as of December 31, 2021	—	—	5,625,000	563	—	(14,653,085)	(14,652,522)
Remeasurement of Class A common stock to redemption value	—	—	—	—	—	(2,247,040)	(2,247,040)
Net income	—	—	—	—	—	3,666,886	3,666,886

Balance as of December 31, 2022	—	$—	5,625,000	$563	$—	$(13,233,239)	$(13,232,676)

The accompanying notes are an integral part of the financial statements.

F-
5

EG ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

		For the Period
		from January 28,
	For the Year	2021 (Inception)
	Ended	Through
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net income	$3,666,886	$2,146,285
Adjustments to reconcile net income to net cash used in operating activities:
Trust interest income	(3,245,484)	(8,593)
Change in fair value of warrants	(5,099,750)	(3,301,678)
Change in fair value of over-allotment liability	—	(228,557)
Stock-based compensation	—	208,250
Warrant issuance costs	—	391,110
Changes in current assets and current liabilities:
Prepaid expenses	452,290	(643,957)
Due to related party	120,000	71,935
Accounts payable and accrued expenses	2,123,990	376,547
Income taxes payable	600,701	—

Net cash used in operating activities	(1,381,367)	(988,658)

Cash flows from investing activities:
Marketable securities held in Trust Account	—	(225,000,000)

Net cash used in investing activities	—	(225,000,000)

Cash flows from financing activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	—	220,500,000
Proceeds from private placement	—	6,500,000
Proceeds from issuance of promissory note to related party	1,150,000	—
Repayment of promissory note to related party	—	(66,366)
Payment of offering costs	—	(625,756)

Net cash provided by financing activities	1,150,000	226,307,878

Net change in cash	(231,367)	319,220
Cash, beginning of the period	319,220	—

Cash, end of the period	$87,853	$319,220

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000

Deferred underwriting commissions charged to additional paid in capital	$—	$7,875,000

Deferred offering costs paid by Sponsor loan	$—	$66,366

Accretion of Class A common stock to redemption value	$2,247,040	$19,615,621

Initial classification of warrant liability	$—	$10,685,261

The accompanying notes are an integral part of the financial statements.

F-
6

Note 1 - Organization and Business Operations
Organization and General
EG Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 28, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from January 28, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and, since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor Is EG Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
Financing
The registration statement for the Company’s IPO was declared effective on May 25, 2021 (the “Effective Date”). On May 28, 2021, the Company consummated the IPO of 22,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”, and warrants included in the Units being offered, the “Public Warrants”), at $10.00 per Unit, generating gross proceeds of $225,000,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 4,333,333 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $6,500,000.
Transaction costs amounted to $13,000,756 consisting of $4,500,000 of underwriting discount, $7,875,000 of deferred underwriting discount, and $625,756 of other offering costs. See “Offering Costs associated with the Initial Public Offering” under Note 4.
Trust Account
Following the closing of the IPO on May 28, 2021, $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the amended and restated certificate of incorporation (i) to modify the substance or timing of the obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity, and (c) the redemption of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public stockholders.

F-
7

Initial Business Combination
In accordance with the rules of the NYSE, the initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under the law or stock exchange listing requirements. The public stockholders will be entitled to redeem their shares at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.
The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company’s amended and restated certificate of incorporation provides that the Company will have only 24 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. If the Company are unable to complete the initial Business Combination within such
24-month
period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares (as described in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the

F-
8

Company does not complete the initial Business Combination within
24
months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within
24
months from the closing of the IPO, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame. If the Company submits the initial Business Combination to the public stockholders for a vote, the
initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.
The Company is exposed to volatility in the banking market. At various times, we could have deposits with certain U.S. banks in excess of the maximum amounts insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”). On March 10, 2023, Silicon Valley Bank became insolvent. State regulators closed the bank and the

F-
9

FDIC was appointed as its receiver. The Company did
no
t hold any deposits with Silicon Valley Bank as of December
31
,
2022
.
Going Concern and Liquidity
As of December 31, 2022, the Company had $87,853 in its operating bank account, and a working capital deficit of $3,073,843.
Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account and Promissory Notes funded by the Sponsor (see Note 5). Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.
The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. If the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to its Business Combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of the Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of the Business Combination.
If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update
(“ASU”)2014-15,“Disclosures
of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through May 28, 2023, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. Management intends to complete a Business Combination prior to mandatory liquidation date. The Company is within 3 months of its mandatory liquidation date as of the time of filing of this Annual Report on Form
10-K.
These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-
10

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statement is presented in conformity with
accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart the Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of E
stim
ates
The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. One of the more significant accounting estimates included in these statements are the warrant liabilities and provision for income taxes. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and December 31, 2021.
Marketable Securities Held in Trust Account
At December 31, 2022 and December 31, 2021, the assets held in the Trust Account were held in mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest income in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

F-
11

Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as
financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses are estimated to approximate the carrying values as of December 31, 2022 due to the short maturities of such instruments.
The Company’s warrant liability is based on a Black-Scholes-Merton (“BSM”) model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability is classified as Level 3. See Note 7 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2022 and December 31, 2021, the Company has not experienced losses on this account.
Class A Common Stock Subject to Possible Redemption
All of the 22,500,000 Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in
ASC480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity.

F-1
2

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of December 31, 2022 and December 31, 2021, the Class A common stock reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$225,000,000
Less:
Proceeds allocated to Public Warrants	(6,768,825)
Over-allotment liability	(228,557)
Class A common stock issuance costs	(12,609,646)

Plus:
Remeasurement of carrying value to redemption value	19,615,621

Class A common stock subject to possible redemption as of December 31, 2021	$225,008,593
Plus:
Remeasurement of carrying value to redemption value	2,247,040

Class A common stock subject to possible redemption as of December 31, 2022	$227,255,633

Net Income Per Common Share
The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The 11,833,333 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per common share is the same as basic net income per common share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:

	Year Ended December 31, 2022		For the Period from January 28, 2021 (Inception) Through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share
Numerator:
Allocation of net income	$2,933,509	$733,377	$1,547,322	$598,963
Denominator:
Weighted average shares outstanding	22,500,000	5,625,000	14,531,250	5,625,000

Basic and diluted net income per share	$0.13	$0.13	$0.11	$0.11

Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of the ASC
340-10-S99
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of underwriting fees and professional and registration fees incurred through the balance sheet date. FASB
ASC470-20,
Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A common stock.

F-1
3

The Company incurred offering costs amounting to $
13,000,756
as a result of the Initial Public Offering consisting of a $
4,500,000
underwriting discount, $
7,875,000
of deferred underwriting discount, and $
625,756
of other offering costs. The Company recorded $
12,609,646
of offering costs as a reduction of equity in connection with the Class A common stock included in the Units. The Company immediately expensed $
391,110
of offering costs in connection with the Warrants that were classified as liabilities.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued
at each reporting date, with changes in the fair value reported in the statements of operations.
Derivative assets and liabilities are classified in the balance sheet as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined that both the Public Warrants and Private Placement Warrants are derivative instruments (See Note 3 and Note 4).
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
2020-06,
Debt—Debt with Conversion and Other Options
(Subtopic470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts

F-1
4

in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. As a smaller reporting company, ASU
2020-06
is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU
2020-06
would have on its financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
Public Units
Pursuant to the IPO on May 28, 2021, the Company sold 22,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-third
of one redeemable warrant. Each whole public warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share, subject to adjustment (see below).
Following the closing of the IPO
on May 28, 2021, $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Public Warrants
Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of the initial Business Combination. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when The Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Redemption of Warrants
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption, the management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of the Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of the Company’s initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Company’s initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,500,000, in a private placement (the “Private Placement”). Each Private Placement Warrant entitles the holder to purchase one share of the Class A common stock at a price of $11.50 per share. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until three years after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares (as described in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem
100
% of the Company’s public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within 24 months from the closing of the IPO, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.
Note 5 — Related Party Transactions
Founder Shares
On January 29, 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in exchange for 5,750,000 founder shares. In March 2021, the Company effected a stock dividend of 1,437,500 shares with respect to its Class B common stock, resulting in its initial stockholders holding an aggregate of 7,187,500 founder shares. On May 25, 2021, the Sponsor surrendered an aggregate of 718,750 shares of Class B common stock for no consideration, which were cancelled, resulting in an aggregate of 6,468,750 shares of Class B common stock outstanding and held by the Sponsor. Up to 843,750 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. In July 2021, the 843,750 of the founder shares were forfeited due to the underwriters’ over-allotment not exercised.
The Company’s initial stockholders will agree not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) three years after the completion of the Company’s initial Business Combination (or with respect to any founder shares transferred or distributed by the Sponsor to one of the Company’s independent directors, one year) and (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. The transfer restrictions described above are not subject to any except based on the price at which the Company’s common stock trades after the completion of the Company’s initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.
Promissory Note — Related Party
The Company’s Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the IPO. The loan is non-interest
bearing, unsecured and due at the earlier of July 31, 2021 or the closing of the IPO. The Company paid the promissory note in full on June 30, 2021.

On June 14, 2022, the Sponsor agreed to loan the Company $
400,000
pursuant to a new promissory note (the “Promissory Note”). The Promissory Notes are non-interest
bearing and payable on the earlier of: (i)
May 27, 2023
or (ii) the date on which the Company consummates an initial business combination.
On October 6, 2022, the Sponsor agreed to loan the Company $420,000 pursuant to a new promissory note (the “Promissory Note”). The Promissory Notes are non-interest
bearing and payable on the earlier of: (i) May 27, 2023 or (ii) the date on which the Company consummates an initial business combination.
On December 14, 2022, the Sponsor agreed to loan the Company $330,000 pursuant to a new promissory note (the “Promissory Note”). The Promissory Notes are non-interest
bearing and payable on the earlier of: (i) May 27, 2023 or (ii) the date on which the Company consummates an initial business combination.
As of December 31, 2022, there was $1,150,000 outstanding under the Promissory Notes.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such loan is non-interest
bearing. If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At December 31, 2022 and December 31, 2021, no such Working Capital Loans were outstanding.
Administrative
Support
Agreement
The Company has agreed, commencing on May 25, 2021, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021 the
C
ompany incurred $120,000 and $71,935
in fees for these services, of which $191,935 and $71,935 is included in due to related party in the balance sheets, respectively.
Note 6 — Commitments and Contingencies
Registration and Stockholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration and stockholder rights agreement signed on May 25, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriters Agreement
On May 28, 2021, the Company paid a fixed underwriting discount in aggregate of $4,500,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $7,875,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

BTIG Agreements
On August 1, 2022, the Company engaged BTIG, LLC, the underwriter, to act as its financial advisor and capital markets advisor (the “Financial Advisory Engagement”) and provide investment banking services in connection with the sale of the Company’s common stock (the “Private Placement Engagement”) in connection with the proposed Equity Purchase Agreement.
The Company shall pay BTIG, LLC in connection with the Financial Advisory Engagement, at the consummation of the Transaction, a Success Fee, payable in cash, in the amount equal to $1,500,000 (the “Success Fee”);
provided, however, that the Success Fee due shall be reduced on a dollar-for-dollar basis by the excess amount of any Transaction Fee, as defined below, above the Minimum Fee, as defined below, payable to BTIG, LLC under the Private Placement Engagement up to the amount of the Success Fee.
The Company shall also pay BTIG, LLC in connection with the Private Placement Engagement, upon consummation of the Business Combination a transaction fee, payable in cash, of 3%

of the investment proceeds from the capital raised by BTIG, LLC in the Business Combination (the “Transaction Fee”), excluding capital raised from certain excluded investors, subject to a minimum of $
1,500,000
(the “Minimum Fee”), and excluding expenses; provided, however, that any Transaction Fee payable to BTIG, LLC above the Minimum Fee shall be credited against, and shall reduce on a dollar-for-dollar basis, the Success Fee payable under the Financial Advisory Engagement up to the amount of such Success Fee.
Notwithstanding anything to the contrary in (1) Financial Advisory Engagement, (2) the Private Placement Engagement, or (3) each of the underwriting agreement and engagement letter entered into by the Company and BTIG, LLC (or their respective affiliates) in connection with the Company’s IPO (the agreements set forth in (1), (2) and (3) collectively, the “BTIG Agreements”), the fees payable to BTIG, LLC and its affiliates under or in connection with the BTIG Agreements (excluding amounts previously paid to BTIG, LLC in connection with the closing of the Company’s IPO) in the aggregate shall not exceed $7,875,000.00.
Forward Purchase Agreement
On May 25, 2021, the Company entered into a forward purchase agreement pursuant to which, if the Company conducts a private placement transaction in connection with the initial Business Combination, the Company will offer the forward purchaser the option to purchase the forward purchase securities at a price of $10.00 per share in connection with the initial Business Combination in an amount up to (a) the percentage of Units purchased by the forward purchaser in the IPO multiplied by (b) the total number of forward purchase securities sold in such private placement transaction; provided that, the forward purchaser’s right to purchase such forward purchase securities shall be contingent upon the forward purchaser purchasing at least 4.95% of the Units in the IPO. The forward purchase agreement is subject to conditions, including the forward purchaser specifying the amount of forward purchase securities it wishes to purchase up to the maximum amount specified above (or such higher amount as may be agreed by the Company) after the Company notifies the forward purchaser of the Company’s offer to it to purchase forward purchase securities. The forward purchase securities will be identical to the Class A common stock being sold in the IPO, except the forward purchase securities may be subject to certain registration rights and transfer or lock-up
restrictions.
The forward purchase transaction is at the discretion of the Company and is subject to conditions, including the forward purchaser confirming its commitment to purchase forward purchase securities and the amount thereof no later than fifteen days after the Company notifies the forward purchaser of a proposed initial Business Combination and of the Company’s intention to raise capital through the issuance of equity securities in connection with the closing of such Business Combination. The forward purchaser may grant or withhold its confirmation entirely within its sole discretion, and if the forward purchaser does not confirm its commitment at such time, it will not be obligated and will not have the right to purchase any of the forward purchase securities. The proceeds from the sale of these forward purchase securities, together with the amounts available to the Company from the Trust Account (after giving effect to any redemptions of public common stock) and any other equity or debt financing obtained by the Company in connection with the Business Combination, may be used to satisfy the cash requirements of the Business Combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-Business Combination company for working capital or other purposes. The Company performed an assessment in accordance with Accounting Standards Codification (“ASC”) 480—Distinguishing Liabilities from Equities and ASC 815—Derivatives and Hedging to conclude whether the forward-purchase securities constitute a liability and a derivative such that it will be fair valued separately from the Company’s common stock. The Company concludes that the forward-purchase securities should be equity-classified and its embedded features should not be bifurcated.
Equity Purchase Agreement
On October 17, 2022, we entered into an Equity Purchase Agreement with LGM, for certain limited purposes, the LGM Existing Equityholders and, for certain limited purposes, our sponsor, and, as the representative of the LGM Existing Equityholders, Thomas James Segrave, Jr.
Pursuant to the Equity Purchase Agreement, and subject to the terms and conditions set forth therein, upon consummation of the transactions contemplated thereby, the Company will acquire LGM and LGM’s equity holders will be issued shares of EG.
Business Combination
Pursuant to the Equity Purchase Agreement, following the Closing, PubCo will be organized in
Up-C structure,
in which substantially all of the assets of the combined company will be held by LGM, and PubCo’s only assets will be its equity interests in LGM. At the Closing:

•
We will amend our existing certificate of incorporation to: (a) change our name to “flyExclusive, Inc.,” (b) convert all then-outstanding shares of our Class B common stock, par value $0.0001 per share, into PubCo Class A Common Stock, and (c) issue to the LGM Existing Equityholders PubCo Class B Common Stock, which carries one vote per share but no economic rights;

•
LGM and its members will adopt the Amended and Restated Limited Liability Company Agreement of LGM to: (a) restructure its capitalization to (i) issue to us the number of common units of LGM equal to the number of outstanding shares of PubCo Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of our Class A common stock, any potential PIPE investment, and the conversion of the Bridge; and (ii) reclassify the existing LGM common units into LGM common units, and (b) appoint PubCo as the managing member of LGM;

•
As consideration for the PubCo Units, we will contribute to LGM the amount held in the trust account, less the amount of cash required to fund the redemption of our Class A common stock, par value $0.0001 per share, held by eligible stockholders who elect to have their shares redeemed as of the Closing, plus the aggregate proceeds from any potential PIPE investment and the deemed contribution of the aggregate proceeds of the Bridge Notes, less the deferred underwriting commission payable to BTIG, LLC. Immediately after the contribution of the Contribution Amount, LGM will pay the amount of unpaid fees, commissions, costs or expenses that have been incurred by LGM and us in connection with the Business Combination by wire transfer of immediately available funds on behalf of LGM and us to those persons to whom such amounts are owed;

•
Prior to the Closing, an aggregate amount equal to the sum of (without duplication), (a) an amount equal to (1) the amount of cash in the Trust Account, less (2) the required amount of cash taken from the Trust Account to fund any redemptions of our Class A common stock, plus (b) the aggregate proceeds received by the Company from the Post-Signing PIPE Investment (if any), plus (c) the aggregate proceeds received by LGM from the funding of the Bridge Notes, less (d) $7,875,000 (representing the amount held in the Trust Account for the deferred underwriting commission) (the “Closing Date Cash Contribution Amount”);

•
An amount equal to: (i) $0, in the event the Closing Date Cash Contribution Amount is $85,000,000 or less; (ii) the lesser of (A) $15,000,000 and (B) the excess of the Closing Date Cash Contribution Amount over $85,000,000, in the event the Closing Date Cash Contribution Amount is more than $85,000,000 and less than $185,000,000; and (iii) the lesser of (A) $20,000,000 and (B) $15,000,000 plus the excess of the Closing Date Cash Contribution Amount over $185,000,000, in the event the Closing Date Cash Contribution Amount is more than $185,000,000 (the “Closing Date Cash Repurchase Amount”); provided that should the Closing Date Cash Repurchase Amount result in the LGM Existing Equityholders owning, in the aggregate, less than fifty one percent (51%) of the outstanding LGM common units as of immediately following the Closing, the Closing Date Cash Repurchase Amount shall be capped at such amount as would result in the LGM Existing Equityholders owning, in the aggregate fifty one percent (51%) of the LGM common units; and

•
Without any action on the part of any holder of our warrants, each warrant that is issued and outstanding immediately prior to the Closing will be converted into a warrant to purchase one whole share of PubCo Class A Common Stock in accordance with its terms.

Bridge Note
In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a Senior Subordinated Convertible Note with
EnTrust
Emerald (Cayman) LP
and, for certain limited provisions thereof, us, pursuant to which LGM borrowed an aggregate principal amount of $50,000,000 at a rate of 10% per annum. On October 28, 2022, LGM also entered into an Incremental Amendment with additional investors on the same terms for an aggregate principal amount of $35,000,000, bringing the total principal amount of the Bridge Notes to $85,000,000 in the aggregate. Concurrently with the Closing, the Bridge Notes will be automatically exchanged for the number of PubCo Class A Common Stock equal to the quotient of (a) the total amount owed by LGM under the Bridge Notes divided by
 (b) $10.00 (subject to adjustment in certain instances, as described in the Bridge Notes). Unless otherwise consented to by the Bridge Note Lenders, the proceeds of the Bridge Notes are to be used primarily for the acquisition of additional aircraft and payment of expenses related thereto.
Note 7 — Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2022	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities held in Trust Account	$228,254,077	$228,254,077	$—	$—

	$228,254,077	$228,254,077	$—	$—
Liabilities:
Warrant Liability – Public Warrants	$1,447,500	$1,447,500	$—	$—
Warrant Liability – Private Placement Warrants	836,333	—	836,333	—

	$2,283,833	$1,447,500	$836,333	$—

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities held in Trust Account	$225,008,593	$225,008,593	$—	$—

	$225,008,593	$225,008,593	$—	$—
Liabilities:
Warrant Liability – Public Warrants	$4,649,250	$4,649,250	$—	$—
Warrant Liability – Private Placement Warrants	2,734,333	—	—	2,734,333

	$7,383,583	$4,649,250	$—	$2,734,333

The fair value of the Public Warrants at December 31, 2022 and December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market.
The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs from May 28, 2021 (IPO) through June 30, 2022. Inherent in a Black-Scholes-Merton (“BSM”) model are assumptions related to expected share-price volatility
(pre-merger
and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination.
The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the BSM model for the Private Placement Warrants were as follows:

Input	December 31, 2022	December 31, 2021
Expected term (years)	—	5.70
Expected volatility	—	10.70%
Risk-free interest rate	—	1.32%
Dividend yield	—	0.00%
As of December 31, 2022, the difference between the public warrants and private placement warrants was deemed to be de minimis as of the valuation date, and the concluded values were set equal to each other based on the fact that the private placement warrants are not redeemable by the Company, and their terms are nearly identical to those of the public warrants except that the public warrants will be redeemable when the Common Stock price is $18.00 or greater.

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021:

Warrant Liability
Fair value as of December 31, 2021	$2,734,333
Transfers from Level 3 to Level 2	(541,667)
Change in fair value	(2,192,666)

Fair value as of December 31, 2022	$—

Warrant Liability
Fair value as of January 28, 2021 (inception)	$—
Initial fair value of warrant liability upon issuance at IPO	10,685,261
Transfer out of Level 3 to Level 1	(4,425,750)
Change in fair value	(3,525,178)

Fair value as of December 31, 2021	$2,734,333
Note 8 — Income Tax
The Company’s net deferred tax assets at December 31, 2022 and 2021 is as follows:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Net operating loss carryforward	$—	$23,280
Startup/Organization expenses	378,248	141,484

Total deferred tax assets	378,248	164,764
Valuation allowance	(378,248)	(164,764)

Deferred tax assets, net of allowance	$—	$—

The income tax provision for the year ended December 31, 2022 and for
the period from January 28, 2021 (inception) through December 31, 2021 consists of the following:

	December 31,	December 31,
	2022	2021
Federal
Current	$600,701	$—
Deferred	(213,484)	(164,764)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	213,484	164,764

Income tax provision	$600,701	$—

As of December 31, 2022 and 2021,
the Company has $0 and $110,859 of U.S. federal net operating loss carryovers available to offset future taxable income, which does not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $213,484. For the period from January 28, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $164,764.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31,	December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of derivative liability	(25.1)%	(34.5)%
Merger and Acquisition expenses	14.2%	0.0%
Warrant issuance costs	0.0%	3.8%
Interest & Penalties	0.0%	0.0%
Stock based compensation	0.0%	2.0%
Change in valuation allowance	4.0%	7.7%

Income tax provision	14.1%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2022 remain open and subject to examination. The Company considers New York to be a significant state tax jurisdiction.
Note 9 — Stockholder’s Deficit
Preferred Stock
—
T
he Company is authorized to issue 1,000,000 shares of preferred stock at a par value of $0.0001 per share. At December 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
—
T
he Company is authorized to issue
100,000,000
shares of Class A common stock at a par value of $
0.0001
per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2022 and December 31, 2021, there were
0
shares of Class A common stock issued and outstanding, excluding
22,500,000
shares of Class A common stock subject to possible redemption.
Class
 B Common Stock
 —
T
he Company is authorized to issue 10,000,000 shares of Class B common stock at a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common stock. On January 29, 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in exchange for 5,750,000 founder shares. In March 2021, the Company effected a stock dividend of 1,437,500 shares with respect to its Class B common stock, resulting in its initial stockholders holding an aggregate of 7,187,500 founder shares. On May 25, 2021, the Sponsor surrendered an aggregate of 718,750 shares of Class B common stock for no consideration, which were cancelled, resulting in an aggregate of 6,468,750 shares of Class B common stock outstanding and held by the Sponsor. Up to 843,750 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. In July 2021, the 843,750 of the founder shares were forfeited due to the underwriters’ over-allotment not exercised. As of December 31, 2022 and December 31, 2021, there were 5,625,000 shares of Class B common stock issued and outstanding.

The Company’s initial stockholders will agree not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) three years after the completion of the Company’s initial Business Combination (or with respect to any founder shares transferred or distributed by the Sponsor to one of the Company’s independent directors, one year) and (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (except to certain permitted transferees and under certain circumstances). The transfer restrictions described above are not subject to any exception based on the price at which the Company’s common stock trades after the completion of the Company’s initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.
The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of the Company’s initial Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis,
20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the Company’s initial Business Combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Stock-based Compensation
 — As
o
f December 31, 2022 and December 31, 2021, the Sponsor had entered into four Management Award Agreements (the “Awards”) with participants. The Sponsor granted
200,000
membership interests in exchange for services provided by these participants for the benefit of the Company.
For the Awards granted during 2021, the weighted average fair value per membership interests was estimated to be $3.57. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from the Company’s common stock. The Company accounts for the expected life of interests in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury
z
er
o-coupon
bonds with a remaining life consistent with the expected term of the options.
In applying the Black-Scholes option pricing model, the Company used the following assum
p
tions:

Risk-free interest rate	1.05%
Expected term (years)	6.00
Expected volatility	15.50%
Expected dividends	0.00

The stock based compensation is ultimately contingent on a performance condition, which is the Company’s initial Business Combination. Regardless of whether the shares were vested at grant date, the agreements included a forfeiture provision whereby each director would forfeit the rights to all the shares for no consideration if the director was removed for any reason any time prior to the initial Business Combination. Based on the aforementioned provision there is no determinable service period for the award. Stock based compensation related to awards contingent on a performance condition should not be recognized until that condition is met; therefore no stock-based compensation for these awards should have been recorded.
Note 10 —
Subsequent
Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements
On March 2, 2023, the
Sponsor agreed to loan the Company
$250,000 pursuant to a new promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of: (i) May 27, 2023
and
(ii) the date on which the Company consummates an initial business combination.

F-2
6

EG ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Cash	$454,776	$87,853
Prepaid expenses	65,504	191,667

Total current assets	520,280	279,520
Marketable securities held in Trust Account	45,160,614	228,254,077

Total Assets	$45,680,894	$228,533,597

Liabilities and Stockholders’ Deficit
Accounts payable and accrued expenses	$3,122,662	$2,409,171
Income taxes payable	576,272	600,701
Excise tax payable	1,870,307	—
Due to related party	281,935	191,935
Promissory note—related party	2,810,000	1,150,000

Total current liabilities	8,661,176	4,351,807
Warrant liabilities	2,021,133	2,283,833
Deferred underwriting discount	7,875,000	7,875,000

Total Liabilities	18,557,309	14,510,640
Commitments and Contingencies (Note 6)
Temporary equity—Class A common stock subject to possible redemption, 4,231,829 and 22,500,000 shares at approximately $10.53 and $10.10 as of September 30, 2023 and December 31, 2022, respectively	44,561,298	227,255,633
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,624,000 and 0 shares issued and outstanding (excluding 4,231,829 and 22,500,000 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	562	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 1,000 and 5,625,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	563
Additional paid-in capital	—	—
Accumulated deficit	(17,438,276)	(13,233,239)

Total stockholders’ deficit	(17,437,713)	(13,232,676)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$45,680,894	$228,533,597

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2
7

EG ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Formation and operating costs	$558,479	$1,330,764	$2,212,731	$2,379,223

Loss from operations	(558,479)	(1,330,764)	(2,212,731)	(2,379,223)
Other income:
Change in fair value of warrants	1,577,384	248,483	262,700	5,904,416
Trust interest income	578,461	1,015,596	4,962,242	1,342,092

Total other income, net	2,155,845	1,264,079	5,224,942	7,246,508
Income (Loss) before provision for income taxes	1,597,366	(66,685)	3,012,211	4,867,285
Provision for income taxes	(110,976)	(202,808)	(1,010,571)	(211,489)

Net income (loss)	$1,486,390	$(269,493)	$2,001,640	$4,655,796

Basic and diluted weighted average shares outstanding, Class A common stock	9,855,829	22,500,000	16,247,388	22,500,000

Basic and diluted net income (loss) per share, Class A common	0.15	(0.01)	0.10	0.17

Basic and diluted weighted average shares outstanding, Class B common stock	1,000	5,625,000	2,843,901	5,625,000

Basic and diluted net income (loss) per share, Class B common stock	0.15	(0.01)	0.10	0.17

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2
8

EG ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount

Balance — January 1, 2023	—	$—	5,625,000	$563	$—	$(13,233,239)	$(13,232,676)
Remeasurement of Class A common stock to redemption value	—	—	—	—	—	(1,873,014)	(1,873,014)
Net income	—	—	—	—	—	1,495,342	1,495,342

Balance — March 31, 2023	—	$—	5,625,000	$563	$—	$(13,610,911)	$(13,610,348)
Remeasurement of Class A common stock to redemption value	—	—	—	—	—	(1,567,030)	(1,567,030)
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	(1,870,307)	(1,870,307)
Conversion of Class B—Founder shares to Class A shares	5,624,000	562	(5,624,000)	(562)	—	—	—
Net loss	—	—	—	—	—	(980,092)	(980,092)

Balance — June 30, 2023	5,624,000	$562	1,000	$1	$—	$(18,028,340)	$(18,027,777)
Remeasurement of Class A common stock to redemption value	—	—	—	—	—	(896,326)	(896,326)
Net income	—	—	—	—	—	1,486,390	1,486,390

Balance — September 30, 2023	5,624,000	$562	1,000	$1	$—	$(17,438,276)	$(17,437,713)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance — January 1, 2022	—	$—	5,625,000	$563	$—	$(14,653,085)	$(14,652,522)
Stock-based compensation	—	—	—	—	89,250	—	89,250
Accretion of Class A common stock to redemption value	—	—	—	—	(89,250)	66,592	(22,658)
Net income	—	—	—	—	—	4,290,197	4,290,197

Balance — March 31, 2022	—	$—	5,625,000	$563	$—	$(10,296,296)	$(10,295,733)
Stock-based compensation	—	—	—	—	89,250	—	89,250
Accretion of Class A common stock to redemption value	—	—	—	—	(89,250)	87,842	(1,408)
Net income	—	—	—	—	—	635,092	635,092

Balance — June 30, 2022	—	$—	5,625,000	$563	$—	$(9,573,362)	$(9,572,799)
Stock-based compensation	—	—	—	—	89,250	—	89,250
Accretion of Class A common stock to redemption value	—	—	—	—	(89,250)	(673,538)	(762,788)
Net loss	—	—	—	—	—	(269,493)	(269,493)

Balance — September 30, 2022	—	$—	5,625,000	$563	$—	$(10,516,393)	$(10,515,830)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2
9

EG ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$2,001,640	$4,655,796
Adjustments to reconcile net income to net cash used in operating activities:
Trust interest income	(4,962,242)	(1,342,092)
Change in fair value of warrants	(262,700)	(5,904,416)
Stock-based compensation	—	267,750
Changes in current assets and current liabilities:
Prepaid expenses	126,163	316,096
Due to related party	90,000	90,000
Accounts payable and accrued expenses	713,491	1,041,051
Income taxes payable	(24,429)	211,489

Net cash used in operating activities	(2,318,077)	(664,326)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(640,000)	—
Cash withdrawn from Trust Account in connection with redemption	187,030,705	—
Cash withdrawn from Trust Account to pay franchise and income taxes	1,665,000	—

Net cash provided by investing activities	188,055,705	—
Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	1,660,000	400,000
Redemption of common stock	(187,030,705)	—

Net cash (used in) provided by financing activities	(185,370,705)	400,000

Net Change in Cash	366,923	(264,326)
Cash – Beginning of the period	87,853	319,220

Cash – End of the period	$454,776	$54,894

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,035,000	$—
Non-Cash investing and financing activities:
Excise tax payable attributable to redemption of common stock	$1,870,307	$—

Remeasurement of Class A common stock to redemption value	$4,336,370	$786,854

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-
30

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Note 1 — Organization, Business Operations and Going Concern
Organization and General
EG Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 28, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2023, the Company had not commenced any operations. All activity for the period from January 28, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and, since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is EG Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
Financing
The registration statement for the Company’s IPO was declared effective on May 25, 2021 (the “Effective Date”). On May 28, 2021, the Company consummated the IPO of 22,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”, and warrants included in the Units being offered, the “Public Warrants”), at $10.00 per Unit, generating gross proceeds of $225,000,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 4,333,333 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $6,500,000.
Transaction costs amounted to $13,000,756 consisting of $4,500,000 of underwriting discount, $7,875,000 of deferred underwriting discount, and $625,756 of other offering costs. See “Offering Costs associated with the Initial Public Offering” under Note 4.
Trust Account
Following the closing of the IPO on May 28, 2021, $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations. In addition, to mitigate the risk of the Company being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, the Company may also instruct Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of the

F-
3
1

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

consummation of our initial business combination and liquidation of the Company. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the amended and restated certificate of incorporation (i) to modify the substance or timing of the obligation to redeem
100
% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO (unless such date is extended) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity, and (c) the redemption of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO (unless such date is extended), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public stockholders.
Initial Business Combination
In accordance with the rules of the NYSE, the initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under the law or stock exchange listing requirements. The public stockholders will be entitled to redeem their shares at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.
The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company’s amended and restated certificate of incorporation provides that the Company will have only 24 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. If the Company is unable to complete the initial Business Combination within such
24-month
period, in the absence of stockholder approval for a further extension, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter,

F-3
2

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

redeem the public shares, at a
per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares (as described in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within 24 months from the closing of the IPO, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.
On May 19, 2023, the Company held a special meeting of stockholders (the “Extension Meeting”) to vote on the proposal to amend the Company’s certificate of incorporation (the “Charter Amendment”) to give the Company the right to extend the date by which the Company must (1) consummate the Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem all of the Company’s Class A common stock included as part of the units sold in the Company’s IPO, up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) (the “Extension Amendment Proposal”). The stockholders of the Company approved the Extension Amendment Proposal at the Extension Meeting on May 19, 2023.
Following the approval of the proposals at the Special Meeting, the Sponsor, holder of the Class B founder shares, elected to convert 5,624,000 of the 5,625,000 Class B founder shares into shares of Class A common stock (the “Conversion”). The 5,624,000 shares of Class A common stock issued in connection with the Conversion (the “Converted Shares”) are subject to the same restrictions as applied to the Class B founder shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. The Sponsor, with respect to itself, acknowledged that it has no right, title, interest or claim of any kind in or to any monies held in the trust account or any other asset of the Company as a result of any liquidation of the Company with respect to the Converted Shares held by it.
In connection with the votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal, the holders of 18,268,171 shares of Class A common stock properly exercised their right to redeem their shares for cash.

F-3
3

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

After giving effect to the redemptions described above and the conversion of the founder shares, there is an aggregate of 9,855,829 shares of Class A common stock outstanding, comprised of 4,231,829 shares of Class A common stock held by public shareholders and 5,624,000 shares of Class A common stock that were converted from the founder shares.
Pursuant to the amended and restated certificate of incorporation of the Company, the Company may extend the date by which the Company must consummate its initial business combination up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors). Each one month extension is subject to EG Sponsor LLC, the sponsor of the Company (the “Sponsor”) or its designee, depositing the lesser of (x) $0.04 per public share that remains outstanding (and has not been redeemed) and (y) $160,000 into the trust account of the Company.
On June 2, 2023, July 6, 2023, August 4, 2023, and September 5, 2023, the Company deposited $160,000, by each of those dates, into the trust account of the Company (the “Extension Fee”) for the extension to complete a business combination through September 28, 2023 (the “Extension”). Such deposits of the Extension Fee are evidenced by unsecured promissory notes (the “Extension Promissory Notes”) to the Sponsor, dated as of June 1, 2023, July 3, 2023, August 3, 2023 and September 1, 2023 (Note 5).
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on
the
industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.
Inflation Reduction Act of 2022
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
On May 19, 2023, in connection with the implementation of the Extension, the Company’s public stockholders elected to redeem

18,268,171 Public Shares for a total of $187,030,705. As such the Company has recorded a 1%

F-3
4

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

excise tax liability in the amount of $1,870,307 on the Company’s condensed balance sheets as of September 30, 2023. The liability does not impact the Company’s condensed statements of operations and is offset against additional paid-in
capital or accumulated deficit if additional
paid-in
capital is not available. This excise tax liability can be offset by future share issuances within the same fiscal year which will be evaluated and adjusted in the period in which the issuances occur. Should the Company liquidate prior to December 31, 2023, the excise tax liability will not be due.
Other
The Company is exposed to volatility in the banking market. At various times, we could have deposits with certain U.S. banks in excess of the maximum amounts insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”). On March 10, 2023, Silicon Valley Bank became insolvent. State regulators closed the bank and the FDIC was appointed as its receiver. The Company did not hold any deposits with Silicon Valley Bank as of September 30, 2023 and December 31, 2022.
Going Concern and Liquidity
As of September 30, 2023, the Company had $454,776 in its operating bank account, and a working capital deficit of $8,140,896.
Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account and Promissory Notes funded by the Sponsor (see Note 5). Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.
The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. If the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to its Business Combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of the Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of the Business Combination.

F-3
5

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition and the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date raises substantial doubt about the Company’s ability to continue as a going
concern through December 28, 2023. Management intends to complete a Business Combination prior to the mandatory liquidation date. The Company is within two months of its mandatory liquidation date as of the time of filing of this Quarterly Report on
Form 10-Q, subject
to its ability to extend such date as described under “Initial Business Combination.” These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to
Form10-Q
and Article 8 of Regulation
S-X
of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected through December 31, 2023.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on
Form10-K
for the year ended December 31, 2022 as filed by the Company with the SEC on April 13, 2023.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

F-3
6

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Com pan
y’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out o
f
using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statement. One of the more significant accounting estimates included in these statements are the warrant liabilities and provision for income taxes. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.
Marketable Securities Held in Trust Account
At September 30, 2023 and December 31, 2022, the assets held in the Trust Account were held in mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest income in the accompanying statements of income. The e stim
ated fair values of investments held in Trust Account are determined using available market information.
Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

F-3
7

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying a moun
ts represented in the condensed balance sheets. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments.
The Company’s warrant liability is based on a Black-Scholes-Merton (“BSM”) model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability is classified as Level 3. See Note 7 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal De posito
ry Insurance Coverage of $250,000. At September 30, 2023 and December 31, 2022, the Company has not experienced losses on this account.
Class A Common Stock Subject to Possible Redemption
All of the 22,500,000 Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in
ASC480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
In connection with the vote to approve the Charter Amendment, the holders of 18,268,171 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash. Accordingly, on

F-3
8

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

September 30, 2023 and December 31, 2022,
4,231,289
and
22,500,000
shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.
As of September 30, 2023 and December 31, 2022, the Class A common stock reflected on the condensed balance sheets are reconciled in the following table:

Gross proceeds from IPO	$225,000,000
Less:
Proceeds allocated to Public Warrants	(6,768,825)
Over-allotment liability	(228,557)
Class A common stock issuance costs	(12,609,646)
Plus:
Accretion of carrying value to redemption value	21,862,661

Class A common stock subject to possible redemption as of December 31, 2022	$227,255,633
Plus:
Accretion of carrying value to redemption value	1,873,014

Class A common stock subject to possible redemption as of March 31, 2023	$229,128,647
Less:
Redemptions	(187,030,705)
Plus:
Accretion of carrying value to redemption value	1,567,030

Class A common stock subject to possible redemption as of June 30, 2023	$43,664,972
Plus:
Accretion of carrying value to redemption value	896,326

Class A common stock subject to possible redemption as of September 30, 2023	$44,561,298

Net Income Per Common Share
The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The
11,833,333
potential common shares for outstanding warrants
to
purchase the Company’s stock were excluded from diluted earnings per share for the three and nine months ended September 30, 2023 and 2022 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per common share is the same as basic net income per common share for the periods.

F-3
9

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:

	For the Three Months Ended September 30, 2023
	Class A	Class B
B asic and diluted net income per common share
Numerator:
Allocation of net income	$1,486,239	$151
Denominator:
Basic and diluted weighted average common share outstanding	9,855,829	1,000

Basic and diluted net income per common share	$0.15	$0.15

	For the Nine Months Ended September 30, 2023
	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$1,703,469	$298,171
Denominator:
Basic and diluted weighted average common share outstanding	16,247,388	2,843,901

Basic and diluted net income per common share	$0.10	$0.10

	For the Three Months Ended September 30, 2022
	Class A	Class B
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(215,594)	$(53,899)
Denominator:
Basic and diluted weighted average common share outstanding	22,500,000	5,625,000

Basic and diluted net loss per common share	$(0.01)	$(0.01)

	For the Nine Months Ended September 30, 2022
	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$3,724,637	$931,159
Denominator:
Basic and diluted weighted average common share outstanding	22,500,000	5,625,000

Basic and diluted net income per common share	$0.17	$0.17

F-
4
0

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of the ASC
340-10-S99
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of underwriting fees and professional and registration fees incurred through the
balance sheet date. FASB ASC
470-20,
Debt with Conversion and Other Options addresses the allocation of proceeds from the
issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A common stock.
The Company incurred offering costs amounting to $13,000,756 as a result of the Initial Public Offering consisting of a $4,500,000 underwriting discount, $7,875,000 of deferred underwriting discount, and $625,756 of other offering costs. The Company recorded $12,609,646 of offering costs as a reduction of equity in connection with the Class A common stock included in the Units. The Company immediately expensed $391,110 of offering costs in connection with the Warrants that were classified as liabilities.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives
or
contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued
at each reporting date, with changes in the fair value reported in the statements of income.
Derivative assets and liabilities are classified in the condensed balance sheets as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined that both the Public Warrants and Private Placement Warrants are derivative instruments (See Note 3 and Note 4).
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.
The Company’s effective tax rate was 6.95% and (304.13)% for the three months ended September 30, 2023 and 2022, respectively, and 33.55% and 4.35% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, due to changes in fair value in warrant liability, merger and acquisition expenses, non-deductible
interest and penalties and the valuation allowance on the deferred tax assets.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized
in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

F-
41

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on
ASC740-270-25-3
which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through September 30, 2023.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial state men
ts.
Note 3 — Initial Public Offering
Public Units
Pursuant to the IPO on May 28, 2021, the Company sold 22,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-third
of one redeemable warrant. Each whole public warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share, subject to adjustment (see below).
In connection with the vote to approve the Charter Amendment, the holders of 18,268,171 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash.
Following the closing of the IPO on May 28, 2021, $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Public Warrants
Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 12 months from the closing of

F-4
2

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

the IPO and
30
days after the completion of the initial Business Combination. The warrants will expire five years
after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when The Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Redemption of Warrants
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption(the“30-day redemption period”)to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days withina30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption, the management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of the Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In addition, if (x) the Company
issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in

F-4
3

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of the Company’s initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Company’s initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Note 4 —
Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,500,000, in a private placement (the “Private Placement”). Each Private Placement Warrant entitles the holder to purchase one share of the Class A common stock at a price of $11.50 per share. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until three years after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares (as described in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within 24 months from the closing of the IPO, although they will be entitled to liquidating distributions from the Trust Account with respect

F-4
4

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.
Note 5 —
Related Party Transactions
Founder Shares
On January 29, 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in exchange for 5,750,000 founder shares. In March 2021, the Company effected a stock dividend of 1,437,500 shares with respect to its Class B common stock, resulting in its initial stockholders holding an aggregate of 7,187,500 founder shares. On May 25, 2021, the Sponsor surrendered an aggregate of 718,750 shares of Class B common stock for no consideration, which were cancelled, resulting in an aggregate of 6,468,750 shares of Class B common stock outstanding and held by the Sponsor. Up to 843,750 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. In July 2021, the 843,750 of the founder shares were forfeited due to the underwriters’ over-allotment not exercised.
On May 19, 2023 following the approval of the proposals at the Special Meeting, the Sponsor, holder of the Class B founder shares, elected to convert 5,624,000 of the 5,625,000 Class B founder shares into shares of Class A common stock (the “Conversion”).
The Company’s initial stockholders will agree not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) three years after the completion of the Company’s initial Business Combination (or with respect to any founder shares transferred or distributed by the Sponsor to one of the Company’s independent directors, one year) and (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. The transfer restrictions described above are not subject to any except based on the price at which the Company’s common stock trades after the completion of the Company’s initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.
Promissory Note — Related Party
The Company’s Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the IPO. The loan is non-interest
bearing, unsecured and due at the earlier of July 31, 2021 or the closing of the IPO. The Company paid the promissory note in full on June 30, 2021.
On June 14, 2022, the Sponsor agreed to loan the Company $400,000 pursuant to a new promissory note (“Promissory Note 1”).
On October 6, 2022, the Sponsor agreed to loan the Company $420,000 pursuant to a new promissory note (“Promissory Note 2”).
On December 14, 2022, the Sponsor agreed to loan the Company $330,000 pursuant to a new promissory note (“Promissory Note 3”).
On March 2, 2023, the Sponsor agreed to loan the Company $250,000 pursuant to a new promissory note (“Promissory Note 4”).

F-4
5

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

On May 8, 2023, the Sponsor agreed to loan the Company $250,000 pursuant to a new promissory note (“Promissory Note 5”).
On June 1, 2023, the Company issued an unsecured promissory note (an “Extension Promissory Note”) in the principal amount of $160,000 to the Sponsor.
On June 1, 2023, the Company issued an unsecured promissory note (“Promissory Note 6”) in the principal amount of
$240,000
to the Sponsor for general corporate purposes.
On July 3, 2023, the Company issued an unsecured promissory note (an “Extension Promissory Note”) in the principal amount of $160,000 to the Sponsor.
On August 3, 2023, the Company issued an unsecured promissory note (“Promissory Note 7”) in the principal amount of
$270,000
to the Sponsor, of which
$160,000
shall be utilized for a payment to the Payee’s Trust.
On September 1, 2023, the Company issued an unsecured promissory note (an “Extension Promissory Note”) in the principal amount of $160,000 to the Sponsor.
On September 1, 2023, the Company issued an unsecured promissory note (“Promissory Note 8,” and together with Promissory Note 1, Promissory Note 2, Promissory Note 3, Promissory Note 4, Promissory Note 5, Promissory Note 6 and Promissory Note 7, the “Promissory Notes”) in the principal amount of
$170,000
to the
Sponsor. The Promissory Notes and Extension Promissory notes bear no interest and are payable in full on the earlier of: (i) November 28, 2023 or
(ii) the date on which the Company consummates an initial business combination.
As
of September 30, 2023 and December 31, 2022, there was $2,810,000 and $1,150,000 outstanding under the Promissory Notes (including any Extension Promissory Notes), respectively.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such loan is non-interest
bearing. If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender. The warrants w
o
uld be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At September 30, 2023 and December 31, 2022, no such Working Capital Loans were outstanding.
Administrative Support Agreement
The Company has agreed, commencing on May 25, 2021, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2023, the company incurred

F-4
6

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

$
30,000
and $
90,000
in fees for these services, respectively, of which such amount is included in due to related party. For the three and nine months ended September 30, 2022, the company incurred $
30,000
and $
90,000
in fees for these services, respectively, of which such amount is included in due to related party.
Note 6 — Commitments and Contingencies
Registration and Stockholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration and stockholder rights agreement signed on May 25, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriters Agreement
On May 28, 2021, the Company paid a fixed underwriting discount in aggregate of $4,500,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $7,875,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.
BTIG Agreements
On August 1, 2022, the Company engaged BTIG, LLC, the underwriter, to act as its financial advisor and capital markets advisor (the “Financial Advisory Engagement”) and provide investment banking services in connection with the sale of the Company’s common stock (the “Private Placement Engagement”) in connection with the proposed Equity Purchase Agreement.
The Company shall pay BTIG, LLC in connection with the Financial Advisory Engagement, at the consummation of the Transaction, a Success Fee, payable in cash, in the amount equal to $1,500,000 (the “Success Fee”); provided, however, that the Success Fee due shall be reduced on a dollar-for-dollar
basis by the excess amount of any Transaction Fee, as defined below, above the Minimum Fee, as defined below, payable to BTIG, LLC under the Private Placement Engagement up to the amount of the Success Fee.
The Company shall also pay BTIG, LLC in connection with the Private Placement Engagement, upon consummation of the Business Combination a transaction fee, payable in cash, of 3% of the investment proceeds from the capital raised by BTIG, LLC in the Business Combination (the “Transaction Fee”), excluding capital raised from certain excluded investors, subject to a minimum of $1,500,000 (the “Minimum Fee”), and excluding expenses; provided, however, that any Transaction Fee payable to BTIG, LLC above the Minimum Fee shall be credited against, and shall reduce on a dollar-for-dollar
basis, the Success Fee payable under the Financial Advisory Engagement up to the amount of such Success Fee.
Notwithstanding anything to the contrary in (1) Financial Advisory Engagement, (2) the Private Placement Engagement, or (3) each of the underwriting agreement and engagement letter entered into by the Company and BTIG, LLC (or their respective affiliates) in connection with the Company’s IPO (the agreements set forth in (1), (2) and (3) collectively, the “BTIG Agreements”), the fees payable to BTIG, LLC and its affiliates under or in connection with the BTIG Agreements (excluding amounts previously paid to BTIG, LLC in connection with the closing of the Company’s IPO) in the aggregate shall not exceed $7,875,000.00.

F-4
7

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Forward Purchase Agreement
On May 25, 2021, the Company entered into a forward purchase agreement pursuant to which, if the Company conducts a private placement transaction in connection with the initial Business Combination, the Company will offer the forward purchaser the option to purchase the forward purchase securities at a price of $10.00 per share in connection with the initial Business Combination in an amount up to (a) the percentage of Units purchased by the forward purchaser in the IPO multiplied by (b) the total number of forward purchase securities sold in such private placement transaction; provided that, the forward purchaser’s right to purchase such forward purchase securities shall be contingent upon the forward purchaser purchasing at least 4.95% of the Units in the IPO. The forward purchase agreement is subject to conditions, including the forward purchaser specifying the amount of forward purchase securities it wishes to purchase up to the maximum amount specified above (or such higher amount as may be agreed by the Company) after the Company notifies the forward purchaser of the Company’s offer to it to purchase forward purchase securities. The forward purchase securities will be identical to the Class A common stock being sold in the IPO, except the forward purchase securities may be subject to certain registration rights and transfer or lock-up
restrictions.
The forward purchase transaction is at the discretion of the Company and is subject to conditions, including the forward purchaser confirming its commitment to purchase forward purchase securities and the amount thereof no later than fifteen days after the Company notifies the forward purchaser of a proposed initial Business Combination and of the Company’s intention to raise capital through the issuance of equity securities in connection with the closing of such Business Combination. The forward purchaser may grant or withhold its confirmation entirely within its sole discretion, and if the forward purchaser does not confirm its commitment at such time, it will not be obligated and will not have the right to purchase any of the forward purchase securities. The proceeds from the sale of these forward purchase securities, together with the amounts available to the Company from the Trust Account (after giving effect to any redemptions of public common stock) and any other equity or debt financing obtained by the Company in connection with the Business Combination, may be used to satisfy the cash requirements of the Business Combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-Business Combination company for working capital or other purposes. The Company performed an assessment in accordance with Accounting Standards Codification (“ASC”) 480—Distinguishing Liabilities from Equities and ASC 815—Derivatives and Hedging to conclude whether the forward-purchase securities constitute a liability and a derivative such that it will be fair valued separately from the Company’s common stock. The Company concludes that the forward-purchase securities should be equity-classified and its embedded features should not be bifurcated.
Equity Purchase Agreement
On October 17, 2022, we entered into an Equity Purchase Agreement with LGM, for certain limited purposes, the LGM Existing Equityholders and, for certain limited purposes, our sponsor, and, as the representative of the LGM Existing Equityholders, Thomas James Segrave, Jr.
Pursuant to the Equity Purchase Agreement, and subject to the terms and conditions set forth therein, upon consummation of the transactions contemplated thereby, the Company will acquire LGM and LGM’s equity holders will be issued shares of EG.

F-4
8

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Business Combination
Pursuant to the Equity Purchase Agreement, following the Closing, PubCo will be organized in
Up-C structure,in
which substantially all of the assets of the combined company will be held by LGM, and PubCo’s only assets will be its equity interests in LGM. At the Closing:

•
We will amend our existing certificate of incorporation to: (a) change our name to “fly Exclusive, Inc.,” (b) convert all then-outstanding shares of our Class B common stock, par value $0.0001 per share, into PubCo Class A Common Stock, and (c) issue to the LGM Existing Equity holders PubCo Class B Common Stock, which carries one vote per share but no economic rights;

•
LGM and its members will adopt the Amended and Restated Limited Liability Company Agreement of LGM to: (a) restructure its capitalization to (i) issue to us the number of common units of LGM equal to the number of outstanding shares of PubCo Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of our Class A common stock, any potential PIPE investment, and the conversion of the Bridge; and (ii) reclassify the existing LGM common units into LGM common units, and (b) appoint PubCo as the managing member of LGM;

•
As consideration for the PubCo Units, we will contribute to LGM the amount held in the trust account, less the amount of cash required to fund the redemption of our Class A common stock, par value $0.0001 per share, held by eligible stockholders who elect to have their shares redeemed as of the Closing, plus the aggregate proceeds from any potential PIPE investment and the deemed contribution of the aggregate proceeds of the Bridge Notes, less the deferred underwriting commission payable to BTIG, LLC. Immediately after the contribution of the Contribution Amount, LGM will pay the amount of unpaid fees, commissions, costs or expenses that have been incurred by LGM and us in connection with the Business Combination by wire transfer of immediately available funds on behalf of LGM and us to those persons to whom such amounts are owed;

•
Prior to the Closing, an aggregate amount equal to the sum of (without duplication), (a) an amount equal to (1) the amount of cash in the Trust Account, less (2) the required amount of cash taken from the Trust Account to fund any redemptions of our Class A common stock, plus (b) the aggregate proceeds received by the Company from the Post-Signing PIPE Investment (if any), plus (c) the aggregate proceeds received by LGM from the funding of the Bridge Notes, less (d) $7,875,000 (representing the amount held in the Trust Account for the deferred underwriting commission) (the “Closing Date Cash Contribution Amount”);

•
An amount equal to: (i) $0, in the event the Closing Date Cash Contribution Amount is $85,000,000 or less; (ii) the lesser of (A) $15,000,000 and (B) the excess of the Closing Date Cash Contribution Amount over $85,000,000, in the event the Closing Date Cash Contribution Amount is more than $85,000,000 and less than $185,000,000; and (iii) the lesser of (A) $20,000,000 and (B) $15,000,000 plus the excess of the Closing Date Cash Contribution Amount over $185,000,000, in the event the Closing Date Cash Contribution Amount is more than $185,000,000 (the “Closing Date Cash Repurchase Amount”); provided that should the Closing Date Cash Repurchase Amount result in the LGM Existing Equity holders owning, in the aggregate, less than fifty one percent (51%) of the outstanding LGM common units as of immediately following the Closing, the Closing Date Cash Repurchase Amount shall be capped at such amount as would result in the LGM Existing Equity holders owning, in the aggregate fifty one percent (51%) of the LGM common units; and

•
Without any action on the part of any holder of our warrants, each warrant that is issued and outstanding immediately prior to the Closing will be converted into a warrant to purchase one whole share of PubCo Class A Common Stock in accordance with its terms.

F-4
9

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

Amendment No. 1 to Equity Purchase Agreement
On April 21, 2023, the Company entered into Amendment No. 1 to the Equity Purchase Agreement (the “Amendment”) to provide that the “extension” proxy statement to be filed by the Company with the U.S. SEC may seek to extend the time period for EG to consummate its initial Business Combination to a date no later than December 28, 2023 (instead of September 28, 2023).
The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with the Current Report on
Form 8-K filed
on April 21, 2023 as Exhibit 2.1.
Bridge Note
In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a Senior Subordinated Convertible Note with Entrust Emerald (Cayman) LP and, for certain limited provisions thereof, us, pursuant to which LGM borrowed an aggregate principal amount of $50,000,000 at a rate of 10% per annum. On October 28, 2022, LGM also entered into an Incremental Amendment with additional investors on the same terms for an aggregate principal amount of $35,000,000, bringing the total principal amount of the Bridge Notes to $85,000,000 in the aggregate. Concurrently with the Closing, the Bridge Notes will be automatically exchanged for the number of PubCo Class A Common Stock equal to the quotient of (a) the total amount owed by LGM under the Bridge Notes divided by
 (b) $10.00 (subject to adjustment in certain instances, as described in the Bridge Notes). Unless otherwise consented to by the Bridge Note Lenders, the proceeds of the Bridge Notes are to be used primarily for the acquisition of additional aircraft and payment of expenses related thereto.
Note 7 — Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Assets:
Marketable securities held in Trust Account	$45,160,614	$45,160,614	$—	$—
Liabilities:
Warrant Liability – Public Warrants	$1,281,000	$1,281,000	$—	$—
Warrant Liability – Private Placement Warrants	740,133	—	740,133	—

	$2,021,133	$1,281,000	$740,133	$—

F-
5
0

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
	$228,254,077	$228,254,077	$—	$—
Liabilities:
Warrant Liability – Public Warrants	$1,447,500	$1,447,500	$—	$—
Warrant Liability – Private Placement Warrants	836,333	—	836,333	—

	$2,283,833	$1,447,500	$836,333	$—

The fair value of the Public Warrants at September 30, 2023 and December 31, 2022 is classified as Level 1 due to the use of an observable market quote in an active market.
The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs from May 28, 2021 (IPO) through June 30, 2022. Inherent in a Black-Scholes-Merton (“BSM”) model are assumptions related to expected share-price volatility(pre-merger
and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination.
The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.
As of September 30, 2023 and December 31, 2022, the difference between the public warrants and private placement warrants was deemed to be de minimis as of the valuation date, and the concluded values were set equal to each other based on the fact that the private placement warrants are not redeemable by the Company, and their terms are nearly identical to those of the public warrants except that the public warrants will be redeemable when the Common Stock price is $18.00 or greater.

F-
51

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the three and nine months ended September 30, 2023 and 2022:

Warrant Liability
Fair value as of December 31, 2022	$—
Change in fair value	—

Fair value as of March 31, 2023	—
Change in fair value	—
Fair value as of June 30, 2023	$—

Change in fair value	—

Fair value as of September 30, 2023	$—

Warrant Liability
Fair value as of December 31, 2021	$2,734,333
Change in fair value	(1,715,566)

Fair value as of March 31, 2022	1,018,767
Change in fair value	(377,867)

Fair value as of June 30, 2022	$640,900
Change in fair value	(99,233)
Transfers from Level 3 to Level 2	(541,667)

Fair value as of September 30, 2022	$—

Note 8 — Stockholders’ Deficit
Preferred Stock
— The Company is authorized to issue 1,000,000 shares of preferred stock at a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
— The Company is authorized to issue 100,000,000 shares of Class A common stock at a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. On May 19, 2023, in connection with the implementation of the Extension and the Class B Conversion, the Sponsor, holder of Class B common stock elected to convert 5,624,000 shares of Class B common stock to Class A common stock. The converted shares are not subject to possible redemption. As of September 30, 2023 and December 31, 2022, there were 5,624,000 and 0 shares of Class A common stock issued and outstanding, excluding 4,231,829 and 22,500,000 shares of Class A common stock subject to possible redemption, respectively.
Class
 B Common Stock
 — The Company is authorized to issue 10,000,000 shares of Class B common stock at a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common stock. As of September 30, 2023 and December 31, 2022, there were 1,000 and 5,625,000 shares of Class B common stock issued and outstanding, respectively.
The Company’s initial stockholders will agree not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) three years after the completion of the Company’s initial Business Combination (or with

F-5
2

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

respect to any founder shares transferred or distributed by the Sponsor to one of the Company’s independent directors, one year) and (B) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (except to certain permitted transferees and under certain circumstances). The transfer restrictions described above are not subject to any exception based on the price at which the Company’s common stock trades after the completion of the Company’s initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.
The shares of Class B common stock shall be convertible into shares of Class A Common Stock on a one-for-one
basis (A) at any time at the option of the holder thereof and (B) automatically upon the closing of the Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the Company’s initial Business Combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Stock-based Compensation
 — On May 2021, the Sponsor had entered into four Management Award Agreements (the “Awards”) with participants. The Sponsor granted 200,000 membership interests in exchange for services provided by these participants for the benefit of the Company.
For the Awards granted during 2021, the weighted average fair value per membership interests was estimated to be $3.57. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from the Company’s common stock. The Company accounts for the expected life of interests in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon
bonds with a remaining life consistent with the expected term of the options.

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3

EG ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

In applying the Black-Scholes option pricing model, the Company used the following assumptions:

Risk-free interest rate	1.05%
Expected term (years)	6.00
Expected volatility	15.50%
Expected dividends	0.00
The stock based compensation is ultimately contingent on a performance condition, which is the Company’s initial Business Combination. Regardless of whether the shares were vested at grant date, the agreements included a forfeiture provision whereby each director would forfeit the rights to all the shares for no consideration if the director was removed for any reason any time prior to the initial Business Combination. Based on the aforementioned provision there is no determinable service period for the award. Stock based compensation related to awards contingent on a performance condition should not be recognized until that condition is met; therefore no stock-based compensation for these awards should be recorded.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued.
On October 2, 2023, the Company issued an unsecured promissory note (the “October 2023 Promissory Note”) in the principal amount of $75,000 to the Sponsor for general corporate purposes. On October 2, 2023 the Company issued an unsecured promissory note (the “October Extension Promissory Note”) in the principal amount of $160,000 to the Sponsor and the Company deposited $160,000 into the Trust Account for the extension to complete a business combination through October 28, 2023. The October 2023 Promissory Note and the October Extension Promissory Note bear no interest and are payable in full on the earlier of (i) November 28, 2023 and (ii) the date on which the Company consummates an initial business combination. On October 27, 2023, the Company issued an unsecured promissory note (the “November 2023 Promissory Note”) in the principal amount of $80,000 to the Sponsor for general corporate purposes. On October 27, 2023, the Company issued an unsecured promissory note (the “November Extension Promissory Note”) in the principal amount of $160,000 to the Sponsor and the Company deposited $160,000 into the Trust Account for the extension to complete a business combination through November 28, 2023. The November 2023 Promissory Note and the November Extension Promissory Note bear no interest and are payable in full on the earlier of (i) December 28, 2023 and (ii) the date on which the Company consummates an initial business combination.
The Company filed the proxy statement for the stockholder vote on the Business Combination with the SEC on November 13, 2023 and mailed it to its stockholders.

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4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of LGM Enterprises, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of LGM Enterprises, LLC and its subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income, members’ equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Elliott Davis, PLLC
We have served as the Company’s auditor since 2022.
PCAOB ID 000149
Charlotte, North Carolina
May 5, 2023

LGM ENTERPRISES, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$23,179	$21,131
Accounts receivable, net	9,422	3,196
Other receivables	9,591	3,911
Inventory	5,872	1,980
Investment in available-for-sale securities	69,448	10,355
Due from related parties, current	2,996	1,600
Notes receivable - noncontrolling interests, current portion	261	261
Prepaid engine overhauls, current	5,127	2,618
Prepaid expenses and other current assets	5,865	3,304

Total current assets	131,761	48,356
Property and equipment, net	252,693	167,281
Intangible assets, net	2,432	2,690
Operating lease right-of-use assets	51,051	44,580
Prepaid engine overhauls, non-current	48,310	37,480
Notes receivable - noncontrolling interests, non-current portion	4,856	5,116
Due from related parties, non-current	2,629	1,158
Other long-term assets	484	—

Total assets	$494,216	$306,661

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$21,756	$18,047
Due to related parties	72	28
Deferred revenue, current	58,023	32,357
Short-term notes payable	3,704	5,097
Operating lease liability, current portion	9,782	9,640
Long-term notes payable, current portion	23,581	20,424
Accrued expenses and other current liabilities	21,777	8,925

Total current liabilities	138,695	94,518
Deferred revenue, non-current	2,579	438
Long-term notes payable, non-current portion	222,320	102,336
Operating lease liability, non-current portion	40,731	34,343
Derivative liability	971	—
Other non-current liabilities	41,503	25,339

Total liabilities	$446,799	$256,974

Commitments and contingencies (Note 19)

Equity:
LGM Enterprises, LLC members’ deficit	(4,641)	(11,737)
Accumulated other comprehensive (loss) income	(476)	22
Noncontrolling interests	52,534	61,402

Total members’ equity	47,417	49,687

Total liabilities and members’ equity	$494,216	$306,661

The accompanying notes are an integral part of these consolidated financial statements.

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6

LGM ENTERPRISES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Year Ended December 31,
	2022	2021	2020
Revenue	$320,042	$208,277	$121,039

Costs and expenses:
Cost of revenue	255,441	159,238	85,810
Selling, general and administrative	53,794	34,390	19,855
Depreciation and amortization	23,114	17,353	16,113

Total costs and expenses	332,349	210,981	121,778

Loss from operations	(12,307)	(2,704)	(739)

Other income (expense):
Gain on forgiveness of CARES Act Loan	—	11,153	12,431
Interest expense	(8,291)	(4,218)	(5,343)
Gain (loss) on aircraft sold	15,333	(2,297)	(3,129)
Gain (loss) on leased right-of-use asset	143	1	(42)
Change in fair value of derivative liability	470	—	—
Other income	500	307	140

Total other income, net	8,155	4,946	4,057

Net (loss) income	(4,152)	2,242	3,318
Net loss attributable to noncontrolling interest	(10,200)	(5,844)	(3,715)

Net income attributable to LGM Enterprises, LLC	$6,048	$8,086	$7,033

Other comprehensive income:
Unrealized (loss) gain on available-for-sale debt securities	(476)	22	—

Comprehensive income	5,572	8,108	7,033

Comprehensive income attributable to LGM Enterprises, LLC	$5,572	$8,108	$7,033

The accompanying notes are an integral part of these consolidated financial statements.

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7

LGM ENTERPRISES, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(In thousands)

	LGM Enterprises, LLC Members’ Equity (Deficit)	Accumulated other comprehensive income (loss)	Noncontrolling Interests	Total Members’ Equity
Balances at December 31, 2019	$(4,733)	$—	$44,623	$39,890
Contributions	787	—	19,246	20,033
Distributions	(8,881)	—	(6,346)	(15,227)
Other	(2)	—	—	(2)
Net income (loss)	7,033	—	(3,715)	3,318

Balances at December 31, 2020	$(5,796)	$—	$53,808	$48,012

Contributions	(969)	—	26,983	26,014
Distributions	(13,054)	—	(13,545)	(26,599)
Other	(4)	—	—	(4)
Net income (loss)	8,086	22	(5,844)	2,264

Balances at December 31, 2021	$(11,737)	$22	$61,402	$49,687

Contributions	10,078	—	14,549	24,627
Distributions	(9,037)	—	(13,217)	(22,254)
Other	7	—	—	7
Net income (loss)	6,048	(498)	(10,200)	(4,650)

Balances at December 31, 2022	$(4,641)	$(476)	$52,534	$47,417

The accompanying notes are an integral part of these consolidated financial statements.

F-5
8

LGM ENTERPRISES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	December 31,
	2022	2021	2020
Cash flows from operating activities:
Net (loss) income	$(4,152)	$2,242	$3,318
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,114	17,353	16,113
Amortization of contract costs	653	431	65
Non-cash interest expense	2,338	152	256
Non-cash rent expense	12,986	10,587	4,776
(Gain) loss on sale of property and equipment	(15,333)	2,297	3,129
(Gain) loss on leased right-of-use assets	(143)	(1)	42
Change in fair value of derivative liability	(470)	—	—
Provision for bad debt expense	30	30	30
Realized (gains) losses on investment securities	400	(11)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6,256)	(1,622)	204
Due from related parties	(2,867)	(2,187)	(156)
Notes receivable - noncontrolling interests	—	262	(470)
Other receivables	(5,680)	1,034	(1,721)
Aircraft inventory	(3,892)	(1,000)	(854)
Prepaid expenses and other current assets	(1,981)	1,426	(2,521)
Operating lease right-of-use assets	(12,784)	(10,005)	(4,081)
Other assets	(551)	—	—
Accounts payable	4,454	10,857	(4,150)
Other current liabilities	11,757	3,349	2,113
Accounts payable - related parties	45	15	(90)
Deferred revenue	27,807	7,936	23,702
Customer deposits	12,500	25,000	—
Other non-current liabilities	3,664	220	119
(Gain) loss from forgiveness of CARES Act grant	—	(11,153)	(12,431)

Net cash provided by operating activities	45,639	57,212	27,393

Cash flows provided by (used in) investing activities:
Capitalized development costs	(520)	(1,673)	(394)
Investment in other intangible assets	—	—	(650)
Purchases of property and equipment	(145,970)	(64,276)	(32,904)
Proceeds from sales of property and equipment	60,542	19,849	7,223
Purchases of engine overhauls	(21,104)	(14,371)	(12,469)
Purchases of investments	(70,457)	(10,322)	—
Sale of investments	10,243	—	—

Net cash used in investing activities	(167,266)	(70,793)	(39,194)

F-5
9

LGM ENTERPRISES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	December 31,
	2022	2021	2020
Cash flows from financing activities:
Proceeds from issuance of debt	88,197	43,345	30,605
Repayment of debt	(51,952)	(35,293)	(20,635)
Proceeds from issuance of convertible note	85,000	—	—
Payment of debt issuance costs	(133)	—	—
Proceeds from CARES Act grant	—	11,153	12,431
Issuance of notes receivable to non-controlling interests	—	—	(7,877)
Proceeds from notes receivable noncontrolling interest	261	2,761	—
Payment of deferred financing costs	(71)	(173)	(170)
Cash contributions from members	10,078	(969)	787
Cash distributions to members	(9,037)	(13,054)	(8,881)
Cash contributions from non-controlling interests	14,549	26,983	19,246
Cash distributions to non-controlling interests	(13,217)	(13,545)	(6,346)

Net cash provided by financing activities	123,675	21,208	19,160

Net increase in cash and cash equivalents	2,048	7,627	7,359
Cash and cash equivalents at beginning of year	21,131	13,504	6,145

Cash and cash equivalents at end of year	$23,179	$21,131	$13,504

Supplemental disclosure of cash flow information:
Interest paid	$5,953	$4,066	$5,087
Supplemental disclosure of noncash financing and investing activity:
Transfers from prepaid engine overhaul to property and equipment	$10,274	$6,426	$1,625
Purchases of property and equipment in accounts payable	$994	$1,949	$—
Unrealized change in fair value of available-for-sale securities	$498	$22	$—
Initial fair value of derivative liability	$1,441	$—	$—
Debt issuance costs include in accounts payable	$260	$—	$—
Transfer of leasehold improvement to operating right-of-use asset	$—	$2,300	$—
ASC 842 impact for new leases	$16,801	$27,602	$16,791
The accompanying notes are an integral part of these consolidated financial statements.

F-
60

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

1.	Organization and Operations
Nature of the Business
LGM Enterprises, LLC (“LGM”), the parent company of Exclusive Jets LLC (“flyExclusive”), was formed and organized on October 3, 2011, under the laws of the state of North Carolina. LGM is a premier owner, operator of jet aircraft and aircraft sales, with a focus on private jet charter. LGM provides private jet charter services primarily in North America. On February 28, 2020, LGM acquired Sky Night, LLC (“Sky Night”), in order to develop its international presence. LGM’s businesses provide separate offerings such as wholesale and retail ad hoc flights, jet club membership fees, partnership program, fractional program, and other services as well. In 2021, LGM launched its maintenance, repair, and overhaul operation (“MRO”), offering interiors and exterior refurbishment services to third parties in addition to maintaining its own fleet as LGM plans on growing into a full-service private aviation company.
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of LGM, its wholly-owned subsidiaries, all majority owned subsidiaries where the ownership is more than 50% and the accounts of variable interest entities (“VIE”) for which LGM or its subsidiary is the primary beneficiary, regardless of the ownership percentage (collectively, the “Company”).
All significant intercompany transactions and balances have been eliminated in consolidation. Where the Company’s ownership interest is less than 100%, the noncontrolling ownership interests held by third parties in the financial position and operating results of the Company’s subsidiaries and/or consolidated VIEs are reported as noncontrolling interest in the consolidated balance sheets within equity.
Impact of
COVID-19
On March 11, 2020, the World Health Organization declared the coronavirus disease 2019
(“COVID-19”)
outbreak a global pandemic recommending containment measures worldwide. To comply with the recommended containment measures, the Company implemented alternative work arrangements for its employees and limited its employees’ travel activities to protect its employees and to comply with the provisions described within the local shelter in place order.
As this crisis has unfolded, the Company has continued to monitor conditions and adapt its operations to meet federal, state, and local standards. The Company has done so to continue meeting the needs of its customers and to ensure the safety and well-being of its team members. The Company cannot predict the duration or severity of the
COVID-19
pandemic or its ultimate impact on the broader economy or the Company’s operations and liquidity.

2.	Summary of Significant Accounting Policies
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities as of the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of

F-
6
1

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

loss, general economic conditions and trends and the assessment of the probable future outcome. Subjective and significant estimates include, but are not limited to, determinations of the useful lives and expected future cash flows of long-lived assets, including intangibles, estimates of allowances for uncollectible accounts, determination of impairment and fair value estimates associated with asset acquisitions. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of changes, if any, are reflected in the consolidated statements of operations in the period that they are determined.
Segment Information
The Company determined its operating segment after considering the Company’s organizational structure and the information regularly reviewed and evaluated by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is its Chief Executive Officer. The CODM reviews the financial information on a consolidated basis for purposes of evaluating financial performance and allocating resources. On the basis of these factors, the Company determined that it operates and manages its business as one operating segment, charter aviation services. All ancillary and other revenue sources such as fractional ownership and MRO services are primarily to support the provision of the Company’s charter services to customers. Substantially all the Company’s long-lived assets are held in the United States, and revenue from charter aviation charter services is substantially earned from flights throughout the United States.
Fair Value Measurement
Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.
The Company’s cash equivalents and investments in securities are carried at fair value in Level 1 or Level 2, determined according to the fair value hierarchy described above (see Note 3). The carrying values of the Company’s accounts receivable, other receivable, inventory, accounts payable and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments.
The Company’s convertible note (see Note 14) contains an embedded derivative feature that was required to be bifurcated and remeasured to fair value at each reporting period based on significant inputs not observable in the market, and is classified as a Level 3 measurement according to the fair value hierarchy described above. The

F-
6
2

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

carrying amounts of the Company’s convertible notes approximate their fair values as the interest rates of the convertible notes are based on prevailing market rates.
Concentration of Credit Risk
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash, cash equivalents and investments. The Company places its cash and cash equivalents with multiple high credit quality U.S. financial institutions. At various times throughout the period, the Company’s cash deposits with any one financial institution may exceed the amount insured by the Federal Deposit Insurance Corporation (the “FDIC”). Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses of such amounts and management believes it is not exposed to any significant credit risk on its cash and cash equivalents.
Customer Concentration
The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.
For the years ended December 31, 2022, 2021 and 2020, one customer accounted for $125,360, $47,083 and $37,898 of net sales, respectively. This represented approximately 39%, 23% and 31% of total revenue as of December 31, 2022, 2021 and 2020, respectively.
For the years ended December 31, 2022 and 2021, one customer accounted for $8,682 and $2,848 of accounts receivable, respectively. This represented approximately 91% and 87% of accounts receivable as of December 31, 2022 and 2021, respectively.
For the year ended December 31, 2022, one vendor accounted for $39,656 of cost of revenue. This represented approximately 16% of total cost of revenue as of December 31, 2022. There are no vendors accounting for greater than 10% of total cost of revenue for the years ended December 31, 2021 and 2020.
There are no vendors accounting for greater than 10% of total accounts payable as of December 31, 2022 and 2021.
Cash and Cash Equivalents
Cash consists of bank deposits. Cash equivalents consist of highly liquid short-term investments with original maturities of three months or less at the time of purchase. As of December 31, 2022, 2021 and 2020, cash equivalents consisted of government money market funds. Cash equivalents are stated at fair value.
Accounts Receivable, Net of Allowance for Doubtful Accounts
Accounts receivables are recorded at the invoice or earned amount billed to the customers and reflect an allowance estimated by the Company for uncollectible amounts. The allowance is based on an evaluation of the collectability of accounts receivable, prior bad debt experience and existing economic conditions. Accounts receivables are written off when deemed uncollectible based on individual credit evaluation and specific circumstances. The Company had an allowance for doubtful accounts of $82, $96 and $66 as of December 31, 2022, 2021 and December 31, 2020, respectively.

F-6
3

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

Inventory
Inventories are used in operations and are generally held for internal use. Inventories are comprised of spare aircraft parts, materials and supplies, which are valued at the lower of cost, determined on a first-in,
first-out
(“FIFO”) basis, or net realizable value. Cost of inventories are determined using the specific identification method. The Company determines, based on the evidence that exists, whether or not it is appropriate to maintain a reserve for excess and obsolete inventory. The reserve is based on historical experience related to the disposal of inventory due to damage, physical deterioration, obsolescence or other causes. The company doesn’t currently reserve for inventory due to high inventory turnover and the recency of the Company’s inventory buildup. Storage costs and indirect administrative overhead costs related to inventories are expensed as incurred.
Investments in securities
Investments in securities consist of fixed-income securities including corporate bonds, government bonds, municipal issues and U.S. treasury bills that are classified as available-for-sale
pursuant to Accounting Standards Codification (“ASC”) Topic 320,
Investments—Debt and Equity Securities
. The Company classifies investments available to fund current operations as current assets on its consolidated balance sheets. Debt securities are carried at fair value with unrealized gains and losses included as a component of accumulated other comprehensive income, which is a separate component of members’ equity, until such gains and losses are realized. The fair value of these securities is based on quoted prices for identical or similar assets. If a decline in the fair value is considered other-than-temporary, based on available evidence, the unrealized gain/(loss) is transferred from other comprehensive income/(loss) to other income/(expense) in the consolidated statements of operations and comprehensive income.
The Company determines the appropriate classification of its investments at the time of purchase and re-evaluates
the designations annually. The Company may sell certain marketable securities prior to their stated maturities for strategic reasons including, but not limited to, anticipation of credit deterioration and duration management. The Company reviews its debt securities for other-than-temporary impairment whenever the fair value of an investment is less than the amortized cost and evidence indicates that an investment’s carrying amount is not recoverable within a reasonable period of time. To determine whether an impairment is other-than-temporary, the Company considers the intent to sell, or whether it is more likely than not that the Company will be required to sell, the investment before recovery of the investment’s amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, the severity and the duration of the impairment and changes in value subsequent to year end. If the Company believes that an other-than-temporary decline exists in one of these securities, the Company will write down these investments to fair value and realized gains and losses are included in other income/(expense) in the consolidated statements of operations and comprehensive income.
The Company didn’t have investment in securities for the year ended December 31, 2020 and there were no realized gains or losses on investments for the year ended December 31, 2020. There was a realized loss of $400 and a realized gain of $11 for the years ended December 31, 2022 and 2021, respectively. There were 24 debt securities in an unrealized loss position for the year ended December 31, 2022 and 14 debt securities in an unrealized loss position for year ended December 31, 2021. The fair value of these debt securities in an unrealized loss position as of December 31, 2022 and 2021, was $7,236 and $4,927. The aggregate unrealized loss for December 31, 2022 and 2021 was $838 and $48, respectively. Additionally, as of December 31, 2022, the total fair value of debt securities in an unrealized loss position greater than one year was $1,765, which the total unrealized losses of these investments were $98. There was no investments in an unrealized loss position greater than one year as of December 31, 2021. The Company considered the decline in the market value of these securities to be primarily attributable to current economic conditions. As it was not more likely than not that the

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

Company would be required to sell these securities before the recovery of their amortized cost basis, which may be at maturity, the Company did not consider these investments to be other-than-temporarily impaired as of December 31, 2022 and 2021.
Prepaid Engine Overhaul
The Company has entered into Engine Overhaul Programs for certain aircraft to cover major maintenance costs at specified intervals primarily relating to engine hours. Such engine overhauls are not considered to be routine maintenance, rather capital expenditures that extend the useful life of the underlying engine. The Company has elected the
Built-in
Overhaul method of accounting, which requires segregation of the aggregate aircraft costs into separate components to be depreciated over the useful life of the aircraft and those that require overhaul at periodic intervals. When an aircraft is initially purchased, any amounts that are considered prepaid engine overhaul, if any, as well as a portion of the aircraft cost relating to the engine, are recorded as prepaid engine overhaul and are depreciated over a shorter expected useful life (shorter of remaining life of the engines at the time of acquisition or 7 years assumed full life of the overhauled components) than the aircraft. Additionally, any payments made under a long-term service arrangement that are applicable primarily to major maintenance activities are recorded as prepaids until such services are provided. Upon completion of the major maintenance activities, such overhaul costs are then depreciated over the expected time to the next major maintenance activities. The Company expenses routine maintenance costs as incurred.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for repairs and maintenance are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Life
Transportation equipment	5-20 years
Office furniture and equipment	3-10 years
Leasehold improvements	Shorter of remaining lease term or useful life
Leases
In accordance with Accounting Standards Update (“ASU”)
2016-02,
Leases
(“Topic 842”) , the Company determines whether an arrangement is or contains a lease at inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company classifies leases at the lease commencement date, when control of the underlying asset is transferred from the lessor to the lessee, as operating or finance leases and records a right-of-use
(“ROU”) asset and a lease liability on the consolidated balance sheet for all leases with a lease term of greater than twelve months. The Company has elected to not recognize leases with a lease term of twelve months or less on the balance sheet for all underlying asset classes and will recognize lease payments for such short-term leases as an expense on a straight-line basis.
The Company enters into contracts that contain both lease and non-lease
components. A lease component represents the right to use an underlying asset and non-lease
components represent the transfer of goods or services, which typically include items such as maintenance, utilities, or other operating costs. These costs are typically variable and excluded from the measurement of right-of-use
assets and lease liabilities. Variable lease payments based on an index or rate are included in the measurement of the lease based on the effective rates at

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

lease commencement. Subsequent changes in the rates or indices do not impact the right of use asset or lease liability and are recognized as a component of variable lease cost in the consolidated statements of operations.
The Company’s operating lease assets and liabilities are recognized at the lease commencement date based on the present value of the lease payments over the lease term using the discount rate implicit in the lease if readily determinable. If the rate implicit is not readily determinable, the Company utilizes its incremental borrowing rate based upon the available information at the lease commencement date. ROU assets are further adjusted for items such as initial direct costs, prepaid rent, or lease incentives. Operating lease payments are expensed using the straight-line method over the lease term. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option.
Asset Acquisition
The Company applies a screen test to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction should be accounted for as an asset acquisition or business combination. When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, the Company accounts for the acquisition as an asset acquisition.
If determined to be an asset acquisition, the Company accounts for the transaction under ASC Topic 805,
Business Combinations
, which requires the acquiring entity in an asset acquisition to recognize assets acquired and liabilities assumed based on the cost to the acquiring entity on a relative fair value basis, which includes transaction costs in addition to consideration given. No gain or loss is recognized as of the date of acquisition unless the fair value of non-cash
assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s books. Consideration transferred that is non-cash
will be measured based on either the cost (which shall be measured based on the fair value of the consideration given) or the fair value of the assets acquired and liabilities assumed, whichever is more reliably measurable. All payments are made in cash by the Company. Goodwill is not recognized in an asset acquisition and any excess consideration transferred over the fair value of the net assets acquired is allocated to the identifiable assets based on relative fair values.
Intangible Assets
The Company’s identifiable intangible assets consist primarily of software and Federal Aviation Administration (“FAA”) certificate. These intangible assets arise primarily from the determination of their respective fair market values at the date of acquisition. Amounts assigned to identifiable intangible assets, and their related useful lives, are derived from established valuation techniques and management estimates.
Definite-lived intangible assets are amortized primarily on a straight-line basis, which the Company believes approximates the pattern in which the assets are utilized, over their estimated useful lives.
Impairment of Long-Lived Assets
The Company assesses the impairment of long-lived assets and intangible assets with determinable useful lives whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

other significant adverse change that would indicate that the carrying amount of an asset may not be recoverable. When such events occur, management determines whether there has been impairment by comparing the anticipated undiscounted net future cash flows to the related asset’s carrying value. If impairment exists, the asset is written down to its estimated fair value. There were no impairment losses for the years ended December 31, 2022, 2021 and 2020.
Debt Issuance Costs and debt discounts
The Company borrows from various lenders to finance its growth and operations. Costs incurred in connection with financings, such as loan origination fees, investment banking fees and legal fees are classified as debt discounts if paid to the lenders and are classified as debt issuance costs if paid to the third parties. Debt discounts related to bifurcated derivatives, fees paid to the lenders and debt issuance costs are presented as a direct deduction from the related borrowing and are amortized over the expected life of the related financing agreements using the effective interest rate method as a component of interest expense. See Note 14 for additional disclosure.
Derivative Liability
The Company’s outstanding convertible note (see Note 14) contained a conversion feature which met the definition of a derivative instrument. The Company classified the instrument as a liability on its consolidated balance sheet. The derivative liability was initially recorded at fair value upon issuance of the convertible note and was subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability were recognized as a component of other income (expense), net in the consolidated statement of operations.
Noncontrolling interest
Noncontrolling interests represent ownership interests attributable to third parties in certain consolidated subsidiaries and VIEs. Noncontrolling interests are presented as a separate component of equity on the consolidated balance sheets, consolidated statements of operation and comprehensive income, and consolidated statements of members’ equity attributed to controlling and noncontrolling interests.
Deferred Revenue
The Company manages jet club Memberships, Guaranteed Fleet, MRO, and Fractional Ownership programs. These programs require deposits for future flight services. Consideration received in excess of revenue earned results in deferred revenue and is recorded as a liability in the consolidated balance sheets. See Note 17 for additional disclosure regarding deferred revenue related to these programs.
Revenue Recognition
Revenue is recognized when the promised services are performed and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services using the following steps: 1) identification of the contract, or contracts with a customer, 2) identification of performance obligations in the contract, 3) determination of the transaction price, 4) allocation of the transaction price to the performance obligations in the contract and 5) recognition of revenue when or as the performance obligations are satisfied. Determining the transaction price may require significant judgement and is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer, excluding amounts collected on behalf of third parties such as sales taxes.

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

During the years ended December 31, 2022, 2021, and 2020, the Company earned revenue primarily from the programs below:
Jet Club Membership
Jet club members are guaranteed access to the Company’s fleet of light, midsize and super-midsize aircraft in exchange for a $1 monthly fee. New members pay a minimum deposit of $75 up to a maximum of $500 depending on their level of membership. Four membership levels are available to members, which determines the daily rates a member is charged for future flights. Incidental fees are also applied against a member’s account. The initial and any subsequent deposits are non-refundable
and must be used for the monthly membership fee or for future flight services. These customer deposits are included in deferred revenue on the consolidated balance sheet until used by the customer. The membership services performance obligation is satisfied over time on a monthly basis. Revenue for flights and related services is recognized when such services are provided to the customer at a point in time. Memberships are considered active as long as the member’s account is funded and current with membership fees.
Guaranteed Revenue Program
The Company launched a guaranteed revenue program with a single customer on November 1, 2021. Under this program, the Company serves as an on-demand
charter air carrier and guarantees the services of a specified fleet of aircraft as directed by the customer. The term of the agreement is for a minimum of 28 months, which includes a drawdown period of 10 months if the agreement is terminated. The agreement will continue indefinitely unless terminated by either party. The Company requires a deposit of $1,250 per reserved aircraft. These deposits are included within other non-current
liabilities on the consolidated balance sheet. The customer is charged hourly rates for flight services depending on aircraft type in addition to incidental fees. The customer is committed to a minimum number of flight hours per aircraft and a minimum number of aircraft. Revenue is recognized using the right-to-invoice
practical expedient. The guaranteed minimum is enforceable and billable on a quarterly basis.
Fractional Ownership
The fractional revenue stream involves a customer purchasing a fractional ownership interest in an aircraft for a contractual term of up to 5 years. Customers have the right to flight services from a fleet of aircraft, including the aircraft they have fractionally purchased. Customers are charged for flight services as incurred based on agreed upon daily and hourly rates in addition to the upfront fractional ownership purchase price. In certain contracts the customer can require the Company to repurchase their ownership interest after a fixed period of time but prior to the contractual termination date of the contract. This is accounted for as a right of return and the resulting liability from fractional is included within other non-current
liabilities on the consolidated balance sheet. The consideration from the fractional ownership interest, as adjusted for any customer right of return, is included in deferred revenue on the consolidated balance sheet and recognized over the term of the contract on a straight-line basis. Variable consideration generated from flight services is recognized in the period of performance.
Maintenance Repair and Overhaul
The Company separately provides maintenance, repair and overhaul services for aircraft owners and operators at certain facilities. MRO ground services are comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs and inspections. MRO revenue is recognized over time based

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

on the cost of inventory consumed and labor hours worked for each service provided. Any billing for MRO services that exceeds revenue earned to date is included in deferred revenue on the consolidated balance sheet.
Aircraft sales
The Company occasionally sells aircraft from its fleet. The gain or loss from the transaction is recognized upon completion of the sale as other income (expense) within the consolidated statements of operations and comprehensive income. During the year ended December 31, 2022, the Company recorded a gain of $15,333 on aircraft sold. During the years ended December 31, 2021 and 2020, the Company recorded losses of $2,297 and $3,129, respectively.
Contract Acquisition Costs
The Company pays commissions on deposits from new and recurring jet club member contracts. These commissions are contract acquisition costs that are capitalized as an asset on the consolidated balance sheets as these are incremental amounts directly related to attaining contracts with customers. Capitalized sales commissions were $1,053 and $582 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, contract acquisition costs of $290 and $373, respectively, were included within prepaid expenses and other current assets and $484 and $0, respectively, were included within other long-term assets on the consolidated balance sheets. Capitalized contract costs are periodically reviewed for impairment.
Capitalized contract costs are amortized on a straight-line basis concurrently over the same period of benefit in which the associated revenue is recognized. Amortization expense related to capitalized contract costs included in selling, general, and administrative expense in the consolidated statements of operations and comprehensive income were $653, $431 and $65 for the years ended December 31, 2022, 2021 and 2020, respectively.
Customer Deposits Liability
The Company receives customer deposits from certain customers in connection with the Guaranteed Revenue Program. Under this program, the Company reserves a fleet of aircraft for these customers and requires the customer to make an upfront deposit of $1,250 per aircraft reserved. The Company expects to refund these deposits after each aircraft is drawn down from the fleet. Additionally, the Company receives customer deposits related to the Fractional Ownership program. See Note 15 other non-current
liability for additional disclosures regarding customer deposits from these programs (guaranteed revenue program deposit) as of December 31, 2022 and 2021.
The Company is required to repurchase the ownership interests it sells in fractional ownership contracts either at the end of the contract term or if the customer exercises its right of return option. See Note 15 other non-current
liability for additional disclosures regarding the repurchase liability from fractional ownership contracts (fractional ownership deposits) as of December 31, 2022 and 2021.
Income Taxes
The Company is a limited liability company. As a limited liability company, the Company has elected to be treated as a partnership for federal and state income tax reporting purposes. Accordingly, for federal and certain state income tax purposes, the Company’s income will be included in the income tax returns of its members. In most jurisdictions, income tax liabilities and/or tax benefits are passed through to the individual members. The Company is subject to the North Carolina unincorporated business tax.

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

ASC Topic 740,
Income Taxes
, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Further, this standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation first will be required to determine whether it is more-likely-than-not
that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based upon the technical merits of the position. All related interest and penalties would be expensed as incurred. The Company has evaluated its tax position for the years ended December 31, 2022 and 2021 and does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying consolidated financial statements.
Nonmonetary Transactions
From time to time, the Company enters into arrangements with their employees to provide a specified amount of flight time as part of their compensation. The Company records these nonmonetary transactions at the estimated fair value of the flights using the Standard Industry Fare Level. As the employees utilizes the flight time the Company provides, an expense is recognized in the period the flight hours are consumed.
Advertising Expense
The Company expenses all advertising costs when incurred. Advertising expenses were $3,242, $1,275 and $1,039 for the years ended December 31, 2022, 2021 and 2020, respectively. This is included within selling, general, and administrative costs on the consolidated statements of operations and comprehensive income.
Recently Adopted Accounting Pronouncements
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842) which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors), and replaces the existing guidance in ASC 840,
Leases
.
The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine the recognition pattern of lease expense over the term of the lease. In addition, a lessee is required to record (i) a right-of-use
asset and a lease liability on its balance sheet for all leases with accounting lease terms of more than twelve months regardless of whether it is an operating or financing lease and (ii) lease expense in its consolidated statement of operations and comprehensive loss for operating leases and amortization and interest expense in its consolidated statement of operations and comprehensive loss for financing leases. Leases with a term of twelve months or less may be accounted for similar to existing guidance for operating leases under Topic 840. In July 2018, the FASB issued ASU
2018-11,
Leases (Topic 842)—Targeted Improvements, which added an optional transition method that allows companies to adopt the standard as of the beginning of the year of adoption as opposed to the earliest comparative period presented. This guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application is permitted.
The Company adopted Topic 842 with an effective date of January 1, 2019, using the modified retrospective transition approach which uses the effective date as the date of initial application. The Company elected to apply The Company elected to apply the package of practical expedients requiring no reassessment of: (1) whether any expired or existing contracts are or contain leases, (2) the lease classification of any expired or existing leases, or (3) whether the of initial direct costs capitalized for a preexisting lease under ASC 840 qualify for capitalization.

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0

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The Company’s lease contracts often include both lease and
non-lease
components.
Non-lease
components include costs that do not provide a
right-to-use
a leased asset but instead provide a service, such as maintenance costs. The Company has elected to combine lease and non-lease
components together as a single lease component for all existing classes of underlying assets. Variable costs associated with the lease, such as maintenance and utilities, are not included in the measurement of right-to-use
assets and lease liabilities but rather are expensed when the events determining the amount of variable consideration to be paid have occurred.
The Company has elected not to recognize ROU assets and lease liabilities for leases with a term of twelve months or less. Lease cost for these short-term leases is recognized on a straight-line basis over the lease term.
Upon its adoption of Topic 842, the Company recorded an operating lease liability and their corresponding right-of-use
asset based on the present value of lease payments over the remaining lease term. The adoption of Topic 842 resulted in the recognition of right-of-use
assets of approximately $2,466 and operating lease liabilities of approximately $2,466. The adoption of Topic 842 did not have a material impact on the Company’s statements of operations and comprehensive loss or statements of cash flows.
In January 2016, the FASB issued ASU
2016-01,
which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale
debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted ASU
2016-01
effective January 1, 2020. The adoption of ASU
2016-01
did not have a material impact on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021.
Recently Issued Accounting Standards Not Yet Adopted
Financial Instruments – Credit Losses
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments—Credit Losses
(“Topic 326”). This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. Entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications) from the date of initial recognition of the financial instrument. Measurement of expected credit losses are to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance
sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. ASU
2019-10
deferred the effective date of ASU
2016-13
for smaller reporting companies. The Company believes ASU
2016-13
will only have applicability to receivables from revenue transactions. Under ASC Topic 606, revenue is recognized when, among other criteria, it is probable that the entity will collect the consideration to which it is entitled for goods or services transferred to a customer. At the point that receivables are recorded, they become subject to the CECL model and estimates of expected credit losses on receivables over their contractual life will be required to be recorded at inception based on historical information, current conditions, and reasonable and supportable forecasts. ASU
2016-13
also provides updated guidance regarding the impairment of

F-
7
1

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

available-for-sale
securities and includes additional disclosure requirements. The Company has reviewed the pronouncement and the Company expects the new guidance will not have a material impact on the consolidated financial statements or existing internal controls.
Reference Rate Reform
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform
(“Topic 848”). This guidance contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts, subject to meeting certain criteria, that reference the London Interbank Offer Rate (“LIBOR”) or another reference rate expected to be discontinued. Under this update, contract modifications resulting in a new reference rate may be accounted for as a continuation of the existing contract. The guidance in Topic 848 is optional and may be elected over the period from March 12, 2020 through December 31, 2024 as reference rate reform activities occur. The Company has a credit facility agreement that references LIBOR, and will continue to evaluate the impact of the guidance and may apply other elections, as applicable, as additional changes in the market occur.

3.	Fair Value Measurements
The following tables present the Company’s fair value hierarchy for its assets and liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$515	$—	$—	$515
Short-term investments	—	69,448	—	69,448
Derivative liability	—	—	971	971

	$ 515	$69,448	$971	$70,934

	Fair Value Measurements at
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$383	$—	$—	$383
Short-term investments	—	10,355	—	10,355

	$ 383	$10,355	$ —	$10,738

The fair values of government money market funds have been measured on a recurring basis using Level 1 inputs, which are based on unadjusted quoted market prices within active markets. The short-term investments including investments in fixed income securities have been measured using Level 2 based on alternative pricing sources and models utilizing observable market inputs.
The Company’s Level 3 liability consists of an embedded derivative liability associated with the Company’s convertible note (see Note 14). On October 17, 2022, (the “Closing Date”), the Company recorded the fair value

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7
2

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

of the embedded derivative liability associated with the convertible note.
The
fair value of derivative liability was determined using a Monte Carlo Simulation (“MCS”) analysis, which uses Level 3 inputs. The MCS analysis contains inherent assumptions related to expected stock price volatility, estimated deSPAC date, risk-free interest rate, estimated market yield and the probability of a successful transaction. Due to the use of significant unobservable inputs, the overall fair value measurement of the derivative liability is classified as Level 3.
The fair value of the derivative liability was determined using the following assumptions:

October 17, 2022
Exchange closing price	$9.82
Contractual conversion price	$10.00
Risk-free rate	4.3%
Estimated volatility	4.5%
The following table shows the change in the fair value of the derivative liability during the year ended December 31, 2022:

Amounts
Balance as of December 31, 2021	$—
Issuance of derivative instrument	1,441
Change in fair value of derivative instrument	(470)

Balance as of December 31, 2022	$971

There have been no changes in valuation techniques and related inputs. For the years ended December 31, 2022 and 2021, there were no transfers between Level 1, Level 2 and Level 3.

4.	Asset Acquisition
On February 28, 2020, the Company, entered into a membership interest purchase agreement with Sky Night (the “seller”) to purchase 100% of the total membership interest of Sky Night and certain aircraft spare parts that were owned by Sky Night for the total purchase price of $742. The acquisition of Sky Night’s membership interests was primarily for the Company to acquire the international FAA certificate to extend its operation outside of the U.S.
The acquisition was accounted for as an asset acquisition in accordance with ASC Topic 805,
Business Combinations
as substantially all of the fair value of the gross assets acquired was concentrated in a single, identifiable asset – the FAA certificate.
The total acquisition price of $742 (paid in cash) was allocated to the assets acquired based on their relative fair value as of the date of acquisition as follows:

Amount
Intangible assets - definite lives (a)	$650
Inventory (b)	92

Fair value of net assets acquired	742

Total purchase price (c)	$742

(a)	Identifiable intangible asset is the FAA Certificate.

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

(b)	Inventory includes aircraft spare parts.

(c)
Total consideration transferred was $780 as $38 seller’s transaction costs were paid by the Company. Acquisition-related costs were expensed as incurred and were recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive income.

There were no acquisitions that occurred during the years ended December 31, 2022 and 2021.

5.	Variable Interest Entities (“VIE”)
As part of the organizational structure, the Company has established numerous single-asset LLC entities (“SAEs”) each for the primary purpose of holding a single identifiable asset, individual planes / aircraft and leasing the asset to the Company through its wholly-owned subsidiaries. There are SAEs that the Company has less than 100% equity interest (generally 50% or less) (“SAEs with Equity”). There are also SAEs with which the Company holds zero equity interests. Generally, in these instances, the Company initially acquired the aircraft, contributed the aircraft to the SAE, and subsequently sold 100% of the equity interests in the SAE and leased the aircraft back from the third-party in a sale-leaseback structured transaction. (“SAEs without Equity”) The Company also has a 50%
non-controlling
ownership interest in an entity that operates an aircraft paint facility (“paint entity”).
Management analyzes the Company’s variable interests including loans, guarantees, and equity investments, to determine if the Company has any variable interests in these entities. This analysis includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design and primary risk of these entities, their organizational structure including decision making ability, and financial and contractual agreements. Quantitative analysis is based on these entities’ equity interests and investment. The Company determines it has variable interests in the paint entity and SAEs with Equity as of a result of its equity interest in these entities. For those SAEs without Equity that the Company has (a) lease agreement for the aircraft which is the primary asset of these entities (the “lessor SAEs without Equity”), and (b) either (i) has a call option and/or (ii) a lessor put option for a fixed purchase price, it is determined that the Company has variable interests in the lessor SAEs without Equity.
The Company then determines whether the entities that the Company has variable interests in are VIEs. ASC Topic 810,
Consolidation
, defines a VIE as an entity that either (i) lacks sufficient equity to finance its activities without additional subordinated financial support from other parties; or (ii) whose equity holders, as a group, lack the characteristics of a controlling financial interest. Paint entity, SAEs with Equity and lessor SAEs without Equity are VIEs as they met at least one of the criteria above.
A VIE is consolidated by its primary beneficiary, which is defined as the party who has a controlling financial interest in the VIE through (a) power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and (b) obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE.
The Company uses qualitative and quantitative analyses to determine if it is the primary beneficiary of VIEs including evaluation of (a) the purpose and design of the VIE, and (b) activities that most significantly impact economic performance of the VIE. The Company also determines how decisions about significant activities are made in the VIE and the party or parties that make them. The Company determined that it is the primary beneficiary of these VIEs because it acts as manager of the entities’ aircraft or retains control of the entity through terms in the leases, thereby giving it the power to direct activities of the entities that most significantly impact its economic performance. In addition, the Company either (a) has obligations to the losses of the VIEs

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LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

and the right to receive benefits from the VIEs that could potentially be significant to the entities as a result of its equity interest, or (b) is deemed to have a controlling financial interest in the VIEs due to the other equity holders of these VIEs, as a group, lacking the characteristics of a controlling financial interest.
The Company’s consolidated balance sheets include the following assets and liabilities of these entities:

	December 31,
	2022	2021
Cash	$1,041	$454
Property and equipment, net	63,913	58,431
Long-term notes payable, current portion	5,841	2,834
Long-term notes payable, non-current portion	40,562	40,084
The Company’s consolidated statements of operations and comprehensive income include the following expenses of these entities:

	For the years ended December 31,
	2022	2021	2020
Interest expense	$1,533	$792	$447
Depreciation and amortization	7,098	4,117	2,359
The assets of the Company’s VIEs are only available to settle the obligations of these entities. Creditors of each of the VIEs have no recourse to the general credit of the Company.
While the Company has no contractual obligation to do so, it may voluntarily elect to provide the VIEs with additional direct or indirect financial support based on its business objectives. The Company provided financial contributions to the VIEs in the amount of $14,549, $26,983 and $19,246 for the years ended December 31, 2022, 2021 and 2020.

6.	Investment in securities
Cost and fair value of marketable securities are as follows:

	December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Loses	Fair Value
U.S. treasury bill	$59,764	$319	$—	$60,083
Municipal bond	9,205	40	(838)	8,407
Corporate/government bond	477	—	—	477
Other bonds	478	3	—	481

	$69,924	$362	$(838)	$69,448

	December 31, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Loses	Fair Value
Corporate/government bond	$1,132	$1	$(3)	$1,130
Municipal bond	9,201	69	(45)	9,225

	$10,333	$70	$(48)	$10,355

F-7
5

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The aggregated unrealized (loss)/gain on
available-for-sale
debt securities in the amount of $(476) and $22 has been recognized in accumulated other comprehensive income in the Company’s consolidated balance sheet as of December 31, 2022 and 2021, respectively.

7.	Inventory
Inventory consists primarily of finished goods and materials and supplies. Inventory, net of reserve consisted of the following:

	December 31,
	2022	2021
Aircraft parts	$3,350	$1,962
Materials and supplies	2,522	18

	$5,872	$1,980

8.	Other Receivables
Other receivables consisted of the following:

	December 31,
	2022	2021
Rebate receivables	$6,041	$1,972
Federal excise tax receivable	2,506	1,643
Insurance settlement in process	931	202
Other	113	94

	$9,591	$3,911

9.	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	December 31,
	2022	2021
Prepaid vendor expenses	$2,422	$1,625
Prepaid insurance	$1,894	$1,290
Prepaid employee expenses	1,233	—
Capitalized SPAC costs	181	377
Other	135	13

	$5,865	$3,304

F-7
6

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

10.	Property and Equipment, Net
Property and equipment, net consisted of the following:

	December 31,
	2022	2021
Transportation equipment	$294,846	$214,442
Office furniture and equipment	2,591	1,674
Leasehold improvements	137	137
Construction in progress	447	285
Deposits on transportation equipment	29,729	6,780

	327,750	223,318
Less: Accumulated depreciation and amortization	(75,057)	(56,037)

Property and equipment, net	$252,693	$167,281

Depreciation and amortization expense of property and equipment for the years ended December 31, 2022, 2021, and 2020 were $23,114, $17,353, and $16,113, respectively. Net carrying value of disposals of long-lived assets for the years ended December 31, 2022, 2021, and 2020 were $45,209, $22,146, and $10,352, respectively. For the year ended December 31, 2022, the Company recognized a gain on the aircraft sold of $15,333 in the consolidated statement of operations and comprehensive income. For the years ended December 31, 2021 and 2020, the Company recognized a loss on aircraft sold of $2,297 and $3,129, respectively, in the consolidated statement of operations and comprehensive income.
Interest payments on borrowings to acquire aircraft are capitalized for the month of acquisition when the aircraft’s in-service
date begins following the 15
th
of month. (Interest payments for the month of acquisition would be expensed if the aircraft is placed into service before the 15 th
of the month). Capitalized interest was $161 and $99 for the year ended December 31, 2022 and 2021, respectively and was included as a component as construction in progress prior to the equipment’s in-service
date.

11.	Intangible Assets
Intangible assets, net are as follows:

	December 31, 2022
	Intangible Assets, Gross	Accumulated Amortization	Intangible Assets, Net	Weighted-Average Useful Life (in years)
Software - in service	$2,680	$(898)	$1,782	3
FAA certificate	650	—	650	Indefinite

Total acquired intangible assets	$3,330	$(898)	$2,432

	December 31, 2021
	Intangible Assets, Gross	Accumulated Amortization	Intangible Assets, Net	Weighted-Average Useful Life (in years)
Software - in service	$2,160	$(120)	$2,040	3
FAA certificate	650	—	650	Indefinite

Total acquired intangible assets	$2,810	$(120)	$2,690

F-7
7

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

Software was not put into service until November 2021 and was therefore not amortized before the in-service
date. Amortization of intangible assets was $898 and $120 for the year ended December 31, 2022 and 2021 and $0 for the year ended December 31, 2020. The Company did not record any impairment charges related to definite-lived intangible assets for the years ended December 31, 2022, 2021 and 2020.
The following is a schedule of estimated amortization expense for the following periods:

Fiscal Year	Amount
2023	$894
2024	773
2025	115

$1,782

12.	Leases
The Company’s lease arrangements generally pertain to real estate leases and aircraft. The Company leases real estate including hangars and office space under non-cancelable
operating leases, ranging from
two
to thirty years. During 2022 and 2021, the Company entered into two new real estate sublease agreements with related parties for office and hangar space with lease terms of thirty years and fifteen years, respectively. As of December 31, 2022 and 2021, the Company operated 30 and 28 aircraft, respectively, under non-cancelable
operating leases ranging from
two
to six years for charter flight services. For the Company’s aircraft leases, in addition to the fixed lease payments for the use of the aircraft, the Company is also obligated to pay into aircraft engine reserve programs and additional variable costs which are expensed as incurred and are not included in the measurement of our leases which amounted to $13,778, $8,277, and $3,911 for the years ended December 31, 2022, 2021, and 2020, respectively. During the year ended December 31, 2022, the Company negotiated the purchase of two aircraft under existing operating leases and also entered into sale-leaseback transactions for two additional aircraft. The sale-leaseback transactions qualified as a sale, generating a gain of $93, and the associated assets were removed from property and equipment, net and recorded as operating lease right-of-use
assets on the Company’s consolidated balance sheets.
Vehicle leases typically have
month-to-month
lease terms and are classified as short-term leases.
The following table sets forth information about the Company’s operating lease costs for the years ended December 31, 2022, 2021, and 2020:

	December 31,
	2022	2021	2020
Operating lease cost:	$12,986	$10,587	$4,776
Short-term lease cost	310	194	42

Total lease costs	$13,296	$10,781	$4,818

F-7
8

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The following table sets forth supplemental information about the leases for the years ended December 31, 2022 and 2021:

	December 31,
	2022	2021
Cash paid for amounts included in the measurement of operating liabilities	$12,784	$10,005
ROU assets obtained in exchange for new operating lease liabilities	21,853	28,348
Weighted-average remaining lease term – operating leases	10.16	6.75
Weighted-average discount rate – operating leases	5.86%	4.59%
The Company’s future lease payments under
non-cancellable
operating leases as of the year ended December 31, 2022 are as follows:

Fiscal Year	Amount
2023	$12,304
2024	10,906
2025	8,697
2026	6,345
2027	3,781

Thereafter	29,176

Total undiscounted cash flows	71,209
Less: imputed interest	(20,696)

Present value of lease liabilities	$50,513

13.	Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2022	2021
Accrued vendor payments	$4,510	$850
Accrued ERC payments	8,909	3,149
Accrued employee-related expenses	6,473	2,944
Accrued engine expenses	1,139	1,537
Accrued tax expenses	526	262
Other	220	183

	$21,777	$8,925

Employee Retention Credit (“ERC”)
The CARES Act, which was enacted on March 27, 2020, provides an ERC that is a refundable tax credit against certain employer taxes. The ERC was subsequently amended by the Taxpayer Certainty and Disaster Tax Relief Act of 2020, the Consolidated Appropriation Act of 2021, and the American Rescue Plan Act of 2021, all of which amended and extended the ERC availability and guidelines under the CARES Act. The goal of the ERC program is to encourage employers to retain and continue paying employees during periods of pandemic-related reduction in business volume even if those employees are not actually working, and therefore, are not providing a service to the employer.

F-7
9

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

Under the Act, eligible employers could take credits up to
70
% of qualified wages with a limit of $
7
per employee per quarter for the first three quarters of calendar year 2021. In order to qualify for the ERC in 2021, organizations generally have to experience a more than
20
% decrease in gross receipts in the quarter compared to the same quarter in calendar year 2019 or its operations are fully or partially suspended during a calendar quarter due to “orders from an appropriate governmental authority limiting commerce, travel, or group meetings (for commercial, social, religious, or other purposes)” due to
COVID-19.
The credit is taken against the Company’s share of Social Security Tax when the Company’s payroll provider files, or subsequently amends the applicable quarterly employer tax filings.
During the year ended December 31, 2022, the Company received the ERC in the total amount of $5,760. As of December 31, 2021, the Company applied for $9,467 and received the ERC in the total amount of $3,149. The remaining portion of ERC applications was received in 2022. The Company’s legal counsel has issued a legal opinion that the Company, more likely than not, qualified for the ERC. However, it remains uncertain whether the Company meets the eligibility qualifications required for the ERC. Therefore, the balance was included in accrued expenses and other current liabilities in the consolidated balance sheet since the Company may potentially be required to repay the ERC.

14.	Debt
The components of the Company’s outstanding short-term loan payable consisted of the following:

	Weighted average interest rates(1)	December 31,
		2022	2021
Short-term notes payable
Third-party lender 1	9.0%	—	$5,175
Bank 2	6.5%	$3,756	—
Less: Unamortized debt issuance costs		(52)	(78)

Total short-term notes payable		$3,704	$5,097

In January 2020, the Company entered into a short-term loan agreement for a principal amount of $2,813 bearing interest at 9% and was initially maturing in December 2020. In December 2020, the Company extended its maturity date to January 2021 and the loan of $2,813 was paid off upon the new maturity date.
In December 2020, the Company entered into a short-term loan agreement for a principal amount of $4,387 bearing interest at 9% and maturing in June 2021. The Company paid off the loan of $4,387 in June 2021.
In October 2021, the Company entered into a short-term loan agreement for a principal amount of $5,175 bearing interest at 9% and maturing in April 2022. The Company repaid the loan of $5,175 in April 2022.
In October 2022, the Company entered into a short-term loan agreement for a principal amount of $3,756 bearing interest at 6.5% and maturing in April 2023.

Each loan is collateralized by the aircraft it financed and requires monthly interest payments. A balloon payment of all unpaid principal and accrued and unpaid interest is due upon maturity.
As of December 31, 2022 and 2021, debt issuance costs were $52 and $78, respectively. During the years ended December 31, 2022, 2021 and 2020, the Company recorded $162, $44, and $155, respectively in

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

amortization
of the
debt issuance costs within interest expense in the consolidated statement of operations and comprehensive income. Total interest expense related to short-term debt was $578, $249, and $586 for the years ended December 31, 2022, 2021 and 2020, respectively.
The components of the Company’s outstanding long-term debt consisted of the following:

	Interest Rates		December 31,		Maturity dates
	2022	2021	2022	2021	2022	2021
Long-term notes payable with banks for the purchase of aircrafts
Bank 1	4.0% - 5.5%	4.0%	$24,275	$18,391	Aug 2023 - Sep 2026	Aug 2023 - Sep 2026
Bank 2	4.0% - 6.25%	4.0%	$15,518	$11,956	June 2023 - Nov 2027	Nov 2022 - July 2026
Bank 3	3.5% Fixed - 2.2% + LIBOR	2.2% + LIBOR	$8,721	$8,162	April 2023 - Oct 2026	April 2023 - Oct 2026
Bank 4	2.8% + LIBOR	2.8% + LIBOR	$4,440	$4,799	Sep 2024 - Dec 2024	Sep 2024 - Dec 2024
Bank 5	5.3% -6.0% + LIBOR*	5.3% -6.0% + LIBOR*	$4,204	$4,625	July 2030 - Sep 2030	July 2030 - Sep 2030
Bank 6	n/a	4.2%	$—	$2,350	n/a	June 2022
Bank 7	n/a	2.75% +LIBOR	$—	$2,109	n/a	Dec 2022
Bank 8	5.4%	5.4%	$2,114	$2,370	Jan 2024	Jan 2024
Bank 9	n/a	3.5%	$—	$1,576	n/a	April 2026
Bank 10	4.0%	3.0%	$1,320	$1,571	Sep 2027	May 2022

Long-term notes payable with financial institutions for the purchase of aircrafts
Financial Institution 1	5.3%	1.0%	$3,650	$4,040	Dec 2027	Dec 2027
Financial Institution 2	n/a	3% + LIBOR	$—	$1,137	n/a	Feb 2022
Financial Institution 3	3.6% - 7.0%	3.6%	$17,882	$1,420	Mar 2026 - June 2027	Dec 2026

Credit facility with financial institutions for the purchase of aircrafts	2.3% +LIBOR -
Financial Institution 4	2.8% + SOFR**	2.3%+LIBOR	$32,153	$15,395	See disclosure below	See disclosure below
Convertible Notes	10.0%	n/a	$86,816	—	See disclosure below	See disclosure below
Other long-term debt payable EID loan			$122	$122	See disclosure below	See disclosure below
Long-term debt from VIEs			$46,403	$42,918
Total Long-term notes payable			$247,618	$122,941
Less: Unamortized debt issuance costs and debt discount			(1,717)	(181)

Less: current portion			(23,581)	(20,424)

Long-term notes payable, non-current portion			$222,320	$102,336

*
The payment terms dictate that the Note shall bear interest at a rate equal to the Prime Rate plus 275 basis points with an initial interest rate set at 6% based on the Prime Rate and Loan Spread at the time of the agreement. The interest rate is to be adjusted every 5 years and be based on the Prime Rate published as of the date plus the Loan Spread.

**	SOFR is defined as “Secured Overnight Financing Rate”
The Company (the “borrowers”) routinely entered into long-term loan agreements with various lenders for the purpose of financing purchase of aircrafts. These loans are usually with an initial term between 2 to 15 years and sometimes the borrowers negotiated with the lenders to extend the maturity date at the end of the initial term. Amendments are executed at times when interest rates and terms are changed. Under these long-term loan agreements, these borrowers usually pay principal and interest payments each month, followed by a balloon payment of all unpaid principal and accrued and unpaid interest due upon maturity, and when applicable, a loan origination fee upon execution. Additionally, late payments are usually charged a 5% penalty fee (each individual loan agreement varies). Each note payable is collateralized by the specific aircraft financed and is guaranteed by the owners of the borrowers. Debts are usually satisfied when the financed aircrafts are sold.

F-
8
1

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The lender may impose a restriction that the outstanding balance of the note may not exceed a percentage of the retail value of the collateral. In the event the outstanding value of the loan exceeds the percentage threshold of the collateralized aircraft, the borrowers may be required to make a payment in order to reduce the balance of the loan. Pursuant to the loan agreements, the borrowers must maintain certain debt service ratios (such as cash flow to leverage or certain EBITDA to total borrowings) specific to each lender as long as the borrowers hold outstanding loans. There are approximately 40 separate loan agreements (each loan agreement includes initial agreement and amendments if applicable) with note payable balances outstanding included in the consolidated balance sheet as of December 31, 2022 and 2021, respectively.
As of December 31, 2022 and 2021, debt issuance costs were $217 and $181 for long term notes payable (excluding convertible note), respectively. During the year ended December 31, 2022, 2021 and 2020, the Company recorded $79, $109, and $101, respectively in amortization of the debt issuance costs within interest expense in the consolidated statement of operations and comprehensive income. Total interest expense related to long-term debt (excluding convertible notes) was $4,023, $3,236, and $4,160 for the years ended December 31, 2022, 2021 and 2020, respectively.
The table below presents the Company’s contractual principal payments (not including debt issuance costs) at December 31, 2022 under then-outstanding long-term debt agreements in each of the next five calendar years (does not include VIE loans):

Fiscal year	Amount
2023	17,740
2024	21,799
2025	18,649
2026	26,014
2027	28,070
2028 and beyond	88,943

$201,215

Long-term notes payable from VIE	46,403

Total long-term notes payable	247,618
Credit Facility
In August 2018, the Company entered into a term loan agreement with a financial institution (the “Lender”) to provide a term loan with a maximum borrowing amount of $12,255, each borrowing considered a loan with a separate promissory note (the “Credit Facility”). Each term loan will be used to finance the purchase of aircrafts and shall not exceed certain appraised value of the aircraft that is being financed.
Interest will accrue on the unpaid principal balance at a rate equal to the Overnight LIBOR-Based Rate (a per annum rate of interest which is equal to the greater of: (i) the floor rate 2.25%, and (ii) the sum of Overnight LIBOR plus 2.25%
Overnight LIBOR Margin) at the execution date of the promissory note. Interest on each loan will be paid in arrears on the same day of each month, commencing on the one month anniversary of the promissory note. In addition to the interest payments, a principal payment of each loan will be paid monthly based on an amortization schedule of twelve years. The entire remaining principal balance of the loan, plus all accrued but unpaid interest shall be due and payable on the fifth-year anniversary of the promissory note (the “Maturity Date”). Any installment of principal or interest on the loans which are not paid when due shall bear a

F-
8
2

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

default interest rate equal to the lesser of (i) the applicable LIBOR-based rate plus
3% per annum, or (ii) the highest rate then permitted by applicable law. A late charge of 5% of any payment will be imposed on any regularly scheduled payment not received by the Lender on or before 15 days from the date such payment is due.
The Lender has the right to have any financed aircraft appraised during any outstanding obligations, at the Company’s sole cost and expense. In the event the loan is revealed to have a value greater than a certain percentage of the aircraft, the Company must make a mandatory repayment of the applicable loan to an amount that will reduce the loan to be less than the required percentage of the applicable appraised value. Pursuant to the term loan agreement, the Company must maintain a certain debt service coverage ratio (the ratio calculated by dividing EBITDA and sum of all loan payments), tested annually. There is also an optional prepayment clause where the Company may prepay any loans in whole or in part, and all prepayments of principal shall include interest accrued to the date of the prepayment on the principal amount being prepaid.
The Credit Facility contains clauses the Company to maintain their limited liability companies’ existence and to not permit any of the subsidiaries to liquidate, dissolve, change its name, or consolidate with other corporations without prior consent of the Lender. The loan agreement states that the Company may not re-borrow
any repaid amounts to the Lender. The term loan is collateralized by substantially all assets of the borrower and initially expires August 2019. The Credit Facility also contains other customary covenants, representations and events of default.
In August 2019, the Company entered into the First Amendment of the original term loan agreement which increased the maximum available borrowings of the Credit Facility to $22,255 and extended the maturity date to November 2020. The First Amendment also amended the covenant to require the Company to maintain a certain Fixed Charge Coverage ratio tested on the date immediately preceding each borrowing and upon receipt of quarterly financial statements.
In November 2020, the Company entered into the Second Amendment of the term loan agreement which increased the maximum available borrowings of the Credit Facility to $27,250 and extended the maturity date to November 2022.
In September 2022, the Company entered into the Third Amendment of the term loan agreement which increased maximum available borrowings of the Credit Facility to $32,250 and extended the maturity date to September 2024. The Third Amendment also amended the interest rate terms and provided the option to elect a rate per year equal to SOFR-Based Rate or the Prime-Based Rate. The Company elected to utilize the SOFR-Based Rate upon execution of the amendment and continued to pay interest based on the SOFR-Based Rate as of December 31, 2022.
At December 31, 2022 and 2021, the aggregate outstanding balances on the term loan were $32,153 and $15,395, respectively, maturing from April 2022 to September 2027. At December 31, 2022 and 2021, the Company had approximately $97 and $11,855 additional available borrowing capacity under the term loan.
Debt Covenants
Financial covenants contained in the debt borrowings mandate the Company maintain certain financial metrics, including, but not limited to, debt service coverage ratios, fixed charge cover ratios, or cash flow cover ratios. If LGM is unable to maintain the financial metric, it is a breach of the debt covenant and is considered an event of default. An event of default can result in all loans and other obligations becoming immediately due and payable, including the advance of any sums necessary to cure the event of default, allowing the lenders to seize

F-8
3

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

the collateralized aircraft, and the debt agreements being terminated. As of the years ended December 31, 2022 and December 31, 2021, the Company was not in compliance with certain financial covenants and obtained waiver request letters from the various lenders. Pursuant to the waiver letters, the lenders agreed to waive the financial covenants for the years ended December 31, 2022 and 2021.
Convertible Note
On the Closing Date, LGM entered into an Equity Purchase Agreement (“EPA”) with an acquisition corporation to merger through a special purpose acquisition corporation (“SPAC”). In combination with the EPA, LGM entered into a Senior Subordinated Convertible Note agreement with an investor (“Noteholder”). Pursuant to the convertible note agreement, LGM borrowed and agreed to repay the Noteholder a principal amount of $50,000, which can be increased to a maximum borrowing of $85,000. On October 28, 2022, the Company requested and received the additional $35,000 incremental note funding, bringing the total borrowing amount to $85,000 (“Convertible Note”).
The Convertible Note accrues interest daily at the applicable rate which is 10% prior to the
De-SPAC
Termination Event (defined as the occurrence of the termination of EPA) and 15% after the
De-SPAC
Termination Event. Before the
De-SPAC
Termination Event, the interest is payable in kind (“PIK”, instead of paying cash, accrued interest will be added to the outstanding principal balance and will be deemed paid) annually on the anniversary of the Convertible Note’s Closing Date. After the
De-SPAC
Termination Event, all accrued and unpaid interest becomes due and payable in cash in arrears on the last day of the first calendar month following the
De-SPAC
Termination and continuing monthly until the Convertible Note is paid. In addition, in the event of a
De-SPAC
Termination Event, the outstanding principal balance of the Convertible Note including PIK amounts becomes payable in a monthly amount equal to the outstanding obligation divided by 24 months.
The maturity date of the Convertible Note is defined as the first to occur of a) the
De-SPAC
Completion Exchange Closing, which will satisfy in full such repayment obligation and (b) the two (2) year anniversary of the first
De-SPAC
Termination Event occurring after the Closing Date. No amount repaid or prepaid under this Convertible Note maybe reborrowed and LGM is not permitted to prepay the Convertible Note without consent of the holders of a majority interest of shares which exceed fifty
percent (“Majority Noteholders”).
At any time following the
De-SPAC
Termination Event that any Event of Default has occurred, all outstanding obligations under the Note will bear interest at the rate of 17%. The events of default constitute typical default events such as failure to pay, breach of representations and warranties, bankruptcy, and breaches of covenants. Affirmative covenants include providing financial information to the noteholder, maintaining the Company’s property, discharging its payment obligations, and complying with applicable laws. Negative covenants states the borrower will not incur any debt constituting senior obligations or other debt, incur additional liens except securing senior obligations, engage in a merger, declare or pay a dividend, dispose of property or sell equity interests except in the normal ordinary course of business transactions.
Upon the
De-SPAC
closing, the Note will be automatically converted for the number of shares of the SPAC’s Class A common stock, par value $
0.0001
per share, equal to the quotient of (a) the aggregate borrowings under the Note divided by (b) the
De-SPAC
completion exchange price, satisfying the repayment obligation.
The Company assessed all terms and features of the Convertible Notes in order to identify any potential embedded features that would require bifurcation. As part of this analysis, the Company assessed the economic characteristics and risks of the Convertible Note, including the conversion, put and call features. In consideration of this provision, the Company concluded the conversion feature required bifurcation as a derivative. The fair

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

value of the conversion feature derivative was determined based on the difference between the fair value of the Convertible Note with the conversion option and the fair value of the Convertible Note without the conversion option. The Company determined that the fair value of the derivative upon issuance of the Convertible Note was $1,441 and recorded this amount as a derivative liability and the offsetting amount as a debt discount as a reduction to the carrying value of the Convertible Note on the Closing Date. The Company recognized $470 in changes in fair value of derivative liability as other income for the year ended December 31, 2022 in the consolidated statement of operations and comprehensive income.
As of December 31, 2022, unamortized debt issuance costs related to Convertible Note were $1,500. During the year ended December 31, 2022, the Company recorded $202 in amortization of the debt issuance costs and $1,816 related to the PIK interest expense within interest expense in the consolidated statement of operations and comprehensive income. The effective interest rate used is 14.3% for the year ended December 31, 2022.
Paycheck protection program (“PPP”) loans
In response to the coronavirus
(COVID-19)
outbreak in 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) that, among other economic stimulus measures, established the PPP to provide small business loans.
In April of 2020, the Company entered into three loan agreements under the CARES Act and received PPP loan for a total amount of $4,493. In January and May of 2021, the Company entered into two additional PPP loan agreements for approximately $339 and $2,000, respectively. The PPP loans bear a fixed interest rate of
1
% over a
two-year
term, are guaranteed by the U.S. federal government, and do not require collateral. The loans may be forgiven, in part or whole, if the proceeds are used to retain and pay employees and for other qualifying expenditures.
During the year ended December 31, 2020, the Company used all of the April 2020 PPP loan proceeds to pay for qualified expenses, 100% of which were used for payroll related expenses. During the year ended December 31, 2021, the Company used all of the 2021 PPP loan proceeds to pay for qualified expenses, 100% of which were used to pay for payroll related expenses. The Company submitted its application and supporting documentation for forgiveness to its bank, which submitted the application and supporting documentation to the Small Business Administration (“SBA”). On January 22, 2021, February 16, 2021, and June 8, 2021, the Company was notified by its lender that its three PPP loans originated in April of 2020 totaling $4,493 had been forgiven by the SBA. On July 28, 2022, the Company was notified by its lender that its $2,000 PPP loan originated in April 2021 had been forgiven by the SBA. The Company intends to file for forgiveness for the remaining $339 PPP loan originated in January 2021 and expects to receive forgiveness as the Company complied with all program requirements. Interest was forgiven along with the principal.
During the years ended December 31, 2022, 2021 and 2020, the Company recognized $0, $2,000 and $4,493 of loan forgiveness as other income in the consolidated statements of operations and comprehensive income, respectively. The balance on the PPP Loan was $
339
and is included in the other
non-current
liability in the consolidated balance sheet as of both December
31
,
2022
and
2021
.
Payroll support program (“PSP”) loans
During 2020, the Company received government funds totaling approximately $7,938 pursuant to PSP agreements under the CARES Act. In 2021, the Company received $9,153 of additional non-repayable
government funds pursuant to a PSP agreement under the Consolidated Appropriations Act of 2021 and the American Rescue Plan Act of 2021.

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The programs are structured in a substantially similar manner. These grants are not required to be repaid if the Company complies with the provisions of the PSP agreements under CARES Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan Act of 2021. The grants are recognized over the periods in which the Company recognizes the related expenses for which the grants are intended to compensate. The Company recognizes the grants as other income during the periods in which passenger flight operations levels are expected to be negatively impacted by the pandemic.
During the years ended December 31, 2022, 2021 and 2020, the Company recognized $0, $9,153 and $7,938 of the grants as other income in the consolidated statements of operations and comprehensive income, respectively.
Economic Injury Disaster Loans (“EID”)
In August of 2020, the Company executed the standard loan documents required for securing loans offered by the SBA under its EID loan assistance program and received the loan proceeds of $122. The proceeds from the EID Loan must be used for working capital .The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum with monthly principal and interest payments being deferred for 12 months after the date of disbursement. On March 11, 2021, the American Rescue Plan Act of 2021 was enacted, which extended the first due date for repayment of EIDLs made in 2020 from 12 months to 24 months from the date of the note. The EID loan may be prepaid at any time prior to maturity with no prepayment penalties. The Loan Authorization and Agreement and the Note executed by the Company in connection with the EID Loan contains events of default and other provisions customary for a loan of this type and the EID loan is secured by a security interest on all of the Company’s assets.

15.	Other Non-Current Liabilities
Other
non-current
liabilities consisted of the following:

	December 31,
	2022	2021
Guaranteed revenue program deposits	$37,500	$25,000
Fractional ownership deposits	3,636	—
PPP loan	339	339
Other	28	—

	$41,503	$25,339

16.	Member’s Equity and Noncontrolling Interests
Membership interest
Pursuant to the LGM Operating Agreement, which was adopted in October 2011, LGM has a single class of membership interests.
Members are not required to make additional capital contributions in excess of their respective initial capital contribution unless the Company is unable to borrow funds on reasonable terms necessary to operate in its normal manner.

F-8
6

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

Allocations of Net Profits and Net Losses
For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis and shall be allocated to the members in proportion to each member’s percentage interest. Any elections or other decisions relating to such allocations shall be made by the members in any manner that reasonably reflects the purpose and intention of the Company’s amended and restated operating agreement. If any allocation of losses would cause a member to have an adjusted capital account deficit, those losses instead shall be allocated to the other members pro rata. Those losses will be offset first in subsequent years to the extent of income.
Voting Rights
Each member shall be entitled to vote at any and all meetings of the members of the Company, or by written consent in lieu thereof, on all propositions submitted to vote in relative proportion to their percentage interests.
Liquidation
In the event of liquidation, whether voluntary or involuntary, members are entitled to receive all remaining assets of the Company available for distribution to its members in relative proportion to their percentage interests.
Noncontrolling interest
The Company held a controlling interest in several entities that are not wholly-owned as described above (see Note 5 VIE) and net income or net loss of such entities is allocated on a straight percentage basis based on the given terms of each entity’s operating agreement (see percentage below). Net loss attributable to noncontrolling interests for the years ended December 31, 2022, 2021, and 2020 was $10,200, $5,844 and $3,715, respectively.
As of December 31, 2022 and 2021, the noncontrolling interests in the Company’s consolidated entities are comprised of the following (22 entities):

Entities - Major Owner	Noncontrolling Interest	LGME’s ownership	Total
Entities 1-4	99%	1%	100%
Entity 5	75%	25%	100%
Entity 6	68%	32%	100%
Entity 7	67%	33%	100%
Entities 8-9	58%	42%	100%
Entities 10-22	52%	48%	100%
During the year ended December 31, 2021, the Company purchased membership interests in one entity which increased LGM’s ownership interest in that entity from
0
% to
48
%.

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

As of December 31, 2020, the noncontrolling interests in the Company’s consolidated entities are comprised of the following (21 entities):

Entities - Major Owner	Noncontrolling Interest	LGME’s ownership	Total
Entities 1-4	99%	1%	100%
Entity 5	75%	25%	100%
Entity 6	68%	32%	100%
Entity 7	67%	33%	100%
Entities 8-9	58%	42%	100%
Entities 10-21	52%	48%	100%
During the year ended December 31, 2020, the Company sold membership interests in four previously wholly owned subsidiaries. These sales reduced LGM’s ownership interest from 100% to 43% in one entity and from 100% to 1% in three other entities.

17.	Revenue
Disaggregation of Revenue
The following table disaggregates revenue by service type and the timing of when these services are provided to the member or customer:

	Year Ended December 31,
	2022	2021	2020
Services transferred at a point in time:
Flights	$314,039	$206,275	$120,781
Services transferred over time:
Memberships	3,939	1,897	258
MRO	1,556	105	—
Fractional ownership purchase price	508	—	—

	$320,042	$208,277	$121,039

Transaction Price
The transaction prices for each of the primary revenue streams are as follows:

•	Jet club and Charter – Membership fees (less credits issued), and flight related charges based on trips flown

•	Guaranteed Revenue Program – Fleet minimums with additional charges for flight services over the guarantee

•	MRO – Time and materials incurred for services performed

•	Fractional Ownership – The portion of fractional interest purchase price allocated to revenue, and flight related charges based on trips flown

F-8
8

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The following table provides a roll forward of deferred revenue:

Amount
Balance as of December 31, 2020	$24,860
Revenue recognized	(47,185)
Revenue deferred	55,120

Balance as of December 31, 2021	32,795
Revenue recognized	(82,406)
Revenue deferred	110,213

Balance as of December 31, 2022	$60,602

The increase in deferred revenue in 2022 compared to 2021 is due to increased customer billings for services relating to timing of satisfaction of the Company’s performance obligations.

18.	Gain on forgiveness of CARES Act Loan
Please see Note 14 Debt above for the loans granted under CAREs Act that are forgiven and recorded as other income in the consolidated statement of operation and comprehensive income.

19.	Commitments and Contingencies
Legal Proceedings
The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.
Repurchase Contingencies
The Company has entered into sale and leaseback transactions in the ordinary course of business (see VIE Note 5), and the Company has certain repurchase contingencies at the option of the lessors. These transactions typically require the aircraft lessor to provide the Company with formal notice of the exercise of the put option associated with the lease no later than 60 or 90 days in advance of the end of the lease term, with the aircraft repurchase to occur at the end of the lease term. Each lease with an associated put option has a lease term of typically 5 to 10 years from the date the aircraft is added by the FAA to the Company’s Charter Certificate Operation Specifications, and occasionally has a lease term beginning on the effective date of the lease agreement or the date the aircraft is delivered to the Company. Additionally, the put option purchase price is typically reduced dollar for dollar by the amount of each monthly payment or flight credit over the course of the lease term, but not reduced below a certain threshold.

F-8
9

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

The following is a schedule by years of future repurchase contingencies under the leases for the years ending December 31:

Fiscal Year	Amount
2023	$3,870
2024	10,489
2025	10,404
2026	41,682
2027	28,384
Thereafter	1,352

$96,181

On August 26, 2021, the Company was issued formal notice from a lessor that it had exercised the end of term put option in connection with a leased aircraft. The Company is obligated to repurchase the aircraft in 2026 at the end of the lease term at the price of $3,450 less the dollar-for-dollar
amount of each monthly payment made over the course of the lease term, but not reduced below $2,070 by application of such reduction.

20.	Related Party Transactions
The Company regularly enters into related party transactions with entities associated with, and under control of, the majority owner of the Company. Management believes some transactions were conducted on terms equivalent to those prevailing in an arm’s-length
transaction. However, some amounts earned or that were charged under these arrangements were not negotiated at arm’s length and may not represent the terms that the Company might have obtained from an unrelated third party. See below for a description of transactions with related parties.
Purchases from Related Parties
LGM Ventures, LLC (“LGMV”) is an entity with the same ownership structure as the Company. Carolina Air Center, LLC, Crystal Coast Aviation, LLC, and Kinston Jet Center, LLC are subsidiaries of LGMV and sellers of fuel. In 2022, the Company purchased a total of $2,185 in fuel from subsidiaries of LGMV. This fuel represents approximately 2.61% of the Company’s total 2022 fuel purchases. In 2021, the Company purchased a total of $1,004 in fuel from subsidiaries of LGMV. This fuel represents approximately 2.16% of the Company’s total 2021 fuel purchases. In 2020, the Company purchased a total of $836 in fuel from subsidiaries of LGMV. This fuel represents approximately 3.49% of the Company’s total 2020 fuel purchases.
Leases from Related Parties
Kinston Jet Center, LLC, Kinston Jet House, LLC, and LGM Auto, LLC are subsidiaries of LGMV and lessors of real property and equipment (such as trailers, trucks and vans). In 2022, the Company incurred rent expense to subsidiaries of LGMV totaling $1,235. In 2021, the Company incurred rent expense to subsidiaries of LGMV totaling $844. In 2020, the Company incurred rent expense to subsidiaries of LGMV totaling $55. See Note 12 Leases for further details.
Payables to Related Parties
In relation to the fuel purchase and lease transactions, accounts payable to related parties on the consolidated balance sheet totaled $72 and $28 as of December 31, 2022 and 2021, respectively. The Company

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0

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

made payments to related parties in the form of distributions amounting to $6,188, $2,368, and $1 as of December 31, 2022, 2021, and 2020, respectively.
Sales to Related Parties
The Company allows owners of subsidiaries and lessor SAEs without Equity (“lessor VIEs”) to charter flights at a reduced rate. For the year ended December 31, 2022, 2021, and 2020, the Company recorded $22,468, $17,390 and $5,359 in charter flight revenue from owners of subsidiaries and lessor VIEs, respectively.
Receivables from Related Parties
Short term accounts receivable from related parties are comprised of these customer flight activity charges that exceed the prepaid balances of the respective customer’s account and totaled of $2,996 and $1,600 as of December 31, 2022 and 2021, respectively.
In addition, there are long term accounts receivable from owners of subsidiaries and lessor VIEs on the consolidated balance sheets that totaled $2,629 and $1,158 as of December 31, 2022 and 2021, respectively. Long-term accounts receivable from related parties are comprised of the receivable balance from aircraft sales offset by aggregate repurchase option prices at the end of the lease terms (the Company books this liability when the other party exercises its option and therefore LGM is obligated to repurchase the leased aircraft). See Note 12 Leases and Note 19 Commitments and Contingencies for further details.
Accounts receivable from related parties will be considered as contributions at closing and will be recorded as an increase in equity. As of December 31, 2022 and 2021, the Company received $12,894 and $13,040 in contributions from related parties, respectively.
The Company occasionally makes accounts payable payments on behalf of LGMV. Related party receivables from LGMV are immaterial as of December 31, 2022 and 2021, respectively.
Notes Receivable from
Non-controlling
Interests
In the normal course of its business, LGM finances upfront third-party buyers of their SAEs and holds note receivables from these buyers. Notes receivable from non-controlling interests is comprised of $2,572 of a related party’s purchase of 99% ownership of a consolidated subsidiary and $2,545 of another related party’s purchase of 99% ownership of a consolidated subsidiary as of December 31, 2022. Notes receivables from non-controlling
interests is comprised of $2,700 of a related party’s purchase of 99% ownership of a consolidated subsidiary and $2,677 of another related party’s purchase of 99% ownership of a consolidated subsidiary as of December 31, 2021.

21.	Defined Contribution Plan
The Company established the Fly Exclusive 401(k) Plan (the “401k Plan”) under Section 401(k) of the Internal Revenue Code. Under the 401k Plan, employees (or “Participants”) with greater than two months of service may contribute up to the lesser of $58 or 100% of their compensation per year subject to the elective limits as defined by IRS guidelines. The Company may make discretionary matching contributions in amounts equal to a uniform percentage or dollar amount of employees’ elective deferrals each plan year. As of October 1,

F-
9
1

LGM ENTERPRISES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

2021, the Company is matching 50% of the first 8% of base compensation that participants contribute to the Plan. Prior to October 1, 2021, the Company matched 50% of the first 4% of base compensation that participants contributed to the Plan. Vesting in the Company’s contribution portion of their accounts is based on years of continuous service. A participant is 100% vested after 2 years of credited service.
Investment selections consist of mutual funds. The Company’s contributions to the 401k Plan amounted to $973, $411, and $195 for the years ended December 31, 2022, 2021, and 2020, respectively.

22.	Subsequent Events
The Company has evaluated all events subsequent to December 31, 2021 and through May 5, 2023, which represents the date these consolidated financial statements were available to be issued. The Company is not aware of any subsequent event that would require recognition or disclosure in the consolidated financial statements other than those described below.
On March 15, 2023, the Company, through flyExclusive, entered into a revolving uncommitted line of credit loan (the “Master Note”). The Master Note provides a line of credit of up to $60,000. At the Company’s option, interest rate on term loans drawn from the Master Note is equal to either the Prime-Based Rate, defined as the greater of 1.25% or the prime rate minus 1.88%, or the Daily Simple SOFR-Based Rate, defined as the greater of 1.25% or the Daily Simple SOFR plus 1.25%. The maturity date of the Master Note is March 9, 2024. As of March 31, 2023, the Company has an outstanding balance on the Master Note of $44,527.

F-
9
2

LGM ENTERPRISES, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$10,265	$23,179
Accounts receivable, net	719	14,088
Other receivables	4,075	4,925
Inventory	6,636	5,872
Investment in available-for-sale securities	71,148	69,448
Due from related parties, current	1,511	2,996
Notes receivable - noncontrolling interests, current portion	296	261
Prepaid engine overhauls, current	14,110	5,127
Prepaid expenses and other current assets	7,298	5,865

Total current assets	116,058	131,761
Property and equipment, net	267,628	252,693
Intangible assets, net	2,295	2,432
Operating lease right-of-use assets	75,536	51,051
Prepaid engine overhauls, non-current	36,881	48,310
Notes receivable - noncontrolling interests, non-current portion	27,713	4,856
Due from related parties, non-current	2,683	2,629
Other long-term assets	557	484

Total assets	$529,351	$494,216

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$21,895	$21,756
Due to related parties	—	72
Deferred revenue, current	76,641	58,023
Short-term notes payable	14,325	3,704
Operating lease liability, current portion	16,018	9,782
Long-term notes payable, current portion	84,839	23,581
Accrued expenses and other current liabilities	28,809	21,777

Total current liabilities	242,527	138,695
Deferred revenue, non-current	7,676	2,579
Long-term notes payable, non-current portion	222,861	222,320
Operating lease liability, non-current portion	60,426	40,731
Derivative liability	4,548	971
Other non-current liabilities	10,899	41,503

Total liabilities	$548,937	$446,799

Commitments and contingencies (Note 17)
Equity:
LGM Enterprises, LLC members’ deficit	(51,909)	(4,641)
Accumulated other comprehensive loss	(811)	(476)
Noncontrolling interests	33,134	52,534

Total members’ (deficit) equity	(19,586)	47,417

Total liabilities and members’ equity	$529,351	$494,216

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-
9
3

LGM ENTERPRISES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Revenue	$239,397	$237,629
Costs and expenses:
Cost of revenue	193,564	186,262
Selling, general and administrative	51,957	36,082
Depreciation and amortization	20,176	16,823

Total costs and expenses	265,697	239,167
Loss from operations	(26,300)	(1,538)
Other (expense) income:
Interest income	2,989	553
Interest expense	(15,601)	(4,342)
CARES Act Grant	339	—
Gain on aircraft sold	12,435	14,321
Change in fair value of derivative liability	(3,577)	—
Other expense	(736)	(43)

Total other (expense) income, net	(4,151)	10,489
Net (loss) income	(30,451)	8,951
Net loss attributable to noncontrolling interest	(6,762)	(6,632)

Net (loss) income attributable to LGM Enterprises, LLC	$(23,689)	$15,583

Other comprehensive loss:
Unrealized loss on available-for-sale debt securities	(335)	(1,418)

Comprehensive (loss) income	(24,024)	14,165

Comprehensive (loss) income attributable to LGM Enterprises, LLC	$(24,024)	$14,165

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-
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4

LGM ENTERPRISES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ (DEFICIT) EQUITY
(Unaudited, in thousands)

	LGM Enterprises, LLC Members’ Deficit	Accumulated other comprehensive loss	Noncontrolling Interests	Total Members’ Equity (Deficit)
Balances at December 31, 2022	$(4,641)	$(476)	$52,534	$47,417
Contributions	394	—	9,208	9,602
Distributions	(31,292)	—	(14,527)	(45,819)
Other comprehensive income	—	(335)	—	(335)
Exchanges of aircraft ownership interests	7,319	—	(7,319)	—
Net loss	(23,689)	—	(6,762)	(30,451)

Balances at September 30, 2023	$(51,909)	$(811)	$33,134	$(19,586)

	LGM Enterprises, LLC Members’ (Deficit) Equity	Accumulated other comprehensive income (loss)	Noncontrolling Interests	Total Members’ Equity
Balances at December 31, 2021	$(11,737)	$22	$61,402	$49,687
Contributions	6,378	—	14,379	20,757
Distributions	(9,587)	—	(10,874)	(20,461)
Other comprehensive loss	—	(1,418)	—	(1,418)
Net income (loss)	15,583	—	(6,632)	8,951

Balances at September 30, 2022	$637	$(1,396)	$58,275	$57,516

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-
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5

LGM ENTERPRISES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(30,451)	$8,951
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,176	16,823
Amortization of contract costs	558	511
Non-cash interest income	(2,282)	—
Non-cash interest expense	7,373	312
Non-cash lease expense	12,547	9,748
Gain on sale of property and equipment and engine overhauls	(12,435)	(14,321)
Gain on leased right-of-use assets	(38)	(36)
Change in fair value of derivative liability	3,577	—
Provision for bad debt expense	(1)	23
Realized losses on investment securities	238	131
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	13,369	(10,474)
Due from related parties	1,431	(2,675)
Other receivables	850	(1,044)
Aircraft inventory	(764)	(978)
Prepaid expenses and other current assets	809	(5,598)
Operating lease right-of-use assets	(11,063)	(9,459)
Other assets	(73)	(313)
Accounts payable	919	4,579
Other current liabilities	5,838	4,503
Due to related parties	(72)	(28)
Deferred revenue	23,715	18,245
Customer deposits	(37,500)	12,500
Other non-current liabilities	6,896	2,400

Cash flows provided by operating activities	3,617	33,800

Cash flows used in investing activities:
Capitalized development costs	(585)	(373)
Purchases of property and equipment	(66,962)	(99,231)
Proceeds from sales of property and equipment	38,073	42,821
Purchases of engine overhauls	(14,548)	(16,178)
Purchases of investments	(68,837)	(3,360)
Sale of investments	68,746	2,696

Cash flows used in investing activities	(44,113)	(73,625)

Cash flows provided by financing activities:
Proceeds from issuance of debt	97,769	64,646
Repayment of debt	(32,528)	(27,976)
Payment of debt issuance costs	(195)	(402)
Proceeds from notes receivable noncontrolling interest	208	194
Payment of deferred financing costs	(1,455)	—
Cash contributions from members	394	6,378
Cash distributions to members	(31,292)	(9,587)
Cash contributions from non-controlling interests	9,208	14,379
Cash distributions to non-controlling interests	(14,527)	(10,874)

Cash flows provided by financing activities	27,582	36,758

Net decrease in cash and cash equivalents	(12,914)	(3,067)
Cash and cash equivalents at beginning of period	23,179	21,131

Cash and cash equivalents at end of period	$10,265	$18,064

Supplemental disclosure of cash flow information:
Interest paid	$8,227	$4,030
Supplemental disclosure of noncash financing and investing activity:
Transfers from prepaid engine overhaul to property and equipment	$10,229	$6,582
Change in purchases of property and equipment in accounts payable	$930	$1,007
Unrealized change in fair value of available-for-sale securities	$335	$1,418
Right of use asset impact for new leases	$34,269	$16,831
Non-cash exchanges of aircraft ownership interests	$7,319	$—
Non-cash aircraft sale-leaseback transactions	$23,100	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

F-
9
6

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
1. Organization and Operations
Nature of the Business
LGM Enterprises, LLC (“LGM”), the parent company of Exclusive Jets, LLC (“flyExclusive”), was formed and organized on October 3, 2011, under the laws of the state of North Carolina. LGM is a premier owner, operator of jet aircraft and aircraft sales, with a focus on private jet charter. LGM provides private jet charter services primarily in North America. On February 28, 2020, LGM acquired Sky Night, LLC (“Sky Night”), in order to develop its international presence. LGM’s businesses provide separate offerings such as wholesale and retail ad hoc flights, a jet club program, partnership program, fractional program, and other services as well. As part of its plan to become a full-service private aviation company, in 2021, LGM launched its maintenance, repair, and overhaul operations (“MRO”), offering maintenance, interior and exterior refurbishment to third parties in addition to maintaining its own fleet.
Basis of Presentation
The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the financial information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. The results for the nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending December 31, 2023.
These unaudited interim condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, and 2020, included elsewhere in this prospectus.
Principles of Consolidation
The condensed consolidated financial statements include the accounts of LGM, its wholly-owned subsidiaries, all majority owned subsidiaries where the ownership is more than 50% and the accounts of variable interest entities (“VIE”) for which LGM or its subsidiary is the primary beneficiary, regardless of the ownership percentage (collectively, the “Company”).
All significant intercompany transactions and balances have been eliminated in consolidation. Where the Company’s ownership interest is less than 100%, the noncontrolling ownership interests held by third parties in the financial position and operating results of the Company’s subsidiaries and/or consolidated VIEs are reported as noncontrolling interest in the condensed consolidated balance sheets within equity.
2. Summary of Significant Accounting Policies
Reclassification
Certain amounts presented in the Company’s previously issued financial statements have been reclassified to conform to the current period presentation. In the condensed consolidated balance sheets, the Company has made a reclassification within the current assets and the operating assets remain unchanged from the previously issued balance sheet as of December 31, 2022.

F-
9
7

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

Fair Value Measurement
Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2— Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.
The Company’s cash equivalents and investments in securities are carried at fair value in Level 1 or Level 2, determined according to the fair value hierarchy described above (see Note 3 Fair Value Measurements). The carrying values of the Company’s accounts receivable, other receivables, inventory, accounts payable and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments.
The Company’s convertible note (see Note 13 Debt) contains an embedded derivative feature that was required to be bifurcated and remeasured to fair value at each reporting period based on significant inputs not observable in the market, and is classified as a Level 3 measurement according to the fair value hierarchy described above. The carrying amount of the Company’s convertible note approximates its fair value as the interest rates of the convertible note are based on prevailing market rates.
Customer Concentration
The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.
During the nine months ended September 30, 2023 and 2022, one customer accounted for $67,688 and $93,356 of net sales, which represents 28% and 39% of total revenue, respectively.
As of September 30, 2023, one customer accounted for $118 of accounts receivable. This represented approximately 15% of accounts receivable as of September 30, 2023. As of December 31, 2022, one customer accounted for $13,348 of accounts receivable. This represented approximately 94% of accounts receivable as of December 31, 2022.
During the nine months ended September 30, 2023, one vendor accounted for $29,213 of cost of revenue, which represents 15% of total cost of revenue. During the nine months ended September 30, 2022, one vendor accounted for $37,012 of cost of revenue, which represents 20% of total cost of revenue.

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9
8

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

There were no vendors accounting for greater than
10
% of total accounts payable as of September 30, 2023 and December 31, 2022.
Accounts Receivable, Net of Allowance for Credit Losses
Accounts receivables are recorded at the invoiced or earned amount billed to the customers and are reported as net of an allowance for credit losses. Prior to adopting Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments – Credit Losses (“ASC Topic 326”), as set forth in “Recently Adopted Accounting Pronouncements” below, the Company applied an incurred loss estimate to calculate the allowance for doubtful accounts. Under ASC Topic 326, the Company maintains an allowance for credit losses and considers the level of past-due
accounts based on the contractual terms of the receivables, historical write offs and existing economic conditions, as well as its relationships with, and the economic status of individual accounts to calculate the allowance for credit losses. The estimated credit losses charged to the allowance is classified as “Bad debt expense” in the condensed consolidated statements of operations and comprehensive (loss) income. Accounts receivables are written off when deemed uncollectible based on individual credit evaluations and specific circumstances. The Company had an allowance for credit losses of $80 and $82 as of September 30, 2023 and December 31, 2022, respectively.
Investments in securities
Investments in securities consist of fixed-income securities including corporate bonds, government bonds, municipal issues and U.S. treasury bills that are classified as available-for-sale
(“AFS”) pursuant to ASC Topic 320, Investments—Debt and Equity Securities (“ASC Topic 320”). The Company classifies investments available to fund current operations as current assets on its condensed consolidated balance sheets. The Company determines the appropriate classification of its investments at the time of purchase and re-evaluates
the designations annually. The Company may sell certain marketable securities prior to their stated maturities for strategic reasons including, but not limited to, anticipation of credit deterioration and duration management.
ASC Topic 326 eliminated the concept of other-than-temporary impairment for securities. For securities AFS in an unrealized loss position, the Company determines whether they intend to sell or if it is more likely than not that it will be required to sell the security before recovery of the amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the new standard requires the security’s amortized cost basis to be written down to fair value through income with an allowance being established under ASC Topic 326. For securities AFS with unrealized losses not meeting these criteria, the Company evaluates whether any decline in fair value is due to credit loss factors. In making this assessment, the Company considers the extent of the unrealized loss, any changes to the rating of the security by rating agencies and adverse conditions specifically related to the issuer of the security, among other factors. If this assessment indicates that a credit loss exists, impairment related to credit-related factors must be recognized as an allowance for credit losses (“ACL”) on the balance sheet with a corresponding adjustment to earnings. Impairment related to non-credit
factors is recognized in other comprehensive income (loss). The Company evaluates AFS securities for impairment on a periodic basis.
As of September 30, 2023 and at adoption of ASC Topic 326 on January 1, 2023, there was no ACL related to debt securities AFS. Accrued interest receivable on debt securities was excluded from the estimate of credit losses.

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9
9

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

Realized losses were $238 and $131 for the nine months ended September 30, 2023 and 2022, respectively. There were 31 and 24 debt securities in an unrealized loss position as of September 30, 2023 and December 31, 2022, respectively. The fair value of these debt securities in an unrealized loss position as of September 30, 2023 and December 31, 2022, was $30,210 and $7,236, respectively. Additionally, as of September 30, 2023 and December 31, 2022, the total fair value of debt securities in an unrealized loss position greater than one year was $3,334 and $1,765, which the total unrealized losses of these investments were $661 and $98, respectively. The Company determined that the decline in the market value of these securities was primarily attributable to current economic conditions.
Deferred Revenue
The Company manages Jet Club Memberships, Guaranteed Fleet, MRO, and Fractional Ownership programs. These programs require deposits for future flight services. Consideration received in excess of revenue earned results in deferred revenue and is recorded as a liability in the condensed consolidated balance sheets. See Note 14 Other
Non-Current
Liabilities and Note 16 Revenue below for additional disclosures regarding deferred revenue related to these programs.
Revenue Recognition
Revenue is recognized when the promised services are performed and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services using the following steps: 1) identification of the contract, or contracts with a customer, 2) identification of performance obligations in the contract, 3) determination of the transaction price, 4) allocation of the transaction price to the performance obligations in the contract and 5) recognition of revenue when or as the performance obligations are satisfied. Determining the transaction price may require significant judgment and is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer, excluding amounts collected on behalf of third parties such as sales taxes.
During the nine months ended September 30, 2023 and 2022, the Company earned revenue primarily from the programs below:
Jet Club Membership
Jet Club members are guaranteed access to the Company’s fleet of light, midsize and super-midsize aircraft in exchange for membership fees. New members pay a minimum deposit of $100 up to a maximum of $500 depending on their level of membership. Membership levels determine the daily rate a member is charged for future flights. Incidental fees are also applied against members’ accounts. The initial and any subsequent deposits are non-refundable
and must be used for the monthly membership fee or for future flight services. These customer deposits are included in deferred revenue on the condensed consolidated balance sheets until used by the customer. The membership services performance obligation is satisfied over time on a monthly basis. Revenue for flights and related services is recognized when such services are provided to the customer at a point in time.
Guaranteed Revenue Program
The Company launched a guaranteed revenue program with a single customer on November 1, 2021. Under this program, the Company serves as an on-demand
charter air carrier and guarantees the services of a specified

F-
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LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

fleet of aircraft as directed by the customer. The term of the agreement is for a minimum of 28 months, which includes a drawdown period of 10 months if the agreement is terminated. The agreement will continue indefinitely unless terminated by either party. The Company requires a deposit of $1,250 per reserved aircraft. These deposits are included within other non-current
liabilities on the condensed consolidated balance sheets. The customer is charged hourly rates for flight services depending on aircraft type in addition to incidental fees. The customer is committed to a minimum number of flight hours per aircraft and a minimum number of aircraft. Revenue is recognized using the right-to-invoice
practical expedient. The guaranteed minimum is enforceable and billable on a quarterly basis. As a result of the termination of this program as described in Note 17 Commitments and Contingencies below, the Company has recognized the remaining deposits as revenue during the nine months ended September 30, 2023 and therefore the Guaranteed Revenue Program deposits balance was zero as of September 30, 2023. See Note 14 Other
Non-Current
Liabilities.
Fractional Ownership
The fractional revenue stream involves a customer purchasing a fractional ownership interest in an aircraft for a contractual term of up to 5 years. Customers have the right to flight and membership services from a fleet of aircraft, including the aircraft they have fractionally purchased. Customers are charged for flight services as incurred based on agreed upon daily and hourly rates in addition to the upfront fractional ownership purchase price. At the end of the contractual term, the Company has the unilateral right to repurchase the fractional interest. In certain contracts the customer can require the Company to repurchase their ownership interest after a fixed period of time but prior to the contractual termination date of the contract. The repurchase price, whether at the contractual termination date or at the specified earlier date, is calculated as follows: 1) the fair market value of the aircraft at the time of repurchase, 2) multiplied by the fractional ownership percentage, 3) less a remarketing fee. At the time of repurchase, all fractional ownership interests revert to the Company, and all rights to flight and membership services are relinquished. The Company assessed whether these repurchase agreements result in a lease contract under the scope of ASC 842 but determined that they are revenue contracts under the scope of ASC 606 since the repurchase price is lower than the original selling price, and the customer does not have a significant economic incentive to exercise the put option. Further, the fractional ownership sales are accounted for as containing a right of return and the resulting liability is included within other non-current
liabilities on the condensed consolidated balance sheets. The consideration from the fractional ownership interest, as adjusted for any related customer right of return, is included in deferred revenue on the condensed consolidated balance sheets and recognized over the term of the contract on a straight-line basis as the membership services are provided. Variable consideration generated from flight services is recognized in the period of performance.
Maintenance Repair and Overhaul
The Company separately provides maintenance, repair and overhaul services for aircraft owners and operators at certain facilities. MRO ground services are comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs and inspections. MRO revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided. Any billing for MRO services that exceeds revenue earned to date is included in deferred revenue on the condensed consolidated balance sheets.
Aircraft Sales
The Company occasionally sells aircraft from its fleet. The gain or loss from each transaction is recognized upon completion of the sale as other (expense) income within the condensed consolidated statements of

F-
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LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

operations and comprehensive (loss) income. During the nine months ended September 30, 2023 and 2022, the Company recorded gains of $12,435 and $14,321 on aircraft sold, respectively.
Contract Acquisition Costs
The Company pays commissions on deposits from new and recurring Jet Club member contracts. These commissions are contract acquisition costs that are capitalized as an asset on the condensed consolidated balance sheets as these are incremental amounts directly related to attaining contracts with customers. Capitalized sales commissions were $919 and $728 during the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023 and December 31, 2022, contract acquisition costs of $576 and $290, respectively, were included within prepaid expenses and other current assets and $558 and $484, respectively, were included within other long-term assets on the condensed consolidated balance sheets. Capitalized contract costs are periodically reviewed for impairment.
Capitalized contract costs are amortized on a straight-line basis concurrently over the same period of benefit in which the associated revenue is recognized. Amortization expense related to capitalized contract costs included in selling, general, and administrative expense in the condensed consolidated statements of operations and comprehensive (loss) income was $558 and $511 during the nine months ended September 30, 2023 and 2022, respectively.
Income Taxes
The Company is a limited liability company. As a limited liability company, the Company has elected to be treated as a partnership for federal and state income tax reporting purposes. Accordingly, for federal and certain state income tax purposes, the Company’s income will be included in the income tax returns of its members. In most jurisdictions, income tax liabilities and/or tax benefits are passed through to the individual members. The Company is subject to the North Carolina unincorporated business tax. Additionally, ASC Topic 740,
Income Taxes,
provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has not identified any uncertain tax positions through the period ended September 30, 2023.
Advertising Expense
The Company expenses all advertising costs when incurred. Advertising expenses were $4,082 and $2,110 during the nine months ended September 30, 2023 and 2022, respectively. This is included within selling, general, and administrative costs on the condensed consolidated statements of operations and comprehensive (loss) income.
Recently Adopted Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU
2016-13,
Financial Instruments – Credit Losses (Topic 326) (“ASU
2016-13”),
which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU
2016-13
became effective for the Company for annual and interim reporting periods beginning after December 15, 2022. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements.

F-
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LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

In March 2020, the FASB issued
ASU 2020-03,
“Codification Improvements to Financial Instruments”
(“ASU 2020-03”).
ASU 2020-03 improves
and clarifies various financial instruments topics.
ASU 2020-03
includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted
ASU 2020-03 upon
issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.
In March 2020, the FASB issued ASU
2020-04,
“Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”, which provides optional expedients and exceptions for a period of time to ease the potential burden in accounting for the transition from reference rates that are expected to be discontinued. Regulators and market participants in various jurisdictions have undertaken efforts to eliminate certain reference rates and introduce new reference rates that are based on a larger and more liquid population of observable transactions. The amendments in this update apply only to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. In January 2021, the FASB issued clarification on the scope of relief related to the reference rate reform. In December 2022, the FASB extended the period of time entities can use the reference rate reform relief guidance by two years which defers the sunset date from December 31, 2022 to December 31, 2024. The Company adopted this ASU in fiscal 2023 and it had no impact on its financial statements.
Recently Issued Accounting Standards Not Yet Adopted
In August 2020, the FASB issued
ASU 2020-06,” Debt—Debt
with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40)”
(“ASU 2020-06”).
ASU 2020-06 simplifies
the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact
ASU 2020-06 will
have on its financial statements.
In March 2023, the FASB issued
ASU 2023-01,
which amends the application of ASU
2016-02, Leases
(Topic 842), related to leases with entities under common control, also referred to as common control leases. The amendments to this update require an entity to consider the useful life of leasehold improvements associated with common control leases from the perspective of the common control group and amortize the leasehold improvements over the useful life of the assets to the common control group, instead of the term of the lease. Any remaining value for the leasehold improvement at the end of the lease would be adjusted through equity. The standard is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The adoption is not expected to have a material impact on the Company’s financial statements.

F-
10
3

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

3. Fair Value Measurements
The following tables present the Company’s fair value hierarchy for its assets and liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

	Fair Value Measurements at September 30, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$146	$—	$—	$146
Short-term investments	—	71,148	—	71,148

	$146	$71,148	$—	$71,294

Liabilities:
Derivative liability	$—	$—	$4,548	$4,548

	$—	$—	$4,548	$4,548

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$515	$—	$—	$515
Short-term investments	—	69,448	—	69,448

	$515	$69,448	$—	$69,963

Liabilities:
Derivative liability	$—	$—	$971	$971

	$—	$—	$971	$971

The fair values of government money market funds have been measured on a recurring basis using Level 1 inputs, which are based on unadjusted quoted market prices within active markets. The short-term investments, including investments in fixed income securities, have been measured using Level 2 inputs based on alternative pricing sources and models utilizing observable market inputs.
The Company’s Level 3 liability consists of an embedded derivative liability associated with the Company’s convertible note (see Note 13 Debt). On October 17, 2022, (the “Closing Date”), the Company recorded the fair value of the embedded derivative liability associated with the convertible note. The embedded derivative liability is subject to remeasurement at the end of each reporting period, with changes in fair value recognized as a component of other income (expense). The fair value of derivative liability was determined using a Monte Carlo Simulation (“MCS”) analysis, which uses Level 3 inputs. The MCS analysis contains inherent assumptions related to expected stock price volatility, estimated deSPAC date, risk-free interest rate, estimated market yield and the probability of a successful transaction. Due to the use of significant unobservable inputs, the overall fair value measurement of the derivative liability is classified as Level 3.

F-
10
4

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

As of September 30, 2023, the fair value of the derivative liability was determined using the following assumptions:

September 30, 2023
Exchange closing price	$10.66
Contractual conversion price	$10.00
Risk-free rate	5.6%
Estimated volatility	3.7%
The following table shows the change in the fair value of the derivative liability during the nine-month period ended September 30, 2023:

Amount
Balance as of December 31, 2022	$971
Change in fair value of derivative instrument	3,577

Balance as of September 30, 2023	$4,548

There have been no changes in valuation techniques and related inputs. As of September 30, 2023 and December 31, 2022, there were no transfers between Level 1, Level 2 and Level 3.
4. Variable Interest Entities (“VIE”)
As part of the organizational structure, the Company has established numerous single-asset LLC entities (“SAEs”) each for the primary purpose of holding a single identifiable asset, individual planes / aircraft and leasing the asset to the Company through its wholly-owned subsidiaries. There are SAEs in which the Company has less than 100% equity interest (generally 50% or less) (“SAEs with Equity”). There are also SAEs in which the Company holds zero equity interests. Generally, in these instances, the Company initially acquired the aircraft, contributed the aircraft to the SAE, and subsequently sold 100% of the equity interests in the SAE and leased the aircraft back from the third-party in a sale-leaseback structured transaction (“SAEs without Equity”). The Company also has a 50%
non-controlling
ownership interest in an entity that operates an aircraft paint facility (“paint entity”).
Management analyzes the Company’s variable interests including loans, guarantees, and equity investments, to determine if the Company has any variable interests in these entities. This analysis includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design and primary risk of these entities, their organizational structures including decision making abilities, and financial and contractual agreements. Quantitative analysis is based on these entities’ equity interests and investment. The Company determined it has variable interests in the paint entity and SAEs with Equity as a result of its equity interest in these entities. For those SAEs without Equity that the Company has a (a) lease agreement for the aircraft which is the primary asset of these entities (the “lessor SAEs without Equity”), and (b) either (i) has a call option and/or (ii) a lessor put option for a fixed purchase price, it is determined that the Company has variable interests in the lessor SAEs without Equity.
The Company then determines whether the entities that the Company has variable interests in are VIEs. ASC Topic 810,
Consolidation
, defines a VIE as an entity that either (i) lacks sufficient equity to finance its activities without additional subordinated financial support from other parties; or (ii) whose equity holders, as a

F-
10
5

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

group, lack the characteristics of a controlling financial interest. Paint entity, SAEs with Equity and lessor SAEs without Equity are VIEs as they met at least one of the criteria above.
A VIE is consolidated by its primary beneficiary, which is defined as the party who has a controlling financial interest in the VIE through (a) power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and (b) obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE.
The Company uses qualitative and quantitative analyses to determine if it is the primary beneficiary of VIEs including evaluation of (a) the purpose and design of the VIE, and (b) activities that most significantly impact economic performance of the VIE. The Company also determines how decisions about significant activities are made in the VIE and the party or parties that make them. The Company determined that it is the primary beneficiary of these VIEs because it acts as manager of the entities’ aircraft or retains control of the entity through terms in the leases, thereby giving it the power to direct activities of the entities that most significantly impact its economic performance. In addition, the Company either (a) has obligations to the losses of the VIEs and the right to receive benefits from the VIEs that could potentially be significant to the entities as a result of its equity interests, or (b) is deemed to have a controlling financial interest in the VIEs due to the other equity holders of these VIEs, as a group, lacking the characteristics of a controlling financial interest.
The Company’s condensed consolidated balance sheets include the following assets and liabilities of these VIEs:

	September 30, 2023	December 31, 2022
Cash	$814	$1,041
Property and equipment, net	73,338	63,913
Long-term notes payable, current portion	3,227	5,841
Long-term notes payable, non-current portion	38,891	40,562
The Company’s condensed consolidated statements of operations and comprehensive income (loss) include the following expenses of these VIEs:

	Nine Months Ended September 30,
	2023	2022
Interest expense	$1,540	$1,201
Depreciation and amortization	5,767	5,277
The assets of the Company’s VIEs are only available to settle the obligations of these entities. Creditors of each of the VIEs have no recourse to the general credit of the Company.
While the Company has no contractual obligation to do so, it may voluntarily elect to provide the VIEs with additional direct or indirect financial support based on its business objectives. The Company provided financial contributions to the VIEs in the amount of $9,208 and $14,379 during the nine months ended September 30, 2023 and 2022, respectively.

F-
10
6

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

5. Investments in Securities
The cost and fair value of marketable securities are as follows:

	September 30, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. treasury bill	$61,717	$53	$(39)	$61,731
Municipal bond	9,287	5	(840)	8,452
Corporate/government bond	477	5	—	482
Other bonds	478	5	—	483

	$71,959	$68	$(879)	$71,148

	December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. treasury bill	$59,764	$319	$—	$60,083
Municipal bond	9,205	40	(838)	8,407
Corporate/government bond	477	—	—	477
Other bonds	478	3	—	481

	$69,924	$362	$(838)	$69,448

The aggregated unrealized losses on
available-for-sale
debt securities in the amounts of $811 and $476 have been recognized in accumulated other comprehensive loss in the Company’s condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022, respectively.
6. Inventory
Inventory consists primarily of finished goods and materials and supplies. Inventory, net of reserve consisted of the following:

	September 30,	December 31,
	2023	2022
Aircraft parts	$5,351	$3,350
Materials and supplies	1,285	2,522

	$6,636	$5,872

7. Other Receivables
Other receivables consisted of the following:

	September 30,	December 31,
	2023	2022
Rebate receivables	$513	$1,375
Federal excise tax receivable	2,492	2,506
Insurance settlement in process	906	931
Other	164	113

	$4,075	$4,925

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10
7

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

8. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	September 30, 2023	December 31, 2022
Prepaid vendor expenses	$2,026	$2,009
Prepaid insurance	154	1,894
Capitalized SPAC costs	4,033	1,233
Prepaid maintenance	211	181
Prepaid non-aircraft subscriptions	298	135
Deferred commission	576	413

	$7,298	$5,865

9. Property and Equipment, Net
Property and equipment, net consisted of the following:

	September 30, 2023	December 31, 2022
Transportation equipment	$317,487	$294,846
Office furniture and equipment	3,067	2,591
Leasehold improvements	—	137
Construction in progress	617	447
Deposits on transportation equipment	29,204	29,729

	350,375	327,750
Less: Accumulated depreciation and amortization	(82,747)	(75,057)

Property and equipment, net	$267,628	$252,693

Depreciation and amortization expense of property and equipment for the nine months ended September 30, 2023 and 2022 was $
19,341
and $
16,084
, respectively. The net carrying value of disposals of long-lived assets as of September 30, 2023 and December 31, 2022 was $
40,336
and $
45,209
, respectively.
Interest payments on borrowings to acquire aircraft are capitalized for the month of acquisition when the aircraft’s in-service
date begins following the 15th of the month. (Interest payments for the month of acquisition would be expensed if the aircraft is placed into service before the 15th of the month). Capitalized interest was immaterial and $161 as of September 30, 2023 and December 31, 2022, respectively, and was included as a component of construction in progress prior to the equipment’s in-service
date.

F-
10
8

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

10. Intangible Assets
Intangible assets, net are as follows:

	September 30, 2023
	Intangible Assets, Gross	Accumulated Amortization	Intangible Assets, Net	Weighted-Average Useful Life (in years)
Software - in service	$3,269	$(1,624)	$1,645	3
FAA certificate	650	—	650	Indefinite

Total acquired intangible assets	$3,919	$(1,624)	$2,295

	December 31, 2022
	Intangible Assets, Gross	Accumulated Amortization	Intangible Assets, Net	Weighted-Average Useful Life (in years)
Software - in service	$2,680	$(898)	$1,782	3
FAA certificate	650	—	650	Indefinite

Total acquired intangible assets	$3,330	$(898)	$2,432

Amortization of intangible assets was $835 and $739 for the nine months ended September 30, 2023 and 2022, respectively. The Company did not record any impairment charges related to definite-lived intangible assets for the nine months ended September 30, 2023 and 2022.
The following is a schedule of estimated amortization expense for the following periods:

Fiscal Year	Amount
2023 (remaining)	$272
2024	968
2025	310
2026	95

$1,645

11. Leases
The Company’s lease arrangements generally pertain to real estate leases and aircraft. The Company leases real estate including hangars and office space under non-cancelable
operating leases, ranging from
two
to thirty years. As of September 30, 2023 and December 31, 2022, the Company operated 42 and 30 aircraft, respectively, under non-cancelable
operating leases ranging from
two
to seven years for charter flight services. For the Company’s aircraft leases, in addition to the fixed lease payments for the use of the aircraft, the Company is also obligated to pay into aircraft engine reserve programs and additional variable costs which are expensed as incurred and are not included in the measurement of our leases which amounted to $8,481 and $11,321 for the nine months ended September 30, 2023 and 2022, respectively. During the nine months ended September 30, 2023, the Company negotiated the purchase of two aircraft under existing operating leases. Additionally, the Company entered into sale-leaseback transactions for ten aircraft during the same period. The sale-leaseback transactions qualified as a sale and the associated assets were removed from property and equipment, net and recorded as operating lease right-of-use
assets on the Company’s condensed consolidated balance sheets.

F-
10
9

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

Vehicle leases typically have
month-to-month
lease terms and are classified as short-term leases.
The following table sets forth information about the Company’s operating lease costs for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023	2022
Operating lease cost:	$12,547	$9,748
Short-term lease cost	457	396

Total lease costs	$13,004	$10,144

The following table sets forth supplemental information about the leases for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023	2022
Cash paid for amounts included in the measurement of operating liabilities	$11,063	$9,459
ROU assets obtained in exchange for new operating lease liabilities	$36,105	$18,533
Weighted-average remaining lease term – operating leases	7.85	9.90
Weighted-average discount rate – operating leases	6.23%	5.69%
The Company’s future lease payments under
non-cancellable
operating leases as of September 30, 2023 are as follows:

Fiscal Year	Amount
2023 (remaining)	$20,149
2024	18,280
2025	15,852
2026	11,126
2027	7,047
Thereafter	27,775

Total undiscounted cash flows	100,229
Less: Imputed interest	(23,785)

Present value of lease liabilities	$76,444

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1
10

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

12. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

	September 30, 2023	December 31, 2022
Accrued vendor payments	$11,542	$4,510
Accrued ERC payments	9,044	8,909
Accrued employee-related expenses	7,406	6,473
Accrued engine expenses	—	1,139
Accrued tax expenses	295	526
Other	522	220

	$28,809	$21,777

Employee Retention Credit (“ERC”)
The CARES Act, which was enacted on March 27, 2020, provides an ERC that is a refundable tax credit against certain employer taxes. The ERC was subsequently amended by the Taxpayer Certainty and Disaster Tax Relief Act of 2020, the Consolidated Appropriation Act of 2021, and the American Rescue Plan Act of 2021, all of which amended and extended the ERC availability and guidelines under the CARES Act. The goal of the ERC program is to encourage employers to retain and continue paying employees during periods of pandemic-related reduction in business volume even if those employees are not actually working, and therefore, are not providing a service to the employer.
Under the Act, eligible employers could take credits up to 70% of qualified wages with a limit of $7 per employee per quarter for the first three quarters of calendar year 2021. In order to qualify for the ERC in 2021, organizations generally have to experience a more than 20% decrease in gross receipts in the quarter compared to the same quarter in calendar year 2019 or its operations are fully or partially suspended during a calendar quarter due to “orders from an appropriate governmental authority limiting commerce, travel, or group meetings (for commercial, social, religious, or other purposes)” due to
COVID-19.
The credit is taken against the Company’s share of Social Security Tax when the Company’s payroll provider files, or subsequently amends the applicable quarterly employer tax filings.
As of September 30, 2023, the Company has received ERC payments totaling $9,044. The Company’s legal counsel has issued a legal opinion that the Company, more likely than not, qualified for the ERC. However, it remains uncertain whether the Company meets the eligibility qualifications required for the ERC. Therefore, the balance was included in accrued expenses and other current liabilities in the condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022 since the Company may potentially be required to repay the ERC.

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1
11

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

13. Debt
The components of the Company’s outstanding short-term loans payable consisted of the following:

	Weighted average interest rates	September 30, 2023	December 31, 2022
Short-term notes payable
Bank 2	7.5%	14,400	3,756
Less: Unamortized debt issuance costs		(75)	(52)

Total short-term notes payable		$14,325	$3,704

In October 2022, the Company entered into a short-term loan agreement for a principal amount of $3,756 bearing interest at 6.5% and was initially maturing in April 2023. In April 2023, the Company extended its maturity date to October 2023. The loan is collateralized by the aircraft it financed and requires monthly interest payments. A balloon payment of all unpaid principal and accrued and unpaid interest is due upon maturity. The principal balance of $3,756 was paid off in September 2023.
In June 2023, the Company entered into two new short-term loan agreements in the amounts of $8,000 and $6,400 principal. Both loans bear an interest rate of
7.75
%, with a maturity date of six months from the loan date.
As of September 30, 2023 and December 31, 2022, unamortized debt issuance costs were $75 and $52, respectively.
During the nine months ended September 30, 2023 and 2022, the Company recorded $100 and $233, respectively in amortization of debt issuance costs within interest expense in the condensed consolidated statements of operations and comprehensive income (loss). Total interest expense related to short-term debt was $571 and $642 for the nine months ended September 30, 2023 and 2022, respectively.

F-
1
12

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

The components of the Company’s outstanding long-term debt consisted of the following:

	Interest Rates		September 30, 2023	December 31, 2022	Maturity Dates
	September 30, 2023	December 31, 2022			September 30, 2023	December 31, 2022
Long-term notes payable with banks for the purchase of aircrafts
Bank 1	4.0% - 5.5%	4.0% - 5.5%	$17,305	$24,275	Dec 2023 - Sep 2026	Aug 2023 - Sep 2026
Bank 2	4.0% - 6.3%	4.0% - 6.3%	14,211	15,518	Dec 2025 - Jun 2028	Jun 2023 - Nov 2027
Bank 3	3.5% Fixed - 2.3% + SOFR**	3.5% Fixed - 2.3% + LIBOR	7,980	8,721	Oct 2023 - Oct 2026	Apr 2023 - Oct 2026
Bank 4	2.9% + SOFR**	2.8% + LIBOR	4,186	4,440	Sep 2024 - Dec 2024	Sep 2024 - Dec 2024
Bank 5	5.3% - 6.0%*	5.3% - 6.0%*	3,873	4,204	Jul 2030 - Sep 2030	Jul 2030 - Sep 2030
Bank 6	5.4%	5.4%	1,912	2,114	Jan 2024	Jan 2024
Bank 7	4.0%	4.0%	1,127	1,320	Sep 2027	Sep 2027
Long-term notes payable with financial institutions for the purchase of aircrafts
Financial Institution 1	0.25% + Schwab Loan Rate	5.3%	3,380	3,650	Dec 2027	Dec 2027
Financial Institution 2	3.6% - 7.0%	3.6% - 7.0%	9,905	17,882	Mar 2026 - Jun 2027	Mar 2026 - Jun 2027
Financial Institution 3	9.0%	n/a	22,852	—	Sep 2033	n/a
Credit facility with financial institutions for the purchase of aircrafts	1.3% + SOFR** -	2.3% + LIBOR -
Financial Institution 4	2.8% + SOFR**	2.8% + SOFR**	86,394	32,153	See disclosure below	See disclosure below
Convertible Notes	10.0%	10.0%	93,384	86,816	See disclosure below	See disclosure below
Other long-term debt payable
EID loan			118	122	See disclosure below	See disclosure below
Long-term debt from VIEs			42,118	46,403
Total Long-term notes payable			308,745	247,618
Less: Unamortized debt issuance costs and debt discount			(1,045)	(1,717)
Less: current portion			(84,839)	(23,581)

Long-term notes payable, non-current portion			$222,861	$222,320

*
The payment terms dictate that the Note shall bear interest at a rate equal to the Prime Rate plus 275 basis points with an initial interest rate set at 6% based on the Prime Rate and Loan Spread at the time of the agreement. The interest rate is to be adjusted every 5 years and be based on the Prime Rate published as of the date plus the Loan Spread.

**	SOFR is defined as “Secured Overnight Financing Rate”
The Company (the “borrowers”) routinely enters into long-term loan agreements with various lenders for the purpose of financing purchases of aircraft. These loans usually have an initial term between 2 to 15 years and sometimes the borrowers negotiate with the lenders to extend the maturity date at the end of the initial term. The Company will refinance as needed to meet its obligations as they become due within the next 12 months. The Company has maintained a positive relationship with the lenders and has not historically had any difficulty refinancing these debt obligations. Based on historical experience and the fact that the Company has not suffered any decline in creditworthiness, it expects that cash on hand and cash earnings will enable it to secure the necessary refinancing. Amendments are executed at times when interest rates and terms are changed. Under these long-term loan agreements, these borrowers usually pay principal and interest payments each month, followed by a balloon payment of all unpaid principal and accrued and unpaid interest due upon maturity, and when applicable, a loan origination fee upon execution. Additionally, late payments are usually charged a 5% penalty

F-
11
3

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

fee (each individual loan agreement varies). Each note payable is collateralized by the specific aircraft financed and is guaranteed by the owners of the borrowers. Debts are usually satisfied when the financed aircraft are sold.
The lender may impose a restriction that the outstanding balance of the note may not exceed a percentage of the retail value of the collateral. In the event the outstanding value of the loan exceeds the percentage threshold of the collateralized aircraft, the borrowers may be required to make a payment in order to reduce the balance of the loan. Pursuant to the loan agreements, the borrowers must maintain certain debt service ratios (such as cash flow to leverage or certain EBITDA to total borrowings) specific to each lender as long as the borrowers hold outstanding loans. There are approximately forty separate loan agreements (each loan agreement includes the initial agreement and amendments if applicable) with note payable balances outstanding included in the condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022, respectively.
As of September 30, 2023 and December 31, 2022, unamortized debt issuance costs were $165 and $217 for long-term notes payable (excluding convertible note), respectively.
During the nine months ended September 30, 2023 and 2022, the Company recorded $55 and $64, respectively, in amortization of the debt issuance costs within interest expense in the condensed consolidated statements of operations and comprehensive income (loss). Total interest expense related to long-term debt (excluding convertible note) was $5,931 and $2,553 for the nine months ended September 30, 2023 and 2022, respectively.
The table below presents the Company’s contractual principal payments (not including debt issuance costs) as of September 30, 2023 under then-outstanding long-term debt agreements in each of the next five calendar years (does not include VIE loans):

Fiscal year	Amount
2023 (remaining)	$9,900
2024	79,195
2025	19,437
2026	23,084
2027	23,886
2028 and beyond	111,125

266,627
Long-term notes payable from VIE	42,118

Total long-term notes payable	$308,745

Credit Facility (term loan)
In August 2018, the Company entered into a term loan agreement with a financial institution (the “Lender”) to provide a term loan with a maximum borrowing amount of $12,255, each borrowing considered a loan with a separate promissory note (the “Credit Facility”). Each term loan will be used to finance the purchase of aircraft and shall not exceed certain appraised value of the aircraft that is being financed.
Interest will accrue on the unpaid principal balance at a rate equal to the Overnight LIBOR-Based Rate (a per annum rate of interest which is equal to the greater of: (i) the floor rate 2.25%, and (ii) the sum of Overnight LIBOR plus 2.25% Overnight LIBOR Margin) at the execution date of the promissory note. Interest on each loan

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11
4

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

will be paid in arrears on the same day of each month, commencing on the one-month
anniversary of the promissory note. In addition to the interest payments, a principal payment of each loan will be paid monthly based on an amortization schedule of twelve years. The entire remaining principal balance of the loan, plus all accrued but unpaid interest shall be due and payable on the fifth-year anniversary of the promissory note (the “Maturity Date”). Any installment of principal or interest on the loans which are not paid when due shall bear a default interest rate equal to the lesser of (i) the applicable LIBOR-based rate plus 3% per annum, or (ii) the highest rate then permitted by applicable law. A late charge of 5% of any payment will be imposed on any regularly scheduled payment not received by the Lender on or before 15 days from the date such payment is due.
The Lender has the right to have any financed aircraft appraised during any outstanding obligations, at the Company’s sole cost and expense. In the event the loan is revealed to have a value greater than a certain percentage of the aircraft, the Company must make a mandatory repayment of the applicable loan to an amount that will reduce the loan to be less than the required percentage of the applicable appraised value. Pursuant to the term loan agreement, the Company must maintain a certain debt service coverage ratio (the ratio calculated by dividing EBITDA and sum of all loan payments), tested annually. There is also an optional prepayment clause which specifies that the Company may prepay any loans in whole or in part, and all prepayments of principal shall include interest accrued to the date of the prepayment on the principal amount being prepaid.
The Credit Facility contains clauses requiring the Company to maintain their limited liability companies’ existence and to not permit any of the subsidiaries to liquidate, dissolve, change their names, or consolidate with other corporations without prior consent of the Lender. The original loan agreement states that the Company may not re-borrow
any amounts repaid to the Lender. The term loan is collateralized by substantially all assets of the borrower and initially expires August 2019. The Credit Facility also contains other customary covenants, representations and events of default.
In August 2019, the Company entered into the First Amendment of the original term loan agreement which increased the maximum available borrowings of the Credit Facility to $22,255 and extended the maturity date to November 2020. The First Amendment also amended the covenant to require the Company to maintain a certain Fixed Charge Coverage ratio tested on the date immediately preceding each borrowing and upon receipt of quarterly financial statements.
In November 2020, the Company entered into the Second Amendment of the term loan agreement which increased the maximum available borrowings of the Credit Facility to $27,250 and extended the maturity date to November 2022.
In September 2022, the Company entered into the Third Amendment of the term loan agreement which increased maximum available borrowings of the Credit Facility to $32,250 and extended the maturity date to September 2024. The Third Amendment also states that the Company may repay any outstanding loan at any time and any amounts so repaid may be reborrowed, up to the Maximum Loan Amount at the time of such borrowing. The Third Amendment also amended the interest rate terms and provided the option to elect a rate per year equal to SOFR-Based Rate or the Prime-Based Rate. The Company elected to utilize the SOFR-Based Rate upon execution of the amendment and continued to pay interest based on the SOFR-Based Rate as of September 30, 2023.
As of September 30, 2023 and December 31, 2022, the aggregate outstanding balances on the term loan were $29,854 and $32,153, respectively, maturing from October 2023 to September 2027. As of September 30, 2023 and December 31, 2022, the Company had approximately $2,396 and $97 additional available borrowing capacity under the term loan.

F-
11
5

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

Credit Facility (Revolving Line of Credit)
In March 2023, the Company entered into a revolving uncommitted line of credit loan with the lender (the “LOC Master Note”). The LOC Master Note provides a line of credit of up to $60,000 and the Company may request one or more loans from time to time until the scheduled maturity date of March 9, 2024 (“Maturity Date”). The loan is collateralized by the Company’s investment accounts with the financial institution.
At the Company’s option, the interest rate on term loans drawn from the LOC Master Note is equal to either the Prime-Based Rate, defined as the greater of 1.25% or the prime rate minus 1.88%, or the Daily Simple SOFR-Based Rate, defined as the greater of 1.25% or the Daily Simple SOFR plus 1.25% (“Interest Rate Option”). The Company agrees to pay accrued interest monthly on the 9th day of each month, beginning with the first of such dates to occur after the date of the first Loan, at maturity of this note, and upon payment in full, whichever is earlier or more frequent. After maturity, whether by acceleration or otherwise, interest shall be payable upon demand. The Company may prepay any principal bearing interest at any Interest Rate Option in whole or in part without breakage fee, penalty or premium; provided, however, that if a Swap Agreement with a Daily Simple SOFR-Based Rate is in effect between Lender and the Company in connection with a Loan made pursuant to this LOC Master Note, any applicable swap breakage fees, penalties, premiums and costs will apply. There is no Swap Agreement in place as of September 30, 2023.
The LOC Master Note contains customary representations and warranties and financial and other affirmative and negative covenants and is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of certain representations or covenants, failure to pay other material indebtedness, failure to maintain the market value of the Collateral such that at all times it equals or exceeds the Minimum Liquidity Balance and certain other events of default.
All payments shall be made in immediately available funds and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued.
The Company drew an initial $44,527 principal amount in March 2023, with the selected interest option of SOFR plus 1.25%. In April and September 2023, the Company drew additional $3,300 and $8,713 principal amounts, respectively, under the LOC Master Note with the selected interest option of SOFR plus 1.25%. The principal amount drawn in April was distributed as an equity distribution. As of September 30, 2023, the Company has an outstanding balance on the LOC Master Note of $56,540 with the selected interest option of SOFR plus 1.25%.
Debt Covenants
Financial covenants contained in the debt borrowings mandate that the Company maintains certain financial metrics, including, but not limited to, debt service coverage ratios, fixed charge cover ratios, or cash flow cover ratios. If LGM is unable to maintain the financial metric, it is a breach of the debt covenant and is considered an event of default. An event of default can result in all loans and other obligations becoming immediately due and payable, including the advance of any sums necessary to cure the event of default, allowing the lenders to seize the collateralized assets, aircraft and the debt agreements being terminated. As of the year ended December 31, 2022, the Company was not in compliance with certain financial covenants and obtained waiver request letters from the various lenders. Pursuant to the waiver letters, the lenders agreed to waive the financial covenants for the year ended December 31, 2022. There is only one lender that requires quarterly financial covenants. The Company was not in compliance with this financial covenant and obtained a waiver request letter from the

F-
11
6

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

lender. Pursuant to the waiver letter, the lender agreed to waive the financial covenant for the nine months ended September 30, 2023.
Convertible Note
On the Closing Date, LGM entered into an Equity Purchase Agreement (“EPA”) with an acquisition corporation to merger through a special purpose acquisition corporation (“SPAC”). In combination with the EPA, LGM entered into a Senior Subordinated Convertible Note agreement with an investor (“Noteholder”). Pursuant to the convertible note agreement, LGM borrowed and agreed to repay the Noteholder a principal amount of $50,000, which can be increased to a maximum borrowing of $85,000. On October 28, 2022, the Company requested and received the additional $35,000 incremental note funding, bringing the total borrowing amount to $85,000 (“Convertible Note”).
The Convertible Note accrues interest daily at the applicable rate which is 10% prior to the
De-SPAC
Termination Event (defined as the occurrence of the termination of EPA) and 15% after the
De-SPAC
Termination Event. Before the
De-SPAC
Termination Event, the interest is payable in kind (“PIK”, instead of paying cash, accrued interest will be added to the outstanding principal balance and will be deemed paid) annually on the anniversary of the Convertible Note’s Closing Date. After the
De-SPAC
Termination Event, all accrued and unpaid interest becomes due and payable in cash in arrears on the last day of the first calendar month following the
De-SPAC
Termination and continuing monthly until the Convertible Note is paid. In addition, in the event of a
De-SPAC
Termination Event, the outstanding principal balance of the Convertible Note including PIK amounts becomes payable in a monthly amount equal to the outstanding obligation divided by 24 months.
The maturity date of the Convertible Note is defined as the first to occur of (a) the
De-SPAC
Completion Exchange Closing, which will satisfy in full such repayment obligation and (b) the two (2) year anniversary of the first
De-SPAC
Termination Event occurring after the Closing Date. No amount repaid or prepaid under this Convertible Note may be reborrowed and LGM is not permitted to prepay the Convertible Note without consent of the holders of a majority interest of shares which exceed fifty
percent
(“Majority Noteholders”).
At any time following the
De-SPAC
Termination Event that any Event of Default has occurred, all outstanding obligations under the Convertible Note will bear interest at the rate of 17%. The events of default constitute typical default events such as failure to pay, breach of representations and warranties, bankruptcy, and breaches of covenants. Affirmative covenants include providing financial information to the Noteholder, maintaining the Company’s property, discharging its payment obligations, and complying with applicable laws. Negative covenants state the borrower will not incur any debt constituting senior obligations or other debt, incur additional liens except securing senior obligations, engage in a merger, declare or pay a dividend, dispose of property or sell equity interests except in the normal ordinary course of business transactions.
Upon the
De-SPAC
closing, the Convertible Note will be automatically converted for the number of shares of the SPAC’s Class A common stock, par value $0.0001 per share, equal to the quotient of (a) the aggregate borrowings under the Convertible Note divided by (b) the
De-SPAC
completion exchange price, satisfying the repayment obligation.
The Company assessed all terms and features of the Convertible Note in order to identify any potential embedded features that would require bifurcation. As part of this analysis, the Company assessed the economic characteristics and risks of the Convertible Note, including the conversion, put and call features. In consideration of this provision, the Company concluded the conversion feature required bifurcation as a derivative. The fair

F-
11
7

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

value of the
conversion feature derivative was determined based on the difference between the fair value of the Convertible Note with the conversion option and the fair value of the Convertible Note without the conversion option. The Company determined that the fair value of the derivative upon issuance of the Convertible Note was $1,441 and recorded this amount as a derivative liability and the offsetting amount as a debt discount as a reduction to the carrying value of the Convertible Note on the Closing Date. The Company recognized expense of $3,577 related to the change in fair value of derivative liability within other income (expense) for the nine months ended September 30, 2023 in the condensed consolidated statements of operations and comprehensive (loss) income.
As of September 30, 2023 and December 31, 2022, unamortized debt issuance costs related to the Convertible Note were $880 and $1,500, respectively. During the nine months ended September 30, 2023, the Company recorded $610 in amortization of the debt issuance costs and $6,567 related to the PIK interest expense within interest expense in the condensed consolidated statement of operations and comprehensive (loss) income. The effective interest rate used is 13.6% and 14.3% as of September 30, 2023 and December 31, 2022.
Paycheck protection program (“PPP”) loans
In response to the coronavirus
(COVID-19)
outbreak in 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) that, among other economic stimulus measures, established the PPP to provide small business loans.
In January 2021, the Company entered into an additional PPP loan agreement for approximately $339. The PPP loan bears a fixed interest rate of
1
% over a five-year term, is guaranteed by the U.S. federal government and does not require collateral. The loans may be forgiven, in part or whole, if the proceeds are used to retain and pay employees and for other qualifying expenditures.
During 2021, the Company used all of the 2021 PPP loan proceeds to pay for qualified expenses, 100% of which were used to pay for payroll-related expenses. The Company submitted its application and supporting documentation for forgiveness to its bank, which submitted the application and supporting documentation to the Small Business Administration (“SBA”).
The balance on the PPP Loan was $339 and is included in the other non-current
liability in the condensed consolidated balance sheets as of December 31, 2022. The loan was forgiven in April 2023 including all accrued and unpaid interest. During the nine months ended September 30, 2023, the Company recognized loan forgiveness of $339 as other income.
Economic Injury Disaster Loans (“EID”)
In August of 2020, the Company executed the standard loan documents required for securing loans offered by the SBA under its EID loan assistance program and received the loan proceeds of $122. The proceeds from the EID Loan must be used for working capital. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum with monthly principal and interest payments being deferred for 12 months after the date of disbursement. On March 11, 2021, the American Rescue Plan Act of 2021 was enacted, which extended the first due date for repayment of EIDLs made in 2020 from 12 months to 24 months from the date of the note. The EID loan may be prepaid at any time prior to maturity with no prepayment penalties. The Loan Authorization and Agreement and the note executed by the Company in connection with the EID Loan contains events of default and other provisions customary for a loan of this type and the EID loan is secured by a security interest on all of the Company’s assets.

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11
8

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

14. Other
Non-Current
Liabilities
Other
non-current
liabilities consisted of the following:

	September 30, 2023	December 31, 2022
Guaranteed revenue program deposits	$—	$37,500
Fractional ownership deposits	10,872	3,636
PPP loan	—	339
Other	27	28

	$10,899	$41,503

15. Members’ Equity and Noncontrolling Interests
Membership Interest
Pursuant to the LGM Operating Agreement, which was adopted in October 2011, LGM has a single class of membership interests.
Members are not required to make additional capital contributions in excess of their respective initial capital contributions unless the Company is unable to borrow funds on reasonable terms necessary to operate in its normal manner.
Allocations of Net Profits and Net Losses
For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis and shall be allocated to the members in proportion to each member’s percentage interest. Any elections or other decisions relating to such allocations shall be made by the members in any manner that reasonably reflects the purpose and intention of the Company’s amended and restated operating agreement. If any allocation of losses would cause a member to have an adjusted capital account deficit, those losses instead shall be allocated to the other members pro rata. Those losses will be offset first in subsequent years to the extent of income.
Voting Rights
Each member shall be entitled to vote at any and all meetings of the members of the Company, or by written consent in lieu thereof, on all propositions submitted to vote in relative proportion to their percentage interests.
Liquidation
In the event of liquidation, whether voluntary or involuntary, members are entitled to receive all remaining assets of the Company available for distribution to its members in relative proportion to their percentage interests.
Noncontrolling Interest
The Company held a controlling interest in several entities that are not wholly-owned as described above (see Note 4 VIE) and net income or net loss of such entities is allocated on a straight percentage basis based on

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11
9

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

the given terms of each entity’s operating agreement (see percentage below). Net loss attributable to noncontrolling interests for the nine months ended September 30, 2023 and 2022 was $6,762 and $6,632, respectively.
As of September 30, 2023, the noncontrolling interests in the Company’s consolidated entities are comprised of the following (11 entities):

Entities - Major Owner	Noncontrolling Interest	LGME’s ownership	Total
Entities 1-3	99%	1%	100%
Entity 4	95%	5%	100%
Entity 5	77%	23%	100%
Entity 6	75%	25%	100%
Entity 7	70%	30%	100%
Entity 8	68%	32%	100%
Entity 9	67%	33%	100%
Entity 10	58%	42%	100%
Entity 11	52%	48%	100%
On July 1, 2023, the Company entered into an agreement with the noncontrolling interests of certain controlled and consolidated aircraft leasing entities to exchange ownership interests involving sixteen aircraft and their related entities. The purpose of the transactions was to give the Company 100% ownership of certain aircraft. These transfers are accounted for as equity transactions and no gain or loss was recognized during the nine months ended September 30, 2023. These transfers are included within exchanges of aircraft ownership interests on the condensed consolidated statements of members’ (deficit) equity. The carrying amounts of the assets and liabilities of the consolidated aircraft leasing entities are not changed. The carrying amounts of the noncontrolling interests are adjusted to reflect the change in the ownership interests of each consolidated aircraft leasing entity.
As of December 31, 2022, the noncontrolling interests in the Company’s consolidated entities are comprised of the following (22 entities):

Entities - Major Owner	Noncontrolling Interest	LGME’s ownership	Total
Entities 1-4	99%	1%	100%
Entity 5	75%	25%	100%
Entity 6	68%	32%	100%
Entity 7	67%	33%	100%
Entities 8-9	58%	42%	100%
Entities 10-22	52%	48%	100%

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20

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

16. Revenue
Disaggregation of Revenue
The following table disaggregates revenue by service type and the timing of when these services are provided to the member or customer:

	Nine Months Ended September 30,
	2023	2022
Services transferred at a point in time:
Flights	$230,146	$233,812
Services transferred over time:
Memberships	4,138	2,929
MRO	3,032	810
Fractional ownership purchase price	2,081	78

	$239,397	$237,629

Transaction Price
The transaction prices for each of the primary revenue streams are as follows:

•	Jet Club and Charter – Membership fees (less credits issued), and flight related charges based on trips flown

•	Guaranteed Revenue Program – Fleet minimums with additional charges for flight services over the guarantee

•	MRO – Time and materials incurred for services performed

•	Fractional Ownership – The portion of fractional interest purchase price allocated to revenue, and flight related charges based on trips flown
The following tables provide a roll forward of deferred revenue:

Amount
Balance as of December 31, 2022	$60,602
Revenue recognized	90,582
Revenue deferred	(66,867)

Balance as of September 30, 2023	$84,317

Amount
Balance as of December 31, 2021	$32,795
Revenue recognized	78,862
Revenue deferred	(60,617)

Balance as of September 30, 2022	$51,040

The increase in deferred revenue at September 30, 2023 compared to December 31, 2022 is due to increased customer billings for services relating to timing of satisfaction of the Company’s performance obligations.

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21

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

17. Commitments and Contingencies
Legal Proceedings
flyExclusive Litigation
On June 30, 2023, flyExclusive served Wheels Up Partners, LLC (“WUP”) a Notice of Termination of the parties’ Fleet Guaranteed Revenue Program Agreement, dated November 1, 2021 (the “GRP Agreement”) following material breaches of the GRP Agreement by WUP, including WUP’s failure to pay outstanding amounts owed to flyExclusive under the GRP Agreement. Subsequently, on July 5, 2023, WUP filed a lawsuit against flyExclusive in the United States District Court for the Southern District of New York, alleging that flyExclusive breached the GRP Agreement and the implied duty of good faith and fair dealing therein by wrongfully terminating the GRP Agreement. WUP contends that flyExclusive did not have a right to terminate the GRP Agreement, that the termination was thus ineffective, and instead constituted a material breach of the GRP Agreement. WUP alleges this gave WUP the right to terminate the GRP Agreement, which WUP alleges it has done. The complaint seeks compensatory damages in an unspecified amount and attorney’s fees and costs. flyExclusive plans to defend this unjustified action by WUP vigorously. The Company is in the process of evaluating the impact of this event and an estimate cannot be made at this time. See Note 2 for additional details of the Guaranteed Revenue Program.
Other Litigation
The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.
Repurchase Contingencies
The Company has entered into sale and leaseback transactions in the ordinary course of business (see Note 4 VIE), and the Company has certain repurchase contingencies at the option of the lessors. These transactions typically require the aircraft lessor to provide the Company with formal notice of the exercise of the put option associated with the lease no later than 60 or 90 days in advance of the end of the lease term, with the aircraft repurchase to occur at the end of the lease term. Each lease with an associated put option has a lease term of typically 5 to 10 years from the date the aircraft is added by the FAA to the Company’s Charter Certificate Operation Specifications, and occasionally has a lease term beginning on the effective date of the lease agreement or the date the aircraft is delivered to the Company. Additionally, the put option purchase price is typically reduced dollar for dollar by the amount of each monthly payment or flight credit over the course of the lease term, but not reduced below a certain threshold.

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22

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

The following is a schedule by years of future repurchase contingencies under the leases as of the nine months ended September 30, 2023:

Fiscal Year	Amount
2023 (remaining)	$—
2024	5,479
2025	9,036
2026	33,965
2027	25,846
Thereafter	6,175

$80,501

On August 26, 2021, the Company was issued formal notice from a lessor that it had exercised the end of term put option in connection with a leased aircraft. The Company is obligated to repurchase the aircraft in 2026 at the end of the lease term at the price of $3,450 less the dollar-for-dollar
amount of each monthly payment made over the course of the lease term, but not reduced below $2,070 by application of such reduction.
18. Related Party Transactions
The Company regularly enters into related party transactions with entities associated with, and under control of, the majority owner of the Company. Management believes some transactions were conducted on terms equivalent to those prevailing in an arm’s-length
transaction. However, some amounts earned or that were charged under these arrangements were not negotiated at arm’s length and may not represent the terms that the Company might have obtained from an unrelated third party. See below for a description of transactions with related parties.
Purchases from Related Parties
LGM Ventures, LLC (“LGMV”) is an entity with the same ownership structure as the Company. Carolina Air Center, LLC, Crystal Coast Aviation, LLC, and Kinston Jet Center, LLC are subsidiaries of LGMV and sellers of fuel. During the nine months ended September 30, 2023 and 2022, the Company purchased a total of $1,550 and $1,666 in fuel from subsidiaries of LGMV, respectively. This fuel represents approximately 3% and 2% of the Company’s total fuel purchases during the nine months ended September 30, 2023 and 2022, respectively.
Leases from Related Parties
Kinston Jet Center, LLC, Kinston Jet House, LLC, and LGM Auto, LLC are subsidiaries of LGMV and lessors of real property and equipment (such as trucks, trailers and vans). During the nine months ended September 30, 2023 and 2022, the Company incurred rent expense to subsidiaries of LGMV totaling $1,078 and $878, respectively. See Note 11 Leases for further details.
Payables to Related Parties
In relation to the fuel purchase and lease transactions, accounts payable to related parties on the condensed consolidated balance sheets totaled $0 and $72 as of September 30, 2023 and December 31, 2022, respectively. Accounts payable to related parties are recorded as an increase in equity and a decrease in accounts payable to

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3

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

related parties at closing. As of September 30, 2023 and 2022, the Company recognized an increase in equity related to related party payables of $1,801 and $3,919, respectively.
Sales to Related Parties
The Company allows owners of subsidiaries and lessor SAEs without Equity (“lessor VIEs”) to charter flights at a reduced rate. During the nine months ended September 30, 2023 and 2022, the Company recorded $18,387 and $17,750 in charter flight revenue from owners of subsidiaries and lessor VIEs, respectively. During the nine months ended September 30, 2023 and 2022, the Company recorded $
101
and $15 in revenue from related parties not considered owners of subsidiaries or lessor VIEs, respectively.
Receivables from Related Parties
Short term accounts receivable from related parties are comprised of these customer flight activity charges that exceed the prepaid balances of the respective customer’s account and totaled $1,511 and $2,996 as of September 30, 2023 and December 31, 2022, respectively.
In addition, there are long-term accounts receivable from owners of subsidiaries and lessor VIEs on the condensed consolidated balance sheets that totaled $2,683 and $2,629 as of September 30, 2023 and December 31, 2022, respectively. Long-term accounts receivable from related parties are comprised of the receivable balance from aircraft sales offset by aggregate repurchase option prices at the end of the lease terms (the Company books this liability when the other party exercises its option and therefore LGM is obligated to repurchase the leased aircraft). See Note 11 Leases and Note 17 Commitments and Contingencies for further details.
Accounts receivable from related parties are recorded as a decrease in equity and a decrease in accounts receivable from related parties at closing. As of September 30, 2023 and 2022, the Company recognized a reduction of equity related to related party receivables of $977 and $3,912, respectively.
The Company occasionally makes accounts payable payments on behalf of LGMV. Related party receivables from LGMV are immaterial as of September 30, 2023 and December 31, 2022, respectively.
Notes Receivable from
Non-controlling
Interests
In the normal course of its business, LGM finances upfront third-party buyers of their SAEs and holds notes receivable from these buyers. Notes receivable from non-controlling
interests is comprised of $2,468 of a related party’s purchase of 99% ownership of a consolidated subsidiary and $2,440 of another related party’s purchase of 99% ownership of a consolidated subsidiary as of September 30, 2023.
Notes receivable from
non-controlling
interests is comprised of $2,572 of a related party’s purchase of 99% ownership of a consolidated subsidiary and $2,545 of another related party’s purchase of 99% ownership of a consolidated subsidiary as of December 31, 2022.
Other Transactions with Related Parties
The Company is a guarantor to a term note, dated January 29, 2021, between Sea Jay, LLC and a financial institution where the initial principal balance is in the amount of $11,900. Sea Jay, LLC is wholly owned by LGM Ventures, LLC.

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4

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

On September 14, 2023, the Company exercised its repurchase option on a 50% interest of an aircraft co-owned
with a proposed Director, Peter Hopper, which resulted in the termination of an aircraft lease with DH Aviation, LLC and subsequent purchase of 50% of the underlying aircraft. This purchase option was settled with a cashless transaction, in which the Company received the aircraft interest in exchange for settling $825 of trade receivables the seller had with the Company. The nature of this transaction was agreed upon in the early stages of the relationship.

19.	Defined Contribution Plan
The Company established the Fly Exclusive 401(k) Plan (the “401k Plan”) under Section 401(k) of the Internal Revenue Code. Under the 401k Plan, employees (or “Participants”) with greater than two months of service may contribute up to the lesser of $58 or 100% of their compensation per year subject to the elective limits as defined by IRS guidelines. The Company may make discretionary matching contributions in amounts equal to a uniform percentage or dollar amount of employees’ elective deferrals each plan year. The Company is matching 50% of the first 8% of base compensation that participants contribute to the Plan. Vesting in the Company’s contribution portion of their accounts is based on years of continuous service. A participant is 100% vested after 2 years of credited service.
Investment selections consist of mutual funds. The Company’s contributions to the 401k Plan amounted to $1,000 and $598 for the nine months ended September 30, 2023, and 2022, respectively.
20. Subsequent Events
The Company has evaluated all events subsequent to September 30, 2023 and through January 3, 2024, which represents the date these condensed consolidated financial statements were available to be issued. The Company is not aware of any subsequent event that would require recognition or disclosure in the condensed consolidated financial statements other than those described below.
Senior Secured Notes
In December 2023, the Company issued $15,714 in principal amount of senior secured notes due in December 2024 in a private offering. The notes were issued with a stated rate of 14% and interest is payable monthly in arrears. The senior secured notes will mature one year from closing date, in which the full principal amount will be due, along with any accrued unpaid interest. The Company will use the proceeds from the issuance to fund aircraft purchases.
Long-Term Loan Agreement
In connection with the acquisition of a new aircraft in November 2023, the Company entered into a long-term promissory note in the amount of $7,617. The note bears a fixed interest rate of 9.45%, with a maturity date of ten years from the note date. The note was fully repaid in December 2023.
Business Combination
In December 2023, the Company completed a business combination with EG Acquisition Corp. (“EGA”). The business combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, with EGA treated as the acquired company for financial reporting purposes, and the Company, the accounting acquirer, has issued shares of stock for the net assets of EGA, with no goodwill or other intangible assets recorded.

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5

LGM ENTERPRISES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)

Equity Transfer
In December 2023, the Company transferred 100% of the equity interests of a wholly owned subsidiary to LGMV. The subsidiary is an SAE whose aircraft has previously been used as flyExclusive’s corporate jet. FlyExclusive will continue to lease the aircraft at a rate of $200 per month and will pay for all fixed and variable costs related to the operation of the aircraft.
Conversion of Convertible Note
Upon the closing of the business combination referred to above, the principal balance of the Convertible Note, including accumulated PIK interest, was converted into shares of the SPAC’s Class A common stock. The number of shares was equal to the aggregate borrowings under the Convertible Note divided by the De-SPAC completion exchange price.

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6

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the Class A Common Stock being registered hereby.

Securities and Exchange Commission registration fee		$90,511.93
Accounting fees and expenses			*
Legal fees and expenses	$		*
Financial printing and miscellaneous expenses			*
Total	$		*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a senior subordinated convertible note with an investor and, for certain limited provisions thereof, EGA, pursuant to which LGM borrowed an aggregate principal amount of $50,000,000 at a rate of 10% per annum, payable in kind in additional shares of the Company upon the Closing. On October 28, 2022, LGM also entered into an Incremental Amendment with the ETG Omni LLC and EnTrust Magnolia Partners LP (together with EnTrust Emerald (Cayman) LP, the “Bridge Note Lenders”) on the same terms for an aggregate principal amount of $35,000,000 (together with the subordinated convertible note discussed in this paragraph, the “Bridge Notes”), bringing the total principal amount of the Bridge Notes to $85,000,000 in the aggregate.

On December 27, 2023, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, the Bridge Notes automatically converted into the 9,550,274 shares of PubCo Class A Common Stock. The foregoing description of the Bridge Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the Bridge Notes, a form of which is attached as Exhibit 10.1 to the Current Report of Form 8-K filed by the Company on October 18, 2022 and is incorporated herein by reference.

As previously reported, on December 26, 2023 and December 27, 2023, the Company and certain holders (the “Warrant Holders”) of EGA Public Warrants entered into a Warrant Exchange Agreements (the “Warrant Exchange Agreements”), which were privately negotiated with the holders party thereto. The EGA Public Warrants were previously issued pursuant to the Company’s public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus dated May 25, 2021. Pursuant to the Warrant Exchange Agreements, the Warrant Holders agreed to exchange each of its EGA Public Warrants for shares of the Company’s Class A Common Stock. As a result of the warrant exchange under the Warrant Exchange Agreements (the “Warrant Exchange”), a total of 1,694,456 EGA Public Warrants were exchanged for 372,780 shares of Class A Common Stock. The foregoing summary of the Warrant Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Exchange Agreement attached as Exhibit 10.2 to the Current Report of Form 8-K filed by the Company on December 27, 2023 and is incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE

2.1*	Equity Purchase Agreement, dated as of October 17, 2022, by and among LGM Enterprises LLC, EGA Acquisition Corp., EG Sponsor LLC, the Existing Equityholder Representative and the Existing Equityholders listed on Annex A thereto.		8-K	2.1	10/18/2022

2.2	Amendment No. 1 to Equity Purchase Agreement, dated as of April 21, 2023, by and among LGM Enterprises, LLC, EG Acquisition Corp. and the LGM Existing Equityholders listed on Annex A of the Equity Purchase Agreement.		8-K	2.1	4/21/2023

3.1	Second Amended and Restated Certificate of Incorporation of EG Acquisition Corp.		8-K	3.1	1/3/2024

3.2	Bylaws of flyExclusive, Inc.		8-K	3.2	1/3/2024

4.1	Warrant Agreement, dated May 25, 2021, between EG Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.		8-K	4.1	6/1/2021

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.	X

10.1	Stockholders’ Agreement, dated as of December 27, 2023 by and among EG Acquisition Corp., Thomas James Segrave, Jr., the Existing Equityholders listed therein and EG Sponsor LLC.		8-K	10.1	1/3/2024

10.2	Amended and Restated Registration Rights Agreement, dated as of December 27, 2023, by and among EG Acquisition Corp., EG Sponsor LLC, EnTrust Emerald (Cayman) LP, ETG FE LLC, ETG Omni LLC, EnTrust Magnolia Partners LP, and other parties thereto.		8-K	10.2	1/3/2024

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE

10.3	Tax Receivable Agreement, dated as of December 27, 2023, by and among EG Acquisition Corp., LGM Enterprises, LLC, Thomas James Segrave, Jr., as TRA Holder Representative, and the TRA Holders named therein.		8-K	10.3	1/3/2024

10.4	Amended and Restated Operating Agreement of LGM Enterprises, LLC.		8-K	10.4	1/3/2024

10.5*	Senior Subordinated Convertible Note, dated as of October 17, 2022, by and among LGM Enterprises, LLC, as the Borrower, Entrust Emerald (Cayman) LP, as the Initial Noteholder, any noteholders party thereto from time to time and EG Acquisition Corp.		8-K	10.1	10/18/2022

10.6*	Senior Secured Note, dated December 1, 2023, by and among LGM Enterprises LLC, FlyExclusive Jet Share, LLC, ETG FE LLC, Kroll Agency Services Limited, as administrative agent and Kroll Trustee Services Limited, as collateral agent.		8-K	10.6	1/3/2024

10.7†	Form of Director and Officer Indemnification Agreement.		8-K	10.7	1/3/2024

10.8†	Executive Employment Agreement by and between LGM Enterprises, LLC and Thomas James Segrave, Jr., effective April 1, 2023.		8-K	10.8	1/3/2024

10.9†	Executive Employment Agreement by and between LGM Enterprises, LLC and Michael Guina, effective April 21, 2023.		8-K	10.9	1/3/2024

10.10†	flyExclusive Inc. 2023 Equity Incentive Plan.		8-K	10.10	1/3/2024

10.11†	flyExclusive Inc. Employee Stock Purchase Plan.		8-K	10.11	1/3/2024

10.12	Master Note between Exclusive Jets, LLC as Borrower, and The Northern Trust Company as Lender, dated as of March 15, 2023.		8-K	10.12	1/3/2024

10.13	Sublease Agreement, dated January 1, 2021, by and between Kinston Jet Center, LLC and Exclusive Jets, LLC.		8-K	10.13	1/3/2024

10.14	Form of Letter Agreement among the Registrant, EG Sponsor LLC and each of the executive officers and directors of the Registrant (incorporated by reference to the Registrant’s amendment to its Registration Statement on Form S-1/A, filed with the SEC on May 11, 2021).		S-1/A	10.1	5/11/2021

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE

10.15	Form of Non-Redemption Agreement, dated December 26, 2023, by and among the Company, LGM, Mr. Segrave and an unaffiliated third party investor.		8-K	10.1	12/27/2023

10.16*	Form of Warrant Exchange Agreement, dated December 26, 2023, by and between the Company and various Holders.		8-K	10.2	12/27/2023

21.1	List of Subsidiaries.	X

23.1	Consent of Marcum LLP.	X

23.2	Consent of Elliott Davis, PLLC.	X

23.3	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-1).	X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Filing fee table.

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request

†	Indicates a management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) [RESERVED]

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kinston, North Carolina, on January 19, 2024.

flyExclusive, Inc.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman

Each person whose signature appears below constitutes and appoints each of Thomas James Segrave, Jr. or Billy Barnard, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas James Segrave, Jr. Thomas James Segrave, Jr.	Chief Executive Officer and Chairman (Principal Executive Officer)	January 19, 2024

/s/ Billy Barnard Billy Barnard	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2024

/s/ Gary Fegel Gary Fegel	Director	January 19, 2024

/s/ Gregg S. Hymowitz Gregg S. Hymowitz	Director	January 19, 2024

/s/ Michael S. Fox Michael S. Fox	Director	January 19, 2024

/s/ Peter B. Hopper Peter B. Hopper	Director	January 19, 2024

/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	Director	January 19, 2024

/s/ Thomas J. Segrave, Sr. Thomas J. Segrave, Sr.	Director	January 19, 2024